    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2002

                                                       Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           NORSKE SKOG CANADA LIMITED

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

                      See Table of Additional Registrants
                            ------------------------

            CANADA                            2621                          98-013-8030
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

700 WEST GEORGIA STREET, 9TH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA V7Y 1J7
                                 (604) 654-4000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

    CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011
                                 (800) 786-3069

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE IN THE UNITED STATES)

                                   Copies to:

      BRUCE CZACHOR, ESQ.                RALPH LEVERTON                DAVID J. SMITH, ESQ.
      SHEARMAN & STERLING          NORSKE SKOG CANADA LIMITED          GORDON CHAMBERS, ESQ.
        1080 Marsh Road              700 West Georgia Street              Lawson Lundell
    Menlo Park, California         9th Floor, P.O. Box 10058           1600 Cathedral Place
          94025-1022               Vancouver, British Columbia        925 West Georgia Street
        (650) 838-3600                   Canada V7Y 1J7            Vancouver, British Columbia,
                                         (604) 654-4040                   Canada V6C 3L2
                                                                          (604) 685-3456

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED              SHARE              PRICE(1)        REGISTRATION FEE
8 5/8% Senior Notes due 2011        US$250,000,000            100%            US$250,000,000        US$23,000
Guarantees......................    US$250,000,000             --                   --                 (2)

(1) Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee.

(2) Pursuant to Rule 457(n), no registration fee is required for the Guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

EXACT NAME OF REGISTRANT                  STATE OR OTHER JURISDICTION OF
AS SPECIFIED IN ITS CHARTER               INCORPORATION OR ORGANIZATION        PRINCIPAL EXECUTIVE OFFICE
---------------------------               ------------------------------   -----------------------------------
Elk Falls Pulp and Paper Limited........  British Columbia                 Vancouver, British Columbia, Canada
Norske Skog Canada Finance Limited......  British Columbia                 Vancouver, British Columbia, Canada
Norske Skog Canada (Japan) Ltd..........  Japan                            Tokyo, Japan
Norske Skog Canada Pulp Operations
  Limited...............................  British Columbia                 Vancouver, British Columbia, Canada
Norske Skog Canada Pulp Sales Inc.......  British Columbia                 Vancouver, British Columbia, Canada
Norske Skog Canada Sales Inc............  British Columbia                 Vancouver, British Columbia, Canada
Norske Skog Canada (USA) Inc............  California                       Walnut Creek, California
NSCL Holdings Inc.......................  Delaware                         Walnut Creek, California
NorskeCanada*...........................  British Columbia                 Vancouver, British Columbia, Canada
Pacifica Papers Sales Ltd...............  British Columbia                 Vancouver, British Columbia, Canada
Pacifica Papers Sales Inc...............  Delaware                         Walnut Creek, California
Pacifica Papers Kabushiki Kaisha........  Japan                            Tokyo, Japan
Pacifica Poplars Ltd....................  British Columbia                 Vancouver, British Columbia, Canada
Pacifica Poplars Inc....................  Delaware                         Walnut Creek, California
Pacifica Papers US Inc..................  Delaware                         Walnut Creek, California

*NorskeCanada is a general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Canada Pulp Operations Limited.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE TO NEW HAMPSHIRE RESIDENTS...........................     ii
EXCHANGE RATE DATA..........................................     ii
PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION.........    iii
ENFORCEABILITY OF CIVIL LIABILITIES.........................    iii
FORWARD-LOOKING STATEMENTS..................................     iv
INTELLECTUAL PROPERTY.......................................     iv
GLOSSARY....................................................      v
SUMMARY.....................................................      1
RISK FACTORS................................................      9
CORPORATE HISTORY AND THE ACQUISITION OF PACIFICA PAPERS
  INC.......................................................     20
SPECIAL DISTRIBUTION........................................     20
USE OF PROCEEDS.............................................     21
THE EXCHANGE OFFER..........................................     21
CAPITALIZATION..............................................     28
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
  NORSKE SKOG CANADA LIMITED................................     29
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
  PACIFICA PAPERS INC.......................................     31
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF NORSKE
  SKOG CANADA LIMITED.......................................     32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF NORSKE SKOG CANADA...........     41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF PACIFICA.....................     61
BUSINESS....................................................     68
MANAGEMENT..................................................     83
MAJOR SHAREHOLDERS..........................................     91
CERTAIN AGREEMENTS AND RELATED TRANSACTIONS.................     92
DESCRIPTION OF SHARE CAPITAL................................     94
DESCRIPTION OF ARTICLES OF AMALGAMATION AND BY-LAWS.........     94
DESCRIPTION OF OTHER INDEBTEDNESS...........................     95
DESCRIPTION OF THE EXCHANGE NOTES...........................     99
FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER.......    141
EXCHANGE OFFER AND REGISTRATION RIGHTS......................    143
INCOME TAX CONSIDERATIONS...................................    145
PLAN OF DISTRIBUTION........................................    147
LEGAL MATTERS...............................................    148
EXPERTS.....................................................    148
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................    149
INDEX TO FINANCIAL STATEMENTS...............................    F-1

                               ------------------

    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THE DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO US AT THE ADDRESS AND TELEPHONE NUMBER IN THIS PROSPECTUS. IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION YOU MUST REQUEST IT NO LATER THAN FIVE BUSINESS
DAYS BEFORE THE DATE YOU MAKE YOUR INVESTMENT DECISION, OR       , 2002.

    The exchange offer is not being made to, nor will we accept surrenders for exchanges from, holders of outstanding notes in any jurisdiction in which the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

    We have not authorized any dealer, salesperson or other individual to give any information or make any representation not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, you must not rely upon such information or representation as having been authorized by us. This prospectus does not constitute an offer or a solicitation in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospects, nor any distribution of securities made hereunder shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Norske Skog Canada Limited since the date hereof.

    THE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA. THE NOTES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY BE SOLD IN CANADA ONLY PURSUANT TO AN EXEMPTION THEREFROM.

                               ------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               EXCHANGE RATE DATA

    The following table sets forth certain exchange rates based upon the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per C$1.00 and are the inverse of the rate quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. On
February 7, 2002, the inverse of the noon buying rate was $1.00 per US$0.6257.

                                                                    12 MONTHS ENDED JUNE 30,
                                                      ----------------------------------------------------
                                                        1996       1997       1998       1999       2000
                                                      --------   --------   --------   --------   --------
Low.................................................   0.7235     0.7145     0.6784     0.6341     0.6607
High................................................   0.7527     0.7513     0.7305     0.6891     0.6969
Period end..........................................   0.7322     0.7241     0.6795     0.6787     0.6758
Average rate........................................   0.7349     0.7309     0.7031     0.6615     0.6790

                                                                9 MONTHS ENDED          YEAR ENDED
                                                                 SEPTEMBER 30,         DECEMBER 31,
                                                              -------------------   -------------------
                                                                2000       2001       2000       2001
                                                              --------   --------   --------   --------
Low.........................................................   0.6333     0.6330     0.6410     0.6241
High........................................................   0.6832     0.6716     0.6969     0.6696
Period end..................................................   0.6636     0.6330     0.6669     0.6267
Average.....................................................   0.6774     0.6475     0.6725     0.6444

                                           2002                             2001
                                         --------   -----------------------------------------------------
                                         JANUARY    DECEMBER   NOVEMBER   OCTOBER    SEPTEMBER    AUGUST
                                         --------   --------   --------   --------   ---------   --------
Low....................................   0.6200     0.6254     0.6241     0.6287     0.6330      0.6458
High...................................   0.6289     0.6396     0.6363     0.6418     0.6437      0.6537

              PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION

    Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in note 6 to the pro forma combined statements of earnings, note 9 to the interim consolidated financial statements as at and for the nine months ended
September 30, 2001, note 18 to the audited consolidated financial statements of Norske Skog Canada Limited as at and for the six months ended December 31, 2000 and as at and for the three years ended June 30, 1998, 1999 and 2000, respectively, note 17 to the audited financial statements of Pacifica
Papers Inc. as at and for the eight months ended December 31, 1998 and as at and for the year ended December 31, 1999, and note 15 to the audited financial statements of Pacifica Papers Inc. as at and for the years ended December 31, 1999 and 2000, respectively.

    We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "C$" are to Canadian dollars and references to "US$" are to U.S. dollars. Based upon the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York, on February 7, 2002, the noon buying rate was $1.5983 per US$1.00 and the inverse of the noon buying rate was $1.00 per US$0.6257.

                      ENFORCEABILITY OF CIVIL LIABILITIES

    We are a Canadian corporation. Some of our directors, all of our controlling persons and officers and some of the experts named in this prospectus are not residents of the United States, and a substantial portion of their assets and substantially all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or our directors, controlling persons, officers and experts who are not residents of the United States. Furthermore, it may also be difficult for you to enforce against them in the United States judgments of courts of the United States based upon the civil liability under the federal securities laws of the United States. We have been advised by Lawson Lundell, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes "forward-looking statements." All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future cost savings, synergies or capital expenditures (including the amount and nature thereof), product prices, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our company's businesses and operations, plans, references to future success and other such matters are forward-looking statements. When used in this prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward-looking statements.

    These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are not representations or guarantees as to future performance.

    Whether actual future results and developments will conform with expectations and predictions is subject to a number of risks and uncertainties, including the considerations discussed in the "Risk Factors" section of this prospectus and the Management's Discussion and Analysis of Financial Condition and Results of Operations of Norske Skog Canada Limited and Pacifica
Papers Inc., respectively.

    Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized. We do not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                             INTELLECTUAL PROPERTY

    We own or have rights to various trademarks, copyrights, service marks and trade names used in our business, including the following: :ADVANCE-TM-, :EXPRESS-TM-, Catalyst-TM-, Marathon-TM-, SilverLiner-TM- and Triax-TM-.

                                    GLOSSARY

    In this prospectus, the following terms have the following meanings ascribed to them:

"AOX" means adsorbable organic halides, a measurement of total chlorinated organic compounds.

"BASIS WEIGHT" means the weight of paper per specified area, such as gsm.

"CAPACITY" means the number of units which can be produced in a year based on operating with the normal number of shifts and maintenance interruptions.

"COATED PAPER" means paper which is coated with clay and treated to impart a smooth glossy surface.

"CONTAINERBOARD" means any type of single and multi-ply, solid and corrugated boards used to make boxes and other containers for shipping materials, and the type of paperboard used to make them up.

"DIOXINS" means chlorinated chemical compounds, of which certain members have been identified as carcinogens.

"DIRECTORY PAPER" means lightweight uncoated groundwood paper suitable for printing bulky telephone books and other applications.

"EFFLUENT" means outflowing waste discharge from a pulp and paper mill.

"FIBER" means the primary raw material used to produce pulp. Fiber is classified as either virgin fiber, which is derived from wood and wood chips that have not previously been processed into paper, or recycled fiber, which is derived from waste paper which may include office papers, magazines or newspapers.

"FURNISH" means a blend of different types of pulps and additives which are provided to the paper machine for making paper.

"GROUNDWOOD PAPER" or "GROUNDWOOD SPECIALTY PAPER" means a printing paper, with mechanical pulp as its major component, which differs from newsprint in brightness, surface characteristics and end uses.

"GSM" means grams per square meter.

"HOG FUEL" means wood waste, a by-product from sawmilling and log sorting activities, used in the boilers in paper mills as an energy resource.

"LIGHTWEIGHT COATED PAPER" or "LWC PAPER" means coated paper having a basis weight generally below 72 gsm and used principally for magazine and mail order catalogues, inserts, flyers, coupons and direct mail. The term is often used interchangeably with coated groundwood paper.

"LINERBOARD" means a type of kraft paperboard, generally unbleached, used to line or face corrugated core board (on both sides) to form shipping boxes and various types of containers.

"NEWSPRINT" means a printing paper whose major use is in newspapers. It is made largely from groundwood or mechanical pulp reinforced to varying degrees with chemical pulp.

"PARTICULATE EMISSIONS" means the discharge of all airborne solid or liquid materials other than uncombined water.

"PRINTING PAPERS" is a general term used to describe those grades of paper used by the printing trades, including job, book, magazine, and newspaper printers.

"PULP LOGS" means lower grade logs used in the production of pulp.

"PULP" is the generic term describing the fibers derived from wood. Pulp can result from a variety of pulping processes including cooking, refining and grinding. Pulp can be either in a wet or dry state. Types of pulp include:

    - bleached pulp--pulp that has been purified or whitened by chemical treatment to alter colouring matter and has taken on a higher brightness characteristic.

    - chemical pulp--obtained by cooking wood in solutions of various chemicals. The principal chemical processes are sulphite and sulphate (kraft).

    - deinked pulp--obtained by removing inks, clays and coatings, bindings and other additives from waste papers (primarily old newspapers) so that it can be reused as a source of papermaking furnish.

    - kraft pulp--chemical pulp produced by an alkaline cooking process using sodium sulphate.

    - market pulp--pulp sold on the open market between companies.

    - Northern bleached softwood kraft (NBSK) pulp--kraft pulp produced from slow-growing coniferous trees indigenous to the forests of Canada, the northern United States, and Scandinavian countries. NBSK pulp is noted for its strength and length of fiber.

"SOFT CALENDER" means a machine which improves the smoothness and gloss of paper by running it through a combination of steel rolls and proprietary synthetic rolls during the on-machine papermaking process.

"TONNE" means a metric tonne, being 1,000 kilograms or 2,204 pounds.

"TOTAL REDUCED SULPHUR" or "TRS" means the four reduced sulphur compounds, which contribute to the typical odour emitted by kraft pulp mills.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION ABOUT THE EXCHANGE OFFER THAT YOU WILL FIND ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND THE RISK FACTORS BEGINNING ON PAGE 9.

                               THE EXCHANGE OFFER

    The exchange offer relates to the exchange of up to US$250,000,000 aggregate principal amount of the outstanding 8 5/8% Senior Notes Due 2011 for an equal aggregate principal amount of exchange notes. The exchange notes will be our obligations and are entitled to the benefits of the indenture relating to the outstanding notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, and therefore contain no restrictive legends. In addition, the exchange notes are not entitled to the benefits of the registration rights granted under the registration rights agreement, executed as a part of the offering of the outstanding notes, dated as of August 14, 2001, among us, the guarantors and the initial purchasers of the outstanding notes.

Registration Rights...............      On August 14, 2001, we, the guarantors and the initial
                                        purchasers agreed that you, as a holder of the outstanding notes, would be entitled to exchange your outstanding notes for registered exchange notes with substantially similar
                                        terms. This exchange offer is intended to satisfy these
                                        rights. After the exchange offer is complete, except in
                                        limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer................      We are offering to exchange US$1,000 principal amount of
                                        8 5/8% Senior Notes Due 2011 which have been registered
                                        under the Securities Act for each US$1,000 principal amount of our 8 5/8% Senior Notes Due 2011 which were issued on
                                        August 14, 2001 in a private offering.

                                        In order for an outstanding note to be exchanged, you must properly tender, and we must accept, the outstanding note.
                                        All outstanding notes that are validly tendered and not
                                        validly withdrawn will be exchanged.

                                        As of this date, there are US$250,000,000 in aggregate
                                        principal amount of outstanding notes.

                                        We will issue the exchange notes to you on or as soon as
                                        practicable after the expiration of the exchange offer.

Resale of the Notes...............      Based on an interpretation by the staff of the Securities
                                        and Exchange Commission set forth in no-action letters
                                        issued to third parties, including "Exxon Capital Holdings
                                        Corporation" (available May 13, 1988), "Morgan
                                        Stanley & Co. Incorporated" (available June 5, 1991), "Mary
                                        Kay Cosmetics, Inc." (available June 5, 1991),
                                        "Warnaco, Inc." (available October 11, 1991) and
                                        "Shearman & Sterling" (available July 2, 1993), we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise

                                        transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act
                                        provided that:

                                        - you are acquiring the notes issued in the exchange offer in the ordinary course of business;

                                        - you are not participating, do not intend to participate
                                        and have no arrangement or understanding with any person to participate in the distribution of the notes issued to you in the exchange offer;

                                        - you are not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;
                                          and

                                        - you are not an "affiliate" of ours.

                                        If our belief is inaccurate and you transfer any note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these
                                        requirements, you may incur liability under the Securities
                                        Act. We do not assume or indemnify you against such
                                        liability.

                                        Each broker-dealer that is issued notes in the exchange
                                        offer for its own account in exchange for notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the
                                        Securities Act in connection with any resale of the notes
                                        issued in the exchange offer. The letter of transmittal
                                        states that by so acknowledging and by delivering a
                                        prospectus, the broker-dealer will not be deemed to admit
                                        that it is an "underwriter" within the meaning of the
                                        Securities Act. A broker-dealer may use this prospectus for an offer to resell or otherwise retransfer the notes issued to it in the exchange offer. We have agreed that, for a
                                        period of 180 days after the date of this prospectus, we
                                        will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales.

                                        The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the
                                        acceptance thereof would not be in compliance with the
                                        securities or blue sky laws of such jurisdiction.

Expiration of Exchange
  Offer...........................      The exchange offer will expire at 5:00 p.m., New York City
                                        time, on       , 2002, unless we decide to extend the
                                        expiration date. Even if we decide to extend the expiration date, we will not extend the expiration date beyond 60 days after the date of this prospectus.

Accrued Interest on the Exchange
  Notes and the Outstanding
  Notes...........................      The exchange notes will bear interest from August 14, 2001.
                                        Holders of outstanding notes whose notes are accepted for
                                        exchange will be deemed to have waived the right to receive any payment in respect

                                        of interest on such outstanding notes accrued from
                                        August 14, 2001 to the date of the issuance of the exchange notes.

Conditions of the Exchange
  Offer...........................      We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be
                                        materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Securities and Exchange Commission of
                                        any existing law, statute, rule or regulation. Holders of
                                        outstanding notes will have certain rights against us under the registration rights agreement executed as part of the
                                        offering of the outstanding notes should we fail to
                                        consummate the exchange offer.

Procedures for Tendering
  Outstanding Notes...............      If you are a holder of an outstanding note and you wish to tender your note for exchange pursuant to the exchange
                                        offer, you must transmit to Wells Fargo Bank Minnesota,
                                        National Association as exchange agent for the notes, on or prior to the expiration date:

                                        either

                                        - a properly completed and duly executed letter of
                                        transmittal, which accompanies this prospectus, or a
                                          facsimile of the letter of transmittal, including all
                                          other documents required by the letter of transmittal, to
                                          the exchange agent at the address set forth on the cover
                                          page of the letter of transmittal; or

                                        - a computer-generated message transmitted by means of the
                                          Depository Trust Company's Automated Tender Offer Program
                                          system and received by the exchange agent and forming a
                                          part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the
                                          letter of transmittal;

                                        and, either

                                        - certificates for the outstanding notes being tendered must be received by the exchange agent on or prior to the
                                          expiration date along with the letter of transmittal; or

                                        - a timely confirmation of book-entry transfer of your
                                        outstanding notes into the exchange agent's account at The
                                          Depository Trust Company pursuant to the procedure for
                                          book-entry transfers described in this prospectus under
                                          the heading "The Exchange Offer--Procedures for Tendering
                                          Outstanding Notes," must be received by the exchange agent on or prior to the expiration date; or

                                        - the holder must comply with the guaranteed delivery
                                        procedures described under the heading "The Exchange
                                          Offer--Guaranteed Delivery Procedures."

                                        By executing the letter of transmittal, or by agreeing to
                                        the terms of the letter of transmittal, each holder
                                        represents to us that, among other things, (1) the exchange notes to be issued in the exchange offer are being obtained in the ordinary course of business of the person receiving such notes whether or not such person is the holder,

                                        (2) neither the holder nor any such other person has an
                                        arrangement or understanding with any person to participate in the distribution of such exchange notes and (3) neither the holder nor any such other person is an "affiliate" of
                                        ours as "affiliate" is defined in Rule 405 under the
                                        Securities Act.
Special Procedures for
  Beneficial Owners...............      If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes in the exchange offer, you should contact the person in whose name your notes are registered promptly and
                                        instruct that person to tender on your behalf. If you, as
                                        the beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of
                                        transmittal and delivering your outstanding notes, make
                                        appropriate arrangements to obtain a properly completed bond power from the registered holder.
Guaranteed Delivery Procedures....      If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange
                                        agent by the expiration date, or the procedure for
                                        book-entry transfer cannot be completed on time or
                                        certificates for registered notes cannot be delivered on
                                        time, you may tender your outstanding notes pursuant to the procedures described in this prospectus under the heading
                                        "The Exchange Offer--Guaranteed Delivery Procedure."
Withdrawal Rights.................      You may withdraw the tender of your outstanding notes at any
                                        time prior to 5:00 p.m., New York City time, on       ,
                                        2002, the business day prior to the expiration date.
Acceptance of Outstanding Notes
  and Delivery of Notes...........      Subject to the conditions summarized above in "Conditions of the Exchange Offer" and described more fully under the "The
                                        Exchange Offer--Certain Conditions to the Exchange Offer,"
                                        we will accept for exchange any and all outstanding notes
                                        which are properly tendered in the exchange offer prior to
                                        5:00 p.m., New York City time on the expiration date. The
                                        notes issued pursuant to the exchange offer will be
                                        delivered on or as soon as practicable after the expiration date.
Federal Income Tax Consequences...      The exchange of the outstanding notes for exchange notes
                                        will generally not be a taxable exchange for United States federal income tax purposes. See "Income Tax
                                        Considerations."
Use of Proceeds...................      We will not receive any proceeds from the issuance of notes pursuant to the exchange offer. We will pay all expenses
                                        incident to the exchange offer.
Exchange Agent for Notes..........      Wells Fargo Bank Minnesota, National Association is serving as exchange agent in connection with the exchange offer. The exchange agent is located at Corporate Trust Services, 213
                                        Court Street, Suite 902, Middletown, CT 06457. For more
                                        information with respect to the exchange of outstanding
                                        notes, you may contact the exchange agent by telephone at
                                        (860) 704-6216 or by facsimile at (860) 704-6219, both to
                                        the attention of Robert Reynolds.

                     SUMMARY DESCRIPTION OF EXCHANGE NOTES

    The following is a summary of the material terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Notes Offered.....................      US$250,000,000 aggregate principal amount of 8 5/8% Senior
                                        Notes due 2011.

Maturity..........................      June 15, 2011.

Interest Payment Dates............      June 15 and December 15, beginning December 15, 2001.

Guarantees........................      All of our material wholly owned subsidiaries will fully and unconditionally guarantee the exchange notes on a joint and several basis. Future subsidiaries may also be required to guarantee the exchange notes.

Ranking...........................      The exchange notes and guarantees will be unsecured senior obligations. The exchange notes will rank equally to all our existing and future senior debt. Each subsidiary guarantee will rank equally with all existing and future senior debt of each guarantor. The exchange notes will effectively rank junior to our nonguarantor subsidiaries' liabilities, and to our secured debt and the secured debt of our guarantor
                                        subsidiaries as to the assets securing such debt.

                                        As of December 31, 2001, excluding senior secured
                                        non-recourse debt owed by a joint venture in which we have a
                                        50.1% non-controlling economic interest (of which our
                                        proportionate share is $46.6 million), on a consolidated
                                        basis:

                                        - we had outstanding $1,128.0 million of senior debt,
                                        including $389.1 million of secured debt; and

                                        - the guarantors had outstanding $389.1 million of senior
                                          secured debt.

Optional Redemption...............      At any time on or after June 15, 2006, at our option, we may redeem some or all of the exchange notes at the redemption prices described on page 100 of this prospectus.

Public Equity Offering
  Optional Redemption.............      Before June 15, 2004, we may redeem up to 35% of the
                                        aggregate principal amount of the exchange notes with the
                                        net proceeds of a public equity offering at 108.625% of the principal amount of the exchange notes, plus accrued
                                        interest, if at least US$162.5 million of the aggregate
                                        principal amount of the exchange notes originally issued
                                        remains outstanding after such redemption.

Change of Control.................      Upon a change of control of our company, coupled with a
                                        decrease in the rating of the notes to below investment
                                        grade by external rating agencies within 120 days after the announcement of the change of control, we must offer to
                                        repurchase all of the exchange notes at a purchase price
                                        equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest; provided however, this
                                        obligation to make a change of control offer shall not apply after a Fall-away Event as described in "Description of the
                                        Notes--Fall-away Event."

Covenants.........................      The indenture governing the exchange notes contains
                                        covenants that, among other things, limit our ability and
                                        the ability of our subsidiaries to:

                                        - incur additional indebtedness;

                                        - pay dividends on, redeem or repurchase our capital stock;

                                        - make investments;

                                        - issue or sell capital stock of restricted subsidiaries;

                                        - create certain liens;

                                        - sell assets;

                                        - enter into sale and leaseback transactions;

                                        - in the case of our restricted subsidiaries, make dividend or other payments to us;

                                        - engage in transactions with affiliates;

                                        - create unrestricted subsidiaries; and

                                        - consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a
                                          consolidated basis.

                                        These covenants are subject to important exceptions and
                                        qualifications, that are described under the heading
                                        "Description of the Notes" in this prospectus, including
                                        under "--Fall-away Event."

Fall-away Event...................      If the exchange notes are rated investment grade and upon
                                        the occurrence of certain other events described under
                                        "Description of Notes--Fall-away Event" in this prospectus, we and our subsidiaries will cease to be subject to many of the restrictive covenants in the indenture, notwithstanding that the exchange notes may later cease to be rated
                                        investment grade. See the section "Description of Exchange
                                        Notes--Fall-away Event" in this prospectus.

Exchange Offer;
  Registration Rights.............      Under a registration rights agreement executed as part of
                                        the offering of the notes, we and the guarantors have agreed to:

                                        - file this registration statement within 120 days after the issue date of the outstanding notes enabling holders of
                                          outstanding notes to exchange the privately placed
                                          outstanding notes for publicly registered exchange notes
                                          with substantially similar terms;

                                        - cause this registration statement to become effective
                                        within 180 days after the issue date of the outstanding
                                          notes;

                                        - complete this exchange offer within 240 days after the
                                        issue date of the outstanding notes; and

                                        - file a shelf registration statement for the resale of the notes if we cannot effect this exchange offer within the
                                          time periods listed above and in other circumstances.

                                        The interest rate on the notes will increase if we do not
                                        comply with our obligations under the registration rights
                                        agreement. See "Exchange Offer and Registration Rights."

Tax Redemption....................      If certain changes affecting Canadian withholding taxes
                                        occur, we can redeem the exchange notes at their face
                                        amount, plus accrued and unpaid interest. See "Description of the Notes--Tax Redemptions."

Risk Factors......................      See "Risk Factors" and the other information in this
                                        prospectus for a discussion of factors you should carefully consider before deciding to accept the exchange offer.

                              RECENT DEVELOPMENTS

2001 FOURTH QUARTER RESULTS

    On January 31, 2002 we announced our fourth quarter 2001 results. Unsettled economic conditions contributed to a net loss of $6.9 million, or $0.04 per common share. Our net loss included an after-tax loss of $4.2 million, or $0.02 per common share, related to commodity swaps to reflect the credit risk of Enron Corp. Sales for the period were $412.8 million. Earnings before interest, income taxes, depreciation and amortization and other income (expenses) (Adjusted EBITDA) were $54.1 million.

    These results compare to net earnings of $43.5 million, or $0.35 per common share, sales of $378.4 million, and Adjusted EBITDA of $87.9 million, which we reported for the fourth quarter of 2000 before our acquisition of Pacifica Papers Inc.

    Our fourth quarter 2001 results were affected by weak demand and further price erosion in virtually all of our product lines.

    Cash flow from operating activities, after changes from non-cash working capital, for the fourth quarter totaled $50.9 million, compared to $60.2 million for the third quarter of 2001 and $83.8 million for the fourth quarter of 2000. The decrease was primarily attributable to the lower earnings as a result of higher interest expense under our new credit facilities and senior notes combined with the lower sales described above.

    We had net earnings of $58.6 million, or $0.42 per common share, Adjusted EBITDA of $210.9 million and sales of $1.39 billion for the year ended 2001. These results compare to net earnings of $163.1 million, or $1.31 per common share, and sales of $1.41 billion for the previous year.

    Our 2001 results include the earnings of Pacifica for four months from September to December, 2001 and reflect the financing of the Pacifica acquisition and the special distribution of $12 per common share paid to our shareholders on August 24, 2001, all of which affect comparisons to the previous year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Norske Skog Canada".

CLOSURE OF POWELL RIVER KRAFT PULP MILL

    In November 2001 we permanently closed our kraft pulp mill operation at Powell River. We believe these facilities were disadvantaged by their relatively small scale and high cost of fiber which resulted in higher unit costs than our other two pulp mills at Elk Falls and Crofton, both of which have roughly twice the capacity of the Powell River pulp mill.

    The closure, which includes the mill's stone groundwood and woodroom operations, resulted in the elimination of about 280 jobs. We have undertaken a mitigation program, expected to cost $30 million, to help employees at the mill to relocate to one of our other operations and to cover severance. We will also contribute $3 million over the next three years to help the community of Powell River diversify by supporting economic development initiatives. We have also accrued $8 million to cover costs associated with the deactivation of the kraft pulp mill and other closure costs. See "Business--Lines of Business--Paper--Paper
Operations--Powell River."

    The closure of our kraft pulp mill operation at Powell River does not affect our obligations under the Powell River Energy joint venture.

                           PRINCIPAL EXECUTIVE OFFICE

    Our principal executive office is located at 9th Floor, 700 West Georgia Street, Vancouver, British Columbia, Canada, V7Y 1J7. Our telephone number is
(604) 654-4000.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO EXCHANGE YOUR NOTES.

RISKS RELATED TO OUR BUSINESS

OUR SUBSTANTIAL DEBT MAY IMPAIR OUR FINANCIAL AND OPERATING FLEXIBILITY

    We have a substantial amount of debt. As of December 31, 2001, excluding senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest (of which our proportionate share is $46.6 million), on a consolidated basis:

    - we had outstanding $1,128.0 million of senior debt, including $389.1 million of secured debt; and

    - the guarantors had outstanding $389.1 million of senior secured debt.

    In addition, as of December 31, 2001 we had an additional $219.6 million of secured debt capacity under the revolving portion of our new secured credit facilities.

    Our debt agreements, including those we have entered into to finance the Pacifica acquisition, contain various restrictive and financial covenants, as described in "Description of Other Indebtedness". All these restrictions, together with our substantial debt, could:

    - limit our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

    - limit our ability to use operating cash flow in other areas of our business, because we must use a portion of these funds to make principal and interest payments on our debt;

    - increase our vulnerability to interest-rate fluctuations because the debt under the new credit facility is at variable interest rates;

    - limit our ability to compete with competitors who have more flexibility as to the use of their cash flow;

    - limit our ability to make investments or take other actions; and

    - limit our ability to react to changing market conditions, changes in our industry and economic downturns.

    Our ability to pay interest on the exchange notes and to satisfy our other debt obligations will depend upon our future operating performance and our ability to obtain additional debt or equity financing, when necessary. Prevailing economic conditions and financial, business and other factors beyond our control may affect our ability to make these payments. For example, as set forth in "Summary--Recent Developments--2001 Fourth Quarter Results," unsettled economic conditions had an adverse effect on our financial condition and results of operation. If in the future we cannot generate sufficient cash from operations to make scheduled payments on the notes or meet our other obligations, we will need to renegotiate our loan agreements, refinance all or part of our exchange notes, obtain additional financing or sell assets. We cannot assure you that our business will generate sufficient cash flow, or that we will be able to obtain the funds, necessary to satisfy these obligations.

    Similarly, if we breach or are unable to meet the restrictions or financial covenants in our secured debt agreements, including a minimum fixed charge coverage ratio, a minimum tangible net worth threshold and maximum funded debt to capitalization and senior secured debt to capitalization ratios, we would have to cure the default, obtain a waiver of the default or enter into an appropriate amendment to the agreements governing our senior secured debt. If we do not, a significant portion of our debt, including all of our senior secured debt, would become immediately due and payable. We may not have, or be able to obtain, sufficient funds to make accelerated debt payments, including any accelerated payments on the notes. We cannot assure you that we will be able to effectively cure a breach or obtain debt or equity financing or sell assets as alternative means of responding to a breach.

    On January 30, 2002 we amended our new credit facility to provide for lower interest coverage ratio requirements from January 1, 2002 through December 31, 2003 and to allow for a greater funded debt ratio from January 1, 2003 to June 30, 2003. See "Description of Other Indebtedness--The New Credit Facility--Covenants."

    Our secured debt agreements, described under "Description of Other Indebtedness," provide us with financing at floating interest rates. The interest rates charged from time to time on that debt depend, in part, upon our credit rating. Accordingly, a credit rating upgrade could reduce our borrowing costs and a downgrade in our credit rating could increase our borrowing costs. In January 2002, the credit rating agencies affirmed our existing credit rating, but changed our outlook from stable to negative. This in itself has not caused our borrowing costs to increase, however, a credit downgrade would lead to an increase. An increase in our borrowing costs could have a material adverse effect on our results of operations.

OUR BUSINESS IS OF A CYCLICAL NATURE AND OUR PRODUCT PRICES MAY FLUCTUATE
  SIGNIFICANTLY

    The pulp and paper industry is a commodity market in which producers compete primarily on the basis of price. Prices for our products have fluctuated significantly in the past and may fluctuate significantly in the future, principally as a result of market conditions of supply and demand, as well as changes in exchange rates. The markets for pulp and paper products, including our products, are highly variable and are characterized by periods of excess product supply due to many factors, including:

    - additions to industry capacity;

    - increased industry production;

    - periods of insufficient demand due to weak general economic activity or other causes; and

    - reduced inventory levels held by customers.

    Demand for forest products is generally correlated with global economic conditions. In periods of economic weakness, reduced spending by consumers and businesses results in decreased demand for forest products. During the second and third quarters of 2001, we curtailed our production of paper by approximately 106,000 tonnes (including 74,000 tonnes of newsprint) and our production of pulp by approximately 98,000 tonnes. In addition, we have taken or scheduled approximately 60,000 tonnes of paper curtailment (including
38,000 tonnes of newsprint) and approximately 23,600 tonnes of pulp curtailment in the fourth quarter of 2001. We are also planning additional curtailment in the first quarter of 2002, including shutting down No. 3 paper machine at Port Alberni and No. 1 paper machine at Elk Falls for the first quarter of 2002 and shutting down No. 1 paper machine at Crofton for the month of January 2002. These curtailments are in response to weaker demand for our products and an excess of supply over demand. Unless market conditions improve, we may curtail additional production in the first quarter of 2002 and perhaps beyond. These and any future curtailments may affect our ability to comply with our financial covenants or to pay interest on the exchange notes or satisfy our other debt obligations. See the "Outlook" discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Norske Canada."

    Norske Skog Canada's earnings are sensitive to price changes for its principal products, with the effect of price changes on newsprint and groundwood specialty grades being the greatest. The effect of changes in product prices on our net earnings is shown under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Norske Canada--Product Price Sensitivity." Additionally, even though our costs may increase, our customers may not accept price increases for our products, or the prices for our products may decline. As our financial performance is principally dependent on the prices we receive for our products, prolonged periods of low prices or significant cost increases could have a material adverse effect on our business, financial condition, results of operations, cash flow and our ability to satisfy our obligations under our debt, including the exchange notes.

INCREASES IN OUR CAPITAL EXPENDITURES COULD HAVE A MATERIAL ADVERSE EFFECT ON
  OUR CASH FLOW AND OUR ABILITY TO SATISFY OUR DEBT OBLIGATIONS

    Our business is capital intensive. Our annual capital expenditures may vary due to fluctuations in requirements for maintenance, business capital, expansion and as a result of changes to environmental regulations that require capital for compliance. In addition, our senior management and board of directors may approve projects in the future that will require significant capital expenditure. Increased capital expenditures could have a material adverse effect on our cash flow and our ability to satisfy our debt obligations. Further, while we regularly perform maintenance on our manufacturing equipment, key pieces of equipment in our various production processes may still need to be repaired or replaced. The costs of repairing or replacing such equipment and the associated down time could have a material adverse effect on our business, financial condition, results of operations and cash flow.

WE FACE SIGNIFICANT GLOBAL COMPETITION

    The markets for our products are highly competitive on a global basis. The pulp and paper industry is a commodity market in which producers compete primarily on the basis of price. In addition, a majority of our production is directed to export markets. For example, for the year ended December 31, 2000, approximately 88% of our paper sales, 95% of our pulp sales and 70% of our containerboard sales were directed to the export markets. Therefore, we compete on a worldwide basis against many producers of approximately the same or larger capacity.

    In export markets, Canadian producers generally compete with American, European and Asian producers. Many of our competitors have greater financial resources than we do and some of the mills operated by our competitors are lower cost producers than the mills we operate.

    Variations in the exchange rate between the Canadian dollar and the currency of the markets to which we export our products could adversely affect our competitive position relative to those of our overseas competitors. In addition, the following factors will also affect our ability to compete:

    - the quality of our products and customer service;

    - our ability to maintain high plant efficiencies and operating rates and thus lower manufacturing costs;

    - the cost of energy; and

    - the availability, quality and cost of fiber and labor.

    Some of our competitors have lower energy, fiber and labor costs and fewer environmental and governmental regulations to comply with than we do. Others are larger in size, which allows them to achieve greater economies of scale on a global basis. If we are unable to successfully compete on a global basis, our financial condition could be harmed.

WE FACE RISKS RELATED TO OUR INTERNATIONAL SALES

    We have customers located outside Canada and the United States. As a result we face a number of risks and challenges, including:

    - the effective marketing of our products in these global regions;

    - tariffs and other trade barriers;

    - political and economic instability in foreign markets; and

    - fluctuations in foreign currencies which may make our products less competitive in countries in which currencies decline in value relative to the dollar.

WE ARE SUBJECT TO THE RISKS OF EXCHANGE RATE FLUCTUATIONS

    All of our sales are based upon prices that are set in U.S. dollars, while most of our costs and expenses are incurred in Canadian dollars and our results of operations and financial condition are reported in Canadian dollars. An increase in the value of the Canadian dollar relative to the U.S. dollar would reduce the amount of revenue in Canadian dollar terms realized by us from sales made in U.S. dollars. This would reduce our operating margin and the cash flow available to fund our operations and to service the portion of our debt that is denominated in Canadian dollars.

    Fluctuations in foreign currencies affect our competitive position in world markets. Apart from the value of the Canadian dollar relative to the U.S. dollar, our competitiveness in world markets is also affected by the relative strength of the currencies of other producing countries.

    In addition, we are exposed to currency exchange risk on debt denominated in U.S. dollars, including the exchange notes and the 10% notes originally issued by Pacifica Papers Inc., which we acquired in August 2001. Although we may enter into transactions to hedge the currency exchange rate risk with respect to our U.S. dollar denominated debt, we cannot assure you that we will engage in such transactions or, if we decide to engage in any such transactions, that we will be successful in eliminating currency exchange risks and that changes in currency exchange rates will not have a material adverse effect on our ability to make payments in respect of our indebtedness.

    For the purposes of financial reporting, any change in the value of the Canadian dollar against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of any U.S. cash and cash equivalents or U.S. dollar denominated debt into Canadian currency under U.S. GAAP. Consequently, our reported earnings under U.S. GAAP could fluctuate materially as a result of foreign exchange translation gains or losses. Foreign exchange gains or losses on the translation of U.S. dollar denominated long-term debt is deferred and amortized over the remaining life of such long-term debt under current Canadian GAAP. Effective January 1, 2002, Canadian GAAP will eliminate the deferral and amortization of unrealized translation gains and losses on long-term debt.

WE ARE EXPOSED TO FLUCTUATIONS IN THE COST AND SUPPLY OF WOOD FIBER

    We have no timber holdings and consequently our operations are dependent on the supply of wood fiber from third party suppliers. Any increase in the cost of wood fiber will adversely affect our profit margins if we cannot pass along such cost to our customers. We are subject to the following risks that are associated with the fluctuations in the cost and supply of wood fiber.

    WE ARE DEPENDENT ON A SMALL NUMBER OF SUPPLIERS

    We are dependent on a small number of suppliers to provide a significant portion of our fiber needs. As a result of the Pacifica acquisition, 51% of our fiber needs are provided by five suppliers, as described in more detail in "Business--Fiber Supply." This includes Weyerhaeuser Company Limited, which supplies pulp logs and wood chips providing for 20% of our fiber needs. If we are unable to obtain wood fiber under our contracts with these major suppliers, in particular, Weyerhaeuser, we may not be able to find alternative sources of fiber at acceptable prices.

    The quantity of fiber that we receive from our suppliers could be reduced as a result of events beyond our control, such as industrial disputes, material curtailments or shutdown of operations by our suppliers or ourselves for market or other reasons, government orders and legislation and natural disasters. If there is widespread curtailment in timber harvesting operations in coastal British Columbia, due to economic or other reasons, it could have a significant negative impact upon us. The price of wood chips and other fiber could increase materially and the volume of such fiber available could decrease significantly.

    EXPORT DUTIES AND TARIFFS MAY AFFECT THE SUPPLY OF WOOD FIBER

    The recent impositions of countervail and anti-dumping duties on softwood lumber exports from Canada to the United States may affect the supply of wood fiber to our manufacturing facilities. Countervail duties are duties or taxes imposed by the United States government to counter the effect of alleged subsidies provided by foreign governments. If any of our major suppliers of fiber were to reduce its levels of harvesting softwood lumber, shut down for an extended period of time or cease operations this may decrease the quantity of fiber available to us and may result in higher prices for the fiber that is available. In such a situation our cost of fiber may increase and we may have to reduce our production levels, perhaps substantially.

    GOVERNMENT REGULATIONS AND ABORIGINAL ISSUES MAY LOWER THE SUPPLY OF WOOD
     FIBER

    Most of our suppliers harvest their timber from British Columbia. The Province of British Columbia owns approximately 95% of all timberlands in British Columbia. Therefore, it could reduce the supply of wood fiber by reducing forest tenures or increasing the charges that it levies on the harvest of Crown timber. In addition, under the terms of an understanding reached on April 4, 2001 among industry and environmental participants, community and aboriginal groups and the provincial government with respect to forestry activities in British Columbia's central coast region (from which we obtain approximately 20% of our fiber supply), we expect there will be a reduction of the harvest. Furthermore, the Supreme Court of Canada has affirmed that aboriginal groups may continue to have title to lands that their ancestors exclusively occupied and controlled at the time of the assertion of British sovereignty. The grant or renewal of forest tenures held by our suppliers may be adversely affected by claims of aboriginal title.

LABOR DISRUPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

    Our operations and maintenance staff are unionized. All of our approximately 2,875 hourly employees at our pulp and paper mills are members of either the Communications, Energy & Paperworkers Union of Canada, or CEP, or the Pulp, Paper and Woodworkers of Canada, or PPWC. Our collective agreements with CEP and PPWC will expire in 2003. We may not be able to negotiate an acceptable contract with any of our unions upon expiration of an existing contract. This could result in a strike or work stoppage by the affected workers. Renewal of contracts could result in higher wages or benefits paid to union members. Therefore, we could experience a significant disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flow.

WE ARE SUBJECT TO SIGNIFICANT ENVIRONMENTAL REGULATION

    We are subject to extensive environmental laws and regulations. We describe in more detail in "Business--Environment" the environmental laws and regulations governing our operations and our compliance efforts in this regard. These environmental laws and regulations impose stringent standards on us regarding, among other things:

    - air emissions;

    - water discharges;

    - use and handling of hazardous materials;

    - use, handling and disposal of waste; and

    - remediation of environmental contamination.

    We have incurred and will continue to incur substantial costs to comply with environmental laws. In 2000, we estimate our capital expenditures relating to environmental projects were approximately $39 million. We estimate that our capital expenditure relating to known environmental projects, will total approximately $34 million in 2001 and $18 million in 2002. However, we cannot assure you that actual expenditure will not exceed the estimated amounts. Enforcement of existing environmental laws and regulations has become increasingly strict. We may discover currently unknown environmental problems or conditions in relation to our past or present operations, or we may be faced with unforeseen environmental liability in the future. These may require site or other remediation costs to maintain compliance or correct violations of environmental laws and regulations or result in governmental or private claims for damage to person, property or the environment, which could have a material adverse effect on our financial condition and results of operations.

    Current regulations require all pulp mills in British Columbia to eliminate the discharge of chlorinated organic compounds by December 31, 2002. We estimate that the cost of the technology required to eliminate chlorinated organic compounds at our two kraft pulp mills would require capital expenditures of between $75 million and $100 million at each mill, and result in increased production costs of approximately $20 per tonne. These costs are prohibitive, and it is not likely that we will incur these costs to upgrade our mills if the legislation is not amended. Additionally, we expect that substantially all of the kraft pulp mills in British Columbia, including ours, would close because kraft pulp could not be produced economically.

    If our kraft pulp mills were closed, we would have to purchase pulp for our paper manufacturing facilities from producers located outside British Columbia who would not be subject to the proposed legislation. We expect that the price of pulp would increase as a result of the reduced supply, and there would be a corresponding reduction in the margins on sales of our paper products.

    The British Columbia government, industry participants and other stakeholders are engaged in discussions to resolve these issues.

INCREASE IN COSTS DUE TO CERTIFICATION COULD HAVE A MATERIAL ADVERSE EFFECT ON
  OUR EARNINGS

    Some customers have become sensitive to issues related to harvesting of old growth forests and require that we supply products that are not produced from old growth forests. A growing number of customers want to purchase products that originate from sustainably managed forests, as validated by certification schemes. In order to meet our customers' demands we may be required to establish chain-of-custody certification programs. This may increase our costs. If we cannot successfully establish such programs, demand for our products may be adversely affected.

ANY INCREASE IN ENERGY COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR
  EARNINGS

    We are a significant electrical power and fossil fuel consumer. Our electricity supply contracts are regulated by the Government of British Columbia and there have been no recent fluctuations in the price or terms of such contracts. Recent changes to the prices and terms of our other energy supply contracts have not had a material effect on our financial condition. However, in the future, changes in the prices and terms of our energy supply contracts could have a significant effect on our earnings.

OUR INSURANCE IS LIMITED AND SUBJECT TO EXCLUSIONS

    We have obtained insurance coverage that we believe would ordinarily be maintained by an operator of facilities similar to our facilities. With minor exceptions, our insurance program only insures against "catastrophic" losses. The insurance policies are subject to limits and exclusions. For example, we currently self-insure the first $25 million of each loss related to property damage. Damage or destruction to our facilities could result in claims that are excluded by our insurance policies or exceed the limits of our policies.

RISKS RELATED TO THE PACIFICA ACQUISITION

INTEGRATION OF PACIFICA OPERATIONS MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS

    The Pacifica acquisition involves the integration of a business that has previously operated independently and presents significant challenges to our management. The success of the Pacifica acquisition will depend, in part, upon our ability to:

    - efficiently integrate acquired operations into our organization;

    - continue to manufacture and sell the products of Pacifica;

    - retain key personnel in Pacifica; and

    - synchronize Norske Skog Canada's financial and management controls and reporting systems and procedures with those of Pacifica.

    The integration of Pacifica's operations requires the dedication of management resources, which will detract attention from our day-to-day operations. The process of combining these operations may cause an interruption of, or a loss of momentum in, the activities of our business, which could have a material adverse effect on our net revenues and operating results, at least in the short term. We cannot assure you that we will realize any of the anticipated benefits of the Pacifica acquisition, including but not limited to the full amount of the expected synergies, in a timely manner.

NORSKE SKOG CANADA AND PACIFICA HAVE COMMON CUSTOMERS

    Norske Skog Canada and Pacifica operated in the same industry and have some overlapping customers. This may result in a decrease in our combined sales after the Pacifica acquisition. We cannot guarantee that Norske Skog Canada or Pacifica's customers will continue to purchase the same quantities of products from us after the acquisition is completed. Therefore, the pro forma combined sales of Norske Skog Canada and Pacifica before the acquisition may not accurately reflect the actual sales that Norske Skog Canada and Pacifica achieve on a combined basis.

THE PACIFICA ACQUISITION WAS SUBJECT TO REGULATORY APPROVALS THAT MAY BE
  CHALLENGED UP TO THREE YEARS AFTER THE ACQUISITION

    The completion of the Pacifica acquisition was conditional upon the expiration or earlier termination of the applicable statutory waiting periods, which began upon notice of the transaction to the Commissioner of Competition in Canada. We received notification from the Commissioner of Competition on August 14, 2001 that the acquisition of Pacifica would not be opposed by the Commissioner. However, an application to the Competition Tribunal alleging that the transaction will, or is likely to, lessen competition substantially, may be brought by the Commissioner of Competition at any time within three years after completion of the transaction. Although we do not believe that grounds exist for any such proceeding, we cannot assure you that a challenge to the Pacifica acquisition on competition grounds will not be made or that, if such a challenge is made, it would not be successful.

    The completion of the transaction was also conditional upon a determination under the INVESTMENT CANADA ACT that the transaction was likely to be of net benefit to Canada. We received this determination on August 13, 2001. We were required to give certain undertakings in respect of the Pacifica acquisition to Investment Canada, and if we do not fulfill our undertakings following completion of the Pacifica acquisition, the Minister of Industry, who is responsible for the administration of the INVESTMENT CANADA ACT, may apply to the Court for an order directing compliance with the undertaking or for the divestiture of Pacifica.

RISKS RELATED TO OUR COMPANY

YOU MAY HAVE DIFFICULTY ENFORCING U.S. BANKRUPTCY LAWS AND OTHER LAWS IN CANADA

    Under bankruptcy laws in the United States, courts have jurisdiction over a debtor's property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognize the U.S. bankruptcy court's jurisdiction. Accordingly, you may have difficulty administering a U.S. bankruptcy case involving us, because we have property located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against us.

    Under the indenture governing the notes, the rights of the trustee to enforce remedies may be significantly impaired if we seek the benefit of the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation. For example, both the BANKRUPTCY AND INSOLVENCY ACT (Canada) and the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) contain provisions enabling an "insolvent person" to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or compromise or arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors. The restructuring proposal, if accepted by the requisite majorities of creditors and if approved by the court, may be binding on persons who may not otherwise accept it. Moreover, this "proposal legislation" may permit the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

    The powers of the courts under the BANKRUPTCY AND INSOLVENCY ACT (Canada) and particularly under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the notes would be made following commencement of or during such a proceeding, whether or when the trustee could exercise its rights under the indenture governing the notes, or whether and to what extent holders of the notes would be compensated for delays in payments, if any, of principal and interest.

YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES UNDER U.S. LAW

    You may not be able to enforce civil liabilities under applicable U.S. federal and state securities laws because:

    - we are organized under the laws of Canada;

    - all of our officers and all but one of our directors are not residents of the United States;

    - some or all of the experts named in this prospectus are not residents of the United States; and

    - all or substantially all of our assets, the assets of our officers and all but one of our directors, and the experts named in this prospectus are located outside the United States.

    It may be difficult or impossible for you to effect service of process upon us or our officers, directors or experts within the United States. It may also be difficult for you to enforce judgments of U.S. courts for civil liabilities under applicable U.S. federal and state securities laws against us, our officers, directors or experts. Courts in Canada may not enforce:

    - judgments of U.S. courts obtained in actions against us or our officers, directors or experts predicated upon the civil liability provisions of applicable U.S. federal and state securities laws; and

    - liabilities against us or our officers, directors or experts predicated upon U.S. federal and state securities laws in original actions brought in Canada.

OUR MILLS ARE LOCATED IN SEISMICALLY ACTIVE AREAS

    Since Vancouver and the south coast of British Columbia are located in a seismically active area, we are particularly susceptible to the risk of damage to, or total destruction of, our mills and the surrounding transportation infrastructure caused by earthquakes. Further, our mills are located directly adjacent to the ocean, and the south coast of British Columbia is an area that is susceptible to similar damage caused by tsunamis. We cannot assure you that we are adequately insured to cover the total amount of any losses caused by an earthquake or tsunami. In addition, we are not insured against any losses due to interruptions in our operations due to damage to, or destruction of, our mills caused by earthquakes or tsunamis or to major transportation infrastructure disruptions or other events that do not occur on our premises.

RISKS RELATED TO THE NOTES

YOUR CLAIMS ARE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT

    As of December 31, 2001, excluding senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest, of which our proportionate share is $46.6 million, on a consolidated basis we had outstanding $1,128.0 million of senior debt, of which $389.1 million is secured debt. In addition, we had an additional $219.6 million of debt available under the revolving portion of our new secured credit facilities.

    Our new credit facilities will be collateralized by substantially all of our assets including the assets of our subsidiary guarantors. We may incur additional secured debt in the future. Secured debt effectively ranks senior to the notes to the extent of the value of the collateral. If we default on the exchange notes, become bankrupt, liquidate, restructure or reorganize, it would result in a default under our new credit facilities and our secured creditors could use the collateral to satisfy the secured debt before you will receive any payment on the notes. If the value of the collateral is insufficient to pay all of the secured debt, our secured creditors would share equally in the value of our other assets, if any, with you and any other creditors (including the holders of the 10% notes originally issued by Pacifica) whose claims against us rank equally with the exchange notes.

WE MAY NOT BE ABLE TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL

    Both the indentures governing the exchange notes and the 10% notes originally issued by Pacifica provide that if we experience a change of control accompanied by a decline in the rating of the applicable notes to below investment grade, we must make an offer to purchase all of the exchange notes and 10% notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for that purchase would be our available cash or cash generated from other sources. However, we may not be able to access sufficient funds, internally or otherwise, to purchase any notes tendered. A change of control could also result in acceleration of our other debt, including outstanding borrowings under the new credit facilities. We may not have sufficient funds at the time of a change of control to repay our other senior debt and repurchase the notes and the 10% notes. Our failure to meet these obligations could cause an event of default under our new credit facilities and other debt agreements, causing substantially all of our debt to become immediately due and payable.

COURTS COULD SUBORDINATE OR VOID THE GUARANTEES UNDER FRAUDULENT CONVEYANCE
  STATUTES

    Fraudulent conveyance laws in the United States and in the Canadian provinces have been enacted for the protection of creditors. Under these fraudulent conveyance laws, a U.S. or Canadian court could further subordinate the guarantees granted under the indenture governing the notes to the guarantors' present and future indebtedness and a U.S. or Canadian court could take other detrimental actions, including voiding the guarantees and payments made under the guarantees. The U.S. or Canadian court could take that action if it found that at the time the guarantee was incurred:

    - it was incurred with the intent to hinder, delay or defraud existing or future creditors, or

    - the relevant guarantor did not receive fair consideration or reasonably equivalent value in exchange for the guarantee; and

    - was insolvent or was rendered insolvent because of the guarantee; or

    - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    - intended to incur, or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured; or

    - was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied).

    The measures of insolvency for purposes of these fraudulent transfer laws vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable or disposable value of all of its assets; or

    - the present fair saleable or disposable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

    Among other things, a legal challenge of a guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of the issuance of the notes.

    On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the offering, the special distribution and the Pacifica acquisition, we and the guarantors will not be insolvent, will have sufficient capital to meet our obligations as they mature and to operate our business effectively, and will not have incurred debts beyond our ability to pay as they mature. We cannot assure you, however, that a court would apply the same or similar standards in making a determination or that a court would agree with our conclusions in this regard.

    If a court voided a guarantee because it was a fraudulent conveyance, or held it unenforceable for any other reason, holders of notes would cease to have a claim against the guarantor. Consequently, the holders of notes would be creditors of us and any guarantor whose guarantee was not voided and not creditors of those guarantors whose guarantee was voided.

THERE IS CURRENTLY NO PUBLIC MARKET FOR THE NOTES

    The outstanding notes were issued on August 14, 2001 to "qualified institutional buyers" in compliance with Rule 144A under the Securities Act and are eligible for trading in The Portal Market. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered outstanding notes could be adversely affected. There is no existing trading market for the exchange notes, and a market for the exchange notes may not develop. Holders of exchange notes may not be able to sell their exchange notes at all or at a price that such holders consider acceptable. Although the initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice.

    The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities and the prospects for our industry generally. Also, the market for non-investment grade debt has been subject to substantial price swings. Liquid trading markets may not develop for the exchange notes. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market. However, it is expected that the exchange notes will be eligible for trading on The Portal Market.

YOUR FAILURE TO EXCHANGE YOUR NOTES COULD HAVE ADVERSE CONSEQUENCES

    Untendered outstanding notes that are not exchanged pursuant to this exchange offer will remain restricted securities. These outstanding notes will continue to be subject to the following restrictions on transfer:

    - outstanding notes may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available under the Securities Act, or if neither a registration nor an exemption is required by law;

    - outstanding notes will bear a legend restricting transfer in the absence of registration or an exemption from registration; and

    - a holder of outstanding notes who desires to sell or otherwise dispose of all or any part of its outstanding notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that an exemption is available.

         CORPORATE HISTORY AND THE ACQUISITION OF PACIFICA PAPERS INC.

    Our principal predecessor was British Columbia Forest Products Limited, which was a company formed by the amalgamation under the laws of the Province of British Columbia on December 30, 1971 of its predecessor company and 24 of its wholly owned subsidiaries. On September 2, 1988, British Columbia Forest Products Limited changed its name to Fletcher Challenge Canada Limited. Prior to July 2000, 50.76% of Fletcher Challenge Canada Limited was owned by Fletcher Challenge Limited of New Zealand ("Fletcher Challenge New Zealand"). In
July 2000, Norske Skogindustrier ASA completed a transaction with Fletcher Challenge New Zealand whereby all of the business and assets of Fletcher Challenge New Zealand's paper division worldwide were acquired by Norske Skogindustrier ASA. As part of this transaction, Norske Skogindustrier ASA acquired Fletcher Challenge New Zealand's 50.76% interest in our company. Our business prior to the acquisition of our common shares by Norske Skogindustrier ASA was the same as our business following this acquisition. On December 15, 2000, Fletcher Challenge Canada Limited changed its name to Norske Skog
Canada Limited.

    The Pacifica acquisition was completed on August 27, 2001. Immediately prior to completion of the Pacifica acquisition, Norske Skog Canada transferred its jurisdiction of incorporation so that it was governed under the federal CANADA BUSINESS CORPORATIONS ACT. Following completion of the Pacifica acquisition, Norske Skog Canada merged with Pacifica in a statutory amalgamation, as a consequence of which Norske Skog Canada became the successor obligor under Pacifica's outstanding 10% notes and Pacifica ceased to exist as a separate legal entity.

    See "Business" for a detailed description of our business after completion of the Pacifica acquisition.

    With the acquisition of Pacifica, we expect to capture annual synergies without material additional capital expenditures by the end of the second year after completion of the Pacifica acquisition. The synergies is expected to result from:

    - manufacturing improvements, including consolidating paper grades across Norske Skog Canada's and Pacifica's paper machines to reduce downtime related to grade changes and reduced trim, increasing use of existing higher efficiency thermomechanical pulp, or TMP, capacity, and implementing the alkaline papermaking process at Pacifica;

    - decreasing the cost of delivered fiber through the use of alternative, lower-cost fiber not available to Pacifica through their existing contracts, and by lower transportation costs through combined logistics and coordinated purchasing;

    - leveraging increased size to decrease costs within the supply chain in order fulfillment, distribution, and procurement areas;

    - aligning sales channels across Norske Skog Canada and Pacifica, reducing higher cost merchants and brokers, and capitalizing on the increased scale of the combined company to increase the efficiency of our marketing process; and

    - reducing overhead costs through the closure of Pacifica's head office.

    In connection with the realization of these synergies, to date we have incurred or accrued $8 million in severance and restructuring costs. These costs relate primarily to the permanent closure of Pacifica's head office.

                              SPECIAL DISTRIBUTION

    Under the terms of a plan of arrangement, or the distribution arrangement, on August 24, 2001, Norske Skog Canada paid a special distribution of $12.00 per Class A common share. The $12.00 distribution consisted of a return of share capital of $7.60 per share and a special dividend of $4.40 per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Norske Skog
Canada -- Liquidity and Capital Resources."

                                USE OF PROCEEDS

    We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes in this exchange offer, we will receive in exchange outstanding notes in equivalent principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness.

                               THE EXCHANGE OFFER

GENERAL

    In connection with our private offering of the outstanding notes in August 2001, we and the guarantors entered into a registration rights agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Corporation and TD Securities (USA) Inc., who were the initial purchasers of the outstanding notes. Under this registration rights agreement we agreed, within 120 days after the issuance of the outstanding notes, to use our best efforts to file a registration statement with the SEC with respect to a registered offer to exchange the outstanding notes for exchange notes with terms substantially similar to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights.

    Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by a holder under U.S. federal securities laws without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

    - the holder is acquiring the exchange notes in the ordinary course of business;

    - the holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such exchange notes;

    - the holder is not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

    - the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

    If you wish to participate in this exchange offer, you must represent to us in the letter of transmittal or through the Depository Trust Company's Automated Tender Offer Program (ATOP) that the conditions above have been met. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter and therefore we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Therefore, if you transfer any exchange note delivered to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume such liability or indemnify you against such liability, but we do not believe such liability should exist if the above conditions are met.

    If any holder is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder:

    - may not rely on the applicable interpretations of the staff of the SEC; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

    In addition, in order to comply with state securities laws in the United States, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The exchange notes also have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident of Canada, except in accordance with the securities laws of the provinces and territories of Canada.

TERMS OF THE EXCHANGE OFFER

    Subject to the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange outstanding notes that are properly tendered and not withdrawn on or prior to the Expiration
Date. The term "Expiration Date" means 5:00 p.m., New York City time, on       ,
2002. If we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "Expiration Date" means the latest time and date to which the exchange offer is extended.

    As of the date of this prospectus, US$250,000,000 aggregate principal amount of notes are outstanding. Outstanding notes tendered in the exchange offer must be in denominations of principal amount of US$1,000 and any integral multiple thereof. This prospectus, together with the letter of transmittal, is first
being sent on or about       , 2002, to all holders of outstanding notes known
to us. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to conditions as set forth below under "--Certain Conditions to the Exchange Offer."

    We expressly reserve the right to extend the period of time during which the exchange offer is open and delay the acceptance of any outstanding notes for exchange. We will give oral or written notice of such extension to the holders of outstanding notes as described below. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes that we do not accept for exchange for any reason will be returned without expense to the tendering holder as soon as practicable after the expiration or termination of the exchange offer.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject any outstanding notes tendered upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, rejection or termination to the holders of the outstanding notes as soon as practicable after such event. In the case of any extension, we will give notice by issuing a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    The tender of outstanding notes by a holder as set forth below and our acceptance of such notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender outstanding notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank Minnesota, National Association, as exchange agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either:

    (1) certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal, or

    (2) a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the Expiration Date, or

    (3) the holder must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US, THEY SHOULD BE SENT TO THE EXCHANGE AGENT.

    If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, those outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes. If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, must submit to us, proper evidence satisfactory to us of their authority to so act.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

    - by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an Eligible Institution (as defined below).

    In the event that signatures are required to be guaranteed, such guarantees may be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If outstanding notes are registered in the name of a person other than the person who signs a letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in a form satisfactory to us and the exchange agent, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

    We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the right to reject any tender of outstanding notes that are not properly tendered or to reject any outstanding notes where acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the Expiration Date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the Expiration Date (including the terms and conditions set forth in the letter of transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time, as we shall determine. We and the exchange agent shall not be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, and we shall not incur any liability for failure to give such notification.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all outstanding notes properly tendered and not withdrawn. We will issue the exchange notes as soon as practicable after the Expiration Date.

    For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when we have given oral or written notice of such acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each outstanding note accepted for exchange, the holder of such outstanding note will receive an exchange note having a stated amount at maturity equal to that of the surrendered outstanding note. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor or, if no interest has been paid on the outstanding notes, from the date of original issue of the outstanding notes. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment in respect of accrued interest on such outstanding notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer.

    In all cases, issuance of notes for outstanding notes that are accepted for exchange pursuant to the exchange offer, will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely confirmation of a book-entry transfer of such outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desired to exchange, the outstanding notes not exchanged will be returned without expense to the tendering holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to book-entry procedures, such non-exchanged outstanding notes will be credited to an account maintained with DTC for such outstanding notes) as soon as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the DTC's systems may make delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Therefore, a holder of outstanding notes may deliver the outstanding notes through book-entry transfer at DTC and acknowledge and agree to the terms of the letter of transmittal by transmitting a computer-generated message to the exchange agent through DTC's ATOP.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of outstanding notes desires to tender such outstanding notes and the outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the tender is made through an Eligible Institution; and prior to the Expiration Date, the exchange agent received from the Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within five business days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of outstanding notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must:

    - specify the name of the persons having tendered the outstanding notes to be withdrawn; and

    - identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes, and, in the case where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes are registered if different from that of the withdrawing holder).

    If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility.

    We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices of withdrawal, which shall be final and binding on all parties. Any outstanding notes so withdrawn will not be deemed to have been validly tendered for exchange. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    The exchange offer shall be subject to the following conditions:

    (1) neither the exchange offer, nor the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC;

    (2) the due tendering of the outstanding notes in accordance with the exchange offer;

    (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (5) there shall not have been declared by U.S. federal, New York State or Canadian federal authorities a banking moratorium which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (6) trading generally in the United States or Canadian over-the-counter market shall not have been suspended by order of the SEC, any securities commission or securities regulatory authority in Canada or any other governmental authority, which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; and

    (7) each holder of outstanding notes (other than participating broker-dealers) who wishes to exchange outstanding notes for exchange notes shall have made such representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or another appropriate form under the Securities
       Act available.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. Our failure at any time to exercise any of the these rights shall not be deemed a waiver of any such rights and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. None of the foregoing conditions shall relieve us of our obligations under the registration rights agreement or affect any increase in the interest rate borne by the outstanding notes pursuant to the registration rights agreement.

EXCHANGE AGENT

    Wells Fargo Bank Minnesota, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth in the letter of transmittal. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

    By Mail, Hand or Overnight Delivery:
    Corporate Trust Services
    213 Court Street
    Suite 902
    Middleton, CT 06457
    Attention: Robert Reynolds
    Facsimile: (860) 704-6219
    Confirm by Telephone: (860) 704-6216

    DELIVERY OF THE OUTSTANDING NOTES TO AN ADDRESS OTHER THAN THE EXCHANGE AGENT'S ADDRESS (IN THE CASE OF CERTIFICATED NOTES) OR THROUGH DTC'S ATOP (IN THE CASE OF A BOOK-ENTRY TRANSFER) OR AS SET FORTH IN THE LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. We will pay the cash expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

TRANSFER TAXES

    Holders who tender their outstanding notes for exchange will not be obliged to pay any transfer taxes in connection with such exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES

    Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the transfer restrictions under U.S. federal and state securities laws as set forth in the legend on such notes and the indenture governing the notes regarding transfer and exchange of the outstanding notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

                                 CAPITALIZATION

    The following table sets forth the actual capitalization of Norske Skog Canada as of December 31, 2001 as adjusted to reflect the exchange of all of the outstanding notes for exchange notes pursuant to the exchange offer. Because the outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued, whether none, some, or all of the exchange notes are issued pursuant to the exchange offer will not change the outstanding long-term debt of Norske Skog Canada.

                                                                       AS AT
                                                                 DECEMBER 31, 2001
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   ------------
                                                              (IN MILLIONS OF DOLLARS)
Long-term debt, including current maturities
  Outstanding Notes.........................................  $  398.2       $     --
  Exchange Notes............................................        --          398.2
  US$ 10% Senior Notes due 2009.............................     340.7          340.7
  Term Loan due 2006(1).....................................      72.2           72.2
  US$ Term Loan due 2007(1).................................     316.9          316.9
  Non-recourse joint venture debt(2)........................      46.6           46.6
                                                              --------       --------
Total long-term debt........................................   1,174.6        1,174.6

Shareholders' equity
  Share capital.............................................     673.1          673.1
  Retained earnings.........................................     377.5          377.5
                                                              --------       --------
Total shareholders' equity..................................   1,050.6        1,050.6
                                                              --------       --------
Total capitalization........................................  $2,225.2       $2,225.2
                                                              ========       ========

------------------------

(1) Norske Skog Canada has entered into a new credit facility consisting of three tranches. Tranche one is a $250 million revolving operating loan with a three-year term, after which we have the option of requesting successive one-year extensions to the maturity date, subject to the approval of each extension by lenders representing 66 2/3% of the amount of the operating loan. Tranche two is a $75 million term loan with a five-year term. Tranche three is a US$200 million term loan with a six-year term.

(2) We have a 50.1% non-controlling economic interest in Powell River
    Energy Inc., a joint venture that owns two hydroelectric dams that supply electricity to the Powell River mill. Powell River Energy has a non-recourse $70 million revolving credit facility maturing May 1, 2002 and a non-recourse $35 million non-revolving term credit facility maturing on May 1, 2002. The credit facilities are secured by first-ranking mortgages over all of the assets of Powell River Energy and assignments of Powell River Energy's material contracts. The figures shown above for joint venture debt reflect a proportionate consolidation of our 50.1% non-controlling economic interest in Powell River Energy.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                         OF NORSKE SKOG CANADA LIMITED

    The following selected consolidated historical data are derived from the audited consolidated financial statements as at and for the six months ended December 31, 2000 and as at and for each of the years in the five-year period ended June 30, 2000 and from the unaudited consolidated financial statements as at and for the nine months ended September 30, 2001 and 2000. The unaudited consolidated financial statements as at and for the nine months ended
September 30, 2001 and 2000, in our opinion, reflect all adjustments which are of a normal and recurring nature, necessary for a fair presentation of the results for the unaudited periods. The historical results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 2001. Norske Skog Canada prepares its consolidated financial statements in accordance with Canadian GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Norske Skog Canada, see note 18 to the audited consolidated financial statements, and note 9 to the unaudited interim consolidated financial statements.

    The following selected consolidated historical financial and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Norske Skog Canada" and the consolidated financial statements included elsewhere in this prospectus.

                                                                                              SIX MONTHS      NINE MONTHS ENDED
                                                     YEARS ENDED JUNE 30,                        ENDED          SEPTEMBER 30,
                                     -----------------------------------------------------   DECEMBER 31,    --------------------
                                       1996       1997      1998(1)      1999       2000         2000          2000       2001
                                     --------   --------   ---------   --------   --------   -------------   --------   ---------
                                                         (IN MILLIONS OF DOLLARS UNLESS OTHERWISE SPECIFIED)
AMOUNTS UNDER CANADIAN GAAP:
----------------------------
STATEMENT OF EARNINGS DATA:
Net sales..........................  $1,373.3   $  939.0   $   280.9   $1,036.5   $1,253.3      $  729.0     $1,029.7   $   975.9
Operating expenses:
  Cost of products sold............   1,047.4      794.8       372.0      906.7      974.2         526.7        766.0       771.7
  Selling and administrative.......      44.0       45.0        49.2       59.5       60.9          34.5         47.2        47.4
  Depreciation.....................      94.7      100.7        40.4      111.4      114.3          59.8         86.6        88.4
                                     --------   --------   ---------   --------   --------      --------     --------   ---------
                                      1,186.1      940.5       461.6    1,077.6    1,149.4         621.0        899.8       907.5
                                     --------   --------   ---------   --------   --------      --------     --------   ---------
Operating earnings (loss)..........     187.2       (1.5)     (180.7)     (41.1)     103.9         108.0        129.9        68.4
Other income (expense).............      (9.4)     (30.1)       (8.3)      33.1       (7.1)         (2.1)         2.3       (33.7)
Interest income (expense), net.....      (7.3)      20.3        43.0       36.7       38.2          26.4         33.6        23.9
                                     --------   --------   ---------   --------   --------      --------     --------   ---------
Earnings (loss) from continuing
  operations before income taxes...     170.5      (11.3)     (146.0)      28.7      135.0         132.3        165.8        58.6
Income tax expense (recovery)......      72.6       (9.5)      (50.9)       2.3       35.6          49.8         46.2        (6.9)
                                     --------   --------   ---------   --------   --------      --------     --------   ---------
Earnings (loss) from continuing
  operations.......................      97.9       (1.8)      (95.1)      26.4       99.4          82.5        119.6        65.5
Earnings from discontinued
  operations, net of income
  taxes............................      54.8      119.9       390.7        9.1         --            --           --          --
                                     --------   --------   ---------   --------   --------      --------     --------   ---------
Net earnings.......................  $  152.7   $  118.1   $   295.6   $   35.5   $   99.4      $   82.5     $  119.6   $    65.5
                                     ========   ========   =========   ========   ========      ========     ========   =========

BALANCE SHEET DATA:
Working capital....................  $  126.9   $  413.9   $   963.4   $  965.7   $1,093.7      $1,213.5     $1,154.3   $   422.7
Fixed assets.......................   1,418.5    1,380.8     1,381.6    1,360.4    1,300.9       1,298.5      1,284.2     2,392.3
Total assets.......................   2,830.7    2,452.5     2,544.6    2,551.1    2,599.3       2,720.6      2,640.5     3,182.8
Long-term debt.....................      75.0         --          --         --         --            --           --     1,168.9
Shareholders' equity...............   1,909.7    1,961.9     2,134.1    2,095.1    2,120.0       2,165.2      2,140.4     1,057.5

                                                                                              SIX MONTHS      NINE MONTHS ENDED
                                                     YEARS ENDED JUNE 30,                        ENDED          SEPTEMBER 30,
                                     -----------------------------------------------------   DECEMBER 31,    --------------------
                                       1996       1997      1998(1)      1999       2000         2000          2000       2001
                                     --------   --------   ---------   --------   --------   -------------   --------   ---------
                                                         (IN MILLIONS OF DOLLARS UNLESS OTHERWISE SPECIFIED)
OTHER DATA:
Adjusted EBITDA(2).................     281.9       99.2      (140.3)      70.3      218.2         167.8        216.5       156.8
Adjusted EBITDA margin(3)..........      20.5%      10.6%      (49.9)%      6.8%      17.4%         23.0%        21.0%       16.1%
Capital expenditures...............     118.2       67.3        44.1       90.8       57.2          58.4         44.9        62.1
Cash flow provided by (used in)
  operating activities.............     305.1       75.0       (93.6)     105.2      191.1         170.3        261.8       215.3
Cash flow provided by (used in)
  investing activities.............    (107.0)     471.0       727.1      (85.8)     (50.9)        (58.2)       (41.3)      (30.7)
Cash flow provided by (used in)
  financing activities.............    (147.4)      85.1      (149.5)     (74.5)     (74.5)        (37.3)       (55.9)   (1,025.8)
Ratio of earnings to fixed
  charges(4).......................      11.5x       0.2x         --       17.9x        --            --           --         6.6x

AMOUNTS UNDER U.S. GAAP:
------------------------
Net sales..........................  $1,518.1   $1,085.3   $   335.4   $1,201.6   $1,426.0      $  807.7     $1,152.1   $ 1,095.2
Net earnings.......................     152.7      118.1       295.6       46.9       94.0          76.9        105.2        38.4
Total assets.......................   2,830.7    2,452.5     2,544.6    2,569.9    2,609.2       2,721.4      2,643.5     3,171.9
Long-term debt.....................      75.0         --          --         --         --            --           --     1,168.9
Shareholders' equity...............   1,909.7    1,961.6     2,133.1    2,102.8    2,122.9       2,162.4      2,138.9     1,027.6

OTHER DATA:
Adjusted EBITDA(2)(5)..............     281.9       99.2      (140.3)      53.3      209.0         157.7        192.6       114.1
Adjusted EBITDA margin(3)..........      18.6%       9.1%      (41.8)%      4.4%      14.7%         19.5%        16.7%        9.6%
Capital expenditures...............     118.2       67.3        44.1       90.8       57.2          58.4         44.9        62.1
Cash flow provided by (used in)
  operating activities.............     305.1       75.0       (93.6)     105.2      191.1         170.3        261.8       215.3
Cash flow provided by (used in)
  investing activities.............    (107.0)     471.0       727.1      (85.8)     (50.9)        (58.2)       (41.3)      (30.7)
Cash flow provided by (used in)
  financing activities.............    (147.4)      85.1      (149.5)     (74.5)     (74.5)        (37.3)       (55.9)   (1,025.8)
Ratio of earnings to fixed
  charges(4).......................      11.5x       0.2x         --       28.9x        --            --           --         2.6x

------------------------------

(1) Norske Skog Canada's results for the year ended June 30, 1998 were affected by a nine-month strike at its manufacturing facilities, which ended on April 18, 1998.

(2) Adjusted EBITDA represents earnings before discontinued operations, interest expense, interest income, income taxes, depreciation and amortization and other income (expense). Although you should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in Canada or the United States, management understands that Adjusted EBITDA is commonly used to evaluate a company's financial performance. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

(3) Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales. Norske Skog Canada includes freight charges as a component of net sales under Canadian GAAP and excludes freight charges from net sales under U.S. GAAP.

(4) The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings are defined as earnings (loss) from continuing operations before income taxes plus fixed charges reduced by capitalized interest. Fixed charges consist of interest on indebtedness and amortization of deferred financing costs. No ratio was calculated for the 12 months ended June 30, 2000, for the six months ended December 31, 2000 and for the nine months ended September 30, 2000 as the Company did not have indebtedness during this period. For the year ended June 30, 1998 under Canadian and U.S. GAAP, earnings (as defined) were insufficient to cover fixed charges by $146.0 million. For the year ended December 31, 2001, under Canadian GAAP, the ratio of earnings to fixed charges was 2.1x.

(5) Under U.S. GAAP, restructuring costs and gains (losses) on the disposal of assets are classified before operating earnings (loss). As a result, operating earnings (loss) for Adjusted EBITDA calculations for the nine months ended September 30, 2001 and 2000 and December 31, 2000 and for the years ended June 30, 2000 and 1999 would decrease by $0.7 million, $0.3 million, $1.0 million, $0.3 million and $35.8 million respectively. In addition, under U.S. GAAP, certain unrealized foreign exchange gains and losses are recognized on a "marked to market" basis resulting in a decrease (increase) to operating earnings (loss) for Adjusted EBITDA calculations for the nine months ended September 30, 2001 and 2000 and December 31, 2000 and for the years ended June 30, 2000 and 1999 of $42.0 million, $23.6 million, $9.1 million, $8.9 million and $(18.8) million respectively.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                            OF PACIFICA PAPERS INC.

    The following selected consolidated historical data is derived from Pacifica's audited consolidated financial statements as at and for the years ended December 31, 2000 and 1999, and for the eight months ended December 31, 1998, and from the unaudited consolidated financial statements as at and for the six months ended June 30, 2001 and 2000. We have not provided financial information for periods prior to the eight months ended December 31, 1998 as Pacifica's business was acquired from its former owner effective May 1, 1998.

                                                                                   SIX MONTHS ENDED
                                            EIGHT MONTHS        YEARS ENDED            JUNE 30,
                                                ENDED          DECEMBER 31,           (UNAUDITED)
                                            DECEMBER 31,    -------------------   -------------------
                                                1998          1999       2000       2000       2001
                                            -------------   --------   --------   --------   --------
                                               (IN MILLIONS OF DOLLARS UNLESS OTHERWISE SPECIFIED)
AMOUNTS UNDER CANADIAN GAAP:
----------------------------
STATEMENT OF EARNINGS DATA:
Sales.....................................    $  580.8      $  759.5   $  857.7   $  401.5   $  428.3

Expenses
  Materials, labor and other..............       418.5         606.5      659.6      319.3      342.8
  Depreciation and amortization...........        36.8          59.5       65.6       31.9       35.8
  Selling, general and administrative.....        16.0          26.0       33.3       15.5       14.0
                                              --------      --------   --------   --------   --------
                                                 471.3         692.0      758.5      366.7      392.6
                                              --------      --------   --------   --------   --------
Operating earnings........................       109.5          67.5       99.2       34.8       35.7
Interest expense..........................        34.9          59.2       59.5       30.6       25.0
Other expenses (income)--net..............          --           3.2        1.4         --       (3.0)
                                              --------      --------   --------   --------   --------
Earnings before income taxes..............        74.6           5.1       38.3        4.2       13.7
Income taxes..............................        25.4           1.8       17.4        1.6        2.7
                                              --------      --------   --------   --------   --------
Net earnings..............................    $   49.2      $    3.3   $   20.9   $    2.6   $   11.0
                                              ========      ========   ========   ========   ========

BALANCE SHEET DATA:
Working capital...........................    $   76.1      $   93.2   $  110.2   $   99.0   $  125.0
Fixed assets..............................     1,066.4       1,045.5    1,052.4    1,037.8    1,012.5
Total assets..............................     1,317.0       1,288.2    1,317.8    1,297.9    1,275.0
Long-term debt............................       605.1         596.8      604.4      605.0      558.7
Shareholders' equity......................       300.3         286.1      307.6      289.3      327.4

OTHER DATA:
EBITDA....................................       146.3         127.0      164.8       66.7       71.5
EBITDA Margin.............................        25.2%         16.7%      19.2%      16.6%      16.7%
Capital expenditures......................        28.9          37.0       70.6       23.3       43.6
Cash flows from operating activities......        27.9          44.3       79.3       50.9       30.3
Cash flows from investing activities......      (878.9)        (37.0)     (70.6)     (23.3)      58.8
Cash flows from financing activities......       851.0          (7.3)      (8.7)     (15.5)     (89.1)

AMOUNTS UNDER U.S. GAAP:
------------------------
Net earnings (loss).......................        42.0          42.4      (16.9)     (24.3)       7.4
Shareholders' equity......................       292.4         317.3      301.7      293.2      317.8
Total assets..............................    $1,311.8      $1,283.0   $1,313.3   $1,292.7   $1,270.5
EBITDA....................................       143.4         162.4      125.1       37.6       72.7
EBITDA Margin.............................        22.3%         18.2%      13.7%       8.9%      15.3%

                   UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                           NORSKE SKOG CANADA LIMITED

    The unaudited pro forma combined statements of earnings are prepared in accordance with Canadian generally accepted accounting principles. Application of accounting principles generally accepted in the United States would have affected these pro forma statements of earnings as explained in note 6. The audited pro forma combined statements of earnings should be read in conjunction with the consolidated financial statements of Norske Skog Canada Limited ("Norske Skog Canada") and Pacifica Papers Inc. ("Pacifica") included elsewhere in this prospectus.

    The unaudited pro forma combined statements of earnings reflect the following transactions:

    - the sale of the Mackenzie pulp mill operations;

    - a special distribution of $12.00 per share to Norske Skog Canada's shareholders;

    - the obtaining of new credit facilities by Norske Skog Canada;

    - the acquisition of Pacifica (together with the special distribution, the "Arrangements");

    - the assumption of Pacifica's 10% Senior Notes due 2009;

    - the issuance of the outstanding notes; and

    - the payment of related financing, transaction and restructuring costs.

    The acquisition of Pacifica by Norske Skog Canada has been accounted for using the purchase method of accounting, and includes:

    - the unaudited pro forma combined statement of earnings for the nine months ended September 30, 2001 prepared from the unaudited interim consolidated statement of earnings of Norske Skog Canada for the nine months ended September 30, 2001 and the unaudited consolidated statement of earnings of Pacifica for the eight months ended August 31, 2001 (the effective date of the acquisition of Pacifica for accounting purposes), and reflects the transactions as if they occurred on December 31, 1999.

    - the unaudited pro forma combined statement of earnings for the year ended December 31, 2000 prepared from the unaudited consolidated statement of earnings of Norske Skog Canada for the year ended December 31, 2000 (derived from the audited consolidated statement of earnings for the six months ended December 31, 2000 and the unaudited consolidated statement of earnings for the six months ended June 30, 2000) and the audited consolidated statement of earnings of Pacifica for the year ended
      December 31, 2000, and reflects the transactions as if they occurred on December 31, 1999.

    The unaudited pro forma combined statements of earnings may not necessarily be indicative of the results of operations which would have been achieved if the Arrangements occurred on the dates noted above. In the opinion of management, these unaudited pro forma combined statements of earnings include all adjustments necessary for a fair presentation of the information presented.

                           NORSKE SKOG CANADA LIMITED

              PRO FORMA COMBINED STATEMENT OF EARNINGS--UNAUDITED

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                            NORSKE SKOG
                                NORSKE SKOG    PRO FORMA      CANADA      PACIFICA    PRO FORMA
                                  CANADA      ADJUSTMENTS    ADJUSTED      PAPERS    ADJUSTMENTS   COMBINED
                                -----------   -----------   -----------   --------   -----------   --------
                                               (NOTE 2)                               (NOTE 3)
Net sales.....................     $975.9     $(66.3)(b)       $909.6      $546.5    $   --        $1,456.1
                                   ------     ------           ------      ------    ------        --------
Costs and expenses:
  Cost of products sold.......      771.7      (63.3)(b)        708.4       432.5        --         1,140.9
  Selling and
    administration............       47.4       (1.1)(b)         46.3        18.9        --            65.2
  Depreciation and
    amortization..............       88.4       (4.7)(b)         83.7        48.5       8.6 (c)       140.8
                                   ------     ------           ------      ------    ------        --------
                                    907.5      (69.1)           838.4       499.9       8.6         1,346.9
                                   ------     ------           ------      ------    ------        --------
Operating earnings (loss).....       68.4        2.8             71.2        46.6      (8.6)          109.2
Interest expense..............      (10.4)     (12.5)(a)        (24.8)      (33.0)     (8.1)(a)       (66.8)
                                                (1.9)(a)                               (0.9)(b)
Interest income...............       34.3      (34.3)(a)           --          --        --              --
Other income (expense)........      (33.7)      31.9 (b)         (1.8)      (16.9)       --           (18.7)
                                   ------     ------           ------      ------    ------        --------
Earnings (loss) before income
  taxes.......................       58.6      (14.0)            44.6        (3.3)    (17.6)           23.7
Income tax expense
  (recovery)..................       (6.9)      (3.9)(c)        (10.8)      (20.1)     (6.3)(d)       (37.2)
                                   ------     ------           ------      ------    ------        --------
Net earnings (loss)...........     $ 65.5     $(10.1)          $ 55.4      $ 16.8    $(11.3)       $   60.9
                                   ======     ======           ======      ======    ======        ========

Basic and diluted earnings per
  share.......................     $ 0.50                      $ 0.43                              $   0.35

Weighted average common shares
  (millions)..................      129.8                       129.8                  50.6           174.8

 See accompanying notes to unaudited pro forma combined statements of earnings.

                           NORSKE SKOG CANADA LIMITED

              PRO FORMA COMBINED STATEMENT OF EARNINGS--UNAUDITED

                      FOR THE YEAR ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                           NORSKE SKOG
                               NORSKE SKOG    PRO FORMA      CANADA      PACIFICA    PRO FORMA
                                 CANADA      ADJUSTMENTS    ADJUSTED      PAPERS    ADJUSTMENTS   COMBINED
                               -----------   -----------   -----------   --------   -----------   --------
                                              (NOTE 2)                               (NOTE 3)
Net sales....................    $1,408.1    $(161.3)(b)     $1,246.8     $857.7    $   --        $2,104.5
                                 --------    -------         --------     ------    ------        --------
Costs and expenses:
  Cost of products sold......     1,037.5     (123.1)(b)        914.4      659.6        --         1,574.0
  Selling and
    administration...........        66.2       (4.2)(b)         62.0       33.3        --            95.3
  Depreciation and
    amortization.............       117.3      (10.4)(b)        106.9       65.6      12.9 (c)       185.4
                                 --------    -------         --------     ------    ------        --------
                                  1,221.0     (137.7)         1,083.3      758.5      12.9         1,854.7
                                 --------    -------         --------     ------    ------        --------
Operating earnings (loss)....       187.1      (23.6)           163.5       99.2     (12.9)          249.8
Interest expense.............          --      (30.5)(a)        (33.0)     (59.5)     (9.0)(a)      (102.8)
                                                (2.5)(a)                              (1.3)(b)
Interest income..............        47.4      (47.4)(a)           --         --        --              --
Other income (expense).......         0.3         --              0.3       (1.4)       --            (1.1)
                                 --------    -------         --------     ------    ------        --------
Earnings (loss) before income
  taxes......................       234.8     (104.0)           130.8       38.3     (23.2)          145.9
Income tax expense
  (recovery).................        71.7      (37.7)(c)         34.0       17.4      (8.2)(d)        43.2
                                 --------    -------         --------     ------    ------        --------
Net earnings (loss)..........    $  163.1    $ (66.3)        $   96.8     $ 20.9    $(15.0)       $  102.7
                                 ========    =======         ========     ======    ======        ========

Basic and diluted earnings
  per share..................    $   1.31                    $   0.78                             $   0.59

Weighted average common
  shares (millions)..........       124.2                       124.2                 50.6           174.8

 See accompanying notes to unaudited pro forma combined statements of earnings.

                           NORSKE SKOG CANADA LIMITED

         NOTES TO PRO FORMA COMBINED STATEMENTS OF EARNINGS--UNAUDITED

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000

1.  BASIS OF PRESENTATION:

    The unaudited pro forma combined statements of earnings are prepared in accordance with Canadian generally accepted accounting principles and include:

    - the unaudited pro forma combined statement of earnings for the nine months ended September 30, 2001 prepared from the unaudited consolidated statement of earnings of Norske Skog Canada for the nine months ended September 30, 2001 and the unaudited consolidated statement of earnings of Pacifica for the eight months ended August 31, 2001 (the effective date of the acquisition of Pacifica for accounting purposes), and reflects the Arrangements as if they occurred on December 31, 1999.

    - the unaudited pro forma combined statement of earnings for the year ended December 31, 2000 prepared from the unaudited consolidated statement of earnings of Norske Skog Canada for the year ended December 31, 2000 (derived from the audited consolidated statement of earnings for the six months ended December 31, 2000 and the unaudited consolidated statement of earnings for the six months ended June 30, 2000) and the audited consolidated statement of earnings of Pacifica for the year ended
      December 31, 2000, and reflects the Arrangements as if they occurred on December 31, 1999.

    Application of accounting principles generally accepted in the United States would have affected these pro forma statements of earnings as explained in note 6. The unaudited pro forma combined statements of earnings should be read in conjunction with the consolidated financial statements of Norske Skog Canada and Pacifica referred to above. In the opinion of management, these unaudited pro forma combined statements of earnings include all adjustments necessary for a fair presentation.

    The unaudited pro forma combined statements of earnings may not necessarily be indicative of the results of operations which would have been achieved if the Arrangements occurred on the dates noted above. In preparing these unaudited pro forma combined statements of earnings, no adjustments have been made to reflect the additional costs or savings that may result from the acquisition of Pacifica.

    This business combination has been accounted for as an acquisition of Pacifica by Norske Skog Canada and as such has been accounted for by the purchase method of accounting in accordance with Canadian generally accepted accounting principles. Accordingly, 100% of the results of operations of Pacifica have been included in the results of operations of Norske Skog Canada on a combined basis for periods subsequent to the acquisition date.

    For the purposes of the unaudited pro forma combined statements of earnings, the excess purchase price, representing the excess of the consideration paid over the net book value of the net assets acquired, has been allocated to fixed assets after adjusting for certain identifiable fair value adjustments. The amount allocated to fixed assets has been depreciated over its estimated useful life of 20 years. The excess purchase price and allocation thereof to the identifiable assets and liabilities of Pacifica is preliminary and may change based on further analysis. To the extent that further analysis results in a portion of the excess purchase price being allocated to goodwill, depreciation and amortization expense recorded in these pro forma statements of earnings would be affected by new accounting standards. Under new Canadian and U.S. generally accepted accounting principles, acquisitions accounted for using the purchase method which close after July 1, 2001 will no longer require the amortization of goodwill but will require an annual impairment test.

                           NORSKE SKOG CANADA LIMITED

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000

2. DISTRIBUTION ARRANGEMENT, SALE OF MACKENZIE PULP MILL OPERATIONS AND PRO FORMA ADJUSTMENTS:

    On March 25, 2001, Norske Skog Canada entered into an Arrangement Agreement with Pacifica (the "Arrangement Agreement"). The Arrangement Agreement contemplated a statutory arrangement with the Class A Common Shareholders of Norske Skog Canada to pay a special distribution of $12 per Class A common share (the "Distribution Arrangement"). The Distribution Arrangement was approved by the holders of Class A common shares of Norske Skog Canada and by the British Columbia Supreme Court, as required. On August 24, 2001, Norske Skog Canada implemented the special distribution to shareholders with payment of $1,490.3 million commencing August 28, 2001.

    On June 15, 2001, Norske Skog Canada completed the sale of its Mackenzie pulp mill operations to Pope & Talbot, Inc. for net cash proceeds of $103.8 million and 1.75 million shares of Pope & Talbot with a market value of $34.6 million as of June 15, 2001.

    Pro forma adjustments relating to the Distribution Arrangement and sale of the Mackenzie pulp mill operations are as follows:

    (a) The financing of the special distribution was as follows:

                                                                      ($ MILLIONS)
        Cash and short-term investments.............................     1,112.1
        New credit facilities, net of financing fees................       378.2
                                                                         -------
                                                                         1,490.3
                                                                         =======

       A reduction in interest income of $34.3 million for the nine months ended September 30, 2001 and $47.4 million for the year ended December 31, 2000 relating to the cash and short-term investments used to pay the special distribution.

       Interest expense on new long-term debt, at an average interest rate of 7.8% per annum, of $22.9 million for the nine months ended September 30, 2001 less actual interest expense of Norske Skog Canada of $10.4 million for the month of September, 2001 and $30.5 million for the year ended December 31, 2000. The average interest rate is based on a LIBOR base rate of 4.0% plus the applicable premium for Norske Skog Canada for the new credit facilities and an interest rate of 8 5/8% for the senior notes.

       Financing costs of approximately $12.5 million relating to the new credit facilities. Amortization on a straight line basis of the deferred finance costs over the five year average life of the new credit facilities for additional finance expense of $1.9 million for the nine months ended September 30, 2001 and $2.5 million for the year ended December 31, 2000.

    (b) The unaudited pro forma combined statements of earnings for the nine months ended September 30, 2001 and year ended December 31, 2000 have been adjusted to reflect the sale of Mackenzie as if it occurred on December 31, 1999.

    (c) Income tax recoveries of $3.9 million for the nine months ended September 30, 2001 and $37.7 million for the year ended December 31, 2000, relating to the additional interest

                           NORSKE SKOG CANADA LIMITED

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000

2. DISTRIBUTION ARRANGEMENT, SALE OF MACKENZIE PULP MILL OPERATIONS AND PRO FORMA ADJUSTMENTS: (CONTINUED)
       expense and reduction of interest income at an income tax rate of 35.5% and adjustments to reflect the sale of the Mackenzie pulp operations at an income tax rate of 38.5%.

3.  PACIFICA ARRANGEMENT AND PRO FORMA ADJUSTMENTS:

    The Arrangement Agreement contemplated a statutory arrangement between Pacifica and its Common Shareholders pursuant to which Norske Skog Canada acquired all of the Common Shares of Pacifica (the "Pacifica Arrangement"). Under the Pacifica Arrangement, for each Pacifica share, shareholders of Pacifica could elect to receive either:

    (i) 2.1 Norske Skog Canada common shares; or

    (ii) 1.0 Norske Skog Canada common share and $7.50 cash.

    The Pacifica Arrangement was approved by the shareholders of Pacifica on June 11, 2001 and by the Supreme Court of British Columbia on July 20, 2001. The Pacifica Arrangement was completed on August 27, 2001.

    The amount of consideration required to effect the purchase of all of the Pacifica shares was as follows:

                                                              ($ MILLIONS)
Cash consideration:
  Pacifica shares partially purchased for cash under the
    Pacifica Arrangement....................................       48.1
  Transaction costs.........................................       26.0
Share consideration:
  Pacifica shares exchanged for Norske Skog Canada shares...      354.3
                                                                  -----
Total consideration (excluding acquired debt)...............      428.4
                                                                  =====

    Norske Skog Canada issued 50,620,870 common shares and $48.1 million in cash in exchange for 100% of the outstanding Pacifica common shares and share options.

    The Norske Skog Canada shares issued as consideration have been valued at $7.00 per share as approved by the Norske Skog Canada Board of Directors. This amount was determined by the Board of Directors based on a number of factors but primarily the weighted average trading price of the Norske Skog Canada common shares over the twenty days prior to the signing of the Pacifica Arrangement on March 25, 2001 and adjusted for the $12 special distribution (note 2).

                           NORSKE SKOG CANADA LIMITED

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000

3.  PACIFICA ARRANGEMENT AND PRO FORMA ADJUSTMENTS: (CONTINUED)
    Pro forma adjustments relating to the Pacifica Arrangement are as follows:

    (a) The financing of the acquisition from additional long-term debt, determined as follows:

                                                                      ($ MILLIONS)
        Cash consideration for the Pacifica shares purchased........       48.1
        Pacifica debt to be repaid immediately upon acquisition.....      237.4
        Cash for working capital purposes...........................       96.7
                                                                          -----
        Total new long-term debt....................................      382.2
                                                                          =====

       Interest expense on the new long-term debt at an average interest rate of 7.8% per annum less actual interest expense on the existing Pacifica debt repaid for total additional interest of $8.1 million for the nine months ended September 30, 2001 and $9.0 million for the year ended
       December 31, 2000. The average interest rate is based on a LIBOR base rate of 4.0% plus the applicable premium for Norske Skog Canada for the new credit facilities and an interest rate of 8 5/8% for the senior notes.

    (b) Financing costs of approximately $12.5 million related to the issuance of new long-term debt. Amortization on a straight line basis of the deferred finance costs over the 10-year average life of the new senior notes for additional finance costs of $0.9 million for the nine months ended September 30, 2001 and $1.3 million the year ended December 31, 2000.

    (c) Depreciation of excess purchase price allocated to fixed assets over an estimated useful life of 20 years on a straight line basis for amortization of $8.6 million for the nine months ended September 30, 2001 and $12.9 million for the year ended December 31, 2000.

    (d) Income tax recoveries of $6.3 million for the nine months ended September 30, 2001 and $8.2 million for the year ended December 31, 2000 relating to additional depreciation, interest expense and financing costs at an income tax rate of 35.5%.

4.  BASIS OF CALCULATION FOR PRO FORMA BASIC AND DILUTED EARNINGS
    PER SHARE:

    Pro forma basic and diluted earnings per share are calculated based upon the weighted average number of Norske Skog Canada common shares that would have been outstanding, assuming that shares issued under the Pacifica Arrangement were issued at the beginning of the year. There are no dilutive securities for any of the periods presented. The weighted average number of common shares used in the calculation of basic pro forma and diluted earnings per share is 174,810,132 for all periods presented.

5.  SENSITIVY OF RESULTS AND UNUSUAL ITEMS:

    The unaudited pro forma financial statements have been prepared using certain assumptions which are sensitive to external factors. The estimated average interest rate used for new long-term debt in the pro forma financial statements is 7.8% per annum. A 1/8% variance in average interest rates on new

                           NORSKE SKOG CANADA LIMITED

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000

5. SENSITIVY OF RESULTS AND UNUSUAL ITEMS: (CONTINUED) long-term debt would affect interest expense by $1.0 million per annum and net income by $0.6 million per annum in the pro forma combined statement of earnings.

    The pro forma combined statement of earnings for the nine months ended September 30, 2001 includes $24.6 million of Pacifica's costs including legal, accounting and advisory costs, executive severance and change of control expenses directly incurred due to the acquisition.

6.  DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING
    PRINCIPLES:

    The unaudited pro forma combined financial statements are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). Significant differences to accounting principles generally accepted in the United States ("U.S. GAAP") are set forth below:

PRO FORMA EARNINGS

                                                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                      ---------------------------------------------------------------------
                                                                NORSKE
                                       NORSKE                    SKOG
                                        SKOG      PRO FORMA     CANADA    PACIFICA    PRO FORMA
                                       CANADA    ADJUSTMENTS   ADJUSTED    PAPERS    ADJUSTMENTS   COMBINED
                                      --------   -----------   --------   --------   -----------   --------
                                                    ($ IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Net earnings (loss) in accordance
  with Canadian GAAP................   $ 65.5       $(10.1)     $ 55.4     $ 16.8       $(11.3)     $ 60.9
  Foreign currency options and
    forward contracts(a)............    (31.1)          --       (31.1)       2.6           --       (28.5)
  Foreign currency translation of
    long-term debt(b)...............    (10.9)          --       (10.9)     (16.5)          --       (27.4)
  Income tax impact of above
    items...........................     14.9           --        14.9        4.9           --        19.8
                                       ------       ------      ------     ------       ------      ------
Net earnings (loss) in accordance
  with U.S. GAAP....................   $ 38.4       $(10.1)     $ 28.3     $  7.8       $(11.3)     $ 24.8
                                       ======       ======      ======     ======       ======      ======
Basic and diluted earnings (loss)
  per share in accordance with
  U.S. GAAP.........................   $ 0.30                   $ 0.22                              $ 0.14

Weighted average number of shares in
  accordance with U.S. GAAP
  (millions)........................    129.8                    129.8                    50.6       174.8

                           NORSKE SKOG CANADA LIMITED

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000

6.  DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING
    PRINCIPLES: (CONTINUED)
PRO FORMA EARNINGS

                                                          YEAR ENDED DECEMBER 31, 2000
                                      ---------------------------------------------------------------------
                                                                NORSKE
                                       NORSKE                    SKOG
                                        SKOG      PRO FORMA     CANADA    PACIFICA    PRO FORMA
                                       CANADA    ADJUSTMENTS   ADJUSTED    PAPERS    ADJUSTMENTS   COMBINED
                                      --------   -----------   --------   --------   -----------   --------
                                                    ($ IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Net earnings (loss) in accordance
  with Canadian GAAP................   $163.1       $(66.3)     $ 96.8     $ 20.9       $(15.0)     $102.7
  Foreign currency options and
    forward contracts(a)............    (25.6)          --       (25.6)     (39.7)          --       (65.3)
  Foreign currency translation of
    long-term debt(b)...............       --           --          --      (21.2)          --       (21.2)
  Income tax impact of above
    items...........................      9.9           --         9.9       23.1           --        33.0
                                       ------       ------      ------     ------       ------      ------
Net earnings (loss) in accordance
  with U.S. GAAP....................   $147.4       $(66.3)     $ 81.1     $(16.9)      $(15.0)     $ 49.2
                                       ======       ======      ======     ======       ======      ======
Basic and diluted earnings (loss)
  per share in accordance with
  U.S. GAAP.........................   $ 1.19                   $ 0.65                              $ 0.28

Weighted average number of shares in
  accordance with U.S. GAAP
  (millions)........................    124.2                    124.2                    50.6       174.8

    (a) DERIVATIVE FINANCIAL INSTRUMENTS:

       Under Canadian GAAP, exchange gains and losses on foreign exchange options and forward contracts designated as hedges are recognized on maturity. Under U.S. GAAP, unrealized foreign exchange gains and losses are recognized on a "marked to market" basis at each reporting period.

    (b) FOREIGN CURRENCY TRANSLATION OF LONG-TERM DEBT:

       Under Canadian GAAP, unrealized gains and losses on translation of foreign currency denominated long-term monetary items are deferred and amortized over the term of the item. Under U.S. GAAP, these unrealized gains and losses are included in earnings.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS OF NORSKE SKOG CANADA
                                    OUTLOOK

    While it is still too early to understand the full effect on the US economy of the recent terrorist actions, it is now expected that the economic downturn will be more severe and longer than previously projected. Despite declining interest rates, a turnaround in global economic growth is now not expected until at least the fourth quarter of 2002. We remain committed to balancing our customer demand with production levels in both pulp and paper and will take any necessary curtailment to maintain that balance. See "Risk Factors--Our Business is of a Cyclical Nature and Our Product Prices May Fluctuate Significantly."

    Groundwood paper markets are expected to remain under pressure until mid-2002. In response, we have took additional curtailments of approximately 66,000 tonnes for the fourth quarter due to reduced customer orders. We curtailed production at three of our paper machines in January 2002 and anticipate that an average of two of our paper machines will be down for the first half of 2002, in order to balance production to customer demand.

    Containerboard markets continue to be affected by the slowing of the American economy. Consumer confidence erosion and the further weakening of containerboard demand are expected in the fourth quarter. With respect to pulp, a combination of declining inventories, low prices and the expected seasonal uplift in demand suggests that we may have reached the bottom of the cycle. We curtailed approximately 27,000 tonnes of pulp and paper containerboard production in the fourth quarter of 2001. Following the closure of our Powell River kraft pulp mill in November 2001, we anticipate that we will operate our pulp facilities at full capacity through 2002.

                              RECENT DEVELOPMENTS

2001 FOURTH QUARTER RESULTS

    On January 31, 2002 we announced our fourth quarter 2001 results. Unsettled economic conditions contributed to a net loss of $6.9 million, or $0.04 per common share. Our net loss included an after-tax loss of $4.2 million, or $0.02 per common share, related to commodity swaps to reflect the credit risk of Enron Corp. Sales for the period were $412.8 million. Earnings before interest, income taxes, depreciation and amortization and other income (expenses) (Adjusted EBITDA) were $54.1 million.

    These results compare to net earnings of $43.5 million, or $0.35 per common share, sales of $378.4 million, and Adjusted EBITDA of $87.9 million, which we reported for the fourth quarter of 2000 before our acquisition of Pacifica Papers Inc.

    Our fourth quarter 2001 results were affected by weak demand and further price erosion in virtually all of our product lines. In response, we curtailed production in the quarter, trimming paper output by nearly 66,000 tonnes and pulp and containerboard by 27,100 tonnes.

    We also further reduced overall costs with respect to newsprint and specialties as a result of the permanent closure of the Power River kraft pulp mill in November and other manufacturing efficiencies in our four paper operations. However, these cost savings were offset by higher unit costs associated with our increased production of higher-value grade paper, higher unit fixed costs associated as a result of curtailment and several one-time expenditures. As a result, our average cost of sales increased marginally by $4 per tonne, or 0.5%, as compared to the third quarter of 2001, and by $51 per tonne, or 7.9%, as compared to the same quarter of 2000.

    Average pulp and containerboard cost of sales increased by $46 per tonne, or 9.2%, compared to the third quarter of 2001, largely due to the seasonality of maintenance costs incurred during scheduled shutdowns at both of our mills at Elk Falls and decreased by $81 per tonne, or 12.9%, as compared to the same quarter of 2000, primarily due to lower fiber, energy and operating supply costs and the sale of our Mackenzie operations.

    Paper sales volume increased by 47.3% over the previous quarter and by 59.8% as compared to the same period in 2000, primarily from additional sales volumes generated from Pacifica that more than offset reduced volumes resulting from a sharp decline in demand by the second half of 2001 and in part due to well-managed sales efforts. Pulp and containerboard sales volumes fell by 16.8% as compared to the previous quarter and by 28.9% as compared to the same period in the previous year due to weak demand.

    Cash flow from operating activities, after changes from non-cash working capital, for the fourth quarter totaled $50.9 million, compared to $60.2 million for the third quarter of 2001 and $83.8 million for the fourth quarter of 2000. The decrease was primarily attributable to the lower earnings as a result of higher interest expense under our new credit facilities and senior notes combined with the lower sales described above.

    We had net earnings of $58.6 million, or $0.42 per common share, Adjusted EBITDA of $210.9 million and sales of $1.39 billion for the year ended 2001. These results compare to net earnings of $163.1 million, or $1.31 per common share, and sales of $1.41 billion for the previous year.

    Capital expenditures for the year ended December 31, 2001 were $92.7 million, compared to $90.8 million for the previous year. Our focus in 2001 was on essential maintenance of business and carefully selected capital expenditures. Due to the challenging market conditions, we intend to continue our disciplined approach to capital expenditures until market conditions improve. We anticipate that our capital expenditures in 2002 will be approximately $100 million.

    Debt repayments under our new term loan facilities totaled $3.5 million for the 2001 fiscal year. We amended our new credit facilities on January 30, 2002 to provide for revised ratio tests. You should read the sections "Capitalization" and "Description of Other Indebtedness" in this prospectus, which detail this amendment and set forth a schedule of our debt obligations and their respective maturity dates.

    Our 2001 results include the earnings of Pacifica for four months from September to December, 2001 and reflect the financing of the Pacifica acquisition and the special distribution of $12 per common share paid to our shareholders on August 24, 2001, all of which affect comparisons to the previous year.

CLOSURE OF POWELL RIVER KRAFT PULP MILL

    In November 2001 we permanently closed our kraft pulp mill operation at Powell River. We believe these facilities were disadvantaged by their relatively small scale and higher unit costs than our other two pulp mills at Elk Falls and Crofton, both of which have roughly twice the capacity of the Powell River pulp mill.

    The closure, which includes the mill's stone groundwood and woodroom operations, resulted in the elimination of about 280 jobs. We have undertaken a mitigation program, expected to cost $30 million, to help employees at the mill to relocate to one of our other operations and to cover severance. We will also contribute $3 million over the next three years to help the community of Powell River diversify by supporting economic development initiatives. Included in the $41 million accrual we have taken for the closure is $8 million to cover deactivation of the kraft pulp mill and other closure costs. See "Business--Lines of Business--Paper--Paper Operations--Powell River." The closure of our kraft pulp mill operation at Powell River does not affect our obligations under the Powell River Energy joint venture.

THE ACQUISITION OF PACIFICA PAPERS INC.

    On August 27, 2001 we completed the acquisition of Pacifica. Pacifica was a major North American manufacturer of value-added papers, including lightweight coated paper, telephone directory paper, and other groundwood specialty papers, as well as newsprint. The only producer of lightweight coated paper in western North America, Pacifica was also a leading producer of telephone directory paper. Pacifica's two manufacturing facilities, located within 100 miles of our existing manufacturing locations, include six paper machines and five pulping facilities supplying 90% of Pacifica's pulp needs. In addition, we have assumed Pacifica's long-term secure fiber agreements, providing for 70% of its fiber requirements.

    With the acquisition of Pacifica, we expect to achieve significant synergies without significant corresponding capital expenditures by the end of the second year after completion of the Pacifica acquisition. We refer you to "The Acquisition of Pacifica Papers Inc." for more details of the acquisition.

LIQUIDITY AND CAPITAL RESOURCES

    Cash flows from operating activities, after changes in non-cash working capital, for the quarter ended September 30, 2001 totaled $60.2 million, compared to $86.5 million for the third quarter of 2000 and $89.4 million for the quarter ended June 30, 2001. For the nine months ended September 30, 2001, cash flows from operating activities were $215.3 million, compared to $261.8 million for the comparable period in 2000.

    As part of our management of working capital, we are committed to keeping our inventory levels in balance with demand. At September 30, 2001, our paper finished goods inventories reached new record-low levels, at 78,100 tonnes.

    Over the last several years we have undertaken a number of major strategic initiatives to narrow our business focus on groundwood printing papers and the markets of western North America and the North Pacific Rim. In support of this strategy, we divested a number of assets and businesses, including TimberWest Forest Limited, Blandin Paper Company, and the Mackenzie pulp mill.

    We retained portions of the funds generated from the dispositions described above. These funds were not fully reinvested in our business or used to complete other acquisitions. For some time we had no debt and maintained significant cash balances. We believed that this structure had a negative effect on our stock market valuation because investors do not generally reward a corporation for carrying significant cash balances.

    Our directors concluded that having a more efficient capital structure that includes a prudent amount of debt will be more favorably received by the capital markets. As a result, the directors determined that a substantial distribution of funds should be made to our shareholders. The special distribution was approved by our shareholders and the Supreme Court of British Columbia as required by applicable law.

    On August 28, 2001, we paid a special distribution to our shareholders totaling $1,490.3 million ($12.00 per common share). This payment consisted of a return of capital of $943.8 million ($7.60 per common share) and a special dividend of $546.5 million ($4.40 per common share). After the special distribution, we have suspended payment of our regular dividend until our directors determine that it is prudent to re-commence paying dividends. Instead, we are currently determined to focus on debt reduction. The new credit facilities, the exchange notes and our 10% notes will restrict our ability to pay cash dividends on our common shares. Additionally, the new credit facilities, the exchange notes and the 10% notes contain various affirmative and negative covenants, including the maintenance of certain financial ratios and terms and limitations on common shares repurchases. See "Description of the Notes" and "Description of Other Indebtedness."

    Effective August 27, 2001, we completed the Pacifica acquisition for total consideration of $428.4 million, including transaction costs of $26.0 million. We financed the Pacifica acquisition through a combination of issued common shares ($354.3 million) and cash ($74.1 million). In connection with the special distribution and the Pacifica acquisition, we issued senior notes in the amount of US$250 million, and secured new term loan facilities totaling US$200 million and $75 million and a new operating credit facility totaling $250 million. Following the Pacifica acquisition, we used our new credit facilities to repay a term loan of $214.1 million and an operating loan of $23.3 million, both of which were assumed as part of the Pacifica acquisition.

    Capital expenditures for the year ended December 31, 2001 was $92.7 million, compared to $90.8 million for the previous year. Our focus in 2001 was on essential maintenance of business and carefully selected capital expenditures. Due to the challenging market conditions, we intend to continue our disciplined approach to capital expenditures until market conditions improve. We anticipate that our capital expenditures in 2002 will be approximately $100 million.

    Debt repayments under our new term loan facilities totaled $3.5 million for the 2001 fiscal year. You should read the sections "Capitalization" and "Description of Other Indebtedness" in this prospectus, that set forth a schedule of our debt obligations and their respective maturity dates.

    As of December 31, 2001 we and our subsidiaries had committed bank credit facilities of US$200 million plus $325 million, of which $219.6 million was not utilized. On the basis of historical financial information, including the recent operating histories of Norske Skog Canada and Pacifica, over the longer term we expect to fund our future operations and future growth from cash flows from operations and, if necessary, borrowings under the revolving credit facility of our new credit facilities. As set forth in "Recent Developments," cash flows from operations have decreased in the fourth quarter of 2001. If this trend were to continue, we would, over time, rely to a greater extent on our bank credit facilities.

    As a result of the recent economic downturn, in January 2002 the credit rating agencies affirmed our existing credit rating, but changed our outlook from stable to negative. Any downgrading of our credit rating may affect our ability to borrow additional funds in the future or the cost of our borrowings.

    The change in our credit rating outlook from stable to negative reflects the expectations of the credit rating agencies that our operating income and debt protection measures will decline in tandem with falling newsprint and pulp prices during the first six months of 2002. The change in outlook also reflects rising concern by the credit rating agencies regarding our intermediate term liquidity.

    In response to present market conditions we have been actively managing our business and we have assessed and implemented curtailments of production, minimized any build-up of inventories, reduced discretionary capital spending and focused on cash conservation initiatives. Previously, we also suspended the regular quarterly dividend paid on our common shares.

    We are subject to certain financial covenants under our new credit facilities and senior notes. Currently, we are in full compliance with these covenants. However, prevailing economic conditions or other factors beyond our control may affect our results of operations and hence our ability to fully comply with these covenants.

                             RESULTS OF OPERATIONS

    Other than the results of operations for the nine months ended
September 30, 2001, the results of operations discussed in this section are the historical results of operations of Norske Skog Canada prior to the acquisition of Pacifica.

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 2000

NET EARNINGS

    For the nine months ended September 30, 2001, net earnings totaled
$65.5 million ($0.50 per common share), compared to net earnings of $119.6 million ($0.96 per common share) for the first nine months of 2000. Net earnings include recognition of $14.3 million ($0.11 per common share), reflecting the net impact of income tax recoveries offset by the loss on the sale of our Mackenzie pulp operations.

NET SALES

    Net sales for the nine months ended September 30, 2001 were $975.9 million, down 5.2% from $1,029.7 million for the corresponding period in 2000. The decline in net sales reflects the challenging market conditions facing us during the third quarter. The slowdown in the United States and world economies has resulted in significantly lower demand for paper and pulp products.

OPERATING EARNINGS

    NEWSPRINT AND SPECIALTIES

    Our paper sales volumes increased by 9,400 tonnes, or 1.4%, compared to the same period in 2000. This positive impact of the additional sales volume generated following the Pacifica acquisition was matched by the sharp decline in demand that resulted from the rapid slowdown of the U.S. economy in 2001. Compared to the same period in 2000 our average paper sales revenues increased by $153 per tonne, or 20.0%. This was due primarily to stronger prices for all of our paper products during the first half of 2001 and a stronger U.S. dollar. The adverse cost impact of 84,000 tonnes of curtailment, partly offset by lower fiber costs, resulted in an increase in paper cost of sales of $46 per tonne, or 7.3%, compared to the same period in 2000.

    PULP AND CONTAINERBOARD

    Our pulp and containerboard sales volumes for the nine months ended September 30, 2001 were down 71,800 tonnes, or 11.7%, from the comparable period in 2000. The lower sales volumes reflected the sale of our Mackenzie pulp operations in June 2001 and the deteriorating market conditions, particularly in the second and third quarters of 2001. Our average pulp and containerboard prices were lower by $197 per tonne, or 23.5%, reflecting the steep decline in demand and oversupply.

    Our pulp and containerboard cost of sales increased by $16 per tonne, or 2.7%. Savings achieved through lower fiber costs were outweighed by the additional maintenance costs required to complete the sale of Mackenzie, the curtailment of 68,500 tonnes of production and higher energy costs.

OTHER INCOME/EXPENSE

    Other Expense for the nine-month period ended September 30, 2001 was $33.7 million compared to Other Income of $2.3 million for the nine months ended September 30, 2000. Other Income for the nine-month period ended September 30, 2000 was comprised primarily of non-operating income. Other Expense for the nine-month period ended September 30, 2001 included the loss associated with the sale of our Mackenzie operations of $31.4 million and other non-operating expenses of $2.3 million.

SIX MONTHS ENDED DECEMBER 31, 2000 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
  1999

    Effective July 1, 2000 we changed our financial year end from June 30 to December 31. A comparison of the results of the six months ended December 31, 2000 to the six months ended December 31, 1999 follows. In addition, a comparison of the results of the six months ended December 31, 2000 to the year ended June 30, 2000 is also provided below.

NET EARNINGS

    Norske Skog Canada's net earnings for the six-month fiscal year ended December 31, 2000 improved significantly from the same period of 1999 as a result of higher prices for Norske Skog Canada's principal products, higher newsprint and specialties sales volumes and strengthening in the U.S. dollar from an average of C$1.48 to C$1.50. This was partially offset by lower pulp sales volumes and higher fiber and energy costs which affected both of Norske Skog Canada's business segments.

    Net earnings for the six-month fiscal year of 2000 increased by $64 million, or $0.51 per share, from net earnings of $19 million, or $0.15 per share, for the corresponding period of 1999. The results for the six-month fiscal year of 2000 include the recognition of $3 million for benefits related to the utilization of acquired tax losses. The results for the six months ended December 31, 1999 included an expense of $9 million after tax for costs in connection with the proposal by Norske Skog Canada to acquire the Paper Division assets of Fletcher Challenge Limited. Excluding the unusual items, net earnings for the six-month fiscal year of 2000 of $80 million were up $52 million from the six months ended December 31, 1999.

NET SALES

    Net sales for the six-month fiscal year of 2000 were $729 million as compared to $574 million for the same six-month period in 1999, representing an increase of 27% as a result of the change in product sales by business segment shown below:

                                                         SALES
                                                      6 MONTHS TO             INCREASE (DECREASE) FROM 1999
                                                     DECEMBER 31,       -----------------------------------------
                                                  -------------------    TOTAL      SALES                FOREIGN
                                                    1999       2000      CHANGE     VOLUME     PRICE     EXCHANGE
                                                  --------   --------   --------   --------   --------   --------
                                                                     (IN MILLIONS OF DOLLARS)
Newsprint & specialties.........................    $303       $401       $ 98       $  8       $ 84       $ 6
Pulp & containerboard...........................     271        328         57        (26)        78         5
                                                    ----       ----       ----       ----       ----       ---
                                                    $574       $729       $155       $(18)      $162       $11
                                                    ====       ====       ====       ====       ====       ===

OPERATING EARNINGS

    Norske Skog Canada recorded operating earnings of $108 million in the six-month fiscal year of 2000, a $83 million improvement from the six months ended December 31, 1999.

    NEWSPRINT AND SPECIALTIES

    Operating earnings for newsprint and specialties of $44 million were recorded for the six-month fiscal year of 2000, representing a $60 million improvement from the operating loss of $16 million for the six months ended December 31, 1999.

    Average benchmark prices in western North America for newsprint were up by approximately 20% from levels realized in the second half of 1999. Global demand for newsprint increased by 4.3% in calendar 2000, while newsprint consumption by daily newspapers in the United States increased by 0.8%. The continued strength of the U.S. economy and consumer optimism resulted in an increase of approximately 1.2% in newsprint consumption in the United States in 2000. Retail and classified advertising remained healthy, while U.S. newspaper circulation declined slightly. By the end of 1999, the Asian newsprint market showed clear signs of tightening. Improving economic conditions throughout Asia caused a recovery in pagination and circulation, resulting in an increase in newsprint consumption in 2000 of approximately 10%, following a 7.5% increase in 1999. As a result of tight supply conditions in the region, net imports of newsprint to Asia increased by approximately 270,000 tonnes, or 18%, in 2000, compared to an increase of approximately 230,000 tonnes, or 18%, in 1999.

    Newsprint prices stabilized in the third quarter of 1999 after declining by approximately US$100 per tonne in western North America in the first half of 1999. Strong consumption in North America and improving demand in Asia led to a US$40 per tonne increase in western North American newsprint prices, effective October 1, 1999. Newsprint prices in Asia increased by a similar amount on January 1, 2000, but remained below prices in North America. With advertising lineage robust, increasing exports and declining imports from offshore, a further newsprint price increase of US$50 per tonne took effect on April 1, 2000, in both western North America and Asia. Newsprint market conditions continued to tighten during the second half of 2000. Newsprint prices in Asia increased by US$60 per tonne in July 2000 and prices in the western North American market, our main market, increased by US$40 per tonne on September 1, 2000. Newsprint prices in Asia increased by a further US$50 per tonne in October 2000 and are above those in North America.

    Prices for groundwood specialty paper followed the trend in newsprint pricing. A US$40 per short ton price increase for Norske Skog Canada's :EXPRESS hi-brite paper was implemented in January and again in May 2000. This was followed by a price increase of approximately US$50 per short ton in September 2000. A US$45 per short ton price increase for Norske Skog Canada's :ADVANCE soft calendered paper took effect in March 2000 and, depending on basis weight, a US$45 to US$50 per short ton price increase was implemented in August 2000. Norske Skog Canada's Catalyst directory price improved slightly during 2000, with long term contracts and annual pricing arrangements in place with major North American customers.

    Total shipments of newsprint and groundwood specialties increased to 458,000 tonnes in the six month fiscal year of 2000 from 447,000 tonnes in the six months ended December 31, 1999. Sales of directory paper from Crofton decreased to 68,000 tonnes in the six month fiscal year of 2000 from 76,000 tonnes one year earlier. Sales of higher brightness groundwood specialty grades from Elk Falls increased to 71,000 tonnes in the six month fiscal year of 2000 from 67,000 tonnes the previous year. Average sales realizations for Norske Skog Canada's newsprint and groundwood specialty printing papers increased by approximately $195 per tonne, or 29%, from the corresponding period of 1999.

    Total newsprint and groundwood specialty printing paper production for the six month fiscal year of 2000 was 451,000 tonnes, compared to 446,000 tonnes in the six months ended December 31, 1999. Despite an improvement in controllable cost elements, unit operating costs were 9% higher in the six month fiscal year of 2000. Increased production volume, improved operating efficiency, lower kraft usage and mill and overhead cost reductions were more than offset by higher fiber and energy costs, up 5% and 15%, respectively.

    Paper production at Crofton increased by 7% to 211,000 tonnes in the six month fiscal year of 2000, representing a 98% operating rate. At Elk Falls, paper production decreased by 3% to 240,000 tonnes in the six month fiscal year of 2000, representing a 98% operating rate.

    PULP AND CONTAINERBOARD

    Operating earnings of $64 million were recorded for pulp and containerboard for the six month fiscal year of 2000, representing a $23 million improvement from operating earnings of $41 million in the six months ended
December 31, 1999.

    World chemical pulp demand totaled approximately 37 million tonnes in 2000, an increase of 3% from the 1999 level, with more than one-half of the increased demand coming from Europe. Market pulp supply increased by approximately 4.5% in 2000.

    Average northern bleached softwood kraft, or NBSK, pulp prices for the last six month fiscal year of 2000 were up by approximately 27% from the levels prevailing in the same period of 1999.

    During the year ended June 30, 2000, NBSK pulp price increases occurred during each quarter in the United States and Europe, with prices rising in the U.S. and Europe by US$140 and US$160 per tonne, respectively, over the previous year's levels. NBSK pulp prices rose five times in Japan in the year ended
June 30, 2000, up US$170 per tonne from the price level in place in June 1999.
By

June 2000, NBSK prices in Japan were higher than prices in the United States and Europe. Spot market prices also showed significant improvement in the year ended June 30, 2000. NBSK pulp prices increased by US$30 per tonne in all markets in July 2000, but the strength in pulp markets eased during the last six months of 2000. NBSK pulp prices declined by US$40 per tonne in Japan in December 2000, reflecting weak pricing in Asia. This brought NBSK pulp prices in Japan to below price levels in the United States and Europe. Hardwood pulp prices declined in excess of US$150 per tonne in some markets in the fourth quarter of 2000 as Indonesian suppliers competed aggressively for market share, affecting sales realizations for Norske Skog Canada's sawdust-based pulps in those regions. Spot market prices deteriorated in the second half of 2000 and closed the year below list price levels. North American and Scandinavian producer pulp inventories increased by approximately 675,000 tonnes, or 63%, in the second half of 2000.

    Norske Skog Canada's total pulp shipments decreased to 321,000 tonnes in the last six months of 2000 from 358,000 tonnes in the corresponding period of 1999. Sales of sawdust-based pulp from Elk Falls and Mackenzie decreased to 95,000 tonnes in the last six months of 2000 from 129,000 tonnes one year earlier. Average pulp sales realizations were up by approximately $235 per tonne, or 36%, from the same period a year earlier. Total pulp production was 351,000 tonnes in the last six months of 2000, down slightly from 353,000 tonnes in the corresponding period of 1999, with all three pulp facilities taking market-related production downtime in the fourth quarter of 2000. Despite improved operational performance, particularly at Crofton, unit operating costs increased by 25% in the last six months of 2000 compared to the same period of 1999 as a result of an increase in fiber costs of 34%, and increased energy costs. Higher fiber costs in the last six months of 2000 reflected the effect of higher pulp prices on fiber pricing and a lower proportion of sawdust-based pulp production resulting from market-related curtailment.

    Total pulp production at Crofton increased by 8% to 156,000 tonnes in the six months ended December 31, 2000, representing an operating rate of 95%. However, in the same period, market pulp production at Crofton was curtailed by approximately 11,000 tonnes because of weaker market conditions. At Mackenzie, pulp production decreased by 10% to 104,000 tonnes, for a 90% operating rate. Production volume was affected in the last six months of 2000 by the decision to slow the sawdust digester, resulting in curtailment of approximately 2,000 tonnes. Pulp production at Elk Falls decreased by 2% to 91,000 tonnes in the last six months of 2000, representing a 91% operating rate as production was curtailed by approximately 11,000 tonnes.

    Containerboard market conditions remained favorable in the six months ended December 31, 2000 with demand and pricing relatively stable. Containerboard prices increased by US$40 per short ton in July 1999 and US$50 per short ton in February 2000 as a result of a strong North American economy, improved demand from Asia and the shutdown of capacity in the United States. Containerboard prices have remained stable since February 2000 as a result of industry consolidation and downtime taken by integrated producers to manage inventory levels.

    Average containerboard sales realizations for the six months ended December 31, 2000 were up by approximately $125 per tonne, or 17%, from the levels prevailing in the corresponding period of 1999. The increase in sales realizations reflected an increased proportion of SilverLiner sales, higher product prices and customer and product rationalization. Containerboard sales volume decreased by 4% to 50,000 tonnes. Higher value SilverLiner sales volume increased to 47,000 tonnes from 44,000 tonnes in the same period of 1999. Production declined by 2% to 52,000 tonnes, representing a 99% operating rate. Unit operating costs were 44% higher in the six months ended December 31, 2000 due primarily to increased fiber costs, up 50%, and increased energy costs.

    Market pulp and containerboard unit costs for energy were up 57% in the six months ended December 31, 2000, compared to the same period of 1999.

SIX MONTHS ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED JUNE 30, 2000

NET EARNINGS

    Norske Skog Canada recorded net earnings of $83 million, or $0.66 per Class A common share, in the six-month fiscal year of 2000. Net earnings of $99 million, or $0.80 per Class A common share, were recorded for the year ended June 30, 2000. The results for the six-month fiscal year of 2000 include recognition of $3 million for benefits related to the utilization of acquired tax losses. The fiscal 2000 results include recognition of $21 million for benefits related to the utilization of acquired tax losses, partially offset by an expense of $9 million after tax for costs in connection with the proposal by Norske Skog Canada to acquire the Paper Division assets of Fletcher Challenge Limited. Excluding the unusual items, net earnings for the six-month fiscal year of 2000 were down $7 million from the year ended June 30, 2000 as a result of the shorter fiscal period.

NET SALES

    Net sales for the six month fiscal year of 2000 were $729 million compared to $1.25 billion for the fiscal year ended June 30, 2000.

OPERATING EARNINGS

    Norske Skog Canada recorded earnings of $108 million in the six month fiscal year of 2000 compared to $104 million in the year ended June 30, 2000.

    NEWSPRINT AND SPECIALTIES

    Operating earnings for newsprint and specialties of $44 million were recorded for the six-month fiscal year of 2000. An operating loss of $18 million was incurred in the year ended June 30, 2000.

    PULP AND CONTAINERBOARD

    Operating earnings of $64 million were recorded for pulp and containerboard in the six months of 2000, compared to $122 million in the year ended June 30, 2000.

OTHER INCOME/EXPENSE

    Other Income in the six-month fiscal year ended December 31, 2000 was $24 million compared to $31 million in the year ended June 30, 2000. Other Income in the six months of 2000 included interest income of $27 million, partially offset by miscellaneous expense of $3 million. Other Income in the year ended June 30, 2000 was comprised of interest income of $38 million and non-operating income of $6 million, partially offset by costs of $13 million in respect of the proposed acquisition of the Paper Division assets of Fletcher Challenge Limited.

CASH FLOWS

    OPERATIONS

    Cash provided by operations, before changes in non-cash working capital, was $194 million in the last six months of 2000, compared to $253 million in the year ended June 30, 2000 and $95 million in the six months ended December 31, 1999. Cash provided by operations continued to improve as a result of higher product prices.

    Operating working capital requirements were up by $24 million in the six-month fiscal year ended December 31, 2000, compared to an increase of $62 million in the year ended June 30, 2000 and $79 million in the six months ended December 31, 1999. The increase in working capital requirements in the six months of 2000 was due to an increase in accounts receivable as product prices increased, and an increase in pulp inventories, partially offset by an increase in accounts payable and accrued liabilities. After working capital changes, cash provided by operations in the six months of 2000 was $170 million, down from $191 million in the year ended June 30, 2000, but up from $16 million in the six months ended December 31, 1999.

    INVESTING ACTIVITIES

    Capital spending totaled $58 million for the six-month fiscal year ended December 31, 2000, compared to $57 million in the year ended June 30, 2000 and $25 million in the six months ended December 31, 1999. The increased level of capital expenditures in the six months of 2000 reflects major environmental project spending commenced during the period. During the six-month fiscal year ended December 31, 2001, environmental project spending totalled $19 million, related primarily to the completion of a $10 million TRS collection system at Crofton and $5 million towards a $19 million Elk Falls project scheduled for completion in 2001 to control air emissions from the No. 5 power boiler.

    In prior years, Norske Skog Canada acquired from a related party eight corporations with non-capital and capital losses carried forward. The purchase price is subject to adjustment under certain conditions and $21 million was included in accounts receivable at December 31, 2000 and was received subsequent to the period end ($13 million was received in the year ended June 30, 2000 in respect of such adjustments). The difference between the future tax benefit of these losses and the acquisition cost of the companies is recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. In the last six months of 2000, the amortization reduced income tax expense by $3 million. For the year ended June 30, 2000, the amortization reduced income tax expense by $21 million.

    DIVIDENDS

    During the last six months of 2000 and the corresponding period of 1999, cash dividends of $0.30 per Class A common share were paid. Cash dividends of $0.60 per Class A common share were paid in the year ended June 30, 2000.

         YEAR ENDED JUNE 30, 2000 COMPARED TO YEAR ENDED JUNE 30, 1999

    The following table shows Norske Skog Canada's product sales and operating earnings by business segment for the years ended June 30:

                                                              1998(1)      1999       2000
                                                              --------   --------   --------
                                                                 (IN MILLIONS OF DOLLARS)
PRODUCT SALES
Newsprint & specialties.....................................   $ 149      $  630     $  641
Pulp & containerboard.......................................     132         407        612
                                                               -----      ------     ------
                                                               $ 281      $1,037     $1,253
                                                               =====      ======     ======

OPERATING EARNINGS (LOSS)
Newsprint & specialties.....................................   $ (99)     $    5     $  (18)
Pulp & containerboard.......................................     (82)        (46)       122
                                                               -----      ------     ------
                                                                (181)        (41)       104
Other Income................................................      35          70         31
Income taxes (recovery).....................................     (51)          2         36
                                                               -----      ------     ------
Earnings (loss) from continuing operations..................     (95)         27         99
Earnings from discontinued operations, net of income
  taxes.....................................................     391           9         --
                                                               -----      ------     ------
Net earnings................................................   $ 296      $   36     $   99
                                                               =====      ======     ======
Cash provided by (used for) operations......................   $ (94)     $  105     $  191
                                                               =====      ======     ======

------------------------

(1) Fiscal 1998 shipments and operating results were affected by a nine-month strike at Norske Skog Canada's manufacturing facilities.

SUMMARY OF SHIPMENTS

    The following table shows Norske Skog Canada's shipments by business segment for the years ended June 30:

                                                              1998(1)      1999       2000
                                                              --------   --------   --------
Newsprint & specialties (thousands of tonnes)...............    223        825        909
Pulp & containerboard (thousands of tonnes)(2)..............    206        749        832

------------------------

(1) Fiscal 1998 shipments and operating results were affected by a nine-month strike at Norske Skog Canada's manufacturing facilities.

(2) Includes containerboard shipments of 109,000 tonnes in 2000, 106,000 tonnes in 1999 and 28,000 tonnes in 1998.

COMPARISON OF EARNINGS

    Norske Skog Canada's net earnings for the year ended June 30, 2000 improved from the previous year as a result of higher pulp and containerboard prices, increased sales and production volumes and lower unit costs.

    Improving economic conditions in Asia and Latin America, continued growth in demand in North America and Europe and declining customer and producer inventories resulted in an improved supply/ demand balance for groundwood printing papers in late 1999. North American newsprint demand was firm in fiscal 2000 because of continued growth in domestic consumption resulting from increased advertising lineage. Increased demand levels in Asia and Latin America, coupled with decreased supply from Asia, resulted in a higher level of net exports of newsprint from North America. Newsprint prices, which had been under pressure during the first half of 1999, began to improve in the fourth quarter of 1999 and prices for Norske Skog Canada's groundwood printing papers began to improve in the first quarter of 2000.

    The recovery in pulp market conditions and prices which became apparent in the second quarter of 1999 accelerated during Norske Skog Canada's fiscal year. With pulp producer inventories declining to historically low levels and demand from Asia increasing, market conditions tightened throughout the year ended June 30, 2000.

NET EARNINGS

    Norske Skog Canada recorded net earnings of $99 million, or $0.80 per Class A common share, in the year ended June 30, 2000, compared to net earnings of $36 million, or $0.29 per Class A common share, in the year ended June 30, 1999. The fiscal 2000 results include recognition of $21 million for benefits related to the utilization of acquired tax losses, partially offset by an expense of $9 million after tax for costs in connection with the proposal by Norske Skog Canada to acquire the Paper Division assets of Fletcher Challenge Limited. The 1999 results include other non-operating income of $42 million after tax and the recognition of $11 million for benefits related to the utilization of acquired tax losses. This was partially offset by an after-tax provision of $22 million consisting of severance, pension bridging and other costs associated with a reduction of the hourly workforce at Norske Skog Canada's manufacturing facilities. The 1999 results also include an adjustment to the gain on sale of Blandin Paper Company of $9 million after tax, included in discontinued operations.

    Norske Skog Canada's continuing operations recorded earnings of $99 million, or $0.80 per Class A common share, in fiscal 2000 compared to $27 million, or $0.21 per Class A common share, in fiscal 1999.

NET SALES

    Net sales for the year ended June 30, 2000 were $1.25 billion, up 21% from $1.04 billion in the previous year.

    The change in product sales by business segment for the fiscal years ended June 30, 1999 and 2000 is shown below:

                                                                           INCREASE (DECREASE) FROM 1999
                                                      SALES          -----------------------------------------
                                               -------------------    TOTAL      SALES                FOREIGN
                                                 1999       2000      CHANGE     VOLUME     PRICE     EXCHANGE
                                               --------   --------   --------   --------   --------   --------
                                                                  (IN MILLIONS OF DOLLARS)
Newsprint & specialties......................   $  630     $  641      $ 11       $ 64       $(37)      $(16)
Pulp & containerboard........................      407        612       205         45        176        (16)
                                                ------     ------      ----       ----       ----       ----
                                                $1,037     $1,253      $216       $109       $139       $(32)
                                                ======     ======      ====       ====       ====       ====

OPERATING EARNINGS

    Norske Skog Canada's continuing operations recorded operating earnings of $104 million in fiscal 2000, an improvement of $145 million from the operating loss of $41 million for the 1999 fiscal year. The improvement in operating earnings was primarily a result of higher pulp and containerboard prices, increased sales and production volumes and lower unit costs, partially offset by lower average prices for newsprint and specialties and weakening in the U.S. dollar from an average of C$1.51 to C$1.47.

    NEWSPRINT AND SPECIALTIES

    An operating loss for newsprint and specialties of $18 million was incurred in the year ended June 30, 2000, compared to operating earnings of $5 million in the year ended June 30, 1999.

    Average benchmark prices for newsprint were down by approximately 8% from levels realized in fiscal 1999. Global demand for newsprint increased by 4.0% in calendar 1999, while newsprint consumption by daily newspapers in the United States increased by 2.1%. The continued strength of the U.S. economy and consumer optimism resulted in a moderate increase in newsprint consumption in the United States in fiscal 2000. Retail and classified advertising remained healthy, while U.S. newspaper circulation remained stable. Improving economic conditions throughout Asia caused a recovery in pagination and circulation, resulting in a 7.5% increase in newsprint consumption in calendar 1999. Despite the recovery in consumption, competition for market share occurred in Asia and newsprint prices fell sharply in calendar 1999, down 10 to 15%, throughout the region. Net imports of newsprint to Asia increased by approximately
230,000 tonnes, or 18%, in calendar 1999, compared to a decline of
1.5 million tonnes in calendar 1998. By the end of calendar 1999, the Asian newsprint market showed clear signs of tightening with improved domestic demand and continuing increases in net imports. This trend continued during the first six months of calendar 2000.

    Newsprint prices stabilized in the first quarter of fiscal 2000 after declining by approximately US$100 per tonne in western North America in the first half of calendar 1999. Strong consumption in North America and improving demand in Asia led to a US$40 per tonne increase in western North American newsprint prices, effective October 1, 1999. Newsprint prices in Asia increased by a similar amount on January 1, 2000, but remained below prices in North America. With advertising lineage robust, increasing exports and declining imports from offshore, a further newsprint price increase of US$50 per tonne took effect on April 1. Prices for groundwood specialty paper followed the trend in newsprint pricing. A US$40 per short ton price increase for Norske Skog Canada's :EXPRESS hi-brite paper was implemented in both January and May 2000. A US$45 per short ton price increase for Norske Skog Canada's :ADVANCE soft-nip calendered paper took effect in March. Norske Skog Canada's Catalyst directory price improved slightly, with long term contracts and annual pricing arrangements in place with major North American customers.

    Total shipments of newsprint and groundwood specialties increased to 909,000 tonnes in fiscal 2000 from 825,000 tonnes one year earlier. Sales of directory paper from Crofton increased to a record 128,000 tonnes in fiscal 2000 from 88,000 tonnes one year earlier, as production was supplemented by "swing" volume from a second paper machine, primarily during the first half of the fiscal year. Sales of higher brightness groundwood specialty grades from Elk Falls decreased to 137,000 tonnes in fiscal 2000 from 149,000 tonnes the previous year. To meet market demand, an increased volume of groundwood specialty paper was produced on two paper machines at Elk Falls during the first half of fiscal 1999. Although sales realizations benefited from the increase in groundwood specialty sales volumes, average sales realizations for Norske Skog Canada's newsprint and groundwood specialty printing papers decreased by approximately $60 per tonne, or 8%, from fiscal 1999 levels.

    Total newsprint and groundwood specialty printing paper production for the year was 875,000 tonnes, compared to 834,000 tonnes in fiscal 1999. Market-related downtime in the second quarter of 1999 reduced production by approximately 13,000 tonnes in fiscal 1999. A further 26,000 tonnes of production were removed from the marketplace in the first half of 1999 as a result of the shutdown of three paper machines for the completion of capital projects. Unit operating costs were 4% lower in fiscal 2000 as a result of an improvement in controllable cost elements. Increased production volume, improved operating efficiency, lower kraft usage and mill and overhead cost reductions contributed to the decline in unit costs in fiscal 2000.

    Paper production at Crofton was unchanged at 393,000 tonnes in fiscal 2000, representing a 91% operating rate. At Elk Falls, paper production increased by 9% to 482,000 tonnes in fiscal 2000, representing a 97% operating rate.

    PULP AND CONTAINERBOARD

    Operating earnings of $122 million were recorded for pulp and containerboard in fiscal 2000, a $168 million improvement from the operating loss of $46 million in the previous year.

    Average NBSK pulp prices for fiscal 2000 were up by approximately 25% from the levels prevailing in fiscal 1999.

    World chemical pulp demand totaled 36.4 million tonnes in calendar 1999, an increase of 7.6% from the 1998 level, with increases seen in every major market except Japan which declined for the second consecutive year. The rise in shipments was the strongest since 1983 and more than double the 3.6% growth rate during the 1990s. Market pulp supply declined in 1999 for the first time since 1984. With increasing industry downtime and mill closures being announced or taken, pulp prices stabilized in the first quarter of 1999. Entering fiscal 2000, the United States market continued to be the most stable, with prices exceeding those in Asia and Europe.

    North American and Scandinavian producer pulp inventories declined by approximately 270,000 tonnes, or 20%, in the year ended June 30, 2000 and, at
1.07 million tonnes, are at the lowest level since June 1995. During fiscal 2000, NBSK pulp price increases occurred during each quarter in the United States and Europe, with prices rising in the U.S. and Europe by US$140 and US$160 per tonne, respectively, over the previous year's levels. NBSK pulp prices rose five times in Japan in fiscal 2000, up US$170 per tonne from the price level in place in June 1999. By the end of fiscal 2000, NBSK prices in Japan were higher than prices in the United States and Europe. Spot market prices also showed significant improvement in fiscal 2000.

    Norske Skog Canada's total pulp shipments increased to a record
723,000 tonnes in fiscal 2000 from 643,000 tonnes in the previous year. Sales of sawdust-based pulp from Elk Falls and Mackenzie increased to a record
255,000 tonnes in fiscal 2000 from 215,000 tonnes one year earlier. Average pulp sales realizations were up by approximately $195 per tonne, or 37%, from fiscal 1999 levels. Total pulp production was a record 715,000 tonnes in the year, up from 670,000 tonnes in fiscal 1999, with all three pulp facilities achieving record production volume. Despite increased fiber costs, up by 7%, unit operating costs declined by 4% in fiscal 2000 as a result of increased production volumes, improved operational performance and a reduction in conversion costs.

    Pulp production at Crofton increased by 4% to 305,000 tonnes in fiscal 2000, representing an operating rate of 93%. At Mackenzie, pulp production increased by 10% to 216,000 tonnes in fiscal 2000, for a 96% operating rate. Pulp production at Elk Falls increased by 7% to 194,000 tonnes in fiscal 2000, representing a 97% operating rate.

    Demand in the containerboard sector was healthy in fiscal 2000. Containerboard prices increased by US$40 per short ton in July 1999 and US$50 per short ton in February 2000 as a result of a strong North American economy, improved demand from Asia and the shutdown of capacity in the United States.

    Average containerboard sales realizations for fiscal 2000 were up by approximately $170 per tonne, or 27%, from the levels prevailing in fiscal 1999. The increase in sales realizations reflected higher product prices, as well as customer and product rationalization. Containerboard sales volume increased by 3% to a record 109,000 tonnes. Production was virtually unchanged at 107,000 tonnes, representing a capacity operating rate. Unit operating costs were 7% higher in fiscal 2000 due primarily to increased fiber costs, up by 5%.

OTHER INCOME/EXPENSE

    Other income in the year ended June 30, 2000 was $31 million compared to $70 million in the year ended June 30, 1999. Other income in fiscal 2000 included interest income of $38 million and non-operating income of $6 million, partially offset by costs of $13 million in respect of the proposed acquisition of the Paper Division assets of Fletcher Challenge Limited. Other income in fiscal 1999 was comprised of interest income of $37 million and non-operating income of $69 million, partially offset by restructuring expense of $36 million.

DISCONTINUED OPERATIONS

    In October 1997, Norske Skog Canada exited the lightweight coated paper business with the sale of its wholly owned subsidiary Blandin Paper Company. Blandin's results are included in discontinued operations. Discontinued operations contributed net earnings of $9 million in fiscal 1999, the result of an adjustment to the gain on sale of Blandin. Discontinued operations contributed net earnings of $391 million in fiscal 1998, comprised almost entirely of the gain on the Blandin sale.

CASH FLOWS

    OPERATIONS

    Cash provided by operations, before changes in non-cash working capital, was $253 million in fiscal 2000, compared to $148 million in fiscal 1999. The improvement was primarily a result of higher pulp and containerboard prices, increased sales and production volumes and lower unit costs.

    Operating working capital requirements were up by $62 million in the year ended June 30, 2000, compared to an increase of $43 million in the previous year. The increase in working capital requirements in fiscal 2000 was due to an increase in accounts receivable as product prices increased, and a decrease in accounts payable and accrued liabilities, partially offset by a decrease in inventories. After working capital changes, cash provided by operations in fiscal 2000 was $191 million, up from $105 million one year earlier.

    INVESTING ACTIVITIES

    Capital spending totaled $57 million for the year ended June 30, 2000, compared to $91 million for the previous year. Major capital spending in fiscal 2000 related to improving the uniformity and quality of kraft pulp at Crofton by establishing two pulp production lines, the completion at Elk Falls of a system upgrade to improve the collection of non-condensable gases and the completion at Elk Falls of a project to contain emissions from the batch digester. The lower level of capital expenditures in fiscal 2000 reflects the completion of major project spending during the previous fiscal year. Major projects completed during fiscal 1999 included $15 million at Crofton to facilitate production of ultra-lightweight directory paper, $12 million in improvements to Crofton's thermomechanical pulp refining and screening systems, and $12 million at Elk Falls to install a new headbox on the No. 5 paper machine and to install third stage refiners to improve mechanical pulp quality.

    In prior years, Norske Skog Canada acquired from a related party, companies with non-capital and capital losses carried forward. The purchase price is subject to adjustment under certain conditions and $13 million was received in fiscal 2000 in respect of such adjustments. The difference between the future tax benefit of these losses and the acquisition cost of the companies is recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. In fiscal 2000, the amortization reduced income tax expense by $21 million (1999--$11 million).

    DIVIDENDS

    During fiscal 1999 and fiscal 2000, cash dividends of $0.60 per Class A common share were paid.

         YEAR ENDED JUNE 30, 1999 COMPARED TO YEAR ENDED JUNE 30, 1998

COMPARISON OF EARNINGS

    Norske Skog Canada's earnings from continuing operations for the year ended June 30, 1999 improved from the previous year as a result of higher production and shipment volumes following the resolution of the nine-month strike in April 1998.

    North American newsprint demand was firm during fiscal 1999 as consumption continued to show moderate growth. However, markets remained well supplied as reduced demand levels in Asia and Latin America, coupled with increased supply from Asia, resulted in lower net exports from North America. Prices, which had been stable as a result of labor disruptions during much of 1998, were under pressure during the first half of 1999.

    Worldwide demand for market pulp was depressed during much of fiscal 1999, having been affected by the economic crisis in Asia. Industry production curtailments and mill closures contributed to a reduction in pulp producer inventories and an improved supply/demand balance in pulp markets in the first half of 1999. Pulp prices, which trended down in 1998, increased in all markets during the second quarter of 1999, in response to tighter market conditions.

NET EARNINGS

    Norske Skog Canada recorded net earnings of $36 million, or $0.29 per Class A common share, in the year ended June 30, 1999, compared to net earnings of $296 million, or $2.38 per Class A common share, in the year ended June 30, 1998. Discontinued operations contributed net earnings of $9 million, compared to $391 million in fiscal 1998. The 1999 results include other non-operating income of $42 million after tax, and the recognition of $11 million for benefits related to the utilization of tax losses. This was partially offset by an after-tax provision of $22 million consisting of severance, pension bridging and other costs associated with a reduction of the hourly workforce at Norske Skog Canada's manufacturing facilities. The 1999 results also include an adjustment to the gain on sale of Blandin Paper Company of $9 million after tax. The 1998 results include the gain on the sale of Blandin of $390 million after tax.

    Norske Skog Canada's continuing operations recorded earnings of $26 million, or $0.21 per Class A common share, in fiscal 1999 compared to a loss from continuing operations of $95 million, or $0.77 per Class A common share, in fiscal 1998.

    In September 1997, Norske Skog Canada agreed to sell Blandin Paper Company, its coated paper operation in the U.S. mid-west, to UPM-Kymmene Corporation for US$650 million. The sale was completed in late October 1997 and resulted in net proceeds of $825 million. The results of Blandin are included in discontinued operations.

NET SALES

    Net sales for the year ended June 30, 1999 were $1.04 billion, up 269% from $281 million in the previous year.

    The change in product sales by business segment is shown below:

                                                                             INCREASE (DECREASE) FROM 1998
                                                        SALES          -----------------------------------------
                                                 -------------------    TOTAL      SALES                FOREIGN
                                                   1998       1999      CHANGE     VOLUME     PRICE     EXCHANGE
                                                 --------   --------   --------   --------   --------   --------
                                                                    (IN MILLIONS OF DOLLARS)
Newsprint & specialties........................    $149      $  630      $481       $403       $ 38       $40
Pulp & containerboard..........................     132         407       275        348        (98)       25
                                                   ----      ------      ----       ----       ----       ---
                                                   $281      $1,037      $756       $751       $(60)      $65
                                                   ====      ======      ====       ====       ====       ===

OPERATING EARNINGS

    Norske Skog Canada's continuing operations incurred an operating loss of $41 million in fiscal 1999, an improvement of $140 million from the operating loss of $181 million for the 1998 fiscal year. The improvement in operating earnings was primarily a result of higher sales and production volumes, following the resolution of the strike, and strengthening in the U.S. dollar from an average of C$1.42 to C$1.51, partially offset by lower average pulp and containerboard prices.

    NEWSPRINT AND SPECIALTIES

    Operating earnings for newsprint and specialties of $5 million were recorded in the year ended June 30, 1999, an improvement of $104 million from the operating loss of $99 million in the year ended June 30, 1998.

    In fiscal 1999, average benchmark prices for newsprint and groundwood specialty papers were down slightly from levels realized in fiscal 1998. Global demand for newsprint was unchanged in 1998, with higher demand in North America being offset by lower demand offshore, particularly in Asia. Newsprint consumption by daily newspapers in the United States increased by 2.2% in 1998. The continued strength of the U.S. economy and consumer optimism resulted in a moderate increase in newsprint consumption in the United States in fiscal 1999. Retail and classified advertising remained healthy, while U.S. newspaper circulation stabilized. The economic crisis in Asia caused regional newsprint demand to collapse in 1998. Net imports of newsprint to Asia declined by approximately 1.5 million tonnes in 1998. A significant reduction in newspaper pagination, lower newspaper circulation and increased newsprint costs in local currency terms adversely affected Asian newsprint markets in 1998 and 1999. As regional demand weakened, a surge in exports from Asia to North America occurred, with Asian newsprint producers also benefiting from currency devaluations which improved their relative cost position in world markets.

    Newsprint pricing was stable in North America in 1998 as paper demand and supply were in balance. Newsprint prices in western North America increased by US$40 per tonne in September 1998. However, the price increase failed to hold following the mid-November resolution of a five-month Abitibi-Consolidated strike in Eastern Canada. Prices were under pressure in the first half of 1999 and fell by approximately US$100 per tonne. Lower North American industry operating rates in the second quarter of 1999 helped to slow the rate of decline in prices by late in Norske Skog Canada's fiscal year. Newsprint prices in offshore markets were lower in fiscal 1999 and remained below prices in North America. Prices for hi-brite specialty paper followed the trend in newsprint pricing, declining by approximately US$70 per short ton in the first half of 1999. Norske Skog Canada's Catalyst directory price was somewhat insulated from the pricing pressure because of long term contracts and annual pricing arrangements in place with major North American customers. Norske Skog Canada curtailed newsprint production in the second quarter of 1999 to match production to customer order levels.

    Total shipments of newsprint and groundwood specialties increased to 825,000 tonnes in fiscal 1999 from the strike-affected level of 223,000 tonnes one year earlier. Sales of directory and lightweight specialty papers from Crofton increased to a record 91,000 tonnes in fiscal 1999 from 19,000 tonnes one year earlier. Sales of higher brightness groundwood specialty grades from Elk Falls increased to a record 149,000 tonnes in fiscal 1999 from 26,000 tonnes the previous year. To meet market demand, an increased volume of groundwood specialties was produced on two paper machines at Elk Falls during the first half of fiscal 1999. Average sales realizations for Norske Skog Canada's newsprint and groundwood specialty printing papers increased by approximately $95 per tonne, or 14%, from fiscal 1998 levels. In fiscal 1999, average sales realizations benefited from the increase in groundwood specialty sales volumes. Sales realizations were adversely affected in fiscal 1998 by additional shipping costs incurred during the strike to deliver product from off-site inventories to customers.

    Total newsprint and groundwood specialty printing paper production for the year was 834,000 tonnes, compared to 174,000 tonnes in fiscal 1998. Market-related downtime in the second quarter of 1999 reduced production by approximately 13,000 tonnes. A further 26,000 tonnes of production were removed from the marketplace in the first half of 1999 as a result of the shutdown of three paper machines for the completion of capital projects.

    Paper production at Crofton increased by approximately 360% to 393,000 tonnes in fiscal 1999. This represented a 90% operating rate. At Elk Falls, paper production increased by approximately 395% to 441,000 tonnes in fiscal 1999, representing an 88% operating rate.

    PULP AND CONTAINERBOARD

    An operating loss of $46 million was incurred for pulp and containerboard in fiscal 1999, a $36 million improvement from the operating loss of $82 million in the previous year.

    Average NBSK pulp prices for fiscal 1999 were down by approximately 14% from the levels prevailing in fiscal 1998.

    World market pulp demand fell by approximately 1.4% in 1998, after two years of reasonable growth, with declines seen in every major market except North America. Softening worldwide demand for market pulp resulted in difficult market conditions for much of fiscal 1999. Pulp prices declined in all markets in the second half of 1998 and at the end of the year were lower than June 1998 levels by approximately US$90 to US$100 per tonne, bringing price levels near delivered cash costs for a number of producers. With increasing industry downtime and mill closures being announced or taken, pulp prices stabilized in the first quarter of 1999. Pulp prices were unchanged in North America and Europe during the quarter but increased by approximately US$20 per tonne in Japan. Although NBSK pulp was in adequate supply, shortages in hardwood, eucalyptus and some softwood pulp grades resulted in higher pulp prices in the second quarter of 1999. NBSK pulp prices increased in all markets and at the end of the quarter were higher than March levels by approximately US$40 to US$60 per tonne. Spot market prices also improved. The United States market continued to be the most stable, with prices exceeding those in Asia and Europe.

    Norske Skog Canada's total pulp shipments increased to 643,000 tonnes in fiscal 1999 from 178,000 tonnes in the previous year reflecting the resolution of the strike. Sales of sawdust-based pulp from Elk Falls and Mackenzie increased to a record 215,000 tonnes in fiscal 1999 from 52,000 tonnes one year earlier. Average pulp sales realizations were down by approximately $105 per tonne, or 17%, from fiscal 1998 levels. Total pulp production was 670,000 tonnes in the year, up from 111,000 tonnes in fiscal 1998. No market-related production curtailment was taken at Norske Skog Canada's pulp facilities in fiscal 1999.

    Pulp production at Crofton increased by approximately 485% to 292,000 tonnes in fiscal 1999, representing an operating rate of 90%.

    At Mackenzie, pulp production increased by approximately 580% to 197,000 tonnes in fiscal 1999, for a 90% operating rate.

    Pulp production at Elk Falls increased by approximately 465% to 181,000 tonnes in fiscal 1999, representing a 91% operating rate.

    Demand in the containerboard sector was healthy in fiscal 1999. Some modest downward price pressure was experienced in the second half of 1998 but a containerboard price increase of US$50 per short ton took effect in March 1999. This represented the first price increase in the North American containerboard market since October 1997 and resulted from a strong North American economy and improved demand from Asia.

    Average containerboard sales realizations for fiscal 1999 were down approximately $30 per tonne, or 5%, from the levels prevailing in fiscal 1998. Containerboard sales volume increased by approximately 280% to 106,000 tonnes. Production increased by approximately 465% to 107,000 tonnes in fiscal 1999, representing the rated capacity.

OTHER INCOME/EXPENSE

    Other income in the year ended June 30, 1999 was $70 million compared to $35 million in the year ended June 30, 1998. Other income in fiscal 1999 included interest income of $37 million, and non-operating income of $69 million, partially offset by restructuring expense of $36 million. Other income in fiscal 1998 comprised interest income of $43 million, which was partially offset by miscellaneous expense of $8 million.

DISCONTINUED OPERATIONS

    In October 1997, Norske Skog Canada exited the lightweight coated paper business with the sale of its wholly owned subsidiary Blandin Paper Company. Blandin's results are included in discontinued operations. Discontinued operations contributed net earnings of $9 million in fiscal 1999, the result of an adjustment to the gain on sale of Blandin. Discontinued operations contributed net earnings of $391 million in fiscal 1998, comprised almost entirely of the gain on the Blandin sale.

CASH FLOWS

    OPERATIONS

    Cash provided by operations, before changes in operating working capital, was $148 million in fiscal 1999, compared to cash used for continuing operations of $108 million in fiscal 1998. The improvement was primarily a result of increased pulp and paper shipments and compensation of $68 million in respect of production losses which occurred during the nine months ended April 1998.

    Operating working capital requirements were up by $43 million in the year ended June 30, 1999. In fiscal 1998, operating working capital requirements were down by $15 million. Working capital requirements began to increase in the fourth quarter of fiscal 1998 following the resumption of operations. After working capital changes, cash provided by operations for the 1999 fiscal year was $105 million, up from cash used for operations of $94 million one year earlier.

    INVESTING ACTIVITIES

    Capital spending totaled $91 million for the year ended June 30, 1999, compared to $44 million for the previous year. The lower level of capital expenditures in fiscal 1998 reflects the strike. Projects underway in fiscal 1999 and scheduled for completion in fiscal 2000 include $14 million in improvements to Crofton's thermomechanical pulp refining and screening systems and No. 3 paper machine.

    In fiscal 1998, Norske Skog Canada sold its investment in Blandin Paper Company to a related company with unutilized net capital losses. Pursuant to the terms of the agreement, the related company received $48 million in respect of the utilization of $285 million of its net capital losses. The amount is subject to adjustment under certain conditions and was increased by $2 million during fiscal 1999; $7 million in respect of such adjustments is included in receivables at the year-end. The amount was decreased by $9 million during fiscal 1998 in respect of which $9 million was included in receivables at June 1998. The net amount of $2 million (1998--$39 million), attributable to the related company, is included in income taxes on the sale of discontinued operations.

    In prior years, Norske Skog Canada acquired from a related party, companies with non-capital and capital losses carried forward. The difference between the future tax benefit of these losses and the acquisition cost of the companies is recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. In fiscal 1999, the amortization reduced income tax expense by $11 million (1998--$nil).

    DIVIDENDS

    During fiscal 1998 and fiscal 1999, cash dividends of $0.60 per Class A common share were paid.

           QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISK

    Our earnings are sensitive to fluctuations in prices for its products and in currency exchange rates.

PRODUCT PRICE SENSITIVITY

    Based on production capacities and exchange rates as at September 30, 2001 and taking into account the permanent closure of the Power River kraft pulp mill in November 2001, a US$10 per unit change in the net sales price of our principal products would affect our annualized after-tax earnings as follows (in millions of dollars):

Newsprint and specialties--US$10 change per tonne...........    $18
Pulp--US$10 change per tonne................................    $ 5

    In order to mitigate the effects of product price fluctuations, we have entered into commodity swap agreements to sell a portion of our paper production at fixed prices. At September 30, 2001 we had commodity swaps with a subsidiary of Enron Corp. to sell 110,750 tonnes of newsprint over the next 23 months at prices ranging from US$560 to US$599 per tonne and 30,000 short tons of LWC Paper over the next 15 month at US$852 per short ton. As a result of the current financial difficulties of Enron, we are unlikely to be able to realize the benefits from these commodity swaps. The Company recorded a loss of $6.5 million in the fourth quarter of fiscal 2001 relating to these commodity swaps.

CURRENCY SENSITIVITY

    Our operations are located in British Columbia, Canada and most of our costs and expenses are denominated in Canadian dollars. We primarily sell our products in Canada, the United States, the Pacific Rim and Europe. A majority of our sales are denominated in foreign currencies, primarily the U.S. dollar and the Japanese yen. As a result, we are exposed to foreign currency market risk on accounts receivable and future sales. We estimate that in the absence of our risk management program a $0.01 change in the Canadian dollar relative to the value of the U.S. dollar would affect our after-tax earnings by approximately
$8 million.

    In order to mitigate the effects of foreign currency fluctuation risk, we manage a portion of our foreign exchange exposure, under a foreign exchange risk management program approved by our Board of Directors, through the use of currency options and forward contracts to hedge anticipated future sales denominated in foreign currency. At September 30, 2001, our forward foreign currency contracts and options hedging future revenues totalled US$720 million at quarterly rates averaging from $1.5060 to $1.5455 and maturing over the next 24 months. In addition, to hedge long-term debt we have forward foreign currency contracts to acquire U.S. dollars over a six-year period totaling
US$296 million at rates from $1.5481 to $1.5803.

INTEREST RATE SENSITIVITY

    Our borrowings currently consist of the exchange notes and the 10% notes originally issued by Pacifica and secured term and revolving credit facilities. The interest rates on the exchange notes and the 10% notes are fixed but the interest rates on funds borrowed under our credit facilities vary with market interest rates and our credit rating as assessed from time to time by external credit rating agencies. Based on the outstanding balances under our secured credit facilities at September 30, 2001, a change of one percentage point in interest rates under our credit facilities would affect our annualized after-tax earnings by approximately $3.9 million dollars.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS OF PACIFICA

    On June 8, 1998 Pacifica Papers Limited Partnership, through its indirect wholly owned subsidiary, Pacifica Papers Acquisition Company Ltd., acquired all the shares of MB Paper Limited from MacMillan Bloedel Limited for consideration of $850 million. Prior to the sale of MB Paper, MacMillan Bloedel Limited was an integrated forest products company involved in production and marketing of pulp and paper, solid wood products, engineered wood products and packaging materials.

    MB Paper's assets included six paper machines located at Powell River and Port Alberni, British Columbia, five pulping facilities, two hydro electric facilities and steam turbine generators, a supply of pulp logs and wood chips from MacMillan Bloedel pursuant to fibre supply arrangements, and an agreed amount of working capital.

    On March 12, 1999 the unitholders of Pacifica Papers Limited Partnership approved a reorganization pursuant to which Pacifica Papers Limited Partnership changed its corporate form from a partnership to a corporation. As part of this reorganization, 28,750,000 common shares of Pacifica Papers Inc. were distributed to all the unitholders of Pacifica Paper Limited Partnership in exchange for their partnership units on a one for one basis.

    On August 27, 2001, Pacifica was acquired by our company. On September 1, 2001, Norske Skog Canada and Pacifica merged in a statutory amalgamation and the combined entity is named "Norske Skog Canada Limited."

    For accounting purposes, the amounts assigned to the assets and liabilities acquired by Pacifica were based on their estimated fair values as of May 1, 1998. Pacifica's financial statements for the 1998 fiscal year were prepared for the eight months ended December 31, 1998.

    The following discussion and analysis refers to Pacifica's financial condition and results of operations for the six months ended June 30, 2001 and 2000, for the years ended December 31, 2000 and 1999, and for the eight months ended December 31, 1998. We have not provided financial information for the years ended December 31, 1999 as compared to 1998 because the acquisition of MB Paper Limited was effective May 1, 1998. This discussion and analysis should be read in conjunction with the consolidated financial statements and notes of Pacifica included in this prospectus.

   SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO SIX MONTHS ENDED JUNE 30, 2000

SALES

    Paper sales volumes for the six months ended June 30, 2001 totaled
425,400 tonnes, down 4,600 tonnes, or 1.1%, from 430,000 tonnes for the comparable period in 2000. This represented an excellent effort considering the increasingly difficult economic conditions in our U.S. market. Prices across all paper products came under pressure as advertising in newspapers, magazines, yellow pages, flyers and inserts fell sharply from the levels achieved during the first half of 2000. In particular, demand for telephone directory paper and lightweight coated paper started to fall sharply in the second quarter of 2001. Nonetheless, value-added sales of 73.3% of total sales volumes for the six months to June 30, 2001 still compared favorably to a level of 71.4% for the same period in 2000.

    For the six months ended June 30, 2001, average paper sales revenues were higher by approximately $73 per tonne, or 7.8%, compared to the same period in 2000. An increase in sales realizations of approximately $111 per tonne was partly offset by the impact of lower hedged foreign exchange rates of approximately $38 per tonne.

MATERIALS, LABOR AND OTHER

    Paper production costs for the six months ended June 30, 2001 increased by approximately $61 per tonne, or 8.3%, compared to the same period in 2000. This was as a result of costs of approximately $76 per tonne related to extended shutdowns, and higher energy and coating material costs. Enhanced paper machine runnability, improved fiber consumption and lower labor costs partly offset the increased costs by approximately $15 per tonne.

NET EARNINGS

    For the six months ended June 30, 2001, net earnings totaled $11.0 million ($0.41 per common share) on sales of $428.3 million, compared to net earnings of $2.6 million ($0.10 per common share) on sales of $401.5 million for the first six months of 2000. Net earnings for the first six months of 2001 included a gain of $7.8 million ($0.29 per common share) arising from the sale of 49.9% of the hydroelectric facilities at Powell River in February 2001.

CASH FLOWS

    Cash flows from operating activities, before changes in non-cash working capital, for the six months ended June 30, 2001 were $43.2 million, compared to $33.4 million for the first half of 2000. Working capital was closely managed during the period, successfully reducing finished goods inventories to a record-low 38,400 tonnes at June 30, 2001, down from 41,400 tonnes at June 30, 2000.

    Capital spending for the six months ended June 30, 2001 was $43.6 million, compared to $23.3 million for the same period in 2000. Major capital expenditures in the first half of 2001 included work on the dryer section of paper machine No. 11, an upgrade to the thermomechanical pulp plant, and a new kraft pulp distributed control system, all at the Powell River mill, as well as work on the integrated waste heat recovery system at Port Alberni. In addition, the installation of a dilute non-condensable gas collection and incineration system at Powell River was completed prior to June 1, 2001, thereby complying with miscellaneous total reduced sulpher emission permit levels.

    In light of the prevailing economic climate, production will be curtailed in the third quarter of 2001 in order to balance inventories, order flow and capacity. The Port Alberni mill will be closed from July 23 to August 5, 2001 thereby reducing production of telephone directory paper and lightweight coated paper by approximately 13,500 tonnes in total.

     YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

                                                  EIGHT MONTHS
                                                     ENDED              YEAR ENDED           YEAR ENDED
                                               DECEMBER 31, 1998    DECEMBER 31, 1999    DECEMBER 31, 2000
                                               ------------------   ------------------   ------------------
                                                   (MILLIONS OF DOLLARS, EXCEPT PER SHARE/UNIT AMOUNT)
SELECTED FINANCIAL AND OPERATING INFORMATION
  Sales......................................        $580.8               $759.5               $857.7
  Materials, labor and other.................        $418.5               $606.5               $659.6
  Selling, general and administrative........        $ 16.0               $ 26.0               $ 33.3
  Depreciation and amortization..............        $ 36.8               $ 59.5               $ 65.6
  Interest expense(1)........................        $ 34.9               $ 59.2               $ 59.5
  Net earnings...............................        $ 49.2               $  3.3               $ 20.9
  Basic earnings per Share/unit..............        $ 1.91               $ 0.13               $ 0.79
  Total debt, including operating loan.......        $610.4               $608.0               $619.4
  Capital expenditures.......................        $ 28.9               $ 37.0               $ 70.6

------------------------

(1) Interest expense is net of capitalized interest of $3.1 million for the year ended December 31, 2000.

                                                  EIGHT MONTHS
                                                     ENDED              YEAR ENDED           YEAR ENDED
                                               DECEMBER 31, 1998    DECEMBER 31, 1999    DECEMBER 31, 2000
                                               ------------------   ------------------   ------------------
                                                                  (THOUSANDS OF TONNES)
OTHER STATISTICAL INFORMATION
  Sale volumes
    Lightweight coated paper.................          133                  193                  205
    Telephone directory paper................          122                  189                  213
    Other groundwood specialty papers........          157                  208                  223
    Newsprint................................          183                  267                  238
                                                       ---                  ---                  ---
    Total....................................          595                  857                  879
                                                       ===                  ===                  ===
  Production volumes
    Lightweight coated paper.................          129                  195                  205
    Telephone directory paper................          121                  191                  215
    Other groundwood specialty papers........          151                  212                  223
    Newsprint................................          188                  260                  233
                                                       ---                  ---                  ---
    Total....................................          589                  858                  876
                                                       ===                  ===                  ===

SALES

    Sales for 2000 totaled $857.7 million, an increase of $98.2 million or 12.9% from $759.5 million in 1999. Total paper sales were 879,000 tonnes, compared to 857,000 tonnes in 1999, an increase of 2.6%. Pacifica also generated pulp sales of 16,400 tonnes in 2000 (1999: Nil).

    The improvement in paper sales in 2000 was primarily due to the robust performance of the U.S. economy, reduced imports to North America, and lower producer and consumer inventory levels. Sales of value-added papers increased to 72.9%, up 4.1% from 68.8% in 1999, as Pacifica continued to work towards achieving a product mix of which 75% will consist of lightweight coated paper, telephone directory paper and other groundwood specialty papers and 25% will consist of newsprint.

    Paper sales revenues in 2000 were $963 per tonne, up $77 per tonne from $886 per tonne in 1999. The increase in paper sales revenues per tonne was due primarily to strengthening prices across lightweight coated paper, other specialty groundwood papers and newsprint, reflecting several successfully implemented price increases in North America and offshore markets. Other significant factors accounting for the increase in paper sales revenues per tonne included Pacifica's higher value-added sales mix and favourable foreign exchange movements. Savings in distribution costs achieved by Pacifica during 2000 were offset by increases in freight costs resulting primarily from higher fuel costs.

    INCREASE IN PAPER SALES REVENUES PER TONNE

Year ended December 31, 1999................................    $886
                                                                ----
Price/Grade mix.............................................      61
Value-added product mix.....................................      10
Foreign exchange............................................       6
Freight/Other...............................................      --
                                                                ----
                                                                $ 77
                                                                ----
Year ended December 31, 2000................................    $963
                                                                ====

    Pulp sales revenues were $10.9 million, or $665 per tonne, in 2000. Pacifica generated the pulp sales primarily as a result of higher operating rates at its kraft pulp mill and reduced kraft consumption in its paper products.

MATERIALS, LABOR AND OTHER

    Paper production costs for the year ended December 31, 2000 were $649.6 million, or $739 per tonne, an increase of $43.1 million, or $31 per tonne, from $606.5 million, or $708 per tonne, in 1999. Pacifica realized manufacturing cost savings of approximately $34 per tonne from various capital and non-capital initiatives including significant reductions in fiber, chemical and energy consumption, the displacement of fir with cedar in its fiber mix, optimization of fiber transportation costs, and various other efficiencies which resulted in higher operating rates. These savings were offset by additional costs of approximately $65 per tonne, which were due primarily to sharp increases in certain raw material, energy and chemical costs.

    NET INCREASE IN PAPER PRODUCTION COSTS PER TONNE

Year ended December 31, 1999................................    $708
                                                                ----
Raw materials...............................................      21
Other direct costs..........................................       6
Value-added product mix.....................................       3
Indirect costs..............................................       1
                                                                ----
                                                                $ 31
                                                                ----
Year ended December 31, 2000................................    $739
                                                                ====

    Pulp production costs for the year ended December 31, 2000 were $10.0 million, or $612 per tonne.

SELLING, GENERAL AND ADMINISTRATIVE

    Selling, general and administrative costs were $33.3 million for 2000, up $7.3 million from $26.0 million in 1999. The increase was mainly due to higher incentive bonus costs of $4.3 million and system sustainment costs of $3.0 million.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expenses were $65.6 million for the year ended December 31, 2000, $6.1 million, or 10.3%, higher than $59.5 million for the year ended December 31, 1999. The higher depreciation and amortization expenses resulted from additional capital expenditures in the latter part of 1999 and throughout 2000.

INTEREST EXPENSE

    Interest expense was $59.5 million (net of capitalized interest of $3.1 million) for the year ended December 31, 2000, $0.3 million, or 0.5% higher than $59.2 million (capitalized interest: $nil) for the year ended December 31, 1999. The increase resulted from higher interest rates on Pacifica's term and operating credit facilities.

NET EARNINGS

    Net earnings for the year ended December 31, 2000 were $20.9 million, or $0.79 per share, compared to $3.3 million, or $0.13 per share, for the year ended December 31, 1999.

SYSTEMS

    During the year, Pacifica commenced a company-wide systems implementation targeting human resources, payroll, maintenance, materials management, finance and process management applications. The new systems were strategically selected and designed to integrate "best of breed" applications. The initiative was driven by a need to transition Pacifica away from reliance on legacy applications that had been developed and are being supported by Weyerhaeuser Company Ltd. The availability of support for the legacy applications will not be available beyond mid-2001.

                          YEAR ENDED DECEMBER 31, 1999

SALES

    Sales for the year ended December 31, 1999 totaled $759.5 million. Total shipments during 1999 were 857,000 tonnes, comprised of 193,000 tonnes of lightweight coated paper, 189,000 tonnes of telephone directory paper, 208,000 tonnes of other groundwood specialty papers and 267,000 tonnes of newsprint.

    Pacifica's sales reflected difficult industry-wide market conditions caused mainly by oversupply in the first half of the year. This oversupply was primarily the result of the return to production of Abitibi-Consolidated Inc.'s mills in December 1998 following a prolonged strike, the drawdown of customer inventories, and increased imports into North America due to the lingering effects of the Asian financial crisis.

    The increase in supply levels caused price erosion across all grades for the first half of 1999. Market conditions stabilized in the third quarter and prices began to improve in the fourth quarter as a result of strong U.S. consumption and reduced imports. Prices for both lightweight coated paper and newsprint improved in the fourth quarter.

    Pacifica benefited from favorable foreign exchange conditions during the period, with the average value of the Canadian dollar declining by 2.9% versus the U.S. dollar over the period.

MATERIALS, LABOR AND OTHER

    Materials, labor and other operating expenses were $606.5 million, or 79.9% of sales, for the year ended December 31, 1999. Pacifica's mills operated at 97% of capacity in 1999, producing 858,000 tonnes during the year. In 1999, Pacifica incurred higher hog fuel charges, higher costs due to its increased production of value-added papers and increased maintenance costs related to isolated operating difficulties that occurred late in the year at its Powell River mill. These increased costs were offset in 1999 by manufacturing cost savings. The most significant of these savings was a reduction in kraft pulp consumption in Pacifica's paper products, following the completion of various capital spending initiatives during the year.

SELLING, GENERAL AND ADMINISTRATIVE

    Selling, general and administrative expenses were $26.0 million in the year ended December 31, 1999. Costs related to Pacifica's discussion of a proposed business combination, which terminated in January 1999, were offset by lower marketing and corporate office salaries.

NET EARNINGS

    Pacifica reported net earnings of $3.3 million, or $0.13 per share, in the year ended December 31, 1999.

REFINANCING

    On March 12, 1999, in conjunction with Pacifica's reorganization and dissolution of its limited partnership structure, Pacifica completed a refinancing of its bank credit facilities and bridge loan used initially to finance its acquisition of MB Paper. The credit facilities are comprised of a term facility consisting of two tranches of $75.0 million and US$165.0 million with maturities of five and seven years, respectively, and an operating facility of $100.0 million (replacing a previous operating facility of $100.0 million). In addition, Pacifica issued high yield notes in the aggregate principal amount of US$200.0 million. In connection with the refinancing, Pacifica's predecessor, Pacifica Paper Limited Partnership, distributed $18.0 million to partners in respect of their taxable income as to 99.9% to the limited partners and 0.1% to the general partner.

                      EIGHT MONTHS ENDED DECEMBER 31, 1998

SALES

    Sales for the eight months ended December 31, 1998 totaled $580.8 million. Total shipments during the period were 595,000 tonnes, comprised of 133,000 tonnes of lightweight coated paper, 122,000 tonnes of telephone directory paper, 157,000 tonnes of other groundwood specialty papers and 183,000 tonnes of newsprint.

    North American demand for newsprint and coated and uncoated groundwood printing papers was strong during the period. Demand in Pacifica's offshore markets did not mirror that of the U.S., with the Asian financial crisis forcing a repositioning of Asian domestic and imported tonnage into other markets, primarily North America. The negative impact of the repositioning of the Asian supply was largely offset by the prolonged strike at Abitibi-Consolidated Inc., which reduced the supply of newsprint and uncoated groundwood printing papers by approximately 1.2 million tonnes during the period.

    Selling prices for Pacifica's products in North America were steady during most of the period, but weakened towards the end of the year, most significantly in the case of lightweight coated paper. Price weakness resulted from the return to production of Abitibi-Consolidated Inc.'s mills, increased imports of newsprint and lightweight coated paper, and inventory reduction by publishers and printers.

    Pacifica benefited from favorable foreign exchange conditions during the period, with the average value of the Canadian dollar declining by 7.2% versus the U.S. dollar over the period.

MATERIALS, LABOR AND OTHER

    Materials, labor and other operating expenses were $418.5 million, or 72.1% of sales, for the eight months ended December 31, 1998. Pacifica's mills operated at near capacity and produced 589,000 tonnes during the period. Savings were achieved through higher operating rates and production efficiencies at both mills.

SELLING, GENERAL AND ADMINISTRATIVE

    Selling, general and administrative expenses were $16.0 million for the eight months ended December 31, 1998, and consisted primarily of marketing and corporate office salaries, benefits and operating costs.

NET EARNINGS

    Pacifica reported net earnings of $49.2 million, or $1.91 per share, in the eight months ended December 31, 1998.

                               HEDGING ACTIVITIES

    Pacifica partially manages its exposure to foreign currency risk by hedging through foreign exchange forward contracts, principally in U.S. dollars and, to a lesser extent, in Japanese yen. All forward exchange contracts expire within two years.

    The table below provides information about Pacifica's foreign exchange forward contracts outstanding at December 31, 2000 for the purchase and sale of foreign currencies:

                             AVERAGE US DOLLAR
                             CONTRACT RATE TO                               UNREALIZED GAIN
YEAR OF EXPIRY                   SELL US$1        AMOUNT OF CONTRACTS           (LOSS)
--------------               -----------------   ---------------------   ---------------------
                                                 (MILLIONS OF DOLLARS)   (MILLIONS OF DOLLARS)
2001.......................       $1.4654                US$408.0                $(12.6)
2002.......................       $1.5082                US$107.5                $  2.1

                           AVERAGE YEN CONTRACT
                             RATE TO PURCHASE
YEAR OF EXPIRY                     US$1            AMOUNT OF CONTRACTS       UNREALIZED GAIN
--------------             --------------------   ---------------------   ---------------------
                                                  (MILLIONS OF DOLLARS)   (MILLIONS OF DOLLARS)
2001.....................        Y 97.23                 US$14.7                   $2.8
2002.....................        Y 93.77                 US$ 3.2                   $0.5

    In January 2001, Pacifica entered into the following swap sale agreements:

PRODUCT                   TERM         ANNUAL COMMITMENT          PRICE PER UNIT
-------                ----------   -----------------------   -----------------------
Newsprint............  32 months    48,000 metric tonnes      US$599 per metric tonne
LWC Paper............  24 months    24,000 short tons         US$852 per short ton

                                    BUSINESS

GENERAL

    We are the third largest newsprint and groundwood specialty paper manufacturer based in North America measured by production capacity and Canada's third largest paper and forest products company measured by market capitalization. We are also the largest producer of newsprint, telephone directory paper, lightweight coated paper, and hi-brite papers on the west coast of North America. We also produce market pulp and containerboard.

    Our four integrated pulp and paper operations are located in British Columbia, at Crofton and Elk Falls on the east coast of Vancouver Island, Port Alberni on the west coast of Vancouver Island, and Powell River on the west coast of the British Columbia mainland.

    The capacities by product, in thousands of tonnes, of our pulp and paper facilities as at December 31, 2000 are:

                                   GROUND-WOOD     LWC      DIRECTORY                             CONTAINER-
MILL                   NEWSPRINT   SPECIALTIES    PAPER       PAPER     SUB-TOTAL   MARKET PULP     BOARD       TOTAL
----                   ---------   -----------   --------   ---------   ---------   -----------   ----------   --------
Crofton..............     280           --          --         150          430         340(1)         --         770
Elk Falls............     365          145          --          --          510         210(1)        105         825
Port Alberni.........      --           --         209         223          432          --            --         432
Powell River.........     227          232          --          --          459          --            --         459
                          ---          ---         ---         ---        -----         ---           ---       -----
Total................     872          377         209         373        1,831         550           105       2,486
                          ===          ===         ===         ===        =====         ===           ===       =====

------------------------

(1) Excludes approximately 55,000 tonnes of pulp at Crofton and 45,000 tonnes of pulp at Elk Falls provided to our paper operations. With the permanent closure of the kraft pulp mill at Powell River in November 2001, an additional 140,000 tonnes of pulp in aggregate from Crofton and Elk Falls is expected to be used in our paper operations at Port Alberni and Powell River rather than sold as market pulp.

    Our principal business is groundwood printing papers, including newsprint, groundwood specialty papers, lightweight coated papers and directory paper. Printing papers comprise approximately 74% of our pulp and paper manufacturing capacity. For the year ended December 31, 2000, groundwood printing papers contributed approximately 75% of our sales revenues.

    The principal markets for our products are located in North America and the North Pacific Rim. Some products are also marketed in Europe and other overseas locations.

COMPETITIVE STRENGTHS

    We believe that we have the following competitive strengths:

    - STRONG MARKET POSITION. We are the third largest producer of newsprint and groundwood specialty papers based in North America measured by production capacity and Canada's third largest paper and forest products company measured by market capitalization. We are also the largest producer of newsprint, telephone directory paper and hi-brite papers and the only producer of lightweight coated paper on the west coast of North America. We have annual production capacity of approximately 2.5 million tonnes of paper, market pulp and containerboard.

    - DIVERSIFIED PRODUCT MIX. Since 1993, we have introduced or expanded a number of specialty and differentiated product lines, including lightweight newsprint grades, directory papers, sawdust-based pulp and whitetop linerboard. These products are of superior quality and offer enhanced margins over standard commodity grades. Additionally, as a result of the Pacifica acquisition and the Mackenzie sale, market pulp accounts for only 22% of our manufacturing capacity, significantly reducing our exposure to volatile pulp markets.

    - UPGRADED, COST-COMPETITIVE MANUFACTURING FACILITIES. Over the last five years, we have invested approximately $686 million in our manufacturing facilities to shift production towards higher margin papers, reduce unit production costs, increase operating efficiency, improve product quality, increase capacity and meet environmental regulations.

    - STRONG SUPPLY CHAIN MANAGEMENT PRACTICES. Norske Skog Canada introduced new supply chain systems in 2000 to improve its supply chain and order fulfillment processes. These processes range from the purchase of raw materials to the delivery of finished paper products to our customers. These new systems have allowed us to reduce inventory levels, increase inventory turnover and provide faster delivery to customers. We believe our inventory tracking capability is among the best in the industry and enables us to make better use of the barges, rail cars, trucks and containers that we use to ship our products. With better planning and scheduling, we are now able to ship our products to customers using the most cost-efficient mode of transportation on virtually every shipment. The savings on transportation costs contributed $19 per tonne to Norske Skog Canada's profit margin improvement for newsprint and groundwood specialty paper during the last six months of 2000, compared to the year ended June 30, 1999. We intend to use our order fulfillment, distribution and procurement expertise to further lower Pacifica's supply chain costs upon completion of the acquisition.

    - LIGHTWEIGHT ALKALINE PAPERMAKING TECHNOLOGY. Over the last few years, Norske Skog Canada has switched its paper mills to alkaline papermaking, which uses lower-cost precipitated calcium carbonate, or PCC, fillers in the production process. In addition to being a lower-cost input, the PCC filler leads to increased brightness. Both our high performance Marathon newsprint and Catalyst directory papers are created utilizing alkaline papermaking processes, and we believe these products are well recognized by our customers for their quality and performance. In addition, the use of PCC fillers enhances sheet quality to facilitate the production of papers with a lower basis weight. A lower basis weight gives us an important competitive advantage because a higher volume of lower basis weight paper can be stored on each paper roll, thereby reducing shipping, storage and handling costs and warehouse space required for inventories. The use of lower basis weight paper by our customers also reduces their postage costs. We intend to implement the alkaline papermaking process at Pacifica's operations.

    - SAWDUST PULP EXPERTISE. We are one of the few manufacturers of sawdust-based pulp in the world. The strength, ease of refining and dimensional stability of this product allow our customers to partially substitute this product for hardwood and more expensive softwood pulps, providing a cost savings for them. In addition, we realize higher margins for sawdust pulps as a result of low-cost sawdust inputs, a by-product of the sawmilling process. These higher margins allow us to offset earnings volatility during periods of low pulp prices.

    - PROVEN AND EXPERIENCED MANAGEMENT TEAM. Our management team is comprised of seasoned industry professionals with experience operating through multiple business cycles in the paper and forest products industry. Norske Skog Canada's senior executives have an average of 20 years of industry experience and 15 years with Norske Skog Canada.

BUSINESS STRATEGY

    We intend to achieve greater earnings stability and maximize cash flow by strengthening our position as a leading producer of value-added paper and related forest products within western North America. Key principles of our strategy include:

    - REDUCING OPERATING COSTS AND IMPROVING EFFICIENCY. We are committed to continuing to reduce operating costs and improve efficiency. From 1999 to 2000, we improved productivity at our Crofton paper facility from 1,272 tonnes per day to 1,308 tonnes per day and at our Elk Falls paper facility from 1,351 tonnes per day to 1,365 tonnes per day on a 48.8 grams per square meter, or gsm, basis. We believe we can further reduce operating costs through increased machine speed and efficiency, better managing fiber inputs and reducing energy use and paper waste.

    - OPTIMIZING FIBER MIX TO REDUCE COSTS. From 1999 to 2000, Norske Skog Canada reduced kraft usage at its Elk Falls and Crofton paper facilities, from 14% to 10%, while increasing lower-cost PCC filler usage from 5% to 7%. Norske Skog Canada has also reduced the weight per square meter of paper produced, which results in lower fiber costs and lower distribution costs for our products. We intend to maximize our supply and use of the lowest cost chip supply available to us through inventory and species management. We intend to continue to reduce kraft input without reducing the quality of our products, while improving printability and decreasing high-cost fiber inputs by the use of fillers. Within our pulp operations, we plan to maximize usage of low-cost alternative fiber and local residual wood chips, which results in lower transportation costs for our inputs.

    - CONTINUING TO FOCUS MARKET/PRODUCT MIX FOR MAXIMUM PROFITABILITY. In addition to improving profitability by reducing basis weights, we also plan to increase profitability within our paper operations by:

     - increasing directory volumes in place of standard newsprint;

     - rationalizing paper grades to improve productivity and decrease downtime resulting from machine changeovers; and

     - developing fewer grades of newsprint to minimize storage and handling costs, trim losses and kraft inputs.

    Within our pulp operations, we plan to continue our focus on higher value segments by targeting our sawdust-based pulp to higher value added end uses, including tissue, specialty printing and writing, and bleached linerboard.

    - EXERCISING DISCIPLINE IN CAPITAL SPENDING. We will continue to maintain a value-based discipline for reinvesting in our business, focusing on modest capital, high payback projects that enhance our product line, improve productivity, maximize the efficient use of fiber supply and reduce costs.

    - MAXIMIZING SYNERGIES FROM THE PACIFICA ACQUISITION. We expect to achieve significant synergies without significant corresponding capital expenditures by the end of the second year after completion of the Pacifica acquisition. We believe these cost savings will be achieved through:

     - manufacturing improvements, including consolidating paper grades across Norske Skog Canada and Pacifica machines to reduce downtime related to grade changes and reduce trim, increasing use of existing higher efficiency thermomechanical pulp, or TMP, capacity, and implementing the alkaline papermaking process at Pacifica;

     - decreasing the cost of delivered fiber through the use of alternative, lower-cost fiber not currently available to Pacifica through their existing contracts, and by lower transportation costs through combined logistics and coordinated purchasing;

     - leveraging increased size to decrease costs within the supply chain in order fulfillment, distribution, and procurement areas;

     - aligning sales channels across Norske Skog Canada and Pacifica, reducing higher cost merchants and brokers, and capitalizing on the increased scale of the combined company to increase the efficiency of our marketing process; and

     - reducing overhead costs through the closure of Pacifica's head office.

LINES OF BUSINESS

    We have two lines of business: paper, and pulp and containerboard.

PAPER

    PAPER OPERATIONS

    We are one of the largest producers of telephone and commercial directory paper in North America. We manufacture newsprint, directory paper and groundwood specialty papers (including lightweight coated papers) on 12 paper production lines at our four mill locations at Crofton, Elk Falls, Port Alberni and Powell River, British Columbia. Our Elk Falls and Powell River mills also produce high quality, soft calendered, groundwood specialty papers for use in magazine inserts, catalogues, newspaper advertising inserts and flyers.

    Our capacity, in thousands of tonnes, as compared to our production for each of the last two years is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                   ANNUAL CAPACITY     ---------------------------------
MILL                              DECEMBER 31, 2000    1999 PRODUCTION   2000 PRODUCTION
----                              ------------------   ---------------   ---------------
Crofton.........................          430                 389               406
Elk Falls.......................          510                 445               474
Port Alberni....................          432                 411               426
Powell River....................          459                 447               451
                                        -----               -----             -----
                                        1,831               1,692             1,757
                                        =====               =====             =====

    CROFTON

    Crofton's capacity for the year ending December 31, 2001 is 430,000 tonnes of newsprint and directory paper. On a 48.8 gsm equivalent basis the annual capacity of the Crofton paper operations is approximately 525,000 tonnes.

    The Crofton paper mill, which produces newsprint and lightweight directory paper, has three paper machines put in operation in 1964, 1968 and 1982. All machines were installed with, or have been converted to, twin-wire sheet formation, which provides a more uniform quality of sheet for both printing surfaces. Pulp furnish for the paper mill comes from a three-line thermomechanical pulp mill, a two-line refiner mechanical pulp mill and the kraft pulp mill. In addition, approximately 62,000 tonnes of recycled deinked pulp are purchased annually from an outside supplier under a long term contract. Reduced fiber requirements, made possible by the move to lighter weight paper production at the mill, allowed the closure of a groundwood pulp mill in September 1999.

    Crofton's No. 2 paper machine produces up to 110,000 tonnes annually of lightweight directory paper grades used in telephone and other directories, as well as other lightweight printing papers. The No. 2 paper machine remains capable of producing newsprint grades as market conditions warrant. To further our objective to produce highly runnable directory paper, we completed
$16 million in modifications to the No. 2 paper machine in May 1999. These modifications enable the Crofton mill to produce an innovative directory paper at the lowest industry basis weight. This directory paper has improved consistency, runnability and printability. Crofton's directory paper production can be supplemented by excess production capacity available on the No. 1 paper machine.

    A $27 million upgrade of Crofton's No. 3 paper machine, completed in January 1997, increased production capacity by approximately 23,000 tonnes annually, on a 45 gsm equivalent basis and has resulted in significant improvements in machine trim, sheet profiles and roll quality. Further improvements totaling $14 million to Crofton's thermomechanical pulp refining and screening systems and to the No. 3 paper machine were completed in August 1999. These improvements have resulted in improved consistency in quality and lower production costs for light basis weight paper manufactured at the Crofton mill.

    ELK FALLS

    Elk Falls' capacity for the year ending December 31, 2001 is 510,000 tonnes of newsprint and high brightness specialty grades of paper. On a 48.8 gsm equivalent basis, the annual capacity of the Elk Falls paper operations is approximately 530,000 tonnes.

    The Elk Falls paper mill, which produces newsprint and soft calendered high brightness specialty papers, has three paper machines put in operation in 1952, 1957 and 1982. All machines were installed with, or converted to, twin-wire sheet formation. Pulp furnish for the newsprint mill is supplied primarily from the mill's seven-line thermomechanical pulp mill and its semi-bleached kraft pulping facilities.

    Elk Falls has continually broadened its range of groundwood specialty papers to meet the needs of commercial printers. We have met the demand for better quality through equipment upgrades to produce a cleaner, more refined pulp furnish. We have improved smoothness and printability to meet the exacting standards of large commercial printers, and we have developed high brightness offset papers in a variety of basis weights. The No. 2 paper machine has a soft roll calendering system designed to produce up to 145,000 tonnes annually of groundwood specialty papers. Soft calendered specialty grades, marketed under the :ADVANCE label, are used mainly by the growing commercial print market for advertising flyers and newspaper supplements. We are one of the largest suppliers of soft calendered papers on the west coast of North America.

    Elk Falls increased the capacity of its thermomechanical pulp peroxide bleach plant and improved filler systems in fiscal 1996, enabling increased production of higher brightness specialty papers.

    To further our runnability strategy for newsprint, $30 million in capital expenditures were completed at Elk Falls in January 1999. We replaced the headbox on the No. 5 paper machine and improved the thermomechanical pulp process to enable the production of lighter weight newsprint with enhanced runnability. Costs and efficiency are also improved as a result of the upgrade, with an increase in capacity of approximately 9,000 tonnes, on a 45 gsm equivalent basis.

    PORT ALBERNI

    Port Alberni's capacity for the year ending December 31, 2001 is 432,000 tonnes of telephone directory paper and lightweight coated paper. Port Alberni's annual telephone directory paper capacity on a 48.8 gsm equivalent basis is approximately 303,000 tonnes.

    The Port Alberni paper mill has three paper machines. Two of the paper machines were put in operation in 1957, with the third paper machine put in operation in 1968.

    Paper machine No. 3 has the capacity to produce approximately 116,000 tonnes of telephone directory paper and newsprint, paper machine No. 4 has the capacity to produce approximately 107,000 tonnes of telephone directory paper and newsprint, and paper machine No. 5 has the capacity to produce approximately 209,000 tonnes of lightweight coated paper.

    Significant capital improvements in recent years include a $19 million upgrade to the power boiler completed in 1997, to utilize more wood waste as fuel to reduce energy and waste disposal costs, and the $200 million conversion of paper machine No. 5 from newsprint to higher value lightweight coated paper production, which was completed in December 1995. Paper machine No. 5 is the only lightweight coated paper machine in western North America. The technology utilized for the conversion of paper machine No. 5 allows for the coating of paper on both sides simultaneously, reduces the amount of kraft pulp required to produce conventional lightweight coated paper and produces the desired product quality in terms of runnability, printing characteristics and bulk.

    Pulp furnish for the paper mill is supplied primarily from the mill's thermomechanical pulp plant and groundwood mill and, at present, from kraft pulp supplied from the Powell River mill. With the closure of the Powell River kraft pulp mill, we expect to supply the Port Alberni mill with kraft pulp produced at our Elk Falls and Crofton facilities. Approximately 17% of the mill's pulp requirements are met through recycled deinked pulp purchased from an outside supplier under a long-term contract. We have installed equipment at the Port Alberni mill to allow the use of recycled fiber in newsprint and telephone directory paper.

    POWELL RIVER

    Powell River's capacity for the year ending December 31, 2001 is 459,000 tonnes of newsprint and groundwood specialty paper. Powell River's annual capacity on a 48.8 gsm equivalent basis is approximately 473,000 tonnes.

    The Powell River paper mill has three paper machines. The paper machines were put in operation in 1957, 1967 and 1981.

    No. 9 paper machine has the capacity to produce 119,000 tonnes of hi-brite, specialty groundwood papers or newsprint, No. 10 paper machine has a capacity of 158,000 tonnes and produces only high quality, soft calendered, specialty groundwood papers, and No. 11 paper machine is our largest machine with a capacity to produce 182,000 tonnes of newsprint.

    Pulp furnish for the paper mill comes from a thermomechanical pulp plant, a kraft pulp mill and a groundwood plant. On October 15, 2001 we announced that we will permanently close this kraft pulp mill by late November 2001. This mill consumes a high-cost fiber diet which results in higher unit costs than our other two pulp mills at Elk Falls and Crofton, both of which have roughly twice the capacity of the Powell River pulp mill. We expect to supply the pulp requirements of the paper machines at Powell River from our Elk Falls and Crofton facilities.

    Significant recent capital expenditures include a $120 million power boiler installed in 1997 to meet more stringent air emissions standards and a $13 million precipitator installed in 2000.

    An $8 million project to reduce miscellaneous TRS emissions was completed in June, 2001 and we expect to now be in compliance with permit levels. Weyerhaeuser Company Limited, the former owner of the Powell River mill, has indemnified us against any costs exceeding $1 million and up to $11 million relating to this project.

    The Powell River mill has the capability to use recycled deinked pulp on a limited scale. Recycled deinked pulp is purchased from an outside supplier under a long-term contract.

    We hold a 50.1% economic interest in Powell River Energy Inc., or Powell River Energy, which owns two hydroelectric dams near the Powell River mill with a combined generating capacity of 82 megawatts. Pursuant to a power purchase agreement between us and Powell River Energy, Powell River Energy will provide the power generated by its facilities to us at a fixed rate approximating current British Columbia Hydro and Power Authority rates for a period of 10 years. Powell River Energy's hydroelectric facilities will continue to supply approximately 40% to 45% of the annual power needs of the Powell River mill.

    PAPER MARKETING

    The principal customers for our newsprint, directory paper and groundwood specialty papers are newspaper publishers, commercial printers and telephone directory publishers located primarily in western and central North America and the North Pacific Rim. Newsprint, directory paper and groundwood specialty customers are served primarily by our sales and marketing personnel in North America and Japan and distributors and agents in other geographic markets.

    The following table sets out our paper sales revenue by country or geographic region:

                                                 UNITED    PACIFIC     OTHER
                                      CANADA     STATES      RIM      OFFSHORE      TOTAL
                                     --------   --------   --------   --------   ------------
                                                                                 ($ MILLIONS)
Year ended December 31, 1998(1)....    12%        69%        13%         6%           984
Year ended December 31, 1999.......    11%        68%        13%         8%         1,343
Year ended December 31, 2000.......    12%        67%        15%         6%         1,585

------------------------

(1) Norske Skog Canada's 1998 results were affected by a nine-month strike at its manufacturing facilities, which ended on April 18, 1998. Pacifica's 1998 results reflect the eight months ended December 31, 1998.

    Historically, approximately two-thirds of our paper sales revenue has been derived from the United States. The United States is the world's largest consumer of newsprint, with consumption of approximately 12.0 million tonnes in 2000, representing about 30% of total world consumption.

    For the year ended December 31, 2000, paper accounted for 75% of our consolidated net sales. This compares with 79% for the year ended December 31, 1999. No single customer accounts for more than 10% of our consolidated net sales nor will a material part of our business be dependent on a small group of customers. Newsprint, directory paper and groundwood specialties markets are not subject to significant seasonal fluctuations.

    Each of the Crofton, Elk Falls, Port Alberni and Power River mills are located on tidewater and have deep sea vessel loading facilities. Paper is shipped primarily by deep sea vessel, and for inland destinations by combination of ship, barge, rail and truck. We use the services of independent warehouses in western North America and Europe for distribution to our customers.

    Pacifica built long-term relationships with its customers for its telephone directory paper, hi-brite and soft calendered specialties papers, marketed under various "Electra" grades, and the lightweight coated paper products marketed under the "Pacifica" brand name. We will continue to take a partnership approach to working with customers to produce the best product for such customers' particular needs. As a result, we expect to remain a preferred supplier to many of those customers.

PULP AND CONTAINERBOARD

    PULP AND CONTAINERBOARD OPERATIONS

    We manufacture market pulp on three kraft pulp lines at our Crofton and Elk Falls pulp and paper mills, located in British Columbia on the east coast of Vancouver Island. The Elk Falls pulp and paper mill also manufactures containerboard products.

    Our capacity, in thousands of tonnes, as compared to our production for each of the last two years, is as follows:

                                                                              YEAR ENDED DECEMBER 31
                                                     ANNUAL CAPACITY     ---------------------------------
                                          MILL      DECEMBER 31, 2000    1999 PRODUCTION   2000 PRODUCTION
                                        ---------   ------------------   ---------------   ---------------
Market pulp...........................  Crofton            340(1)              294               317
                                        Elk Falls          210(1)              187               192
Containerboard........................  Elk Falls          105                 107               105
                                                           ---                 ---               ---
                                                           655                 588               614
                                                           ===                 ===               ===

------------------------

(1) Excludes approximately 55,000 tonnes of pulp at Crofton and 45,000 tonnes of pulp at Elk Falls provided to our paper operations. With the permanent closure of the kraft pulp mill at Powell River in November 2001, an additional 140,000 tonnes of pulp in aggregate from Crofton and Elk Falls is expected to be used in our paper opreations at Port Alberni and Powell River rather than sold as market pulp.

    The Crofton kraft pulp mill is a two-line mill, with the first line starting up in 1957 and the second in 1965. It is equipped with two continuous digesters and eight batch digesters, which provide the flexibility to cook different species of chips independently and to blend them into a wide variety of pulp grades that can be tailored to individual customer needs. Crofton's batch digesters utilize a rapid displacement heating, or RDH, cooking system. The RDH system allows for rapid turnaround in the batch cooking process, as the cooking liquor is rapidly extracted and replaced in the cooking vessel for each batch without a significant loss in temperature. This technology improves the overall quality of Crofton pulps and provides a stronger and more uniform pulp than conventional cooking.

    The Crofton kraft pulp mill produces a range of high quality Northern bleached softwood kraft, or NBSK, pulp grades, predominantly for customers that require high strength pulp in applications such as printing and writing papers. A number of specialty pulp grades are also produced at Crofton, including a high fir pulp for the manufacture of ceremonial wrapping paper (washi papers) in Japan, and a high cedar pulp for the U.S. medical garment industry. With the permanent closure of the kraft pulp mill at Powell River, we will re-direct some of the market pulp from our kraft pulp mill at Crofton and Elk Falls to supply the pulp requirements of the paper machines at Port Alberni and Powell River.

    The Elk Falls kraft pulp mill is equipped with five batch digesters and three continuous digesters with a total annual market pulp capacity of 210,000 tonnes. The mill manufactures two main types of kraft pulp for sale on world markets: a sawdust-based pulp branded "Elk Prime", with a capacity of 168,000 tonnes per year, and conventional NBSK semi-bleached pulp with a capacity of 42,000 tonnes per year.

    Elk Prime is a fully bleached sawdust-based pulp that is manufactured from a combination of low-cost sawdust, wood shavings and chip screenings. Blending of these residuals produces a pulp with an average fiber length between that of conventional softwood and hardwood pulps, giving Elk Prime the special properties of both wood types including ease of refining, high strength and dimensional stability. Manufacturers of products such as specialty papers, tissue, paper toweling, printing and writing and other paper products can substitute Elk Prime for portions of their conventional NBSK pulp feedstock, realizing cost savings and, in many cases, improved quality. Sawdust-based pulps have an added environmental advantage in that they are made from fiber that would otherwise have been a waste product. Elk Falls uses some sawdust-based pulp in producing its specialty brands of high quality linerboard, sold to customers who manufacture corrugated containers for a wide range of products.

    The Elk Falls kraft pulp mill was initially commissioned in 1956, with its sawdust-based pulp production beginning in 1964. The mill has been extensively modernized over recent years to meet or exceed current environmental standards and to improve operating efficiency and costs. In late 1996, we completed a project to increase sawdust-based pulp capacity at a cost of $21 million. This project included a new 325 tonne per day digester to replace a smaller existing system, plus related equipment and machine upgrades. As a result of this project, Elk Prime production capacity was increased by 32,000 tonnes to 168,000 tonnes per year with a corresponding reduction in NBSK pulp production.

    All of the kraft pulp operations are equipped with chlorine dioxide bleaching systems and secondary effluent treatment facilities and are presently operating in substantial compliance with applicable environmental laws and regulations.

    The Elk Falls mill also has a containerboard specialties machine which was originally installed in 1966. The machine produces primarily specialty whitetop linerboard grades for sale to the packaging industry in western North America. Annual production capacity of containerboard is approximately 105,000 tonnes.

    Whitetop linerboard is a premium product that combines a layer of unbleached kraft pulp with a layer of bleached kraft pulp. The two layers are not glued together but are formed on the paper machine by uniting bleached and unbleached stock into what is known as a duplex stock. This specialty product is white on the top and brown on the reverse side and is used in packaging, where bright, high quality graphics are important. Elk Falls' competitive advantage in producing this product stems from its ability to produce a lightweight, high-performance sheet. The inclusion of sawdust-based pulp in the furnish also results in a smoother, more consistent surface which performs better in customers' conversion facilities.

    Production of whitetop linerboard grades totaled approximately
96,000 tonnes, or 91%, of production from the Elk Falls containerboard machine in the year ended December 31, 2000. This product is marketed under the brand name "SilverLiner."

    The furnish for the containerboard specialties produced at Elk Falls is comprised of long-fiber pulp and alternative fiber sources such as sawdust-based pulp and rejects from the Elk Falls kraft pulp mill as well as clippings received from converting plants and post-consumer waste.

    PULP AND CONTAINERBOARD MARKETING

    Our primary pulp customers include manufacturers of coated paper, woodfree printing and writing papers (manufactured almost entirely with kraft pulp, and containing less than 10% groundwood or mechanical pulp), tissue, toweling and sanitary products, and a wide variety of unique and specialized products. Our ability to produce specialty pulps, customized pulp blends at Crofton and sawdust-based pulp at Elk Falls provides marketing advantages, and allows for an increase in market share in target segments that have a long-term need for our products.

    Access to high quality softwood species and unique processing capabilities have enabled the development of a range of specialty blended pulps such as a high fir pulp for washi paper in Japan and a high cedar pulp for the medical garment industry in the United States. These pulps are marketed as unique grades and achieve a pricing premium over standard NBSK grades.

    Our marketing strategy for pulp is to continue the development of worldwide markets for sawdust-based pulp and to optimize the margins for premium NBSK and specialty pulps. This strategy is designed to provide customers with softwood-based pulps that add value to their papermaking activities and produce higher overall margins.

    The following table sets out our market pulp and containerboard sales revenue by country or geographic region:

                                            CANADA    UNITED STATES   PACIFIC RIM   OTHER OFFSHORE      TOTAL
                                           --------   -------------   -----------   --------------   ------------
                                                                                                     ($ MILLIONS)
MARKET PULP
Year ended December 31, 1998(1).........      5%            6%            50%            39%             137
Year ended December 31, 1999............      5%            4%            46%            45%             294
Year ended December 31, 2000............      8%            4%            39%            49%             429

CONTAINERBOARD
Year ended December 31, 1998(1).........     52%           45%             3%             --              36
Year ended December 31, 1999............     42%           54%             4%             --              73
Year ended December 31, 2000............     30%           66%             3%             1%              91

------------------------

(1) Norske Skog Canada's 1998 results were affected by a nine-month strike at its manufacturing facilities, which ended on April 18, 1998.

    Pulp customers are served by sales and marketing staff in Canada and Japan and a network of agents in locations throughout the world.

    The Crofton and Elk Falls pulp mills are located on tidewater and have deep sea vessel loading facilities. Pulp is shipped to offshore locations by deep sea vessels and to inland North American destinations by a combination of ship, barge, rail, and truck.

    Containerboard produced by Elk Falls is sold primarily to corrugated box plants located in western Canada and the western United States. In recent years, the marketing strategy for containerboard has been to increase the sales volume of specialty whitetop linerboard grades which have provided higher prices and greater price stability than unbleached linerboard and corrugated medium grades. Containerboard customers are served by sales and marketing staff in Canada.

    For the year ended December 31, 2000, pulp and containerboard accounted for 25% of our consolidated net sales. This compares with 21% for the year ended December 31, 1999. There is no single customer which accounts for more than 10% of pulp and containerboard consolidated net sales, nor is a material part of our business dependent upon a small group of customers.

FIBER SUPPLY

    Our pulp and paper operations consume wood fiber which is purchased from more than 50 independent mills. Our fiber supply comes primarily from residual wood chips and sawdust from lumber operations located on the coast or in the southern Interior of British Columbia and secondarily from the chipping of pulp logs originating from locations throughout the region.

    Sawmill wood chips presently comprise 54% of the fiber supply for our pulp and paper operations. The remainder is comprised of pulp logs (30%), sawdust (12%) and recycled deinked pulp (4%).

    Four wood chip and sawdust suppliers provide 31% of our fiber supply. The supply contracts with these companies were negotiated for indefinite terms, or evergreen terms, when certain of our timber and processing assets were sold.

    A chip and pulp log supply agreement between Weyerhaeuser and Pacifica, which we have assumed as part of the Pacifica acquisition, also has an indefinite term and is a primary source of pulp logs and wood chips for our operations. Weyerhaeuser will sell to us all of the pulp logs harvested from its Crown timber tenures plus wood chips from three sawmill operations, to a maximum of 2.4 million cubic meters per year. Through this agreement, Weyerhaeuser will supply pulp logs and wood chips providing 20% of our fiber needs.

    In addition, through an evergreen contract with a coastal log producer, additional wood chips can be obtained from regional sawmills. This supplier provides an additional 11% of our fiber supply.

    Together, all of these long-term, secure supply agreements provide approximately 62% of the fiber supply for our pulp and paper operations.

    Under the Weyerhaeuser agreement, we have a right to purchase pulp logs and wood chips committed to Harmac Pacific Inc., if this fiber is not taken by Harmac. This agreement also provides a right to purchase wood chips produced at any new Weyerhaeuser sawmills that have not otherwise previously been committed and for pulp fiber from newly acquired timber tenures and private lands of Weyerhaeuser. Further, Weyerhaeuser will sell to us, at our option, up to 300,000 cubic meters annually of low grade saw logs which we can either have chipped to produce wood chips or trade to obtain wood chips.

    The remainder of the fiber requirements for the four pulp and paper operations is sourced from independent suppliers, many under long-term contracts. Fiber is purchased from these suppliers at market prices or at prices determined under market-based formulas.

    To enhance our fiber security, we maintain a surplus fiber position. As a result of our fiber position, we make annual sales of approximately
350,000 cubic meters of surplus fiber to regional customers. In addition, we engage in fiber trading activities to ensure optimum allocation of different fiber grades to the appropriate product.

COMPETITION

    The markets for our products are highly competitive on a global basis. The pulp and paper industry is essentially a commodity market in which producers compete primarily on the basis of price. In addition, since a majority of our production is directed to export markets, we compete on a worldwide basis against many producers of approximately the same or larger capacity. In export markets, Canadian producers generally compete with American, European and Asian producers.

PROPERTIES

    Our head office is located in leased premises in Vancouver, British Columbia. The lease covers an aggregate of 49,000 square feet and expires April 30, 2007.

    Each of our Crofton, Elk Falls, Powell River and Port Alberni pulp and paper manufacturing facilities are situated on land we own. The Crofton mill is located on a 107 hectare site, the Elk Falls mill is located near the town of Campbell River, British Columbia on a 78 hectare site, the Powell River mill is located on a 94 hectare site and the Port Alberni mill is located on a 44 hectare site. Each of our properties is the subject of a mortgage in favor of our lenders to secure our credit facilities.

HUMAN RESOURCES

    We have approximately 3,750 employees.

    In January 2000, approximately 260 hourly and 60 salaried maintenance employees were transferred from Norske Skog Canada to a new company, AllWin Technical Services Inc., or AllWin. Under a performance-based agreement with an initial term which expires on December 31, 2004, subject to automatic renewal for subsequent terms of twelve months each, AllWin is focused on delivering first quartile maintenance cost and equipment availability to our pulp and containerboard operations.

    All of the approximately 2,875 hourly employees at our pulp and paper mills are members of either the Communications, Energy & Paperworkers Union of Canada, or CEP, or the Pulp, Paper and Woodworkers of Canada, or PPWC. All of the approximately 260 AllWin hourly employees performing maintenance functions at our pulp and containerboard operations are members of either the CEP or PPWC. Twenty-seven employees in the Port Alberni Mill are represented by the Office and Technical Employees Union, or OTEU.

    The CEP and PPWC agreed, as part of the collective agreements with Norske Skog Canada, that Norske Skog Canada will not be selected to lead the process of individual mill bargaining in British Columbia at the expiry of the contract in 2003. The collective agreement with the OTEU expires on April 30, 2006.

ENVIRONMENT

    Our operations are subject to a wide range of general and industry-specific environmental laws and regulations including those related to waste management, air emissions, water discharges and remediation of environmental contamination. There has been significant upgrading of our facilities during the last few years to comply with solid and special waste, effluent and air regulations. Environmental performance is monitored regularly by us. We believe that our facilities are operating in substantial compliance with applicable environmental laws and regulations.

    In addition to regular monitoring of emission points and reporting to regulatory authorities, Norske Skog Canada manages its environmental performance through an environmental management system which is currently registered to the ISO 14001 standard. The system utilizes annual internal surveillance audits and bi-annual external compliance audits of our manufacturing facilities. The audit findings are communicated to management and a committee of the board of directors, so that appropriate action plans can be developed to address any deficiencies. The audits completed during 1998 and 1999 have indicated that our four coastal facilities are operating substantially in compliance with applicable environmental laws and regulations.

RECYCLED CONTENT IN GROUNDWOOD PAPER

    Norske Skog Canada is a major supplier of newsprint, directory and other groundwood printing papers to western North America. The most significant of these markets is the western United States, where in three states--California, Arizona and Oregon--newspaper publishers and commercial printers are required by law to use a certain proportion of recycled containing paper. While the other western U.S. states and Canada do not have legislated requirements for recycled containing paper, many printers and publishers are demanding some recycled containing paper as part of their supply mix.

    Norske Skog Canada is currently meeting this market demand through the use of recycled pulp purchased from Newstech Recycling Inc., located in Coquitlam, British Columbia. This deinked post-consumer recycled pulp is mixed with virgin pulp furnish to produce newsprint and directory paper that meets the legislated requirement.

SOLID WASTE

    One of the most significant environmental issues faced by our operations is the disposal of solid waste. Most waste is disposed of at on-site landfills and we will shortly need additional capacity. If it is unavailable, off-site disposal will be necessary and costs will increase. We will continue to work to reduce volumes sent to landfill by increasing recycling efforts and investigating alternative uses for effluent sludge, boiler ash and recaust waste.

EFFLUENT

    The British Columbia provincial government's current pulp mill effluent regulations limit adsorbable organic halide, or AOX, discharges to
1.5 kilograms per tonne of pulp produced. Our facilities are operating within these limits. The provincial government has further mandated the elimination of AOX in mill effluent by December 31, 2002. We estimate that the cost of technology required to eliminate chlorinated organic compounds at our two kraft pulp mills would require capital expenditures of between $75 million and $100 million at each mill, and result in increased production costs of approximately $20 per tonne. These costs are prohibitive, and it is not likely that we will incur these costs to upgrade our mills if the legislation is not amended. Additionally, we expect that substantially all of the kraft pulp mills in British Columbia, including ours, would close because kraft pulp could not be produced economically.

    The United States Environmental Protection Agency, or EPA, has established AOX discharge limits for United States-based bleach kraft pulp mills which are less than one-half the current limit in British Columbia, and presently, all our mills are in substantial compliance with these United States EPA limits. Following the provincial election in May 2001, the new provincial government has indicated that it will re-examine the appropriateness of the zero discharge regulation and consider revising the proposal limits to be more in line with the EPA requirement. The provincial government is consulting with the pulp and paper industry, scientific authorities and other interested parties as part of this process.

    In 1989, the Canadian federal government imposed commercial shellfish closures in the vicinity of coastal pulp mills including Crofton and Elk Falls because of dioxin contamination. Changes in bleach plant operations, which were initiated at Norske Skog Canada's operations to prevent the formation of dioxins, have resulted in a decline in contamination levels. The government has removed the restrictions in some specific areas following improved test results. We expect the reopening process will continue at both of Norske Skog Canada's coastal pulp mills over the next few years.

    The Port Alberni mill does not produce kraft pulp or use a brightening process involving chlorine or chlorine derivatives, so it does not produce any AOX or dioxins in its effluent. It has a secondary effluent treatment system which began operating in early 1993 and permits the Port Alberni mill to meet all current provincial and federal effluent standards.

    Under the terms of the sale of our Mackenzie pulp operations in June 2001, we have some limited ongoing responsibility to ensure that certain improvements are made to prevent the release of effluent containing furans into Williston Lake.

AIR EMISSIONS

    Each of the Crofton, Elk Falls, Port Alberni and Power River mills are making improvements to their air emissions. At Crofton, the first phase of an odor collection system was completed in January 2001. The final phase of the odor collection system is expected to be completed by December 31, 2001, further reducing air emissions. At Elk Falls, a precipitator is being installed on the No. 5 power boiler to minimize particulate emissions and haze in the community.

    In late 1999, an internal review of data from the measurement of miscellaneous TRS emissions sources at the Powell River mill found emissions to be higher than previously recorded due to an error in the formula that had been used to calculate the emissions since 1985. Upon discovery of the calculation error, the Ministry of Water, Land and Air Protection or the Ministry, was notified and the timeline to reduce sources of miscellaneous TRS emissions was accelerated. This project was completed at a cost of approximately $8 million, in June, 2001. We expect to now be in compliance with permit levels. Weyerhaeuser, the former owner of the Powell River mill, has indemnified us against any costs exceeding $1 million and up to $11 million relating to the project.

    In addition, a $13 million precipitator has been installed at the Powell River mill and an oxygen polisher at a cost of approximately $1.5 million which, once it is fully optimized, will reduce TRS emissions below the limits set out in the Powell River mill's permit.

    The only regulated air emissions produced at the Port Alberni mill are the result of its two power boilers. One of these boilers was significantly upgraded in 1997 at a cost of approximately $19 million. The upgraded boiler is capable of consuming all of the Port Alberni mill's hog fuel and meeting approximately 70% of its steam requirements. The Port Alberni mill also has a new precipitator to reduce particulate matter in its air emissions with the result that the emissions are generally below regulatory requirements. The other power boiler, which has not been upgraded, burns only natural gas.

    Coastal pulp mills that use hog fuel derived from sea salt laden logs are subject to limits for dioxin and furan concentrations in emissions. We believe we are in compliance with these requirements.

    In 2000, we spent approximately $39 million on environmental capital projects. We estimate that capital expenditures relating to known environmental matters, including compliance issues and the assessment and remediation of the environmental condition of our properties will total approximately $34 million in 2001 and $18 million in 2002. While we believe that our estimate for environmental projects for the remainder of 2001 and 2002 is reasonable, there can be no assurance that actual expenditures will not exceed the estimated amounts.

CONTAMINATED SITES

    Provincial legislation governing contaminated sites came into effect in British Columbia on April 1, 1997. If a particular site exceeds prescribed levels of certain classes of substances, the site is determined to be a "contaminated site" under the legislation. The legislation specifies the circumstances in which a "site profile" must be prepared in respect of any property that has been used for certain industrial or commercial purposes. If a site is determined to be contaminated, remediation will normally be required under government supervision. As current and past owners of mill sites, all forest products companies in British Columbia may face remediation costs particularly as a result of historical operations and disposal practices. Compliance with this legislation has not resulted in any material cost to us but there can be no guarantee that such costs will not be incurred in the future as a consequence, for example, of discovery of unknown conditions, or changes in enforcement policies.

RESEARCH AND DEVELOPMENT

    We will continue to contribute to industry supported research organizations such as the Pulp and Paper Research Institute of Canada. In addition, research required to meet our specific needs is conducted at private laboratories under the direction of our technical experts and at the mill laboratories.

    Business unit technical staff provide scientific and technological expertise in support of operations and product development efforts.

    Our research and development expenditures totaled approximately
$4.5 million in the year ended December 31, 2000 and $4.0 million in the year ended December 31, 1999.

CORPORATE ORGANIZATION

    We have the following significant subsidiaries, all of which are wholly owned:

                                                              JURISDICTION OF
COMPANY                                                        INCORPORATION
-------                                                       ----------------
Elk Falls Pulp and Paper Limited(1).........................  British Columbia
NorskeCanada(1)(2)..........................................  British Columbia
Norske Skog Canada Finance Limited(1).......................  British Columbia
Norske Skog Canada (Japan) Ltd.(1)..........................  Japan
Norske Skog Canada Pulp Operations Limited(1)...............  British Columbia
Norske Skog Canada Pulp Sales Inc.(1).......................  British Columbia
Norske Skog Canada Pulp Sales (Japan) Ltd...................  Japan
Norske Skog Canada Sales Inc.(1)............................  British Columbia
Norske Skog Canada (USA) Inc.(1)............................  California
NSC Holdings (Barbados) Limited.............................  Barbados
NSCL Holdings Inc.(1).......................................  Delaware
Pacifica Paper Sales Ltd.(1)................................  British Columbia
Pacifica Papers Sales Inc.(1)...............................  Delaware
Pacifica Papers Kabushiki Kaisha(1).........................  Japan
Pacifica Poplars Ltd.(1)....................................  British Columbia
Pacifica Poplars Inc.(1)....................................  Delaware
Pacifica Papers U.S. Inc.(1)................................  Delaware

------------------------

(1) Each of these subsidiaries are guarantors of the exchange notes.

(2) A general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Pulp Operations Limited.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGERS

    The following table sets forth certain information regarding each of the directors and senior managers of Norske Skog Canada:

NAME                              AGE      POSITION
----                            --------   --------
Jan A. Reinas.................     56      Director and Chairman

Russell J. Horner.............     51      Director, President and Chief Executive Officer

Mitchell H. Gropper, QC.......     59      Director

J. Trevor Johnstone...........     47      Director

Harold N. Kvisle..............     49      Director

Jan A. Oksum..................     53      Director

R. Keith Purchase.............     57      Director

William P. Rosenfeld..........     65      Director

W. Thomas Stephens............     59      Director and Deputy Chairman

James E. Armitage.............     55      Senior Vice-President, Sales and Marketing

Jesse M. Beaman...............     53      Senior Vice-President, Operations

W.R. (Ron) Buchhorn...........     49      Senior Vice-President, Human Resources

Stuart H. Clugston............     57      Vice-President, Corporate Affairs

Ralph Leverton................     53      Vice-President, Finance, Chief Financial Officer and Secretary

Robert H. Lindstrom...........     48      Vice-President, Strategy

R. Scott McLean...............     40      Vice-President, Supply Chain and Information Technology

James M. Miller...............     52      Vice-President, Sales and Marketing, Pulp Operations

Brian A. Nordman..............     52      Vice-President, Fiber Supply

Peter M. Staiger..............     44      Treasurer

David Ure.....................     34      Controller

    The following information sets forth the office or executive position held by each of our directors and officers, their principal occupation for the past five years, and the names of any public companies of which they are a director.

    JAN A. REINAS has served as a director and Chairman since July 2000 and has been the President and Chief Executive Officer of Norske Skogindustrier ASA since 1994. Mr. Reinas is a director of the following public companies:
Schibsted ASA.

    RUSSELL J. HORNER has served as a director since November 1999 and has been our President and Chief Executive Officer since September 2000. From
November 1999 to September 2000 Mr. Horner was our Chief Operating Officer and President. From March 1998 to November 1999 Mr. Horner was the Chief Operating Officer, Australasia, of the Fletcher Challenge Paper Division of Fletcher Challenge Limited. From October 1995 to March 1998, Mr. Horner was the Managing Director, Australian Newsprint Mills, of Fletcher Challenge Limited.

    MITCHELL H. GROPPER, QC has served as a director since July 2000 and has been a partner of Farris Vaughan Wills & Murphy, Barristers and Solicitors since July 1998. Prior to that, Mr. Gropper was a partner of McCarthy Tetrault, Barristers and Solicitors.

    J. TREVOR JOHNSTONE was appointed a director immediately prior to completion of the acquisition of Pacifica and was formerly the Chairman and a director of Pacifica, having served as a director of Pacifica since March 1999.
Mr. Johnstone is a Managing Director of Tricor Pacific Capital, Inc.
Mr. Johnstone is a director of the following public company: Helijet
Airways Inc.

    HAROLD N. KVISLE has served as a director since November 1997. Since
May 2001, Mr. Kvisle has been President and CEO of TransCanada PipeLines Limited. From June 2000 to April 2001, Mr. Kvisle was Executive Vice-President, Trading and Business Development, TransCanada PipeLines Limited; from
April 2000 to June 2000, Senior Vice-President, Trading and Business Development; from September 1999 to April 2000, Senior Vice-President, Energy Operations, TransCanada PipeLines. Prior to September 1999, Mr. Kvisle was the President of Fletcher Challenge Energy Canada Limited. Mr. Kvisle is a director of the following public companies: ARC Strategic Energy Fund, PrimeWest Energy Trust and TransCanada PipeLines Limited.

    JAN A. OKSUM has served as a director since October 2001. From July, 2000 to August 2001 Mr. Oksum was an alternate director for Mr. Reinas. Since
August 2000, Mr. Oksum has been Deputy CEO and Senior Vice President, Strategy of Norske Skogindustrier ASA. From September 1999 to August 2000 Mr. Oksum was Executive Vice President, Business Development of Norske Skogindustrier ASA. From October 1997 to September 1999 he was Senior Vice President, Fiber/Magazine Paper of Norske Skogindustrier ASA. From April 1997 to October 1997 he was Vice President, R&D of Norske Skogindustrier ASA. From January 1994 to April 1997, Mr. Oksum was General Manager of Norske Skog Golbey.

    R. KEITH PURCHASE was appointed a director immediately prior to completion of the acquisition of Pacifica and was formerly a director of Pacifica, having served as a director of Pacifica since May 2000. Mr. Purchase is a corporate director and advisor. Mr. Purchase was the Executive Vice-President and Chief Operating Officer of MacMillan Bloedel Limited from November 1998 to
November 1999. Prior to November 1998 he was the President and Chief Executive Officer of TimberWest Timber Trust.

    WILLIAM P. ROSENFELD, has served as a director since October 1993 and has been a partner of Goodmans LLP, Barristers and Solicitors, since 1982.
Mr. Rosenfeld is a director of the following public companies: Fishery Products International Limited and Sino-Forest Corporation.

    W. THOMAS STEPHENS has served as a director since November 1999 and is Chairman of the board of directors of Mail-Well, Inc., a printing and envelope company. Mr. Stephens was President and Chief Executive Officer of MacMillan Bloedel Limited from September 1997 until November 1999 and prior thereto was President of Manville Corporation. Mr. Stephens is a director of the following public companies: Excel Energy Inc., TransCanada PipeLines Limited and
Qwest Inc., and is a Trustee of Putnam Mutual Funds.

    JAMES E. ARMITAGE has been Senior Vice-President, Sales and Marketing since August 2000. From August 1998 to July 2000, Mr. Armitage was Senior Vice-President, Newsprint, and from November 1997 to July 1998 was Vice-President, Worldwide Newsprint Sales. Prior to November 1997, Mr. Armitage was a self-employed consultant.

    JESSE M. BEAMAN has been Senior Vice-President, Operations since
April 2001. From December 2000 to March 2001, Mr. Beaman was Vice-President, Crofton Pulp and Paper, and from March 2000 to November 2000 was Manager, Crofton Paper. From July 1998 to January 2000, Mr. Beaman was Vice-President, Eastern Operations, Building Materials, of MacMillan Bloedel Limited; from May, 1998 to June 1998, Vice-President, Business Transformation, Printing Papers, of

MacMillan Bloedel Limited, and prior to May 1998 was General Manager, Alberni Specialties, of MacMillan Bloedel Limited.

    W.R. (RON) BUCHHORN has been Senior Vice-President, Human Resources, since August 2000. Prior to August 2000, Mr. Buchhorn was Vice-President Compensation and Rehabilitation Services of the Workers' Compensation Board of British Columbia.

    STUART H. CLUGSTON has been Vice-President, Corporate Affairs since August 2000. Prior to August 2000 he was Director, Communication Management.

    RALPH LEVERTON has been Vice-President, Chief Financial Officer and Secretary since August 2000. In the month of July 2000, Mr. Leverton was Chief Financial Officer, Secretary and Treasurer. From September 1999 to June 2000 Mr. Leverton was a self-employed consultant, and from September 1998 to August 1999 was President and Chief Operating Officer of Harmac Pacific Inc. Prior to August 1998, Mr. Leverton was Vice-President, Finance, Chief Financial Officer and Secretary of Harmac Pacific Inc.

    ROBERT H. LINDSTROM has been Vice-President, Strategy since February 2001. From May 1999 to January 2001, Mr. Lindstrom was Vice-President, Supply and Utilities, Pulp Operations and from October 1996 to April 1999 was Director, Strategic Planning, Pulp Operations. Prior to October 1996, Mr. Lindstrom was Director, Business Development.

    R. SCOTT MCLEAN has been Vice-President, Supply Chain and Information Technology, since February 2001. From August 2000 to January 2001, Mr. McLean was Vice-President, Supply Chain and prior to August 2000 was a Principal Consultant, PricewaterhouseCoopers LLP.

    JAMES M. MILLER has been Vice-President, Sales and Marketing, Pulp Operations since November, 1997 and prior to November 1997 was Vice-President, Pulp Marketing.

    BRIAN A. NORDMAN has been Vice-President, Fiber Supply since May 1999. Prior to May 1999 he was Manager, Fiber Supply.

    PETER M. STAIGER has been Treasurer since September 2001 and from
December 2000 to September 2001 was Controller Treasurer. From May to
November 2000, Mr. Staiger was Corporate Controller, and prior to May 2000 was Manager, Corporate Reporting.

    DAVID URE has been Controller since September 2001. From February 2000 to September 2001 Mr. Ure was Corporate Controller of Pacifica Papers Inc. From December 1998 to January 2000 Mr. Ure was U.S. Controller of Crown
Packaging Ltd. and prior to December 1998 was Chief Financial Officer and Secretary of Finlay Forest Industries Inc.

    None of the persons named above have any family relationship with any other person named above.

    In accordance with our articles and the resolutions of our shareholders, our current board of directors consists of seven directors. Each director is to serve until the next annual meeting of shareholders, or until a successor is duly elected or appointed.

    Our board of directors has an Audit Committee, a Governance and Human Resources Committee and an Environment, Health and Safety Committee.

    The members of the Audit Committee are Messrs. Gropper, Johnstone, Oksum, Purchase, Rosenfeld (who serves as Chair of the Audit Committee) and Stephens. The principal functions of the Audit Committee are to review all financial information and statutory disclosure documents prior to their approval by the board of directors and their distribution to shareholders and other interested persons; to review our systems of internal control; to monitor the performance of our external and internal auditors; and to recommend to the board of directors the appointment of investment managers for our salaried pension plans and to monitor the performance of these managers.

    The members of the Governance and Human Resources Committee are Messrs. Gropper, Johnstone, Kvisle, Rosenfeld and Stephens (who serves as Chair of the Governance and Human Resources Committee). The principal functions of the Governance and Human Resources Committee are to develop and monitor our overall approach to corporate governance issues; to recommend to the board of directors nominees for election and re-election as directors; to review the performance of the board of directors as a whole and of its committees; and to oversee organizational structure, executive appointment and succession, executive compensation, performance review of the Chief Operating Officer and approval of changes to benefit provisions in our salaried pension plans.

    The members of the Environmental, Health and Safety Committee are Messrs. Horner, Kvisle, Oksum (who serves as Chair of the Environmental, Health and Safety Committee) and Purchase. The principal functions of the Environmental, Health and Safety Committee are to establish principles of environment, health and safety standards and to monitor compliance with these principles.

EXECUTIVE COMPENSATION

SENIOR MANAGEMENT

    The following table sets forth for the financial year ending June 30, 2000 (our last full financial year) the compensation paid or granted by us and our subsidiaries to our senior management:

----------------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                   -----------------------------------   -----------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                         ------------------------   --------
                                                                         SECURITIES   RESTRICTED
                                                             OTHER         UNDER       SHARES OR
                                                            ANNUAL        OPTIONS     RESTRICTED      LTIP       ALL OTHER
NAME AND                            SALARY     BONUS     COMPENSATION     GRANTED     SHARE UNITS   PAYOUTS    COMPENSATION
PRINCIPAL POSITION                   ($)        ($)         ($)(1)          (#)           ($)         ($)        ($)(2)(3)
----------------------------------------------------------------------------------------------------------------------------
Russell J. Horner(4)               247,917    310,000          --              --            --         --        60,432
President and Chief Executive
Officer
----------------------------------------------------------------------------------------------------------------------------
Ida J. Goodreau(5)                 275,000    179,600          --          43,631            --         --        61,512
President, Pulp Operations
----------------------------------------------------------------------------------------------------------------------------
James E. Armitage                  215,000     25,800          --          34,112            --         --        37,818
Senior Vice-President,
Sales and Marketing
----------------------------------------------------------------------------------------------------------------------------
Jesse M. Beaman(4)                  55,047      6,600          --              --            --         --         4,466
Senior Vice-President, Operations
----------------------------------------------------------------------------------------------------------------------------
W.R. (Ron) Buchhorn(6)                  --         --          --              --            --         --            --
Senior Vice-President, Human
Resources
----------------------------------------------------------------------------------------------------------------------------
Dennis J. Day(5)                   215,000     21,500          --          34,112            --         --        73,763
Senior Vice-President, Paper
Manufacturing
----------------------------------------------------------------------------------------------------------------------------
Lawrence J. Jackson(5)             220,000     22,000          --          34,905            --         --        43,992
Senior Vice-President, Strategic
Marketing and Growth
----------------------------------------------------------------------------------------------------------------------------
Stuart H. Clugston                 133,416     22,000                          --            --         --        10,066
Vice-President, Corporate Affairs
----------------------------------------------------------------------------------------------------------------------------
Mark R. Gibson(7)                  131,500      9,800          --           5,690            --         --        46,056
Vice-President, Overseas Paper
Marketing
----------------------------------------------------------------------------------------------------------------------------
Ralph Leverton(6)                       --         --          --              --            --         --            --
Vice-President, Finance, Chief
Financial Officer and Secretary
----------------------------------------------------------------------------------------------------------------------------
Robert H. Lindstrom                136,667     38,827          --              --            --         --        13,938
Vice-President, Strategy
----------------------------------------------------------------------------------------------------------------------------
R. Scott McLean(4)                  47,190     37,900          --              --            --         --         7,267
Vice-President, Supply Chain and
Information Management
----------------------------------------------------------------------------------------------------------------------------
James M. Miller                    155,000     74,600          --          13,414            --         --        43,088
Vice-President, Sales and
  Marketing,
Pulp Operations
----------------------------------------------------------------------------------------------------------------------------
Brian A. Nordman                   134,167     44,937          --              --            --         --        10,995
Vice-President, Fiber Supply
----------------------------------------------------------------------------------------------------------------------------
Peter M. Staiger                   114,711     43,063          --              --            --         --        11,013
Controller Treasurer
----------------------------------------------------------------------------------------------------------------------------
Jay G. Whitwham(5)                 135,000     54,776          --           5,842            --         --        25,190
Vice-President, Secretary and
Treasurer
----------------------------------------------------------------------------------------------------------------------------

(1) Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for any of the above named individuals.

(2) Amounts in this column include Norske Skog Canada contributions to an employee share purchase plan available to all employees of Norske Skog Canada.

(3) Amounts in this column include annual contributions and allocations (including investment returns on notional account balances) to Norske Skog Canada's defined contribution pension plan for the fiscal year ended
    June 30, 2000: Russell J. Horner $59,156; Ida J. Goodreau $61,512; J.E. Armitage $33,942; Dennis J. Day $69,887; Lawrence J. Jackson $40,008; Stuart
    H. Clugston $10,066; Mark R. Gibson $43,689; Robert H. Lindstrom $11,087; R. Scott McLean $6,592; James M. Miller $40,763; Brian A. Nordman $10,995; Peter M. Staiger $8,760 and Jay G. Whitwham $25,190.

(4) These persons were not employed by us for the full fiscal year.

(5) These persons left the employment of Norske Skog Canada after June 30, 2000.

(6) These persons were not employees of Norske Skog Canada at June 30, 2000.

(7) Mr. Gibson is no longer an officer.

DIRECTORS

    The Chairman receives an annual retainer of $110,000. All of the other directors receive an annual retainer of $25,000 except that no director who is in receipt of a salary as an executive officer receives any additional compensation for his activities as a director. In addition to the annual retainer, each director is paid $1,500 for each board meeting attended. Directors acting on committees of the board of directors receive an additional annual retainer of $3,000. Chairs of these committees receive an additional annual retainer of $4,000. In addition, directors are paid $1,200 for each committee meeting they attend. Directors are also reimbursed for their reasonable expenses in connection with such meetings.

BONUS, STOCK OPTION AND STOCK PURCHASE PLANS

    BONUS PLANS

    We have a bonus plan in which our senior managers participate. This bonus plan is intended to align the financial interests of our senior management with those of our shareholders and to encourage our senior managers to focus on strategies and results that enhance shareholder value in the longer term. Membership in the plan is limited to individuals designated by the Human Resources and Compensation Committee.

    Annual incentive compensation awards made under the plan are based upon achievement of personal objectives (25%) and upon achievement of corporate financial objectives (75%) for all senior managers, other than the Chief Executive Officer. Annual awards for the Chief Executive Officer are based on achievement of personal objectives (20%) and upon the achievement of corporate financial objectives (80%). Financial objectives are established as actual cash value added relative to performance goals. Cash value added, for this purpose, means operating cash flow less economic depreciation on assets employed less a required rate of return on capital invested in the business.

    A target incentive award is established for each of our senior managers based upon a percentage of salary being 66% for the Chief Executive Officer and 30% to 45% for other senior managers. Performance goals and the measurement of actual results for each senior manager recognize the person's sphere of influence. Senior managers responsible for the paper operations will have their performance assessed on corporate financial performance objectives which are specific to the paper operations, while senior managers responsible for the pulp operations will have their performance assessed against corporate financial performance objectives which are specific to the pulp operations. The Chief Executive Officer, the Vice-President, Finance, Chief Financial Officer and Secretary and the Senior Vice-President, Human Resources are assessed on the accomplishment of objectives encompassing all operations. Awards are distributed annually in cash. The upper limit on awards is 150%-200% of the target incentive award. The lower limit is zero.

    On September 1, 2000 we entered into service retention agreements with eight employees to secure their ongoing service during the organizational transitions of our Pulp operations division. These agreements provided for the payment of $267,000 in aggregate to these employees.

    When appropriate, we may pay discretionary cash bonuses to senior managers who contribute to shareholder value creation.

    STOCK OPTION PLAN

    We have a stock option plan in which our senior managers are eligible to participate. The plan provides for grants of options to acquire shares to such persons and in such numbers as the Governance and Human Resources Committee determines. The following table sets out all of the options over our shares that are issued and outstanding as at December 31, 2001. Each of the option holders is a senior manager. All of the options were granted on September 12, 2001, have an exercise price of $6.60 per option share and expire on September 12, 2006.

                                                                NUMBER OF
NAME OF GRANTEE                                               OPTION SHARES
---------------                                               -------------
Russell J. Horner...........................................     601,500

James E. Armitage...........................................     140,500

Jesse M. Beaman.............................................     140,000

W.R. (Ron) Buchhorn.........................................      74,000

Stuart H. Clugston..........................................      58,500

Ralph Leverton..............................................     152,500

Robert H. Lindstrom.........................................      49,500

R. Scott McLean.............................................     108,500

James M. Miller.............................................       5,000

    STOCK PURCHASE PLAN

    We have an employee share purchase plan in which our senior managers are eligible to participate. This plan enables participants to elect to deduct a portion of their salary (which is, up to a certain limit, matched by a contribution from us) and have the aggregate amount applied by a third party trustee to purchase our common shares in the open market. Common shares are not issued from treasury under this plan.

PENSIONS

    The total amounts set aside or accrued by us and our subsidiaries to provide pension, retirement or similar benefits to our senior managers is as follows:

                                                              AMOUNT SET ASIDE
                                                              OR ACCRUED AS AT
NAME                                                           JUNE 30, 2000
----                                                          ----------------
Russell J. Horner...........................................      $600,905

Ida J. Goodreau(1)..........................................       323,256

James E. Armitage...........................................        87,110

Jesse M. Beaman.............................................         3,853

W.R. (Ron) Buchhorn.........................................             0

Dennis J. Day(1)............................................       808,881

Lawrence J. Jackson(1)......................................       175,012

Stuart H. Clugston..........................................       248,364

Mark R. Gibson..............................................       617,304

Ralph Leverton..............................................             0

Robert H. Lindstrom.........................................       168,343

R. Scott McLean.............................................         6,592

James M. Miller.............................................       439,723

Brian A. Nordman............................................       256,810

Peter M. Staiger............................................        84,379

Jay G. Whitwham(1)..........................................       164,586

------------------------

(1) These persons left the employment of Norske Skog Canada after June 30, 2000.

    Each of Mr. Horner, Ms. Goodreau, Mr. Armitage, Mr. Beaman, Mr. Buchhorn, Mr. Gibson, Mr. Leverton, Mr. Lindstrom, Mr. McLean and Mr. Miller participates, or participated in the defined contribution segment of our Supplemental Retirement Plan for Senior Executives. Under the defined contribution segment, we allocate an aggregate of 12% of each individual's monthly salary and bonus to individual retirement accounts. Of this total, 7% of the monthly salary and bonus is contributed to the individual's account in the defined contribution segment of the salaried retirement plan available to all our Canadian-resident employees and the remainder is allocated to a notional account maintained for the individual under the Supplemental Retirement Plan. No benefit is payable under the Supplemental Retirement Plan if the individual ceases to be employed by us before having five years' service as a senior manager.

    Under the defined contribution segment of our Supplemental Retirement Plan for Senior Executives, the amount of bonus recognized in pensionable earnings is limited to 50% of the bonus payment for the year subject to a further limit of 50% of the senior manager's target bonus. The portion of the bonus that is not recognized due to this latter limit may be carried forward to the immediately following calendar years and applied in years in which the target bonus limit is not reached.

    The retirement benefits that become payable under our Supplemental Retirement Plan for Senior Executives are offset by the retirement benefits payable under any other of our pension plans.

                               MAJOR SHAREHOLDERS

    The following table sets forth certain information as of December 31, 2001 concerning the beneficial ownership of our common shares, or shares, by each director and senior manager and each person known to us to own more than 5% of our shares.

                                                                            % OF ISSUED AND
NAME                                                            SHARES     OUTSTANDING SHARES
----                                                          ----------   ------------------
Norske Skogindustrier ASA(1)................................  63,035,942         36.06

3017970 Nova Scotia Company(2)..............................  10,500,000          6.00

Jan A. Reinas...............................................         nil           nil

Russell J. Horner...........................................       6,655             *

Mitchell H. Gropper.........................................         nil           nil

J. Trevor Johnstone.........................................         nil           nil

Harold N. Kvisle............................................         nil           nil

Jan A. Oksum................................................         nil           nil

William P. Rosenfeld........................................       6,030             *

R. Keith Purchase...........................................       9,487             *

W. Thomas Stephens..........................................       5,000             *

James E. Armitage...........................................       4,553             *

Jesse M. Beaman.............................................       1,976             *

W.R. (Ron) Buchhorn.........................................       1,319             *

Stuart H. Clugston..........................................         601             *

Ralph Leverton..............................................         741             *

Robert H. Lindstrom.........................................       3,354             *

R. Scott McLean.............................................       2,242             *

James M. Miller.............................................         508             *

Brian A. Nordman............................................         nil             *

Peter M. Staiger............................................       2,041             *

David Ure...................................................         nil             *

Directors and senior managers as a group (20 people)........      44,507             *

------------------------

(*) less than 1%.

(1) Norske Skogindustrier ASA acquired its shares from Fletcher Challenge Limited of New Zealand in July 2000. Norske Skogindustrier ASA does not have any different voting rights with respect to these shares.

(2) 3017970 Nova Scotia Company acquired its shares pursuant to the Pacifica acquisition upon the exchange of shares of Pacifica formerly held by it. 3017970 Nova Scotia Company does not have any different voting rights with respect to these shares.

    Our directors and senior managers as a group beneficially own, directly or indirectly, or exercise control or direction over, less than 1% of our issued and outstanding shares.

    As at February 6, 2002, we had 194 registered shareholders with addresses in the United States, who held, in total, 10,804,455 shares, being 6.2% of our issued and outstanding common shares.

                  CERTAIN AGREEMENTS AND RELATED TRANSACTIONS

    Three employees of our largest shareholder, Norske Skogindustrier ASA were seconded to our operations in 2000 and 2001. We reimburse Norske Skogindustrier ASA for the cost of these employees' salary and other employment benefits. During the year ended December 31, 2000 the total amount we paid to Norske Skogindustrier ASA in respect of the employees' services was $341,000. From January 1, 2001 to September 30, 2001, the total amount payable to Norske Skogindustrier ASA in respect of these employees' services was $343,600.

    William P. Rosenfeld, one of our directors, is a senior partner of the law firm Goodmans LLP. Goodmans LLP provides legal services to Norske Skog Canada from time to time, at usual and customary rates.

    Norske Skog Canada has a program whereby housing assistance loans are made available to certain current and former directors, officers and employees. As of December 31, 2001, the following loans were outstanding to the following persons:

                                                                    LARGEST AMOUNT           AMOUNT
                                                                   OUTSTANDING SINCE   OUTSTANDING AS AT
NAME                         POSITION WITH NORSKE SKOG CANADA        JULY 1, 1997      DECEMBER 31, 2001
----                       -------------------------------------   -----------------   ------------------
Russell J. Horner........  President and Chief Executive Officer       $530,000             $441,667
                           and a director

Ralph Leverton...........  Vice-President, Finance, Chief              $260,000             $227,500
                           Financial Officer and Secretary

James E. Armitage........  Senior Vice-President, Sales and            $200,000             $129,999
                           Marketing

    Each of the loans was made for the purpose of allowing the recipient to purchase a residence and is secured by a mortgage over the residence. As at December 31, 2001 the loans are interest-free. The loans are due and payable upon the termination of the employment of the recipient with Norske Skog Canada.

    In prior years, Norske Skog Canada acquired from Fletcher Challenge Industries Canada Inc., a subsidiary of Fletcher Challenge Limited of
New Zealand, companies with non-capital and capital losses carried forward. As Norske Skog Canada used these losses carried forward it was to pay a portion of the purchase price. When Norske Skog Canada was not able to use these losses carried forward, it was entitled to a refund of the purchase price, plus interest.

    Subsequently, Norske Skog Canada negotiated a settlement to keep these losses carried forward and to make a one-time payment equal to the present value of the future payments under the original agreement. The difference between the money owed to Norske Skog Canada and this settlement purchase price was $21 million in Norske Skog Canada's favour.

    This purchase price of $21 million, which is recorded in accounts receivable as of December 31, 2000, is subject to adjustment under certain conditions. The difference between the future tax benefit of these losses and the acquisition costs of the companies is recorded as a deferred credit as of December 31, 2000. The deferred credit is amortized to income tax expense as the tax losses are utilized. In the six months ended December 31, 2000, the amortization reduced income tax expense by $3 million.

    We have entered into a strategic alliance with Norske Skogindustrier ASA, our largest shareholder, for the purposes of sharing of expertise, best practices and the utilization of combined resources in manufacturing, procurement, employment matters including employee health and safety issues, environmental, information technology and similar matters for the benefit of both parties.

    We have entered into a joint venture for the sale of specialty papers in the United States by way of the incorporation, with Norske Skogindustrier ASA, of a Delaware limited liability company. This joint venture company will act as sales agent for sales in the United States of specialty papers manufactured by each of Norske Skog Canada and Norske Skogindustrier ASA.

    We have a sales arrangement with Pan Asia Paper Co. Pte. Ltd., a company 50% owned by Norske Skogindustrier ASA in Asia and have entered into a distribution agreement with that company whereby all sales of our newsprint and specialty papers to customers in Asia (other than Japan) will be effected through the company. The company takes title to our products and sells them to its customers. The price payable to us is equal to the price the company negotiates with its customers, less a commission fee at customary market rates.

    We are also negotiating a sales agency agreement with a wholly-owned Brazilian based subsidiary of Norske Skogindustrier ASA for the sale of our products in South America. Under this sales agency agreement, all sales to customers in South America (other than, for the near future, Venezuela, where we have an existing sales agency relationship) will be effected by Norske Skogindustrier ASA's Brazilian subsidiary, which will be paid a commission at usual and customary rates as compensation for its services.

                          DESCRIPTION OF SHARE CAPITAL

    We are authorized to issue an unlimited number of Common Shares and 100,000,000 Preferred Shares. As of February 7, 2002 there are 174,810,122 Common Shares issued and outstanding and no Preferred Shares issued and outstanding. All of the issued and outstanding Common Shares are fully paid. Applicable corporate law prohibits the issue of shares with par value.

    As of January 1, 2001, there were 124,189,252 Common Shares issued and outstanding. Pursuant to the Pacifica acquisition (see "The Acquisition of Pacifica Papers Inc."), an aggregate of 50,620,870 Common Shares were issued to the former holders of common shares of Pacifica in exchange for the shares of Pacifica held by such persons. There were no other issuances of Common Shares of Norske Skog Canada during the period from January 1, 2001 to December 31, 2001.

    Neither Norske Skog Canada nor any of its subsidiaries hold any Common
Shares.

    Pursuant to the terms of our 1995 Stock Option Plan, we have issued to certain members of our senior management group options to acquire an aggregate of 1,330,000 Common Shares. (See "Management--Executive Compensation"). None of these options have been exercised.

    During the previous three years, the following events have occurred which have changed the amount of issued capital and/or the number in classes of shares comprising our issued capital:

    (a) Pursuant to the terms of the distribution arrangement (see "Special Distribution") our authorized capital was increased from 250,000,000 shares without par value (divided into 100,000,000 Class B Preferred Shares and 150,000,000 Class A Common Shares) to 1,100,000,000 shares without par value divided into 1,000,000,000 Common Shares and 100,000,000 Class B Preferred Shares. This change increased the number of authorized Common Shares and changed the designation of our Class A Common Shares to Common Shares. There was no change in the voting rights attached to the Common Shares or Class B Preferred Shares.

    (b) Prior to the Pacifica acquisition, we transferred our jurisdiction of incorporation from British Columbia to the federal Canada Business Corporations Act and in connection with this transfer we changed our authorized share capital to an unlimited number of Common Shares and 100,000,000 Preferred Shares.

    (c) Pursuant to the terms of the Pacifica acquisition, an aggregate of 50,620,870 Common Shares were issued to the former holders of common shares of Pacifica in exchange for the shares of Pacifica held by such persons. The consideration received by us for the issuance of these Common Shares were the common shares of Pacifica exchanged by the holders thereof. The Pacifica acquisition was approved by Pacifica's securityholders on July 11, 2001 and by the Supreme Court of British Columbia on July 20, 2001.

              DESCRIPTION OF ARTICLES OF AMALGAMATION AND BY-LAWS

    Our articles of amalgamation issued pursuant to the CANADA BUSINESS CORPORATIONS ACT contain no restrictions on the business we may carry on.

    Our articles of amalgamation and by-laws contain no restrictions on the power of directors:

1. to vote on a proposal arrangement or contract in which the director is materially interested;

2. in the absence of an independent quorum, to vote compensation to themselves or any member of their body; or

3. with respect to borrowing powers exercisable by the directors or how such borrowing powers may be varied.

    The restrictions on the ability of a director to vote and the requirement to disclose his or her interest are governed by applicable corporate legislation. There are no restrictions or provisions in our articles of amalgamation or by-laws regarding the retirement or non-retirement of directors under an age limit. There are no restrictions or provisions in our articles of amalgamation or by-laws pertaining to the number of shares required for director qualification.

RIGHTS, PREFERENCES AND RESTRICTIONS OF SHARES

    The Common Shares have a right to receive dividends if, as and when declared by the directors. There is no time limit after which dividend entitlement lapses. Each Common Share entitles the holder to one vote on a poll in respect of the election of directors and any other matter properly coming before a meeting of such holders.

    Our directors do not stand for re-election at staggered intervals and cumulative voting for the election of our directors is not permitted. Neither the Common Shares nor the Preferred Shares have any right to share in our profits, other than in respect of dividends.

    The holders of Common Shares, subject to the rights of any issued and outstanding Preferred Shares, have the right to share pro rata in any surplus in the event of our liquidation.

    There are no redemption or sinking fund provisions or liability to further capital calls on holders of Common Shares. Special rights and restrictions that may be attached to any series of Preferred Shares issued in the future may include redemption or sinking fund provisions.

    The rights, preferences and restrictions applicable to Preferred Shares will be determined by the Board of Directors at the time such Preferred Shares are created and issued.

MEETINGS

    Meetings of shareholders may be called by our directors and may be requisitioned by the holders of not less than five percent of our issued share capital carrying the right to vote at a meeting. The court may also call a meeting of shareholders upon application by any director or shareholder. For the purposes of determining shareholders entitled to receive notice of a meeting, the directors may fix an advance date as the record date for such determination. Any record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held. Each registered shareholder and our auditor is entitled to attend at meetings of shareholders.

    There are no limitations on the right to own our securities, including the right of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by the laws of Canada or by our articles of amalgamation or by-laws. There are no provisions in our articles of amalgamation or by-laws that would have the effect of delaying, deferring or preventing a change of control of us and that would only operate with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

    There are no provisions in our articles of amalgamation or by-laws governing the ownership threshold above which shareholder ownership must be disclosed.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    This section of the prospectus contains a summary of the material provisions of our new credit facility, the 10% senior notes originally issued by Pacifica and assumed by us and senior secured non-recourse debt owed by a joint venture in which we have a non-controlling 50.1% interest. The borrower under the new credit facility is a newly-established wholly owned subsidiary of ours. The new credit facility and the 10% notes indenture are filed as exhibits to the registration statement of which this prospectus is a part.

THE NEW CREDIT FACILITY

    Norske Skog Canada entered into a senior secured credit facility on August 14, 2001 which was amended on January 30, 2002 to provide for lower interest coverage ratio requirements from January 1, 2002 through December 31, 2003 and to allow for a greater funded debt ratio from January 1, 2003 to June 30, 2003. The new credit facility:

    - consists of three tranches:

     - tranche 1, a $250 million revolving operating loan with a three-year term. The operating loan matures on June 30, 2004, after which we have the option of requesting successive one-year extensions to the maturity date, subject to the approval to each extension of 66 2/3% of the lenders;

     - tranche 2, a $75 million reducing non-revolving term loan with a five-year term; and

     - tranche 3, a US$200 million reducing non-revolving term loan with a six-year term;

    - bear interest at rates ranging from U.S. or Canadian Basic Rate, Prime Rate or LIBOR, plus 0% up to 3.25% depending on the type of advance and our credit rating; and

    - provides for the payment of certain lending, arranging and commitment fees.

SECURITY

    The new credit facility is secured by:

    - a first priority security interest, subject to specified permitted liens, over all our assets and revenues, together with a pledge in relation to all shares of our material wholly owned subsidiaries; and

    - a guarantee by us and all of our material wholly owned subsidiaries.

AVAILABILITY AND REPAYMENT

    The amounts available under tranche 1 of the facility will be payable in full upon its maturity date, unless extended. The amounts available under tranche 2 of the facility will be reduced by 2.5% in 2001, 10% in 2002, 15% in 2003, 22.5% in 2004, 31.25% in 2005, and 18.75% at maturity in 2006. One percent of the amount outstanding under tranche 3 of the facility must be repaid annually from 2002 to 2006, with the balance to be repaid at maturity in 2007.

    Amounts outstanding under the credit facility may be prepaid at any time, subject to customary termination charges.

    Amounts available under tranches 2 and 3 of the credit facility will also be mandatorily reduced in amounts equal to:

    - 100% of the net proceeds from any issuance of equity or preferred equity or equity-equivalent security, any convertible or other debt, or any new bank credit facility in the event debt to total capitalization ratio is greater than 50% after giving effect to any additional indebtedness PROVIDED THAT, the total of mandatory prepayments plus scheduled repayments for tranche 3 will not exceed 25% of the amount of tranche 3; and

    - 100% of the net after-tax cash proceeds from specified subsidiary or asset sales of an amount above 12.5% of consolidated net tangible assets.

COVENANTS

    The new credit facilities contain customary covenants including, but not limited to, restrictions on the following: indebtedness; liens; guaranty obligations; changes in business; mergers; sales and purchases of assets; loans and investments; transactions with affiliates; sale and lease back transactions; restricted payments, including restrictions on stock repurchases; optional pre-payments of indebtedness other than the new credit facilities and material amendments to indebtedness; and restrictive agreements and other changes in fiscal year or accounting methods.

    The new credit facilities also require us to comply with certain financial tests and maintain various financial ratios. These financial tests and ratios as amended on January 30, 2002, include:

    - maintenance of a maximum funded debt to capitalization ratio of 60% to the fiscal year ended December 31, 2002, 57.5% for the period from January 1, 2003 to June 30, 2003, 55% for the period from July 1, 2003 to
      December 31, 2003 and 50% on January 1, 2004 and thereafter;

    - maintenance of a maximum senior secured debt to capitalization ratio of 40% at all times;

    - maintenance of a minimum tangible net worth of $750,000,000, and increasing annually, as of December 31 in each year, beginning in 2001, by 50% of consolidated net income; and

    - maintenance of a minimum interest coverage ratio of at least 2.50:1 to December 31, 2002, at least 1.50:1 for the period from January 1, 2002 to March 31, 2002, at least 1.10:1 for the period from April 1, 2002 to December 31, 2002, at least 1.75:1 for the period from January 1, 2003 to March 31, 2003, at least 2.00:1 for the period from April 1, 2003 to June 30, 2003, at least 2.50:1 for the period from July 1, 2003 to December 31, 2003 and at least 2.75:1 thereafter.

    The new credit facilities also contain customary events of default. An event of default under the new credit facilities will allow the lender to accelerate, or in some cases, will automatically cause the acceleration of the maturity of the debt under the new credit facilities.

PACIFICA 10% NOTES

    On March 12, 1999, Pacifica issued US$200 million of 10% senior notes due 2009. Under the terms of the acquisition of Pacifica, Norske Skog Canada assumed these notes. The 10% notes rank equally with the exchange notes and will be senior in right of payment to all of our existing and future unsecured or subordinated debt. We may redeem some or all of the 10% notes beginning
March 15, 2004. The initial redemption price is 105% of the principal amount, plus accrued interest. The redemption price decline each year after 2004 and will be 100% of the principal amount, plus accrued interest, beginning on March 15, 2007. The 10% notes are guaranteed on a senior basis by all of our material wholly owned subsidiaries.

COVENANTS

    We and our subsidiary guarantors are restricted, under the 10% notes indenture, from:

    - incurring additional indebtedness, except for specified permitted indebtedness;

    - making specified payments except under certain circumstances; and

    - creating liens other than specified encumbrances.

POWELL RIVER ENERGY DEBT

    The hydroelectric facilities which supply power to the Powell River mill are held by Powell River Energy Inc., or Powell River Energy, of which have a 50.1% non-controlling interest. We have the right to appoint two of the four directors of Powell River Energy and our joint venture partner has the right to appoint the other two directors.

REVOLVING CREDIT FACILITY

    In January, 2001 Powell River Energy entered into a credit agreement with two Canadian chartered banks for a $70 million revolving credit facility. The facility is scheduled to mature May 1, 2002. The credit facility is available by Canadian Prime Rate loans, U.S. Base Rate loans, LIBOR loans, bankers' acceptances and letters of credit, and contains covenants that, among other things, require Powell River Energy to meet ongoing financial tests and restrict Powell River Energy's ability to incur liens, sell certain assets and provide guarantees and distributions. The credit facility is secured by a first-ranking mortgage over all of Powell River Energy's assets and assignments of its material contracts.

    As of December 31, 2001, our portion of the amount outstanding under this facility was $35.1 million.

TERM CREDIT FACILITY

    In January, 2001 Powell River Energy entered into a credit agreement with Trilon Bancorp Inc. for a $35 million non-revolving term credit facility. It contains an option to convert all outstanding indebtedness under the agreement into notes upon 60 days' notice. The credit facility is scheduled to mature on May 1, 2002. The credit facility contains covenants that, among other things, require Powell River Energy to meet ongoing financial tests and restricts their ability to incur liens, sell certain assets and limits the guarantees and distributions. The credit facility is secured by a first-ranking mortgage over all of Powell River Energy's assets and assignments of its material contracts.

    As of December 31, 2001, our portion of the amount outstanding under this facility was $11.5 million.

                       DESCRIPTION OF THE EXCHANGE NOTES

    In this section, "Norske Skog Canada" means Norske Skog Canada Limited. The outstanding notes and the exchange notes are referred to collectively herein as the notes. The outstanding notes are, and the exchange notes will be, issued by Norske Skog Canada pursuant to an indenture dated as of August 14, 2001, among Norske Skog Canada, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. You may obtain a copy of the indenture from Norske Skog Canada upon request.

    The indenture is subject to and governed by the Trust Indenture Act of 1939. The statements under this section are summaries of the material terms and provisions of the indenture and the notes. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the indenture. Therefore, we urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined in this description have the meanings ascribed to them in the indenture. References herein to "$" or "dollars" are to Canadian dollars and references to "US$" or "U.S. dollars" are to United States dollars.

GENERAL

    The outstanding notes were, and the exchange notes will be, limited in aggregate principal amount to US$250,000,000. The outstanding notes are, and the exchange notes will be, unsecured obligations of Norske Skog Canada, ranking equally and ratably in right of payment with all existing and future unsubordinated obligations of Norske Skog Canada and senior in right of payment to all existing and future subordinated obligations of Norske Skog Canada. The notes will be effectively subordinated to all secured obligations of Norske Skog Canada to the extent of the collateral securing such obligations. As of September 30, 2001, excluding senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest (of which our proportionate share is $46.1 million), on a consolidated basis, we had $1,122.8 million of senior debt, including $389.2 million of secured debt, and would have had the ability to incur up to $217.4 million of additional secured debt under its New Credit Facilities. Norske Skog Canada will also have the ability to incur Permitted Liens with respect to certain indebtedness. See "--Covenants--LIMITATION ON LIENS."

    The outstanding notes are, and the exchange notes will be, unconditionally guaranteed, on a senior unsecured basis, as to the payment of principal, premium, if any, and interest, jointly and severally, by each of Norske Skog Canada's material Subsidiaries and by each future Restricted Subsidiary of Norske Skog Canada that guarantees payment of the notes in accordance with the covenant described under "--Covenants--LIMITATION ON SUBSIDIARIES."

MATURITY, INTEREST AND PRINCIPAL

    The notes will mature on June 15, 2011. The notes will bear interest at a rate of 8 5/8% per annum from the Issue Date until maturity. Interest on the notes is payable semiannually in arrears on each June 15 and December 15, beginning on December 15, 2001, to holders of record of the notes at the close of business on the immediately preceding June 1 and December 1, respectively. The interest rate on the notes is subject to increase, and such Additional Interest (as defined under "Exchange Offer and Registration Rights" below) will be payable on the payment dates set forth above, in certain circumstances, if Norske Skog Canada fails to comply with its obligations to file registration statements with respect to the notes or if the notes are not registered with the SEC within the prescribed time periods. See "Exchange Offer and Registration Rights."

    The indenture governing the notes will provide that the holders of the notes will be entitled to the benefit of the registration rights agreement described under "Exchange Offer and Registration Rights."

OPTIONAL REDEMPTION

    Norske Skog Canada may redeem the notes, at its option, in whole at any time or in part from time to time, on or after June 15, 2006 at the following redemption prices, expressed as percentages of the principal amount, together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the 12 month period beginning on June 15 of each year listed below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................   104.313%
2007........................................................   102.875%
2008........................................................   101.438%
2009 and thereafter.........................................   100.000%

    Notwithstanding the foregoing, Norske Skog Canada may, at its option, redeem in the aggregate up to 35% of the original principal amount of notes at any time and from time to time prior to June 15, 2004 at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, out of the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    In the event of a redemption of fewer than all of the notes, the trustee will select the notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not then listed on a national securities exchange, on a proportional basis, by lot or in such other manner as the trustee deems fair and equitable; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the notes or portions of notes for redemption will be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable, subject to DTC procedures, unless such method is otherwise prohibited. The notes will be redeemable as described above in whole or in part upon not less than 30 nor more than 60 days prior written notice, mailed by first class mail to a holder's last address as it appears on the register maintained by the registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions of notes called for redemption unless Norske Skog Canada fails to redeem any such note.

ADDITIONAL AMOUNTS

    All payments made by Norske Skog Canada under or with respect to the notes or by any Guarantor in respect of its guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, unless Norske Skog Canada or such Guarantor is required to withhold or deduct taxes by law or by the interpretation or administration of the law. If Norske Skog Canada or any Guarantor is required to withhold or deduct any amount for or on account of taxes from any payment made under or with respect to the notes or the guarantees, Norske Skog Canada or such Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of notes, including Additional Amounts, after such withholding or deduction will not be less than the amount the holder would have received if such taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a holder of notes (an "Excluded Holder"):

    (1) with whom Norske Skog Canada or such Guarantor does not deal at arm's length, within the meaning of the INCOME TAX ACT (Canada), at the time of making such payment;

    (2) who is subject to taxes by reason of its being connected with the jurisdiction imposing such taxes otherwise than by the mere acquisition, holding or disposition of the notes or the receipt of payments thereunder; or

    (3) who, for purposes of the INCOME TAX ACT (Canada), is or is deemed to be resident in Canada or uses or holds or is deemed or considered to use or hold the notes in carrying on business in Canada.

Norske Skog Canada and any Guarantors will also:

    (1) make such withholding or deduction; and

    (2) remit the full amount deducted or withheld to the relevant authority;

in accordance with applicable law.

Norske Skog Canada and any Guarantors will furnish to the holders, other than Excluded Holders, of the notes that are outstanding on the date of the withholding or deduction, within 30 days after the date of the payment of any taxes due under applicable law, certified copies of tax receipts evidencing such payment by Norske Skog Canada or such Guarantor.

    Norske Skog Canada and any Guarantors will, upon written request of any holder of notes other than an Excluded Holder, reimburse each such holder, for the amount of:

    (1) any such taxes so required to be withheld or deducted which are levied or imposed on and paid by such holder as a result of payments made under or with respect to the notes or the guarantees; and

    (2) any taxes so levied or imposed with respect to any reimbursement under the foregoing clause (1);

so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if taxes on such reimbursement had not been imposed, but excluding any such taxes on such holder's net income generally.

    At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if Norske Skog Canada or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, Norske Skog Canada or such Guarantor will deliver to the trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders of notes on the payment date. Whenever in the indenture or in this "Description of the Notes" there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any note, such mention will be considered to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    Norske Skog Canada will pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the notes, the indenture governing the notes or any related document ("Documentary Taxes").

    The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture governing the notes.

    For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the notes, see "Material Income Tax Consequences--Material Canadian Federal Income Tax Consequences."

    If Norske Skog Canada or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the notes or the guarantees, any Additional Amounts as a result of certain changes affecting Canadian withholding tax laws, Norske Skog Canada may redeem all, but not less than all, the notes at any time at 100% of the principal amount of the notes, together with accrued interest to the redemption date. See "--Tax Redemption."

TAX REDEMPTION

    Norske Skog Canada may, at its option, redeem the notes, in whole but not in part at any time, upon not less than 30 nor more than 60 calendar days prior written notice, mailed by first class mail to each holder of notes at its last address appearing in the register maintained by the registrar of the notes, at 100% of the principal amount, plus accrued and unpaid interest to the redemption date, if Norske Skog Canada or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts in accordance with the provisions set forth above in "--Additional Amounts" as a result of a change in, or amendment to, the laws or regulations of any Taxing Authority, or any changes in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; PROVIDED that Norske Skog Canada or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to Norske Skog Canada or such Guarantor, not including substitution of the obligor under the notes; AND FURTHER PROVIDED that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Norske Skog Canada or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 270 days after Norske Skog Canada or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or official positions described above and (ii) at the time such notice is given, Norske Skog Canada's or such Guarantor's obligation to pay such Additional Amounts remains in effect.

    Prior to the publication of any notice of redemption pursuant to this provision, Norske Skog Canada will deliver to the trustee (a) an officer's certificate stating that Norske Skog Canada is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Norske Skog Canada so to redeem have occurred and
(b) an opinion of legal counsel qualified under the laws of the relevant jurisdiction to the effect that Norske Skog Canada or such Guarantor has or will become obligated to pay such Additional Amounts as a result of such amendment or change as described above.

MANDATORY REDEMPTION

    Except as set forth below under "--Change of Control Offer" and "--Covenants--LIMITATION ON ASSET SALES," Norske Skog Canada is not required to make sinking fund payments or mandatory redemption payments prior to maturity with respect to the notes.

COVENANTS

    The indenture contains, among others, the following covenants:

LIMITATION ON ADDITIONAL DEBT

    Norske Skog Canada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Debt, including, without limitation, any Acquired Debt, except Permitted Debt and except that, if no Default or Event of Default will have occurred and be continuing at the time or as a consequence of the incurrence of such Debt, Norske Skog Canada or any Restricted

Subsidiary may incur Debt, including any Acquired Debt, if Norske Skog Canada's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

    Even if Norske Skog Canada's Consolidated Fixed Charge Coverage Ratio is less than 2.0 to 1, Norske Skog Canada and its Restricted Subsidiaries may incur Permitted Debt.

    For purposes of determining compliance with this covenant, if an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) of the definition of Permitted Debt or is entitled to be incurred in accordance with the first paragraph of this covenant, Norske Skog Canada will classify such Debt in its sole discretion, and such item of Debt will be treated as having been incurred in accordance with only one of such clauses or in accordance with the first paragraph of this definition. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt, in each case in accordance with the terms of the underlying Debt at its time of incurrence by Norske Skog Canada or a Restricted Subsidiary, as the case may be, will not be considered to be an incurrence of Debt for purposes of this covenant; PROVIDED that the underlying Debt is incurred in accordance with the terms of the indenture. Any increase in the Canadian dollar equivalent of outstanding Debt of Norske Skog Canada or any of its Restricted Subsidiaries denominated in a currency other than Canadian dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an incurrence of Debt for purposes of this covenant; PROVIDED that the amount of Debt of Norske Skog Canada outstanding at any time will be the Canadian dollar equivalent of all such Debt of Norske Skog Canada outstanding at such time.

LIMITATION ON RESTRICTED PAYMENTS

    Norske Skog Canada will not make, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

    (1) no Default or Event of Default will have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

    (2) immediately after giving pro forma effect to such Restricted Payment, Norske Skog Canada could incur US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" covenant above; and

    (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed, without duplication:

       (A) the sum of: (i) 50% of Norske Skog Canada's cumulative Consolidated Net Income, or, if cumulative Consolidated Net Income is a loss, minus 100% of such loss, for the period beginning on the first day of the fiscal quarter in which the issue date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, treating such period as a single accounting period, and (ii) the Pacifica Income Adjustment Amount;

       (B) 100% of the aggregate net cash proceeds received by Norske Skog Canada from Capital Contributions or from the issuance or sale after the Issue Date, other than to a Restricted Subsidiary, of:

            (i) Capital Stock, other than Disqualified Capital Stock, of Norske
                Skog Canada, or

            (ii) any Debt or other securities of Norske Skog Canada that are convertible into or exercisable or exchangeable for Capital Stock, other than Disqualified Capital Stock, of Norske Skog Canada which have been so converted, exercised or exchanged, as the case may be;

       (C) without duplication of any amounts included in subclause (A) of this clause (3), so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of "Restricted Subsidiary," Norske Skog Canada's proportionate interest in an amount equal to the Fair Market Value of Norske Skog Canada's interest in such Subsidiary; PROVIDED that such amount will not in any case exceed the Designation Amount (as defined in the definition of Restricted Payments) with respect to such Restricted Subsidiary at the time of its Designation;

       (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, to the extent not otherwise included in Norske Skog Canada's Consolidated Net Income, the amount of cash proceeds or Cash Equivalents received by Norske Skog Canada or any Restricted Subsidiary with respect to such Investment, net of any costs of disposition and taxes paid or payable in connection with such disposition or repayment;

       (E) to the extent not otherwise included in Norske Skog Canada's Consolidated Net Income, the amount of the cash proceeds or Cash Equivalents received by Norske Skog Canada or any Restricted Subsidiary upon the sale of any Unrestricted Subsidiary after the Issue Date, net of any costs of disposition and taxes paid or payable in connection with such sale; and

       (F) $15,000,000.

       For purposes of determining the amount expended for Restricted Payments under this clause (3), property other than cash will be valued at its Fair Market Value.

    The provisions of this covenant will not prevent:

    (1) the payment of any dividend or distribution within 60 days after the date of declaration, if at such date of declaration such payment would comply with the provisions of the indenture;

    (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Norske Skog Canada or Debt of Norske Skog Canada or any Guarantor subordinated to the notes or such Guarantor's guarantee, as the case may be, by conversion into, or by or in exchange for, shares of Capital Stock of Norske Skog Canada, other than Disqualified Capital Stock, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of Norske Skog Canada, of other shares of Capital Stock of Norske Skog Canada other than Disqualified Capital Stock; PROVIDED that any such net cash proceeds are excluded from clause (3)(B) of the immediately preceding paragraph for the purposes of this calculation and were not included in such clause (3)(B) at any time;

    (3) the redemption, repayment or retirement of Debt of Norske Skog Canada or any Guarantor subordinated to the notes or such Guarantor's guarantee, as the case may be, in exchange for, by conversion into, or out of the net cash proceeds of:

       (A) a substantially concurrent sale or incurrence of Debt of Norske Skog Canada or such Guarantor, as the case may be, other than any Debt owed to a Restricted Subsidiary, that is contractually subordinated in right of payment to the notes or such Guarantor's guarantee, as the case may be, to at least the same extent as the Debt being redeemed, repaid or retired; or

       (B) a substantially concurrent sale other than to a Restricted Subsidiary of Norske Skog Canada of shares of Capital Stock of Norske Skog Canada,

       PROVIDED that any such net cash proceeds are excluded from clause (3)(B) of the immediately preceding paragraph and were not included in such clause (3)(B) at any time;

    (4) the retirement of any shares of Disqualified Capital Stock of Norske Skog Canada by conversion into, or by exchange for, other shares of Disqualified Capital Stock of Norske Skog Canada, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of Norske Skog Canada, of other shares of Disqualified Capital Stock of Norske Skog Canada; PROVIDED that any such net cash proceeds are excluded from clause 3(B) of the immediately preceding paragraph and were not included in such clause 3(B) at any time;

    (5) the purchase, redemption or other acquisition for value of shares of Capital Stock of Norske Skog Canada, other than Disqualified Capital Stock, held by employees or directors of Norske Skog Canada or their estates or beneficiaries under their estates, upon the death, retirement or termination of employment or directorship of such employees or directors or in accordance with the terms of an employee benefit plan or other agreement approved by the board of directors of Norske Skog Canada; PROVIDED that the aggregate cash consideration paid, or distributions made, under this clause (5) do not exceed $5,000,000 in the aggregate after the Issue Date; and

    (6) the Reorganization.

In calculating the aggregate amount of Restricted Payments made after the Issue Date for purposes of clause (3) of the first paragraph of this covenant, amounts expended under subclauses (1) and (5) of this paragraph will be included in such calculation and subclauses (2), (3), (4) and (6) of this paragraph will not be included in such calculation; PROVIDED that amounts under subclause (1) of this paragraph will only be included if the declaration thereof had not been counted in a prior period.

LIMITATION ON LIENS

    Norske Skog Canada will not, and will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, create, incur or otherwise cause or suffer to exist or become effective any Liens, other than Permitted Liens, upon or with respect to any property or assets of Norske Skog Canada or any of its Restricted Subsidiaries, unless:

    (1) if such Lien secures Debt that is ranked equally and ratably with the notes or any guarantee, then the notes or such guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or the Lien is a Permitted Lien; or

    (2) if such Lien secures Debt that is subordinated to the notes or any guarantee, then the notes or such guarantee, as the case may be, are secured and the Lien securing such other Debt will be subordinated to the Lien granted to the holders of the notes or such guarantee, as the case may be, at least to the same extent as such Debt is subordinated to the notes or such guarantee, as the case may be, until such time as such obligations are no longer secured by a Lien.

Norske Skog Canada and Restricted Subsidiaries may create, incur or cause or permit to exist Permitted Liens as described in the definition of "PERMITTED LIENS" under "--Certain Definitions."

LIMITATION ON TRANSACTIONS WITH AFFILIATES

    Norske Skog Canada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

    (1) such Affiliate Transaction is between or among Norske Skog Canada and its Restricted Subsidiaries or between or among Restricted Subsidiaries; or

    (2) the terms of such Affiliate Transaction are no less favorable to Norske Skog Canada or such Restricted Subsidiary, as the case may be, than the terms which could reasonably be obtained by Norske Skog Canada or such Restricted Subsidiary, as the case may be, at such time in a comparable transaction made on an arm's-length basis between unaffiliated parties.

In any Affiliate Transaction or any series of related Affiliate Transactions involving an amount or having a Fair Market Value in excess of $5,000,000 which is not permitted under clause (1) of the first paragraph of this covenant, Norske Skog Canada must obtain a resolution of the disinterested members of the board of directors of Norske Skog Canada certifying that they have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with clause (2) of the first paragraph of this covenant. In addition, in any Affiliate Transaction or any series of related Affiliate Transactions involving an amount or having a Fair Market Value in excess of $50,000,000 which is not permitted under clause (1) of the first paragraph of this covenant, Norske Skog Canada must obtain a written opinion from an Independent Financial Advisor that such transaction or transactions are fair to Norske Skog Canada or such Restricted Subsidiary, as the case may be, from a financial point of view.

    The provisions in the first paragraph of this covenant will not apply to:

    (1) any Restricted Payment made in compliance with the provisions described under the "LIMITATION ON RESTRICTED PAYMENTS" covenant above;

    (2) any payment of customary and reasonable fees to directors of Norske Skog Canada;

    (3) any employment agreement or compensation arrangement in effect on the Issue Date or entered into thereafter by Norske Skog Canada or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Norske Skog Canada and its Restricted Subsidiaries;

    (4) transactions in the ordinary course of business under any pension, share or partnership unit option, profit sharing, partnership unit or share appreciation rights or other employee benefit plan or agreement, including insurance, indemnification and reimbursement plans and arrangements for directors, officers and employees;

    (5) loans to employees not to exceed $10,000,000 in aggregate amount at any one time outstanding; or

    (6) issuances of Capital Stock, other than Disqualified Capital Stock, of Norske Skog Canada.

LIMITATION ON ASSET SALES

    Norske Skog Canada will not, and will not cause or permit any of its Restricted Subsidiaries to, complete an Asset Sale unless:

    (1) Norske Skog Canada or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

    (2) not less than 80% of the consideration received by Norske Skog Canada or such applicable Restricted Subsidiary, as the case may be, is in the form of:

       (A) cash or Cash Equivalents; or

       (B) Replacement Assets,

       and in each case set forth in subclauses (A) and (B) of this clause (2), is received at the time of such sale or other disposition, PROVIDED that the amount of

            (i) any Debt other than subordinated Debt of Norske Skog Canada or any such applicable Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which Norske Skog Canada and its Restricted Subsidiaries are fully and unconditionally released, and

            (ii) any securities received by Norske Skog Canada or any such applicable Restricted Subsidiary which are converted into cash or Cash Equivalents within 10 business days of such Asset Sale, to the extent of the cash or Cash Equivalents received,

           will be considered to be cash for purposes of this clause (2), and

    (3) the Asset Sale Proceeds received by Norske Skog Canada or such Restricted Subsidiary, as the case may be, are applied, at the option of Norske Skog Canada or such Restricted Subsidiary:

       (A) to prepay, repay or purchase indebtedness under the New Credit Facilities or any other secured Debt of Norske Skog Canada or such Restricted Subsidiary or the Pacifica Notes;

       (B) to an investment in properties and assets that are used or useful in the business of Norske Skog Canada or its Restricted Subsidiaries or in businesses reasonably similar to or ancillary to the business of Norske Skog Canada or its Restricted Subsidiaries as conducted at the time of such Asset Sale; PROVIDED that:

            (i) such investment occurs, or

            (ii) Norske Skog Canada or any such Restricted Subsidiary enters into contractual commitments to so apply such Asset Sale Proceeds, subject only to customary conditions other than the obtaining of financing, in each case, within 365 days following the receipt of such Asset Sale Proceeds, or

       (C) if on such 365th day, the Available Asset Sale Proceeds exceed $15,000,000, Norske Skog Canada will apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the notes and, at its option, to an offer to repurchase other equal and ratable Debt at a purchase price in cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

       If an Excess Proceeds Offer is not fully subscribed, Norske Skog Canada may retain and use for general corporate purposes the portion (any such portion, a "Deficiency") of the Available Asset Sale Proceeds not required to repurchase notes. Upon completion of any Excess Proceeds Offer, the amount of Available Asset Sale Proceeds will be reset to zero; PROVIDED that the amount of the 25% Available Asset Sale Proceeds (as defined below) will constitute Available Asset Sale Proceeds for purposes of the first Excess Proceeds Offer that is made after the fifth anniversary of the Issue Date (the "Fifth Anniversary").

    Even if Norske Skog Canada completes an Asset Sale, in no event will Norske Skog Canada use or be required to use Available Asset Sale Proceeds to purchase more than 25% of the original aggregate principal amount of the notes on or prior to the Fifth Anniversary. If the aggregate Available Asset Sale Proceeds, disregarding any resetting to zero as described above, resulting from Asset Sales occurring on or prior to the Fifth Anniversary, less any Deficiencies resulting from any Excess Proceeds Offers made by Norske Skog Canada on or prior to such date, exceed 25% of the original aggregate principal amount of the notes (such excess being the "25% Available Asset Sale Proceeds"), then Norske Skog Canada will make an Excess Proceeds Offer:

    (1) promptly after the Fifth Anniversary, if the amount of the 25% Available Asset Sale Proceeds exceeds $15,000,000; or

    (2) at such time as the amount of the 25% Available Asset Sale Proceeds together with Available Asset Sale Proceeds realized after the Fifth Anniversary exceeds $15,000,000, if the amount of the 25% Available Asset Sale Proceeds is less than $15,000,000.

    If Norske Skog Canada is required to make an Excess Proceeds Offer, Norske Skog Canada will mail, within 30 days following the date specified in subclause (C) of clause (3) of the first paragraph of this covenant, a notice to the holders stating, among other things:

    (1) that, subject to the limitation that Norske Skog Canada is not required to purchase more than 25% of the original aggregate principal amount of the Notes on or prior to the Fifth Anniversary, such holders have the right to require Norske Skog Canada to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the purchase date;

    (2) the purchase date, which will be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

    (3) the instructions that each holder must follow in order to have such notes purchased; and

    (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such notes.

    Norske Skog Canada will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes in connection an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, Norske Skog Canada will comply with the applicable securities laws and regulations and will not breach its obligations under the "Asset Sale" provisions of the indenture by virtue of such compliance.

LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    Norske Skog Canada will not

    (1) sell, pledge, hypothecate, other than by Permitted Liens, or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of Norske Skog Canada, or

    (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to Norske Skog Canada or a Wholly Owned Restricted Subsidiary of Norske Skog Canada,

if, as a result of such transaction, such Restricted Subsidiary would cease to be a Restricted Subsidiary.

    The restrictions described in the first paragraph of this covenant will not apply to an Asset Sale consisting of all of the Capital Stock of a Restricted Subsidiary owned by Norske Skog Canada and its Restricted Subsidiaries made in compliance with the provisions described under the "LIMITATION ON ASSET SALES" provision above.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    Norske Skog Canada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Norske Skog Canada to:

    (1) (A) pay dividends or make any other distributions to Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada:

            (i) on its Capital Stock, or

            (ii) with respect to any other interest or participation in, or measured by, its profits, or

       (B) repay any Debt or any other obligation owed to Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada,

    (2) make loans or advances or Capital Contributions to Norske Skog Canada or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to Norske Skog Canada or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

       (A) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

       (B) encumbrances or restrictions in the New Credit Facilities;

       (C) the indenture, the notes and any guarantees;

       (D) applicable law;

       (E) any instrument governing Acquired Debt as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person, including any Subsidiary of the Person, so acquired;

       (F) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

       (G) Refinancing Debt; PROVIDED that such restrictions are not on the whole materially more restrictive than those contained in the agreements governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

       (H) restrictions in security agreements or mortgages securing Debt of Norske Skog Canada or a Restricted Subsidiary only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

       (I) restrictions with respect to a Restricted Subsidiary of Norske Skog Canada under an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary to be completed in accordance with the terms of the indenture solely in respect of the Capital Stock or assets to be sold or disposed of;

       (J) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in subclause (H) of this clause (3) on the property so acquired;

       (K) any agreement for the sale of assets, including any Asset Sale, that restricts transfers of such assets pending their sale;

       (L) secured Debt otherwise permitted to be incurred in accordance with the provisions of the covenant described above under the "LIMITATION ON LIENS" covenant that limits the right of the debtor to dispose of the assets securing such Debt;

       (M) any encumbrance or restriction contained in Purchase Money Debt to the extent that such encumbrance or restriction (i) only restricts the transfer of the Property financed with such Purchase Money Debt and (ii) solely relates to the Property financed with such Purchase Money Debt; or

       (N) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

LIMITATION ON SUBSIDIARIES

    If (a) any Subsidiary guarantees the Pacifica Notes or (b) Norske Skog Canada or any of its Restricted Subsidiaries transfers or causes to be transferred any Property to, or organizes, acquires, invests in or otherwise holds an Investment in, any Restricted Subsidiary that is not a Guarantor having total consolidated assets with a book value in excess of $500,000, then such subsidiary, transferee or acquired or other Restricted Subsidiary will:

    (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee under which such Restricted Subsidiary will unconditionally guarantee all of Norske Skog Canada's obligations under the notes and the indenture on the terms set forth in the indenture; and

    (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary will be a Guarantor for all purposes of the indenture.

CHANGE OF CONTROL OFFER

    Upon the occurrence of a Change of Control Triggering Event, Norske Skog Canada will be obligated to make an offer to purchase (the "Change of Control Offer") all outstanding notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount, plus accrued and unpaid interest, to the Change of Control Payment Date in accordance with the procedures set forth in this covenant.

    Within 30 days of the occurrence of a Change of Control Triggering Event, Norske Skog Canada will:

    (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

    (2) send by first-class mail, postage prepaid, to the trustee and to each holder of the notes, at the address appearing in the register maintained by the registrar of the notes, a notice stating:

       (A) that the Change of Control Offer is being made in accordance with this covenant and that all notes tendered will be accepted for payment;

       (B) the Change of Control Purchase Price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

       (C) that any note not tendered will continue to accrue interest;

       (D) that, unless Norske Skog Canada defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment in accordance with the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

       (E) that holders accepting the offer to have their notes purchased in accordance with a Change of Control Offer will be required to surrender the notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

       (F) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

       (G) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; PROVIDED that each note purchased and each such new note issued will be in an original principal amount in denominations of US$1,000 and integral multiples of US$1,000;

       (H) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

       (I) the name and address of the Paying Agent.

    On the Change of Control Payment Date, Norske Skog Canada will, to the extent lawful:

    (1) accept for payment notes or portions of notes properly tendered under the Change of Control Offer;

    (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee notes so accepted together with an Officers' Certificate stating the notes or portions of notes tendered to Norske Skog Canada.

    The Paying Agent will promptly mail to each holder of notes so accepted payment in an amount equal to the purchase price for such notes, and Norske Skog Canada will execute and issue, and the trustee will promptly authenticate and mail to such holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; PROVIDED that each such new note will be issued in an original principal amount in denominations of US$1,000 and integral multiples of US$1,000.

    The indenture further provides that:

    (1) if Norske Skog Canada or any Restricted Subsidiary has issued any outstanding:

       (A) Debt that is subordinated in right of payment to the notes; or

       (B) Preferred Stock,

       and Norske Skog Canada or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Debt or Preferred Stock in the event of a Change of Control, Norske Skog Canada will not complete any such offer or distribution with respect to such subordinated Debt or Preferred Stock until such time as Norske Skog Canada will have paid the Change of Control Purchase Price in full to the holders of notes that have accepted Norske Skog Canada's Change of Control Offer and will otherwise have completed the Change of Control Offer made to holders of the notes; and

    (2) Norske Skog Canada will not issue Debt that is subordinated in right of payment to the notes or Preferred Stock with Change of Control provisions requiring the payment of such Debt or Preferred Stock prior to the payment of the notes in the event of a Change of Control Triggering Event under the indenture.

    If a Change of Control Offer is made, there can be no assurance that Norske Skog Canada will have available funds sufficient to pay the Change of Control Purchase Price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. If Norske Skog Canada is required to purchase outstanding notes under a Change of Control Offer, Norske Skog Canada expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Norske Skog Canada would be able to obtain such financing.

    Restrictions in the indenture on the ability of Norske Skog Canada and its Restricted Subsidiaries to incur additional Debt, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage an acquisition of Norske Skog Canada, whether favored or opposed by the management of Norske Skog Canada. Completion of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that Norske Skog Canada or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of Norske Skog Canada or any of its Subsidiaries by the management of Norske Skog Canada. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    Norske Skog Canada will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes under a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, Norske Skog Canada will comply with the applicable securities laws and regulations and will not breach its obligations under the "Change of Control" provisions of the indenture by virtue of such compliance.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    Norske Skog Canada will not and will not cause or permit any of its Restricted Subsidiaries to consolidate with, amalgamate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Norske Skog Canada, determined on a consolidated basis for Norske Skog Canada and its Restricted Subsidiaries, in one transaction or a series of related transactions, to any Person unless:

    (1) (x) Norske Skog Canada or such Restricted Subsidiary, as the case may be, will be the continuing Person, (y) in the case of a Restricted Subsidiary, the Person is also a Restricted Subsidiary, and one of the Restricted Subsidiaries is the continuing Person, or (z) the Person formed by such consolidation or amalgamation, if other than Norske Skog Canada or such Restricted Subsidiary, or into which Norske Skog Canada or such Restricted Subsidiary, as the case may be, is merged or assigned, transferred, leased, conveyed or otherwise disposed of will be a corporation organized and existing under the laws of the United States or any State of the United States or the District of Columbia or the laws of Canada or any province or territory of Canada and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of the obligations of Norske Skog Canada or such Restricted Subsidiary, as the case may be, under the indenture, the notes and any guarantee, as the case may be, and the obligations thereunder will remain in full force and effect;

    (2) immediately before and immediately after giving effect to such transaction, including, without limitation, giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default will have occurred and be continuing; and

    (3) immediately after giving effect to such transaction on a PRO FORMA basis Norske Skog Canada or such Person:

       (A) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Norske Skog Canada immediately prior to such transaction; and

       (B) could incur at least US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" provision;

       PROVIDED that Norske Skog Canada may effect the Reorganization and Norske Skog Canada or a Guarantor may merge into or sell all or substantially all of its assets to Norske Skog Canada or another Guarantor, as the case may be, without complying with this clause (3).

    In connection with any consolidation, merger or transfer of assets contemplated by this provision, Norske Skog Canada will deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

    For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Norske Skog Canada, the Capital Stock of which constitutes all or substantially all of the properties and assets of Norske Skog Canada, will be considered to be the transfer of all or substantially all of the properties and assets of Norske Skog Canada.

    Upon any consolidation, amalgamation or merger, or any transfer of all or substantially all of the assets of Norske Skog Canada or any Restricted Subsidiary in accordance with the foregoing, the successor corporation formed by such consolidation or amalgamation or into which Norske Skog Canada or a Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, Norske Skog Canada or such Restricted Subsidiary under the indenture and the notes with the same effect as if such successor corporation had been named as Norske Skog Canada or such Restricted Subsidiary in the indenture and the notes, and thereafter the predecessor corporation will be relieved of all obligations and covenants under the indenture and the notes.

FALL-AWAY EVENT

    In the event that (1) the notes are rated Investment Grade, (2) the Pacifica Notes are no longer outstanding or the covenants described in the last sentence of this paragraph under the Pacifica Notes cease to exist by defeasance, consent, waiver or otherwise and (3) no Event of Default or Default shall have occurred and be continuing (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), certain of the covenants described under "--Covenants" will no longer be applicable to Norske Skog Canada and its Restricted Subsidiaries even if the notes later cease to be rated Investment Grade. The covenants that will be released upon the Fall-away Event are "--LIMITATION ON ADDITIONAL DEBT," "--LIMITATION ON RESTRICTED PAYMENTS," "--LIMITATION ON TRANSACTIONS WITH AFFILIATES," "--LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES," "--LIMITATION ON ASSET SALES," "--Change of Control Offer" and clause (3) of the first paragraph of the "--Merger, Consolidation or Sale of Assets" covenant.

    After the Fall-away Event, Norske Skog Canada and its Restricted Subsidiaries will be subject to the following covenants: "--LIMITATION ON LIENS," "--LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS," "--LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES" and "--LIMITATION ON SUBSIDIARIES." As a result upon the occurrence of the Fall-away Event, the notes will be entitled to substantially less covenant protection.

GUARANTEES

    The Guarantors will guarantee all of the obligations of Norske Skog Canada under the indenture, on a joint and several basis, including Norske Skog Canada's obligation to pay principal, premium, if any, and interest with respect to the notes. The obligations of each Guarantor will be subject to all other contingent and fixed liabilities of such Guarantor. Each Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Guarantor in a proportional amount based on the net assets of each Guarantor, determined in accordance with GAAP. As described in "Risk Factors--Risk Relating to the Notes--COURTS COULD SUBORDINATE OR VOID THE GUARANTEES UNDER FRAUDULENT CONVEYANCE STATUTES," courts could subordinate or void the guarantees under fraudulent conveyance statutes.

    A Guarantor will be released from all of its obligations under its guarantee if all of its assets or Capital Stock is sold, in each case in a transaction in compliance with the provisions described under "--Covenants--LIMITATION ON ASSET SALES" above, or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with the provisions described under "--Merger, Consolidation or Sale of Assets" above, or the Guarantor is designated an Unrestricted Subsidiary in compliance with the other terms of the indenture, and such Guarantor has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

    The following events are defined in the indenture as "Events of Default":

    (1) default in payment of any principal of, or premium, if any, on the notes when due, whether at maturity, upon redemption or otherwise;

    (2) default in the payment of any interest on any note when due, which default continues for 30 days or more;

    (3) default by Norske Skog Canada or any Restricted Subsidiary in the observance or performance of any other covenant in the notes or the indenture for 30 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, except in the case of a default with respect to the "--Covenants--LIMITATION ON ASSET SALES," "--Change of Control Offer" or "--Merger, Consolidation or Sale of Assets" covenants, which will constitute an Event of Default with such notice requirement but without such passage of time requirement;

    (4) failure to pay at final maturity, giving effect to any applicable grace periods and any extensions thereof, the principal amount of any Debt of Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada, or the acceleration of the final stated maturity of such Debt, if, in either case, the aggregate principal amount of such Debt, together with the principal amount of any other Debt not paid at final maturity or which has been accelerated, aggregates $10,000,000 or more at any time and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

    (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000, in excess of amounts covered by insurance and as to which the insurer has acknowledged coverage, is rendered against Norske Skog Canada or any Restricted Subsidiary, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

    (6) certain events involving bankruptcy, insolvency or reorganization of Norske Skog Canada or any Restricted Subsidiary with assets in excess of $1,000,000;

    (7) any of the guarantees of a Material Subsidiary ceases to be in full force and effect or any of the guarantees of a Material Subsidiary is declared to be null and void and unenforceable or any of the guarantees of a Material Subsidiary is found to be invalid or any of the Guarantors denies its liability under its guarantee, other than by reason of release of a Guarantor in accordance with the terms of the indenture; and

    (8) the failure by Norske Skog Canada to deposit funds or issue one or more letters of credit, as required in order to secure the redemption of the notes upon an Event of Failure, as described under "--Escrow of Proceeds; Special Mandatory Redemption."

    The indenture provides that the trustee may withhold notice to the holders of the notes of any default if the trustee considers it to be in the best interest of the holders of the notes to do so, PROVIDED that the trustee may not withhold notice of a default in payment of principal or premium, if any, or interest on the notes or a default in the observance or performance of the "--Merger, Consolidation or Sale of Assets" covenant.

    The indenture provides that if an Event of Default, other than an Event of Default described in clause (6) of the first paragraph of this section, will have occurred and be continuing, and if the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding by written notice to Norske Skog Canada and the trustee, so declares the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration will become immediately due and payable. If an Event of Default as described in clause (6) of the first paragraph of this section occurs, the principal, premium and interest amount with respect to all of the notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if:

    (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the indenture;

    (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (3) Norske Skog Canada has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

    (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the first paragraph of this section, the trustee will have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

    No such rescission will affect any subsequent Default or impair any right consequent thereto.

    The holders of a majority in principal amount of the notes then outstanding will have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to limitations provided for in the indenture and under the TRUST INDENTURE ACT of 1939, or TIA.

    No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder will have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes will have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and unless the trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and will have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such note on or after the respective due dates expressed in such note.

DEFEASANCE AND COVENANT DEFEASANCE

    The indenture provides that Norske Skog Canada may elect either

    (1) to defease and be discharged from any and all of its and any Guarantor's obligations with respect to the notes, except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust ("defeasance"), or

    (2) to be released from its obligations with respect to the notes under certain covenants contained in the indenture ("covenant defeasance"),

upon the deposit with the trustee or other qualifying trustee, in trust for such purpose, of money in U.S. dollars and/or non-callable U.S. government obligations in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

    Such a trust may only be established if, among other things:

    (1) in the case of defeasance, Norske Skog Canada will have delivered to the trustee an opinion of counsel stating that:

       (A) Norske Skog Canada has received from, or there has been published by, the Internal Revenue Service or Canada Customs and Revenue Agency, a ruling, or

       (B) there has been a change in any applicable U.S. Federal or Canadian income tax law,

       in either case to the effect that, and such opinion of counsel will confirm that, holders of the notes or Persons in their positions will not recognize income, gain or loss for purposes of both U.S. Federal and Canadian income tax purposes as a result of such defeasance and will be subject to U.S. Federal and Canadian income tax on the same amounts and in the same manner and at the same times, as would have been the case if defeasance had not occurred;

    (2) in the case of covenant defeasance, Norske Skog Canada will have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. Federal and Canadian income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal and Canadian income tax on the same amounts, and in the same manner and at the same times, as would have been the case if covenant defeasance had not occurred;

    (3) no Default or Event of Default will have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (4) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which Norske Skog Canada or any of its Subsidiaries is a party or by which Norske Skog Canada or any or its Subsidiaries is bound;

    (5) Norske Skog Canada will have delivered to the trustee an Officers' Certificate stating that the deposit was not made by Norske Skog Canada with the intent of preferring the holders of the notes over any other creditors of Norske Skog Canada or with the intent of defeating, hindering, delaying or defrauding any other creditors of Norske Skog Canada or others;

    (6) Norske Skog Canada will have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

    (7) Norske Skog Canada will have delivered to the trustee an opinion of counsel substantially to the effect that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of
       Section 547 of the United States Bankruptcy Code or Section 15 of the
       New York Debtor and Creditor Law in a case commenced by or against Norske Skog Canada under such statute; and

    (8) other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect, except for the obligations to register the transfer or exchange of such notes and to pay Additional Amounts, if any, as to all outstanding notes when:

    (1) either

       (A) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money had theretofore been deposited in trust or segregated and held in trust by Norske Skog Canada and thereafter repaid to Norske Skog Canada or discharged from such trust, have been delivered to the trustee for cancellation, or

       (B) all notes not theretofore delivered to the trustee for cancellation have become due and payable and Norske Skog Canada has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Debt on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Norske Skog Canada directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

    (2) Norske Skog Canada has paid all other sums payable under the indenture by Norske Skog Canada; and

    (3) Norske Skog Canada has delivered to the trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF INDENTURE

    From time to time, Norske Skog Canada, any Guarantors and the trustee may, without the consent of holders of the notes, amend or supplement the indenture for specified purposes, including:

    (1) providing for uncertificated notes in addition to certificated notes;

    (2) curing any ambiguity, defect or inconsistency;

    (3) to provide for the assumption of Norske Skog Canada's obligations to holders in the event of a merger or consolidation in accordance with the terms of the indenture; or

    (4) making any other change that does not, in the opinion of the trustee, adversely affect the rights of any holder in any material respect or to comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the TIA.

The indenture contains provisions permitting Norske Skog Canada, any Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, to modify, waive or supplement the indenture, except that no such modification will, without the consent of each holder affected thereby:

    (1) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture;

    (2) reduce the rate of, change the method of calculation of or change the time for payment of interest, including defaulted interest, on any note;

    (3) reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price for any notes;

    (4) make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

    (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note, except a rescission of acceleration of the notes in accordance with the terms of the indenture or a waiver of the payment default that resulted from such acceleration in accordance with the terms of the indenture;

    (6) make any change in provisions of the indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

    (7) amend, change or modify in any material respect the obligation of Norske Skog Canada to make and complete a Change of Control Offer in the event of a Change of Control Triggering Event or make and complete an Excess Proceeds Offer with respect to any Asset Sale that has been completed or modify any of the provisions or definitions with respect thereto;

    (8) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee in a manner which adversely affects the holders of notes;

    (9) release any Guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture; or

    (10) amend, change or modify in any material respect any provision of the indenture relating to mandatory redemption in an Event of Failure.

REPORTS TO HOLDERS

    The indenture provides that whether or not required by the rules and regulations of the SEC, so long as the notes are outstanding, Norske Skog Canada will furnish to the trustee and, upon request, to the holders of the notes all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 20-F, 40-F and 6-K, as applicable, if Norske Skog Canada were required to file such Forms, including a "Management's Discussion and Analysis of Financial

Condition and Results of Operations" and, with respect to the annual financial information, a report on the audit of the financial statements by Norske Skog Canada's independent accountants; PROVIDED that:

    (1) such quarterly financial information will be furnished within 60 days following the end of each quarter of Norske Skog Canada; and

    (2) such annual financial information will be furnished within 180 days following the end of the fiscal year of Norske Skog Canada.

In addition, whether or not required by the rules and regulations of the SEC, Norske Skog Canada will file with or furnish to the SEC a copy of all such information and reports for public availability, unless the SEC will not accept such filing or furnishing. In addition, Norske Skog Canada will furnish to the holders of the notes and to prospective investors, upon the requests of such holders, any information required to be delivered under Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. Norske Skog Canada will also comply with the other provisions of TIA Section314(a).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

    No director, officer, employee, partner, incorporator or shareholder of Norske Skog Canada or any corporate successor thereto, as such, will have any liability for any obligations of Norske Skog Canada under the notes, the guarantees of any Guarantor or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

COMPLIANCE CERTIFICATE

    Norske Skog Canada will deliver to the trustee on or before 120 days after the end of Norske Skog Canada's fiscal year and on or before 60 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

THE TRUSTEE

    The trustee under the indenture will be the registrar and paying agent with regard to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The address and telephone number of the Trustee is Wells Fargo Bank Minnesota, National Association, 213 Court Street, Suite 902, Middletown, CT 064567, (860) 704-6200.

TRANSFER AND EXCHANGE

    Holders of the notes may transfer notes in accordance with the indenture. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any note selected for redemption and, further, is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

    The notes will be issued in a transaction exempt from registration under the Securities Act and will be subject to the restrictions on transfer described in the indenture.

    The registered holder of a note may be treated as the owner of it for all purposes.

GOVERNING LAW

    The indenture provides that the indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF JUDGMENTS

    Since substantially all of the assets of Norske Skog Canada are outside the United States, any judgment obtained in the United States against Norske Skog Canada or the Guarantors, including judgments with respect to the payment of principal, premium, if any, and interest or other amounts payable on the notes, may not be collectible within the United States.

    Norske Skog Canada has been informed by its Canadian counsel, Lawson Lundell, that the laws of the Province of British Columbia and the federal laws of Canada applicable in such Province, permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment IN PERSONAM of a court of the State of New York or a federal court sitting in the State of New York ("New York Courts"). Subject to the following constraints, a British Columbia court will enforce a final judgment of a foreign court awarding a specific sum of money:

    (1) The British Columbia courts will enforce such a judgment only if the foreign court had jurisdiction over the claim against the judgment debtor, as determined by the private international law of British Columbia.

    (2) The British Columbia courts will not enforce a judgment obtained by fraud or in a manner contrary to natural justice.

    (3) In most circumstances, the British Columbia courts will not enforce, directly or indirectly, a foreign revenue or tax law, a foreign law effecting expropriation or confiscation, or a foreign penal law (civil or criminal).

    (4) The British Columbia courts may refuse a foreign judgment on the ground that its enforcement in British Columbia would be offensive to the public policy of British Columbia or Canada.

    (5) Enforcement of a foreign judgment may be prohibited by an order of the Attorney-General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT or an order of the Competition Tribunal under the COMPETITION ACT.

    (6) An action to enforce a foreign judgment must be brought within the time limited by the LIMITATIONS ACT (British Columbia) (presently six years, but subject to amendment by the Legislature at any time).

    (7) There has been no manifest error in the granting of such judgment.

An action may be brought on such judgment that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain to enforce the indenture or the notes. Norske Skog Canada has been advised by such counsel that they do not know of any reasons under the present laws of the Province of British Columbia and the federal laws of Canada applicable in such Province for avoiding recognition of said judgments of New York Courts with respect to the indenture or the notes based upon public policy.

CONSENT TO JURISDICTION AND SERVICE

    Norske Skog Canada and the Guarantors have appointed CT Corporation System as their respective agent for service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in The City of New York and have submitted to the jurisdiction of such courts.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "ACCOUNTS RECEIVABLE" of a Person means all of the accounts receivable of such Person, whether now existing or existing in the future.

    "ACQUIRED DEBT" means Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with Norske Skog Canada or a Restricted Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

    "AFFILIATE" means, with respect to any specific Person, any other Person, including, without limitation, such Person's issue, siblings and spouse, that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; PROVIDED that for purposes of the indenture, the term "Affiliate" will not include Norske Skogindustrier ASA or its Affiliates. For the purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that, for purposes of the covenant described under "Covenants--LIMITATION ON TRANSACTIONS WITH AFFILIATES," beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

    "ASSET ACQUISITION" means:

    (1) an Investment by Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada in any other Person pursuant to which such Person becomes a Restricted Subsidiary of Norske Skog Canada, or will be merged or amalgamated with or into Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada and includes the acquisition of Pacifica pursuant to the Reorganization; or

    (2) the acquisition by Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada of the assets of any Person, other than a Restricted Subsidiary of Norske Skog Canada, which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease, other than operating leases entered into in the ordinary course of business, or other disposition, including pursuant to any Sale and Lease-Back Transaction, other than to Norske Skog Canada or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of:

    (1) any Capital Stock of any Restricted Subsidiary of Norske Skog Canada; or

    (2) any other property or assets, including any interest therein, of Norske Skog Canada or of any Restricted Subsidiary thereof outside of the ordinary course of business; PROVIDED that Asset Sales will not include:

       (A) a transaction or series of related transactions for which Norske Skog Canada or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000, provided that Norske Skog Canada or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of;

       (B) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Norske Skog Canada as permitted under "--Merger, Consolidation or Sale of Assets";

       (C) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Norske Skog Canada or any Restricted Subsidiary, as the case may be;

       (D) the sale of inventory in the ordinary course of business;

       (E) the sale of accounts receivable without recourse to Norske Skog Canada or any Restricted Subsidiary at no more than customary discounts in the market for such sales of receivables of similar quality;

       (F) any Restricted Payment made in compliance with the "LIMITATION ON RESTRICTED PAYMENTS" covenant;

       (G) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

       (H) the granting of Liens not prohibited by the indenture; and

       (I) the liquidation of Cash Equivalents in the ordinary course of business.

    "ASSET SALE PROCEEDS" means, with respect to any Asset Sale:

    (1) cash or Cash Equivalents received by Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada from such Asset Sale, after:

       (A) provision for all income or other taxes measured by or resulting from such Asset Sale;

       (B) payment of all brokerage commissions, underwriting and other fees and expenses, including, without limitation, legal, accounting and appraisal fees, related to such Asset Sale;

       (C) provision for minority interest holders in any Restricted Subsidiary of Norske Skog Canada as a result of such Asset Sale; and

       (D) deduction of appropriate amounts to be provided by Norske Skog Canada or a Restricted Subsidiary of Norske Skog Canada as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Norske Skog Canada or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

    (2) promissory notes and other non-cash consideration received by Norske Skog Canada or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

    "ATTRIBUTABLE DEBT" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value, discounted according to GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction, of the total obligations of the lessee for minimum rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended.

    "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(A) or (3)(B), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(C), in each case, of the first paragraph of "--Covenants--LIMITATION ON ASSET SALES."

    "CAPITAL CONTRIBUTION" means any cash contribution to the equity of Norske Skog Canada from a direct or indirect parent of Norske Skog Canada or from another shareholder for which no consideration other than the issuance of Capital Stock, other than Disqualified Capital Stock, is given.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, shares, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt will be the capitalized amount of such obligations determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

    (1) Canadian or U.S. dollars;

    (2) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

    (3) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); PROVIDED that, in the event that any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

    (4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least R-1 (low) from DBRS or A-2 from S&P or at least P-2 from Moody's;

    (5) overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$200,000,000;

    (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition; and

    (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
       (6) of this definition.

    A "CHANGE OF CONTROL" of Norske Skog Canada will be deemed to have occurred at such time as:

    (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act ("Group"), prior to the Reorganization, becomes the beneficial owner, as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, directly or indirectly, of 50% or more of the total voting power of the Common Stock of Norske Skog Canada;

    (2) other than as a result of the Reorganization, there will be consummated any consolidation or merger or amalgamation of Norske Skog Canada in which Norske Skog Canada is not the continuing or surviving corporation or pursuant to which the Common Stock of Norske Skog Canada would be converted into cash, securities or other property, other than a merger or consolidation or amalgamation of Norske Skog Canada in which the holders of the Common Stock of Norske Skog Canada outstanding immediately prior to the consolidation or merger or amalgamation hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger or amalgamation; or

    (3) the first day on which a majority of the members of the Board of Directors of Norske Skog Canada are not Continuing Directors.

    "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

    "COMMON STOCK" of any Person means all Capital Stock of that Person that is generally entitled to:

    (1) vote in the election of directors of that Person; or

    (2) if that Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of that Person.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, at any time, with respect to any Person, the ratio of EBITDA of such Person to Consolidated Fixed Charges of such Person for the four most recent consecutive fiscal quarters for which consolidated financial statements are available (the "Four-Quarter Period"), ending on or prior to the date of such determination.

    In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis to:

    (1) the incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation;

    (2) any incurrence or repayment of other Debt (and the application of the proceeds thereof) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four-Quarter Period; and

    (3) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Norske Skog Canada or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any increase or decrease, as the case may be, in EBITDA directly attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four-Quarter Period) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) occurred on the first day of such Four-Quarter Period.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense, plus

    (2) the amount of all dividend payments (to any Person other than Norske Skog Canada or a Restricted Subsidiary) on any series of Disqualified Capital Stock of that Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period, plus

    (3) the amount of all cash dividend payments (to any Person other than Norske Skog Canada or a Restricted Subsidiary) on any series of Preferred Stock (other than Disqualified Capital Stock) of that Person paid during that period, in each case, on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the sum, without duplication, of:

    (1) the aggregate amount of interest charges (excluding (a) fees and expenses incurred in connection with the Offering, (b) the amortization of any deferred gains or losses in respect of Debt denominated in foreign currency as a result of fluctuations in exchange rates and (c) any premium paid in connection with the redemption or retirement of any Debt of that Person or its Restricted Subsidiaries prior to the stated maturity thereof), whether expensed or capitalized, incurred or accrued by that Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments); plus

    (2) to the extent not included in clause (1) of this definition, an amount equal to the sum of:

       (A) imputed interest included in Capitalized Lease Obligations;

       (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

       (C) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations;

       (D) amortization of deferred financing costs and expenses;

       (E) the interest portion of any deferred payment obligations;

       (F) amortization of discount or premium on Debt, if any;

       (G) all capitalized interest and all accrued interest;

       (H) all other non-cash interest expense;

       (I) all interest incurred or paid under any guarantee of Debt (including a guarantee of principal, interest or any combination thereof) of any Person; and

       (J) the amount of all payments charged to shareholder's equity on any "compound financial instrument" (as described under GAAP) paid, accrued or scheduled to be paid or accrued during such period.

For purposes of calculating Consolidated Interest Expense on a pro forma basis:

    (1) interest on Debt bearing a floating rate of interest will be calculated using the interest rate in effect at the time of determination, taking into account on a pro forma basis any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term at the date of determination of at least 12 months; and

    (2) if Debt was incurred under a revolving credit facility, the interest expense on such Debt will be calculated based upon the average daily balance of such Debt during the applicable period.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that, to the extent included in calculating Net Income of such Person:

    (1) the Net Income of any other Person that is not a Restricted Subsidiary of the Person in question will be excluded, except to the extent of the amount of cash dividends or distributions actually received by such Person or a Restricted Subsidiary of such Person;

    (2) the Net Income (but not loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or pursuant to a restriction or limitation of the type described in clause (3)(B) of the "--LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES" covenant) will be excluded to the extent of such restriction or limitation;

    (3) (a) the Net Income of any Person acquired in a "pooling of interests" transaction for any period prior to the date of such acquisition will be excluded and (b) any net after-tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

    (4) after-tax items classified as extraordinary or unusual gains or losses and any foreign exchange gains and losses will be excluded;

    (5) the cumulative effect of a change in accounting principles after the Issue Date will be excluded;

    (6) any restoration to income or any contingency reserve of an extraordinary, non-recurring or unusual nature will be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time subsequent to the Issue Date; and

    (7) in the case of a successor to such Person by consolidation or merger or amalgamation or as a transferee of such Person's assets, any earnings of the successor corporation prior to that consolidation, merger or amalgamation or transfer of assets will be excluded if and to the extent such corporation was not subject to the indenture governing the notes offered hereby.

    "CONSOLIDATED NET WORTH" of any Person means, as of any date, the consolidated shareholders' equity of such Person as determined in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of that Person.

    "CONTINUING DIRECTOR" means with respect to Norske Skog Canada, as of any date of determination, any member of the board of directors of Norske Skog
Canada:

       (A) who was a member of the board of directors of Norske Skog Canada on the Issue Date; or

       (B) whose appointment or election was approved by the affirmative vote of a majority of the Continuing Directors who were members of the board of directors of Norske Skog Canada at the time of that director's nomination or election.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada against fluctuations in currency values.

    "DEBT" means (without duplication, including, without limitation, duplication arising or existing because a Person and one or more of its subsidiaries are or will become either directly or indirectly liable for the same Debt whether by virtue of guarantees, or joint, or joint and several liability in respect of such Debt or otherwise), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of that Person or only to a portion of the assets of that Person), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included:

    (1) any Capitalized Lease Obligations of that Person;

    (2) obligations secured by a Lien to which any property or assets owned or held by that Person are subject, whether or not the obligation or obligations secured thereby will have been assumed by a third party, PROVIDED that, for the purposes of determining the amount of Debt described in this clause, if recourse with respect to that Debt is limited to such property or assets, the amount of that Debt will be deemed to be the Fair Market Value of such property or assets;

    (3) guarantees of items of other Persons which would be included within this definition for that other Person (whether or not such items would appear upon the balance sheet of the guarantor);

    (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (5) all Disqualified Capital Stock issued by that Person with the amount of Debt represented by that Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for the purposes hereof, "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of that Disqualified Capital Stock as if that Disqualified Capital Stock were repurchased on any date on which Debt will be required to be determined pursuant to the indenture and if that price is based upon, or measured by, the fair market value of that Disqualified Capital Stock, that price will be the Fair Market Value of that Disqualified Capital Stock);

    (6) obligations of that Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP); and

    (7) Attributable Debt.

The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that:

    (1) the amount outstanding at any time of any Debt issued with original issue discount is the accreted value of that Debt at that time as determined in conformity with GAAP; and

    (2) Debt will not include any liability for federal, provincial, state, local or other taxes.

Notwithstanding any other provision of the foregoing definition, any trade payable, deferred credit or accrued liability arising from the purchase of goods or materials or for services obtained in the ordinary course of business will not be deemed to be Debt of Norske Skog Canada or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of that amount will not also be included.

    "DESIGNATION" means the designation of any Subsidiary of Norske Skog Canada as an Unrestricted Subsidiary.

    "DESIGNATION AMOUNT" will have the meaning set forth in the definition of "Restricted Payment."

    "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each case, in accordance with a change of control provision, which provision has substantially the same effect as the provisions of the indenture described under "--Change of Control Offer"), in whole or in part, or is exchangeable into Debt on or prior to the final maturity date of the notes.

    "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

    (1) the sum, without duplication, of:

       (A) Consolidated Net Income for that period MINUS any net income (or PLUS any net loss) attributable to discontinued operations (including, without limitation, operations disposed of during that period whether or not such operations were classified as discontinued); PLUS

       (B) the provision for taxes for that period based on income or profits to the extent that income or profits were included in computing Consolidated Net Income (MINUS any provision for taxes utilized in computing net loss under clause (1) of this definition to the extent that provision reduced net loss); PLUS

       (C) Consolidated Interest Expense for such period; PLUS

       (D) depreciation for that period on a consolidated basis, to the extent reducing Consolidated Net Income; PLUS

       (E) amortization of goodwill, deferred charges and other intangibles for that period on a consolidated basis, to the extent reducing Consolidated Net Income; PLUS

       (F) any other non-cash items reducing Consolidated Net Income for that period; MINUS

    (2) all non-cash items increasing Consolidated Net Income for that period, determined on a consolidated basis in accordance with GAAP.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by the board of directors of Norske Skog Canada acting reasonably and in good faith and, in the case of determination involving assets or property in excess of $5,000,000, will be evidenced by a resolution of the board of directors of Norske Skog Canada delivered to the trustee.

    "GAAP" means generally accepted accounting principles in Canada as in effect on the Issue Date.

    "GUARANTORS" means each Restricted Subsidiary of Norske Skog Canada that hereafter becomes a Guarantor pursuant to the indenture.

    "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of that Person (and "incurrence," "incurred," "incurable," and "incurring" will have meanings correlative to the foregoing); PROVIDED that a change in generally accepted accounting principles in Canada that results in an obligation of that Person that exists at such time becoming Debt will not be deemed an incurrence of such Debt.

    "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm or accounting firm of national reputation in the United States of America or
Canada:

    (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Norske Skog Canada or any of its Affiliates; and

    (2) which, in the judgment of the board of directors of Norske Skog Canada, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

    "INVENTORY" of a Person means all inventory of such Person, including
(1) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed by such Person's business, (2) all goods, wares and merchandise, finished or unfinished, held for sale or lease and (3) all goods returned or repossessed by such Person.

    "INVESTMENT GRADE" means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

    "INVESTMENTS" means (without duplication), with respect to any Person, directly or indirectly, any advance (or other extension of credit), account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of cash or other Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Debt of any other Person, the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or interest in any Person or the making of any investment in any Person. Investments will exclude:

    (1) extensions of trade credit to customers and advances in respect of commissions and travel and similar expenses to officers and employees, in each case made in the ordinary course of business; and

    (2) the repurchase of securities of any Person by that Person.

    For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by Norske Skog Canada or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts will reduce the amount of any Investment if that payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving the transfer of any property or assets other than cash, such property or assets will be valued at its or their Fair Market Value at the time of the transfer, as determined in good faith by the board of directors of the Person making that transfer.

    "ISSUE DATE" means the date the notes are first issued by Norske Skog Canada and authenticated by the trustee under the indenture.

    "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, priority, or other security agreement of any kind or nature whatsoever on or with respect to that property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "MATERIAL SUBSIDIARY" means, at any date of determination:

    (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries:

       (A) for the most recent fiscal year of Norske Skog Canada accounted for more than 5.0% of the consolidated revenues of Norske Skog Canada and the Restricted Subsidiaries; or

       (B) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of Norske Skog Canada and the Restricted Subsidiaries,

       all as set forth on the consolidated financial statements of Norske Skog Canada and the Restricted Subsidiaries for such year prepared in conformity with GAAP; and

    (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in clause (7) of the first paragraph under "Events of Default" above has occurred, would constitute a Material Subsidiary under clause (1) of this definition.

    "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of that Person determined in accordance with GAAP and in accordance with clause (7) of the definition of Consolidated Net Income.

    "NEW CREDIT FACILITIES" means, collectively, any credit facilities of Norske Skog Canada and/or the Guarantors that will be entered into by Norske Skog Canada and/or the Guarantors, together with the related documents thereto (including, without limitation, any loan agreements, notes, guarantee agreements, collateral documents, mortgages, instruments and security documents executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including without limitation any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of Norske Skog Canada as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreements, together with any successor or replacement agreements, and whether by or with the same or any other agent, lender or group of lenders.

    "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that will comply with applicable provisions of the indenture.

    "PACIFICA ACQUISITION" means the acquisition by Norske Skog Canada of Pacifica.

    "PACIFICA INCOME ADJUSTMENT AMOUNT" means the amount equal to 50% of the cumulative Consolidated Net Income of Pacifica for the period from January 1, 1999 to the Successorship Date (but not including any amount which is included in determining Consolidated Net Income of Norske Skog Canada and its successors) less the aggregate amount of any "Restricted Payments" (as such term is defined in the indenture governing the Pacifica Notes) made by Pacifica in that period that are required to be deducted in calculating the limitation on "Restricted Payments" thereunder.

    "PACIFICA NOTES" means the 10% Senior Notes due 2009 of Pacifica
Papers Inc.

    "PERMITTED DEBT" means:

    (1) Debt of Norske Skog Canada or a Guarantor arising under or in connection with the New Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of:

       (A) $725,000,000; and

       (B) the sum of:

            (i) 75.0% of the book value of Accounts Receivable net of any allowance for doubtful accounts of Norske Skog Canada and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared; plus

            (ii) 50.0% of the book value of Inventory at the lower of cost or net realizable value net of any allowance for obsolescence of Norske Skog Canada and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared; plus

           (iii) $290,000,000;

    (2) Debt under the notes and any guarantees;

    (3) Debt of Norske Skog Canada owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of Norske Skog Canada's obligations under the indenture and the notes and Debt of any Restricted Subsidiary owed to and held by Norske Skog Canada or another Guarantor; PROVIDED that:

       (A) any sale or other disposition of any Debt of Norske Skog Canada or any Restricted Subsidiary referred to in this clause (3) to a Person other than Norske Skog Canada or a Guarantor;

       (B) any sale or other disposition of Capital Stock of any Guarantor which holds Debt of Norske Skog Canada or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor of Norske Skog Canada; and

       (C) the Designation of a Guarantor that holds Debt of Norske Skog Canada or any other Restricted Subsidiary as an Unrestricted Subsidiary;

       will be deemed to be an incurrence of Debt not constituting Permitted Debt by the issuer of that Debt;

    (4) Purchase Money Debt and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business in an aggregate principal amount outstanding not to exceed, together with all other Debt outstanding under this clause (4), at the time of any such incurrence and after giving PRO FORMA effect thereto, 5.0% of the consolidated tangible assets of Norske Skog Canada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

    (5) Interest Rate Agreements relating to Debt of Norske Skog Canada or any Restricted Subsidiary (which Debt (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under "--Covenants--LIMITATION ON ADDITIONAL DEBT"); PROVIDED that the notional principal amount of such Interest Rate Agreements, at the time of the incurrence thereof, does not exceed the principal amount of the Debt to which such Interest Rate Agreements relate;

    (6) Debt under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Debt, such Currency Agreements do not increase the principal amount of Debt of Norske Skog Canada and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

    (7) Debt of Norske Skog Canada or any Restricted Subsidiary in respect of reimbursement obligations relating to undrawn standby letters of credit issued for the account of Norske Skog Canada or such Restricted Subsidiary, as the case may be, in connection with workers' compensation claims, self insurance or other similar reimbursement type obligations;

    (8) Debt of Norske Skog Canada or any Restricted Subsidiary in respect of bid, performance, surety and appeal bonds provided in the ordinary course of business;

    (9) additional Debt of Norske Skog Canada or the Guarantors not to exceed $40,000,000 in aggregate principal amount at any one time outstanding which may, but need not be, incurred under the New Credit Facilities;

    (10) Refinancing Debt;

    (11) Debt of Norske Skog Canada or any of its Restricted Subsidiaries in respect of accommodation guarantees for the benefit of trade creditors of any such person, trade letters of credit, standby letters of credit, performance bonds, bankers' acceptances and surety bonds, in each case, incurred in the ordinary course of business in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding; and

    (12) Debt outstanding on the Issue Date except for indebtedness incurred pursuant to clause (1) or (2) of this definition.

    "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of:

    (1) Investments by Norske Skog Canada, or by a Restricted Subsidiary thereof, in Norske Skog Canada or a Restricted Subsidiary;

    (2) Investments by Norske Skog Canada, or by a Restricted Subsidiary thereof, in a Person, if as a result of that Investment

       (A) that Person becomes a Restricted Subsidiary of Norske Skog Canada, or

       (B) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Norske Skog Canada or a Restricted Subsidiary thereof;

    (3) Investments in Cash Equivalents;

    (4) reasonable and customary loans and advances made to employees not to exceed $10,000,000 in the aggregate at any one time outstanding;

    (5) an Investment that is made by Norske Skog Canada or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to Norske Skog Canada or that Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is permitted under "--Covenants--LIMITATION ON ASSET SALES";

    (6) Investments in Unrestricted Subsidiaries or in any incorporated or unincorporated joint venture in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (6), at the time of such Investment and after giving PRO FORMA effect thereto, 5.0% of the consolidated tangible assets of Norske Skog Canada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value).

    (7) any acquisition of assets in exchange for the Capital Stock (other than Disqualified Capital Stock) of Norske Skog Canada; and

    (8) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

    "PERMITTED LIENS" means:

    (1) Liens on Property or assets of, or any Capital Stock of, any corporation existing at the time such assets are acquired by Norske Skog Canada or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; PROVIDED:

       (A) that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by Norske Skog Canada or its Restricted Subsidiaries; and

       (B) that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt being acquired;

    (2) Liens securing Refinancing Debt; PROVIDED that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt securing the Debt so refunded, refinanced or extended;

    (3) Liens in favor of Norske Skog Canada or any Guarantor;

    (4) Liens to secure Purchase Money Debt that is otherwise permitted to be incurred under the indenture; PROVIDED that:

       (A) any such Lien is created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the Property so acquired;

       (B) the principal amount of the Debt secured by such Lien does not exceed 100% of such costs and expenses; and

       (C) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

    (5) statutory liens or landlords', carriers', warehousemen's, unemployment insurance, surety or appeal bonds, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

    (6) Liens existing on the Issue Date;

    (7) Liens securing only the notes or the Guarantees;

    (8) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings; PROVIDED that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

    (9) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (4) of the definition of "Permitted Debt"; PROVIDED that such Lien does not extend to any Property other than that subject to the underlying lease;

    (10) Liens securing Debt permitted to be incurred under clause (1) of the definition of "Permitted Debt";

    (11) Liens securing obligations under Interest Rate Agreements and Currency Agreements, in each case permitted to be incurred under the indenture;

    (12) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

    (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (14) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding;

    (15) Liens arising pursuant to Sale and Lease-Back transactions entered into in compliance with the indenture;

    (16) Liens securing Debt permitted to be incurred under clause (9) or
       (11) of the definition of "Permitted Debt";

    (17) Liens incurred in the ordinary course of business of Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada with respect to obligations that do not exceed $7,500,000 at any one time outstanding and that:

       (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business), and

       (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Norske Skog Canada or such Restricted Subsidiary;

    (18) the Lien of any judgment rendered which is being contested diligently and in good faith by appropriate proceedings by Norske Skog Canada or any of its Restricted Subsidiaries and which does not have a material adverse effect on the ability of Norske Skog Canada and its Restricted Subsidiaries to operate the business or operations of Norske Skog Canada;

    (19) reservations, limitations, provisos and conditions expressed in any original grants from the Crown which do not materially adversely impair the use of the subject property by Norske Skog Canada or a Restricted Subsidiary;

    (20) servitudes, licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, servitudes, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cable) which do not in the aggregate materially adversely impair the use of the subject property by Norske Skog Canada or a Restricted Subsidiary or in respect to which Norske Skog Canada or any of its Restricted Subsidiaries has made satisfactory arrangement for relocation so that such use will not in the aggregate be materially and adversely impaired;

    (21) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially adversely interfere with the use of the subject property by Norske Skog Canada or a Restricted Subsidiary;

    (22) with respect to personal property only, Liens arising pursuant to registration under the PERSONAL PROPERTY ACT (British Columbia) and similar legislation in other provinces or jurisdictions exclusively relating to property and assets subject to equipment leases which are not Capitalized Lease Obligations;

    (23) Liens securing Norske Skog Canada's obligations under the New Credit Facilities; and

    (24) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (1), (2), (4), (6), (9) or (23) of this definition; PROVIDED that the principal amount secured by any such extension, renewal or replacement will not be increased and such lien will not extend to any other Property of Norske Skog Canada or its Subsidiaries other than such item of Property originally covered by such Lien or by improvement thereon or additions or accessions thereto.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

    "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

    "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

    "PUBLIC EQUITY OFFERING" means a public offering of shares of Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants, receipts or options to acquire such Common Stock of Norske Skog Canada pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in any province of Canada. For the purposes of this definition of "Public Equity Offering," any offering of securities specified in this definition that:

    (1) does not satisfy the criteria required for a Public Equity Offering because such securities are not sold pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in a province of Canada; and

    (2) becomes eligible for resale to the general public in any province or territory of Canada or the United States of America within 90 days of the date on which such securities were initially sold,

will be deemed to be a Public Equity Offering on and as of the date upon which such securities first become eligible for such resale.

    "PURCHASE MONEY DEBT" means any Debt incurred by a Person to finance the cost (including the cost of construction, installation or improvement) of an item of Property, the principal amount of which Debt does not exceed the sum of:

    (1) the lesser of (a) the Fair Market Value of such property or (b) 100% of such cost; and

    (2) reasonable fees and expenses of such Person incurred in connection therewith.

    "RATING AGENCIES" means:

    (1) S&P; and

    (2) Moody's; and

    (3) if S&P or Moody's or both will not make a rating of the notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by Norske Skog Canada, which will be substituted for S&P or Moody's or both, as the case may be.

    "RATING CATEGORY" means:

    (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

    (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

    (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

    In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

    "RATING DATE" means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by Norske Skog Canada to effect a Change of Control.

    "RATING DECLINE" means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the notes by a Rating Agency on, or within 120 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by Norske Skog Canada to effect a Change of Control (which period will be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

    "REFINANCING DEBT" means Debt that replaces, refunds, renews, refinances or extends any Debt of Norske Skog Canada or a Restricted Subsidiary permitted to be incurred by Norske Skog Canada or its Restricted Subsidiaries pursuant to the "--LIMITATION ON ADDITIONAL DEBT" provision (other than pursuant to clauses (1), (4), (5), (6), (7), (8) and (9) of the definition of Permitted Debt), but only to the extent that:

    (1) the Refinancing Debt is subordinated to the notes to at least the same extent as the Debt being replaced, refunded, renewed, refinanced or extended, if at all;

    (2) the Refinancing Debt is scheduled to mature either:

       (A) no earlier than the Debt being replaced, refunded, renewed, refinanced or extended; or

       (B) after the maturity date of the notes;

    (3) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Debt being replaced, refunded, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes; and

    (4) such Refinancing Debt is in an aggregate principal amount that is equal to or less than the sum of:

       (A) the aggregate principal amount then outstanding under the Debt being replaced, refunded, renewed, refinanced or extended;

       (B) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being replaced, refunded, renewed, refinanced or extended; and

       (C) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt.

    "REORGANIZATION" means any or all of the following, whether implemented in whole or in part:

    (1) implementation of the plan of arrangement involving Norske Skog Canada and its shareholders that was approved by Norske Skog Canada's shareholders on May 31, 2001, including, without limitation, an increase in authorized capital, a reduction and return of capital of $7.60 per share and a dividend of $4.40 per share;

    (2) acquisition of Pacifica and its Subsidiaries by Norske Skog Canada and the payment of consideration of any kind for or in relation to the acquisition of Pacifica and its Subsidiaries, including, without limitation, paying cash consideration for the shares of Pacifica, issuing shares of Norske Skog Canada in exchange for the shares of Pacifica, repaying or refinancing existing indebtedness of Pacifica and its Subsidiaries and making any payments required to be made to shareholders of Pacifica who dissent to the resolution of Pacifica shareholders approving the acquisition of Pacifica by Norske Skog Canada;

    (3) the sale by Norske Skog Canada of the shares of common stock of Pope & Talbot, Inc. received in consideration for the sale by Norske Skog Canada of Norske Skog Canada Mackenzie Pulp Limited; and

    (4) all other matters ancillary to or required in order to implement the matters referred to in clauses (1), (2) and (3) including, without limitation:

       (A) transfers of jurisdiction of incorporation of Norske Skog Canada, Pacifica or any of their respective Subsidiaries;

       (B) amalgamation of Norske Skog Canada and Pacifica;

       (C) amalgamation or merger of any Subsidiaries of Norske Skog Canada or of Pacifica;

       (D) winding-up and/or voluntary dissolution of any Subsidiaries of Norske Skog Canada or Pacifica;

       (E) the renaming and reorganization of Pacifica Paper Co. Limited Partnership, including, without limitation, the conversion of Pacifica Paper Co. Limited Partnership to a general partnership and the dedication and contribution of assets to the Pacifica Paper Co. Limited Partnership as renamed and converted;

       (F) transfers of assets between Norske Skog Canada, Pacifica, or any of their respective Subsidiaries;

       (G) declaration and payment of dividends, or return of capital by Subsidiaries of Norske Skog Canada or Pacifica;

       (H) payments to holders of options, share appreciation rights and similar rights or entitlements to satisfy such rights on cancellation or surrender thereof, not to exceed $1,000,000; and

       (I) borrowing or incurring indebtedness for purposes of any of the foregoing matters.

    "REPLACEMENT ASSETS" means:

    (1) properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used or useful in the business of Norske Skog Canada or its Restricted Subsidiaries as conducted on the Issue Date, or in businesses reasonably similar to or ancillary to the business of Norske Skog Canada or its Restricted Subsidiaries as conducted on the Issue Date; or

    (2) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

    "RESTRICTED PAYMENT" means any of the following:

    (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada (other than (x) the amount of any such dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of Norske Skog Canada, and (y) in the case of Restricted Subsidiaries of Norske Skog Canada, dividends or distributions payable to Norske Skog Canada or to a Restricted Subsidiary of Norske Skog Canada);

    (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Norske Skog Canada or any of its Restricted Subsidiaries (other than Capital Stock owned by Norske Skog Canada or a Restricted Subsidiary of Norske Skog Canada);

    (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Debt of Norske Skog Canada or any Guarantor which is subordinated in right of payment to the Notes or such Guarantor's guarantee, as the case may be (other than any such Debt acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity in each case due within one year of the date of acquisition);

    (4) the making of any Investment other than a Permitted Investment;

    (5) any Designation; PROVIDED that the Designation of a Subsidiary of Norske Skog Canada as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary; and

    (6) the forgiveness of any Debt of an Affiliate of Norske Skog Canada owed to Norske Skog Canada or a Restricted Subsidiary of Norske Skog Canada.

    In determining the amount of any Restricted Payment, cash distributed or invested will be valued at the face amount thereof and Property other than cash will be valued at its Fair Market Value, except that, in determining the amount of any Restricted Payment made under clause (5) of this definition, the amount of such Restricted Payment (the "Designation Amount") will be equal to the greater of:

    (1) the book value; or

    (2) the Fair Market Value;

of Norske Skog Canada's proportionate interest in such Subsidiary on such date.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of Norske Skog Canada other than an Unrestricted Subsidiary.

    "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by Norske Skog Canada or any Restricted Subsidiary of Norske Skog Canada of any real or tangible personal property, which property has been or is to be sold or transferred by Norske Skog Canada or such Restricted Subsidiary to such Person in contemplation of such leasing.

    "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired:

    (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by that first-named Person or any of its Subsidiaries; or

    (2) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which that first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of that entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes;

PROVIDED that, for greater certainty, the term "Subsidiary" shall not include Powell River Energy Inc. or AllWin Technical Services Inc.

    "SUCCESSORSHIP DATE" means the date as of which the amalgamation of Norske Skog Canada and Pacifica becomes effective as contemplated in the Reorganization.

    "TAXING AUTHORITY" means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

    "TAXING JURISDICTION" means Canada or any other jurisdiction in which Norske Skog Canada or any Guarantor or any successor of Norske Skog Canada or any Guarantor is organized or resident for tax purposes or conducts business, or from which or through which payment is made, or any political subdivision thereof or therein.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) any Subsidiary of an Unrestricted Subsidiary; and

    (2) any Subsidiary of Norske Skog Canada which is classified on or after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of Norske Skog Canada;

PROVIDED that a Subsidiary may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the "--LIMITATION ON RESTRICTED PAYMENTS" covenant above; PROVIDED FURTHER that the board of directors of Norske Skog Canada may not designate any Subsidiary of Norske Skog Canada to be an Unrestricted Subsidiary if, after such designation, such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated. The trustee will be given prompt notice by Norske Skog Canada of each resolution adopted by the board of directors of Norske Skog Canada under this provision, together with a copy of each such resolution adopted.

    "U.S. GOVERNMENT SECURITIES" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law) of which are owned, directly or indirectly, by Norske Skog Canada or another Wholly Owned Restricted Subsidiary.

             FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

    The notes will be issued in the form of one or more global securities (collectively, the "Global Notes"). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC or another nominee of DTC. The information in this section concerning DTC and its book-entry systems has been obtained from sources we believe to be reliable.

DEPOSITARY PROCEDURES

    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised us that, pursuant to procedures established by it,
(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with the respective principal amount of the individual beneficial interests represented by such Global Notes owned by them and (2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or records maintained by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

    Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations that are Participants in such system.

    The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "Exchange of Book-Entry Notes for Certificated Notes."

    Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

    Payments in respect of the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or

    (2) maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes, or

    (3) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or our company. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

    Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account interests in the Global Notes are credited and only in respect to such portion of the principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

    Although DTC agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among Participants, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, or its respective Participants or Indirect Participants, of their respective obligations under the rules and procedures governing DTC's operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A beneficial interest in a Global Note may not be exchanged for a security in certificated form unless:

    (1) DTC notifies us that it is unwilling or unable to continue as Depositary for such Global Notes and we fail to appoint a successor Depositary within 90 days of such event,

    (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the notes in certificated form, or

    (3) there shall have occurred and be continuing an Event of Default with respect to the notes.

    In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Note.

                     EXCHANGE OFFER AND REGISTRATION RIGHTS

    The summary set forth below of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be made available to prospective investors in the exchange notes upon request to us.

    We entered into the Registration Rights Agreement with the initial purchasers of the outstanding notes. Pursuant to the Registration Rights Agreement, we agreed to file with the SEC, within 120 days from the issue date of the outstanding notes, a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange the outstanding notes dates for exchange notes. If:

    - we are not permitted to file the Exchange Offer Registration Statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

    - the exchange offer is not for any other reason consummated within 240 days after the issue date of the outstanding notes;

    - any holder of notes notifies us within a specified time period that
      (a) due to a change in law or policy it is not entitled to participate in the exchange offer, (b) due to a change in law or policy it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours; or

    - the holders of a majority of the notes may not resell the exchange notes acquired by them in the exchange offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws;

we agreed to file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Transfer Restricted Notes (as defined in the Registration Rights Agreement) by the holders thereof. We will use our best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

    We have agreed to pay all expenses incident to the exchange offer and will indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act.

    The Registration Rights Agreement provides that:

    - unless the exchange offer would not be permitted by applicable law or SEC policy, we will use our best efforts to file the Exchange Offer Registration Statement with the SEC on or prior to 120 days after the issue date of the outstanding notes;

    - unless the exchange offer would not be permitted by applicable law or SEC policy, we will use our best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the issue date of the outstanding notes;

    - unless the exchange offer would not be permitted by applicable law or SEC policy, we will commence the exchange offer and use our best efforts to issue, on or prior to 240 days after the issue date of the outstanding notes, exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer; and

    - if obligated to file the Shelf Registration Statement, we will use our best efforts to file prior to the later of (a) 240 days after the issue date of the outstanding notes or (b) 30 days after such filing obligation arises and use our best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 60 days after the Shelf Registration Statement was first filed with the SEC.

    We shall use our best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

    If:

    (i) we fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

    (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

   (iii) we fail to consummate the Exchange Offer within 60 days of the Effectiveness Target Date; or

    (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, except under certain circumstances specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default");

then we will pay additional interest ("Additional Interest") to each holder of Transfer Restricted Notes, with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default in an amount equal to 0.25% per annum of the principal amount of the notes. The amount of Additional Interest will increase by an additional 0.25% per annum of the principal amount of the notes for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum amount of 1.00% of the principal amount of the notes. Following the cure of a particular Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease.

                           INCOME TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes the material U.S. federal income tax consequences of the ownership of exchange notes to a U.S. Holder (as defined below). It deals only with notes held as capital assets by investors who purchase the notes in the offering at the offering price, and not with special classes of holders, such as dealers in securities or currencies, traders in securities that elect mark to market, banks, tax-exempt organizations, pass-through entities, life insurance companies, persons that hold notes as a hedge, or as part of a straddle or conversion transaction, or taxpayers subject to the alternative minimum tax or whose functional currency is not the U.S. dollar. In addition, this summary does not describe any foreign, state or local tax considerations. We recommend that investors who purchase the notes at a price other than the offering price consult their tax advisor as to the possible applicability to them of the amortizable bond premium or market discount rules. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    WE RECOMMEND THAT HOLDERS OF NOTES CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE OWNERSHIP OF NOTES.

    For the purposes of this summary, a U.S. Holder is a beneficial owner that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax without regard to the source of its income or (iv) a trust if (a) a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (b) the trust has elected to be treated as a United States person under applicable Treasury regulations.

    The exchange of the outstanding notes for exchange notes will not constitute a taxable exchange. As a result, (i) a U.S. Holder will not recognize any gain or loss as a result of exchanging such holder's outstanding notes; (ii) the holding period of the exchange notes received will include the holding period of the outstanding notes exchanged therefor; and (iii) the adjusted tax basis of the exchange notes received will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

    A U.S. Holder of a note will be required to report as ordinary interest income for U.S. federal income tax purposes interest paid or accrued on the note (including Additional Amounts, if any, and any Canadian income tax withheld) in accordance with the U.S. Holder's method of tax accounting. Such income will generally be treated as foreign source passive income (or, in the case of certain U.S. Holders, foreign source financial services income) for foreign tax credit purposes.

    If any Canadian taxes with respect to a payment to a U.S. Holder of interest on a note are withheld, such withholding taxes generally will be treated as foreign income taxes eligible for credit against the U.S. Holder's U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at the election of such U.S. Holder, for deduction in computing such U.S. Holder's taxable income for U.S. federal income tax purposes. The rules relating to foreign tax credits and the timing thereof are extremely complex. We recommend that U.S. Holders consult their own tax advisor concerning the implications of these rules in light of their particular circumstances.

    Upon the sale or exchange of a note, a U.S. Holder generally will recognize gain or loss equal to the difference (if any) between the amount realized and the U.S. Holder's tax basis in the note. In general, such gain or loss will be U.S. source capital gain or loss (except to the extent attributable to deemed but unpaid interest). Such gain or loss will be long-term capital gain or loss if the notes have been held for more than one year. The deductibility of capital losses is subject to limitations.

    A holder of a note may be subject to backup withholding with respect to interest paid on the notes and to proceeds from the sale, exchange, redemption or retirement of the note, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a note who does not provide Norske Skog Canada with the holder's correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

    Backup withholding is not an additional tax. Any amount paid as backup withholding tax may be creditable against the holder's U.S. federal income tax liability provided that the required information is furnished to the U.S. Internal Revenue Service.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary, as of the date hereof, of the material Canadian federal income tax considerations generally applicable to a person (a "United States holder") who is a holder of an outstanding note and who, for the purposes of the INCOME TAX ACT (Canada) (the "Canadian Tax Act") and at all relevant times, is not and is not deemed to be resident in Canada, deals at arm's length with Norske Skog Canada, and does not use or hold and is not deemed or considered to use or hold the notes in carrying on business in Canada. Special rules which are not discussed in this summary may apply to a United States holder that is an insurer that carries on an insurance business in Canada and elsewhere.

    This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations") in force on the date hereof, all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and Norske Skog Canada's understanding of the published administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law or administrative practice, whether legislative, government or judicial decision or action and does not take into account provincial, territorial or foreign income tax legislation or considerations.

    This summary is not intended to be, nor should it be interpreted as, legal or tax advice to any particular United States holder and no representation is made with respect to the Canadian income tax consequences to any particular person acquiring notes. United States holders should therefore consult their own tax advisors with respect to their particular circumstances.

    Under the Canadian Tax Act, payments by Norske Skog Canada to a United States holder of principal, interest and premium, if any, on the exchange notes will be exempt from Canadian withholding tax.

    No other taxes on income (including taxable capital gains) will be payable by a United States holder under the Canadian Tax Act solely as a consequence of the ownership, acquisition or disposition of the outstanding notes or the exchange notes.

                              PLAN OF DISTRIBUTION

    Based on positions taken by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued in exchange for outstanding notes pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by holders thereof, other than any holder which is

    - an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    - a broker-dealer who acquired exchange notes directly from us; or

    - a broker-dealer who acquired exchange notes as a result of market-making or other trading activities.

without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders and are engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

    Each holder of outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make representations to us as set forth in "The Exchange Offer." Holders who tender outstanding notes in the exchange offer with the intention of participating in a distribution of the exchange notes may not rely upon no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available
May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "Shearman & Sterling" (available July 2, 1993) or similar no-action letters.

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market making or other trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus, and any amendment, supplement or documents incorporated in this prospectus, available to any broker-dealer for use in connection with such resale. In addition, until 90 days after consummation of the exchange offer all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices relating to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealer who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer or any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendment, supplement or documents incorporated in this prospectus, to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters in connection with the notes being offered will be passed upon for Norske Skog Canada by Lawson Lundell, Vancouver,
British Columbia with respect to matters of Canadian law, and by Shearman & Sterling, Menlo Park, California with respect to matters of U.S. law.

                                    EXPERTS

    Norske Skog Canada Limited's consolidated balance sheets as at December 31, 2000 and June 30, 2000 and its consolidated statements of earnings, retained earnings and cash flows for the six months ended December 31, 2000 and for each of the years in the three-year period ended June 30, 2000 have been included in this registration statement in reliance upon the report of KPMG LLP, Chartered Accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    Pacifica Papers Inc.'s December 31, 2000 consolidated financial statements have been included in this registeration statement in reliance upon the report of Arthur Andersen LLP, Chartered Accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    Pacifica Papers Inc.'s December 31, 1999 and 1998 consolidated financial statements have been included in this registration statement in reliance upon the report of PricewaterhouseCoopers LLP, Chartered Accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    MB Paper Limited's balance sheet as at April 30, 1998 and its statements of earnings, deficit and cash flows for the four months ended April 30, 1998 have been included in this registration statement in reliance upon the report of Price Waterhouse, Chartered Accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We have filed a registration statement on Form F-4 with the SEC with respect to the exchange notes offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on our company and the exchange notes we are offering, you should review the registration statement and the exhibits filed as a part of the registration statement. The registration statement, including the exhibits, may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and the SEC's regional offices located in New York, New York and Chicago, Illinois. Copies of all or any part of the registration statement may be obtained from these offices after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

    After the Pacifica requisition, we will file periodic reports and other information with the SEC. Our filings with the SEC will be available for inspection and copying at the SEC's public reference rooms and the web site of the SEC referred to above. As a foreign private issuer, we are exempt from the rule under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the short swing profit recovery disclosure regime of Section 16 of the Exchange Act.

    In addition, pursuant to the indenture for the notes, we have agreed to the extent permitted by the SEC to file with the SEC and in all events to distribute to the trustee for the notes and those holders of notes that request them our annual reports containing audited financial statements and unaudited financial statements for each of the first three quarters of each fiscal year. We will do this without regard to whether we are subject to the information requirements of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
NORSKE SKOG CANADA LIMITED

Auditors' Report............................................       F-2

Audited consolidated balance sheets of Norske Skog Canada
  Limited as at June 30, 2000 and December 31, 2000 and the
  consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period
  ended June 30, 2000 and for the six months ended
  December 31, 2000.........................................       F-3

Unaudited interim consolidated financial statements of
  Norske Skog Canada Limited as at September 30, 2001 and
  for the nine month periods ending September 30, 2000 and
  September 30, 2001........................................      F-41

Unaudited interim consolidated financial statements of
  Norske Skog Canada Limited as at December 31, 2000 and
  December 31, 2001 and for the three month period and year
  ended December 31, 2000 and December 31, 2001(1)..........      F-62

PACIFICA PAPERS INC.

Auditors' Report............................................      F-72

Audited consolidated financial statements of Pacifica
  Papers Inc. as at and for the year ended
  December 31, 2000.........................................      F-73

Auditors' Report............................................      F-90

Audited consolidated financial statements of Pacifica
  Papers Inc. as at December 31, 1998 and December 31, 1999
  and for the eight months ended December 31, 1998 and the
  year ended December 31, 1999..............................      F-91

Auditors' Report............................................     F-108

Audited financial statements of MB Paper Limited as at
  April 30, 1998 and for the four months ended April 30,
  1998......................................................     F-109

Unaudited consolidated financial statements of Pacifica
  Papers Inc. as at June 30, 2000, and June 30, 2001 and for
  the six months ended June 30, 2000 and June 30, 2001......     F-122

------------------------

(1) Under SEC Regulations, the information made available to the Company's shareholders in Canada must be included in this registration statement. This financial information disclosed to shareholders in Canada is not intended or required to contain annual financial statement disclosures. Accordingly, the disclosures in these interim consolidated financial statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements and have not been reconciled to United States generally accepted accounting principles. These interim consolidated financial statements have not been audited or reviewed by KPMG LLP.

                                AUDITORS' REPORT

To the Directors of
NORSKE SKOG CANADA LIMITED

    We have audited the consolidated balance sheets of Norske Skog Canada Limited as at December 31, 2000 and June 30, 2000 and the consolidated statements of earnings, retained earnings and cash flows for the six months ended December 31, 2000 and for each of the years in the three-year period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and June 30, 2000 and the results of its operations and its cash flows for the six months ended December 31, 2000 and for each of the years in the three-year period ended June 30, 2000 in accordance with Canadian generally accepted accounting principles.

    Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the six months ended December 31, 2000 and for each of the years in the three-year period ended
June 30, 2000 and assets, liabilities and shareholders' equity as at December 31, 2000 and June 30, 2000 to the extent summarized in Note 18 to the consolidated financial statements.

Vancouver, Canada                                              (Signed) KPMG LLP
January 18, 2001,                                          Chartered Accountants
except as to Notes 19 and 21
which are as of September 1, 2001.

                           NORSKE SKOG CANADA LIMITED
                          CONSOLIDATED BALANCE SHEETS
                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                              JUNE 30,    DECEMBER 31,
                                                                2000          2000
                                                              ---------   -------------
ASSETS
Current assets
  Cash and short term investments (note 3)..................  $  854.9      $  929.7
  Accounts receivable.......................................     258.7         283.4
  Inventories (note 4)......................................     168.2         191.7
  Prepaid expenses..........................................       3.8           5.0
                                                              --------      --------
                                                               1,285.6       1,409.8
Fixed assets (note 5).......................................   1,300.9       1,298.5
Other assets (note 6).......................................      12.8          12.3
                                                              --------      --------
                                                              $2,599.3      $2,720.6
                                                              ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued liabilities..................  $  191.9      $  196.3
Employee future benefits (note 7)...........................      87.2          90.1
Future income taxes (note 8)................................     182.8         233.4
Deferred credits (note 9)...................................      17.4          35.6
                                                              --------      --------
                                                                 479.3         555.4
                                                              --------      --------
Shareholders' equity
  Share capital (note 10)...................................   1,262.6       1,262.6
  Retained earnings.........................................     857.4         902.6
                                                              --------      --------
                                                               2,120.0       2,165.2
                                                              --------      --------
                                                              $2,599.3      $2,720.6
                                                              ========      ========

                             APPROVED BY THE BOARD:

         (Signed) RUSSELL J. HORNER                    (Signed) WILLIAM P. ROSENFELD
                  Director                                       Director

                           NORSKE SKOG CANADA LIMITED

                      CONSOLIDATED STATEMENTS OF EARNINGS

          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              12 MONTHS ENDED            6 MONTHS ENDED
                                                     ---------------------------------   ---------------
                                                     JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                                       1998        1999        2000           2000
                                                     ---------   ---------   ---------   ---------------
Net sales..........................................   $ 280.9    $1,036.5    $1,253.3        $729.0
                                                      -------    --------    --------        ------
Operating expenses
  Cost of products sold............................     372.0       906.7       974.2         526.7
  Selling and administrative.......................      49.2        59.5        60.9          34.5
  Depreciation.....................................      40.4       111.4       114.3          59.8
                                                      -------    --------    --------        ------
                                                        461.6     1,077.6     1,149.4         621.0
                                                      -------    --------    --------        ------
Operating earnings (loss)..........................    (180.7)      (41.1)      103.9         108.0
  Other income (expense) (note 11).................      (8.3)       33.1        (7.1)         (2.1)
  Interest income..................................      43.0        36.7        38.2          26.4
                                                      -------    --------    --------        ------
Earnings (loss) from continuing operations before
  income taxes.....................................    (146.0)       28.7       135.0         132.3
  Income tax expense (recovery) (note 8)...........     (50.9)        2.3        35.6          49.8
                                                      -------    --------    --------        ------
Earnings (loss) from continuing operations.........     (95.1)       26.4        99.4          82.5
Earnings from discontinued operations, net of
  income taxes (note 12)...........................     390.7         9.1          --            --
                                                      -------    --------    --------        ------
Net earnings.......................................   $ 295.6    $   35.5    $   99.4        $ 82.5
                                                      =======    ========    ========        ======
Per share
  Basic and diluted earnings (loss) from continuing
    operations (note 2)............................   $ (0.77)   $   0.21    $   0.80        $ 0.66
  Basic and diluted net earnings (note 2)..........      2.38        0.29        0.80          0.66

                           NORSKE SKOG CANADA LIMITED

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                                12 MONTHS ENDED            6 MONTHS ENDED
                                                       ---------------------------------   ---------------
                                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                                         1998        1999        2000           2000
                                                       ---------   ---------   ---------   ---------------
Balance, beginning of period.........................   $ 650.4     $871.5      $832.5         $857.4
  Net earnings.......................................     295.6       35.5        99.4           82.5
  Dividends..........................................     (74.5)     (74.5)      (74.5)         (37.3)
                                                        -------     ------      ------         ------
Balance, end of period...............................   $ 871.5     $832.5      $857.4         $902.6
                                                        =======     ======      ======         ======

                           NORSKE SKOG CANADA LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                                12 MONTHS ENDED            6 MONTHS ENDED
                                                       ---------------------------------   ---------------
                                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                                         1998        1999        2000           2000
                                                       ---------   ---------   ---------   ---------------
Cash provided by (used for):
Operations
  Earnings (loss) from continuing operations.........   $ (95.1)    $ 26.4      $ 99.4         $ 82.5
  Items not requiring (providing) cash:
    Depreciation.....................................      40.4      111.4       114.3           59.8
    Income taxes.....................................     (57.6)      (1.0)       34.8           48.0
    Employee future benefitss........................       1.8       11.5         4.2            2.9
    Other............................................       2.3        0.l         0.7            1.3
                                                        -------     ------      ------         ------
                                                         (108.2)     148.4       253.4          194.5
  Change in non-cash working capital (note 13).......      14.6      (43.2)      (62.3)         (24.2)
                                                        -------     ------      ------         ------
  Cash provided by (used for) operations.............     (93.6)     105.2       191.1          170.3
                                                        -------     ------      ------         ------
Investment
  Additions to fixed assets..........................     (44.1)     (90.8)      (57.2)         (58.4)
  Proceeds from sale of fixed assets.................       0.7        0.7         2.1             --
  Decrease (increase) in other assets................     (54.5)       4.3         4.2            0.2
  Net proceeds from sale of discontinued
    operations.......................................     825.0         --          --             --
                                                        -------     ------      ------         ------
                                                          727.1      (85.8)      (50.9)         (58.2)
                                                        -------     ------      ------         ------
Financing
  Decrease in long-term debt.........................     (75.0)        --          --             --
  Dividends paid.....................................     (74.5)     (74.5)      (74.5)         (37.3)
                                                        -------     ------      ------         ------
                                                         (149.5)     (74.5)      (74.5)         (37.3)
                                                        -------     ------      ------         ------
Cash provided by (used for) continuing operations....     484.0      (55.1)       65.7           74.8
Cash provided by discontinued operations.............       2.5         --          --             --
                                                        -------     ------      ------         ------
Cash increase (decrease) during period...............     486.5      (55.1)       65.7           74.8
Cash, beginning of period............................     357.8      844.3       789.2          854.9
                                                        -------     ------      ------         ------
Cash, end of period..................................   $ 844.3     $789.2      $854.9         $929.7
                                                        =======     ======      ======         ======
Supplemental information:
  Income taxes paid..................................   $   8.6     $  2.0      $  3.2         $  2.7
  Non-cash investment activity--increase in
    deferred credits.................................        --         --          --           20.8

(Cash includes cash and short term investments)

                           NORSKE SKOG CANADA LIMITED

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SIGNIFICANT ACCOUNTING POLICIES

    Effective July 1, 2000, the Company changed its fiscal year-end from June 30 to December 31. The Company changed its name from Fletcher Challenge Canada Limited to Norske Skog Canada Limited on December 15, 2000.

    The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles.

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of Norske Skog Canada Limited and all of its subsidiaries ("the Company").

USE OF ESTIMATES

    The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from those estimates.

INVENTORIES

    Inventories, other than supplies which are valued at cost, are valued at the lower of average cost and net realizable value.

FIXED ASSETS

    Fixed assets are stated at cost.

    Buildings, machinery and equipment are depreciated on a straight-line basis at rates that reflect estimates of the economic lives of the assets. The rates for major classes of assets are:

Buildings...................................................  2.5 - 5.0%
Pulp and paper machinery and equipment......................        5.0%

    During periods of major production interruption, an obsolescence amount of 10% of normal depreciation is charged on manufacturing equipment.

    No depreciation is charged on capital projects during the period of construction. Start-up costs incurred in achieving normal operating capacity on major capital projects are deferred and amortized over a five-year period.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY

    The majority of the Company's sales are denominated in foreign currencies, principally the U.S. dollar. Revenue and expense items denominated in foreign currencies are translated at the rates of exchange prevailing during the period. The monetary assets and liabilities of the Company's operations denominated in foreign currencies are translated at the period-end exchange rates. Gains or losses on translation of monetary assets and liabilities are reflected in net earnings for the period.

DERIVATIVES

    The Company manages a portion of its foreign exchange exposure on foreign currency receipts through forward currency sales. Derivatives are used for hedging purposes in connection with an anticipated transaction or underlying asset and are not used for trading purposes. Gains and losses on hedges are deferred and recognized in earnings in the same period and in the same financial statement category as the income or expense arising from the corresponding hedged positions.

ENVIRONMENTAL COSTS

    Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures that prevent future environmental contamination are capitalized as capital assets. Expenditures that relate to an existing condition caused by past operations are expensed. Liabilities are recorded on an undiscounted basis when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

REVENUE RECOGNITION

    The Company recognizes revenues when title passes, which is when products are shipped to external customers.

INCOME TAXES

    Income taxes are accounted for under the liability method. Future income tax assets and liabilities are determined based on "temporary differences" (differences between the accounting basis and the tax basis of the assets and liabilities) and are measured using the current tax rates and laws expected to apply when these differences reverse. The difference between the purchase price and tax basis of assets acquired in a business combination is a temporary difference. Future tax benefits, such as non-capital loss carry-forwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that substantive enactment or enactment occurs.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
EMPLOYEE FUTURE BENEFITS

    The estimated cost for pensions and other post-retirement benefits provided by the Company to employees is accrued using actuarial techniques and assumptions, including an appropriate discount rate, during the employees' active years of service.

SHARE-BASED COMPENSATION PLANS

    The Company has an employee share option plan for its key officers, which is described in note 10. No compensation expense is recognized for this plan when shares or share options are issued to employees. Any consideration paid by employees on exercise of share purchase options or purchase of shares is credited to share capital. If shares or share options are repurchased from employees, the excess of the consideration paid over the carrying amount of the shares or share options cancelled is charged to retained earnings.

COMPARATIVE FIGURES

    Certain comparative figures for the years ended June 30, 1998, 1999 and 2000 have been reclassified to conform with the presentation adopted for the current period.

2.  ADOPTION OF NEW ACCOUNTING STANDARD

    Effective January 1, 2001, the Company adopted the Canadian Institute of Chartered Accountants ("CICA") revised handbook section 3500 on earnings per share. This revised standard is mandatory for fiscal years beginning on or after January 1, 2001, and has been given retroactive application. All comparative financial statements have been restated to reflect this change in policy.

    Under this revised standard, the treasury stock method is used instead of the imputed earnings approach for determining the dilutive effect of options issued. The adoption of the revised standard resulted in no changes to the previously reported amounts for basic and fully diluted earnings per

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

2. ADOPTION OF NEW ACCOUNTING STANDARD (CONTINUED) share. In addition, this revised standard requires that a reconciliation of the numerator and denominator for both basic and diluted earnings per share computations be disclosed, as follows:

                                                                12 MONTHS ENDED             6 MONTHS
                                                         ------------------------------      ENDED
                                                         JUNE 30,   JUNE 30,   JUNE 30,   DECEMBER 31,
                                                           1998       1999       2000         2000
                                                         --------   --------   --------   ------------
Earnings (loss) from continuing operations.............   $(95.1)    $26.4      $99.4         $82.5
Earnings from discontinued operations, net of income
  taxes reported.......................................    390.7       9.1         --            --
                                                          ------     -----      -----         -----
Net earnings...........................................   $295.6     $35.5      $99.4         $82.5
                                                          ======     =====      =====         =====
Weighted average number of common shares outstanding
  (millions)...........................................    124.2     124.2      124.2         124.2
Effect of diluted stock options........................       --        --         --            --
                                                          ------     -----      -----         -----
Weighted average number of diluted common shares
  outstanding (millions)...............................    124.2     124.2      124.2         124.2
                                                          ======     =====      =====         =====
Per share, basic:
  Earnings (loss) from continuing operations...........   $(0.77)    $0.21      $0.80         $0.66
  Net earnings.........................................     2.38      0.29       0.80          0.66
Per share, diluted:
  Earnings (loss) from continuing operations...........   $(0.77)    $0.21      $0.80         $0.66
  Net earnings.........................................     2.38      0.29       0.80          0.66

3.  CASH AND SHORT TERM INVESTMENTS

                                                          JUNE 30,    DECEMBER 31,
                                                            2000          2000
                                                          ---------   -------------
Cash and short term investments.........................   $554.9        $929.7
Deposits with a wholly owned subsidiary of the majority
  shareholder...........................................    300.0            --
                                                           ------        ------
                                                           $854.9        $929.7
                                                           ======        ======

    Cash and short term investments include term deposits and commercial paper at market rates averaging 5.82% (June 30, 2000--5.48%). The short term investments have a maturity date within five months of the acquisition date, are readily convertible into cash and are considered cash equivalents. The deposits with a wholly owned subsidiary of the majority shareholder are invested for terms of 30 days or less and at market rates averaging 6.08%. The deposits were collected when due subsequent to the June year-end.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

4.  INVENTORIES

                                                          JUNE 30,    DECEMBER 31,
                                                            2000          2000
                                                          ---------   -------------
Newsprint, specialties, pulp and containerboard.........   $ 74.2        $ 93.3
Wood chips and pulp logs................................     43.0          46.4
Operating and maintenance supplies......................     51.0          52.0
                                                           ------        ------
                                                           $168.2        $191.7
                                                           ======        ======

5.  FIXED ASSETS

                                      JUNE 30,
                                        2000              DECEMBER 31, 2000
                                      ---------   ----------------------------------
                                      NET BOOK               ACCUMULATED    NET BOOK
                                        VALUE       COST     DEPRECIATION    VALUE
                                      ---------   --------   ------------   --------
Property, plant and equipment
  Newsprint and specialties mills...  $  624.9    $1,202.9      $  593.1    $  609.8
  Pulp and containerboard mills.....     676.0     1,214.7         526.0       688.7
                                      --------    --------      --------    --------
                                      $1,300.9    $2,417.6      $1,119.1    $1,298.5
                                      ========    ========      ========    ========

6.  OTHER ASSETS

                                                          JUNE 30,    DECEMBER 31,
                                                            2000          2000
                                                          ---------   -------------
Investments and long term receivables...................    $10.7         $ 9.8
Deferred charges........................................      2.1           2.5
                                                            -----         -----
                                                            $12.8         $12.3
                                                            =====         =====

7.  EMPLOYEE FUTURE BENEFITS

    The Company maintains pension benefit plans, which include defined benefit and defined contribution segments, that are available to all salaried employees and to hourly employees not covered by union pension plans. Employees hired subsequent to January 1, 1994 enroll in the defined contribution segment.

    The defined benefit segment provides a pension based on years of service and earnings. For the defined contribution segment, the Company's contributions are based on a percentage of an employee's earnings with the employee's pension benefits based on these contributions along with investment earnings from those contributions. For the defined contribution segment, the Company's funding obligations are satisfied upon crediting contributions to an employee's account.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

7.  EMPLOYEE FUTURE BENEFITS (CONTINUED)
    The Company provides other benefit plans consisting of group health care and life insurance benefits to eligible retired employees and their dependents.

    Information about the Company's defined benefit plans, in aggregate, is as follows:

                                                       PENSION BENEFIT PLANS        OTHER BENEFIT PLANS
                                                     -------------------------   -------------------------
                                                     JUNE 30,    DECEMBER 31,    JUNE 30,    DECEMBER 31,
                                                       2000          2000          2000          2000
                                                     ---------   -------------   ---------   -------------
Accrued benefit obligation
  Beginning of year................................   $233.3        $227.1         $72.1         $77.6
  Service cost of defined benefit segment..........      1.6           0.8           1.6           0.9
  Interest cost on accrued benefit obligation......     14.1           7.7           4.6           2.6
  Benefit payments.................................    (20.5)        (10.8)         (2.7)         (1.5)
  Actuarial loss (gain)............................     (1.4)          1.4           2.0           0.1
                                                      ------        ------         -----         -----
  End of year......................................    227.1         226.2          77.6          79.7
                                                      ------        ------         -----         -----
Plan assets
  Fair value at beginning of year..................    226.7         226.0            --            --
  Actual return on plan assets.....................     18.0          11.9            --            --
  Service cost of defined contribution segment.....     (2.9)         (1.6)           --            --
  Contributions....................................      4.7           1.6           2.7           1.5
  Benefit payments.................................    (20.5)        (10.8)         (2.7)         (1.5)
                                                      ------        ------         -----         -----
  Fair value at end of year........................    226.0         227.1            --            --
                                                      ------        ------         -----         -----
Funded status......................................      1.1          (0.9)         77.6          79.7
Unrecognized amounts
  Transitional balance.............................      3.2           3.0            --            --
  Past service costs...............................     (2.5)         (2.0)           --            --
  Actuarial gain (loss)............................     13.2          15.6          (5.4)         (5.3)
                                                      ------        ------         -----         -----
Employee future benefits liability.................   $ 15.0        $ 15.7         $72.2         $74.4
                                                      ======        ======         =====         =====

    The Company's net expense for Company-maintained benefit plans is:

                                                                12 MONTHS ENDED            6 MONTHS ENDED
                                                       ---------------------------------   ---------------
                                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
    PENSION BENEFIT PLANS                                1998        1999        2000           2000
    ---------------------                              ---------   ---------   ---------   ---------------
    Current service cost.............................   $  3.7      $  3.8      $  4.5          $ 2.4
    Interest cost....................................     14.8        14.0        14.1            7.7
    Expected return on plan assets...................    (38.5)      (17.5)      (16.4)          (7.9)
    Amortization of unrecognized amounts.............     24.1         1.0         0.8            0.3
                                                        ------      ------      ------          -----
                                                        $  4.1      $  1.3      $  3.0          $ 2.5
                                                        ======      ======      ======          =====

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

7.  EMPLOYEE FUTURE BENEFITS (CONTINUED)

                                                                12 MONTHS ENDED            6 MONTHS ENDED
                                                       ---------------------------------   ---------------
                                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
    OTHER BENEFIT PLANS                                  1998        1999        2000           2000
    -------------------                                ---------   ---------   ---------   ---------------
    Current service cost.............................    $ 0.9       $1.4        $1.6           $0.9
    Interest cost....................................      4.0        4.3         4.6            2.6
    Amortization of unrecognized amounts.............       --         --         0.1             --
    Amortization of experience gains.................     (0.5)        --          --             --
                                                         -----       ----        ----           ----
                                                         $ 4.4       $5.7        $6.3           $3.5
                                                         =====       ====        ====           ====

    Actuarial assumptions used in accounting for the Company-maintained benefit plans are:

                                                          JUNE 30,    DECEMBER 31,
                                                            2000          2000
                                                          ---------   -------------
Discount rate...........................................    6.25%         7.0%
Expected return on plan assets..........................     7.5%         7.5%
Compensation increases..................................     4.0%         4.0%

    Unionized employees of the Company and its subsidiaries are members of industry-wide benefit plans to which the Company contributes a predetermined amount per hour worked by an employee. The pension expense for these plans is equal to the Company's contribution of $4.5 in the six months ended
December 31, 2000, (Years ended: June 30, 2000--$10.4; June 30, 1999--$11.4 ;
June 30, 1998--$2.6).

8.  INCOME TAXES

    The components of income tax expense (recovery) are as follows:

                                                12 MONTHS ENDED            6 MONTHS ENDED
                                       ---------------------------------   ---------------
                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                         1998        1999        2000           2000
                                       ---------   ---------   ---------   ---------------
Current..............................   $  4.7      $  3.4      $  2.6          $ 1.8
Future...............................    (55.6)       10.2        54.0           50.6
Amortization of deferred credits on
  utilization of acquired tax
  losses.............................       --       (11.3)      (21.0)          (2.6)
                                        ------      ------      ------          -----
                                        $(50.9)     $  2.3      $ 35.6          $49.8
                                        ======      ======      ======          =====

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

8.  INCOME TAXES (CONTINUED)
    The effective income tax rate differs from the Canadian statutory income tax rate. The principal factors causing these different income tax rates are shown below:

                                                                                                                  6 MONTHS
                                                             12 MONTHS ENDED                                        ENDED
                                  ---------------------------------------------------------------------      -------------------
                                       JUNE 30,                 JUNE 30,                 JUNE 30,               DECEMBER 31,
                                         1998                     1999                     2000                     2000
                                  -------------------      -------------------      -------------------      -------------------
Income tax expense (recovery) at
  Canadian statutory rates......   $(56.2)    (38.5)%       $ 11.1      38.5%        $ 52.0      38.5%        $50.9       38.5%
Increase (decrease) in income
  taxes for:
  Non-taxable income and
    expenses....................     (1.3)     (0.9)           0.3       1.1            0.4       0.3           0.7        0.5
  Amortization of deferred
    credits
    on utilization of acquired
    tax losses..................       --         --         (11.3)    (39.3)         (21.0)    (15.5)         (2.6)      (2.0)
  Large corporations tax........      2.8        1.9           3.4      11.9            2.6       1.9           0.8        0.6
  Other.........................      3.8        2.6          (1.2)     (4.2)           1.6       1.2            --         --
                                   ------     ------        ------     -----         ------     -----         -----       ----
Income tax expense (recovery)...   $(50.9)    (34.9)%       $  2.3       8.0%        $ 35.6      26.4%        $49.8       37.6%
                                   ======     ======        ======     =====         ======     =====         =====       ====

    The tax effects of temporary differences that give rise to significant future tax liabilities (assets) are as follows:

                                                         JUNE 30,    DECEMBER 31,
                                                           2000          2000
                                                         ---------   -------------
Future tax liability
  Fixed assets.........................................   $ 286.9       $296.7
                                                          -------       ------
Future tax assets
  Non-capital loss carry-forwards......................     (68.6)       (26.3)
  Employee future benefits.............................     (33.8)       (34.9)
  Other................................................      (1.7)        (2.1)
                                                          -------       ------
                                                           (104.1)       (63.3)
                                                          -------       ------
Net future income tax liability........................   $ 182.8       $233.4
                                                          =======       ======

9.  DEFERRED CREDITS

                                                          JUNE 30,    DECEMBER 31,
                                                            2000          2000
                                                          ---------   -------------
Deferred credits on unutilized acquired tax losses
  (note 15).............................................    $17.4         $35.6
                                                            =====         =====

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

10. SHARE CAPITAL

                                                        JUNE 30,    DECEMBER 31,
                                                          2000          2000
                                                        ---------   -------------
Authorized
  150,000,000 Class A common shares without par value
  100,000,000 Class B preferred shares without par
    value
Issued and outstanding
  124,189,252 Class A common shares...................  $1,262.6      $1,262.6
  1,572,926 Series 1 Class B preferred shares.........     157.3         157.3
    Less held by a wholly owned subsidiary............    (157.3)       (157.3)
                                                        --------      --------
                                                        $1,262.6      $1,262.6
                                                        ========      ========

SHARE OPTION PLAN

    The Company has an employee share option plan for its key officers. For options issued in the six months ended December 31, 2000 and the year ended June 30, 2000, the vesting of the options generally occurs at a rate of 33% per annum from the date of grant. For options issued prior to the year ended
June 30, 2000, the options vested after three years. Options issued during the six months ended December 31, 2000 and the year ended June 30, 2000 are not exercisable unless the market price of the Company's class A common shares exceeds specified limits which vary between $22.12 and $24.40 per share for options currently granted. Options issued prior to the year ended June 30, 2000 do not contain market price conditions but the exercise price increases each year by approximately 4%. Options generally expire five or ten years after the date of the grant.

    Details of the Company's share option plan for the year ended June 30, 2000 and for the six months ended December 31, 2000 are as follows:

                                                         JUNE 30, 2000             DECEMBER 31, 2000
                                                   -------------------------   -------------------------
                                                                 WEIGHTED                    WEIGHTED
                                                                 AVERAGE                     AVERAGE
                                                    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
                                                   --------   --------------   --------   --------------
Outstanding, beginning of period.................  236,723        $27.92       415,845        $23.31
Granted..........................................  269,563         16.99       385,000         15.41
Exercised........................................       --            --            --            --
Expired or cancelled.............................   90,441        $20.47            --            --
                                                   -------        ------       -------        ------
Outstanding, end of period.......................  415,845        $23.31       800,845        $19.77
Options exercisable at period end................  162,489        $30.67       209,981        $30.50
                                                   =======        ======       =======        ======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

10. SHARE CAPITAL (CONTINUED)

                                                       OPTIONS OUTSTANDING
                                              -------------------------------------             OPTIONS EXERCISABLE
                                               WEIGHTED AVERAGE                       ---------------------------------------
RANGE OF                NUMBER OUTSTANDING        REMAINING        WEIGHTED AVERAGE    NUMBER EXERCISABLE    WEIGHTED AVERAGE
EXERCISE PRICES        AT DECEMBER 31, 2000   OPTION LIFE (YRS)     EXERCISE PRICE    AT DECEMBER 31, 2000    EXERCISE PRICE
---------------        --------------------   ------------------   ----------------   --------------------   ----------------
$15.41(1)............          385,000                4.5               $15.41                     --             $   --
$16.99(2)............          205,864                3.5                16.99                     --                 --
$25.52(3)............           47,492                6.5                25.52                 47.492              25.52
$37.21(3)............           56,002                5.5                37.21                 56,002              37.21
$29.19(3)............          106,487                4.5                29.19                106,487              29.19
                               -------                ---               ------                -------             ------
                               800,845                4.4               $19.77                209,981             $30.50
                               =======                ===               ======                =======             ======

------------------------

(1) These options vest over a three year period and the vested options are not exercisable unless the Company's share price exceeds $22.12 for a specified period.

(2) These options vest over a three year period and the vested options are not exercisable unless the Company's share price exceeds $24.40 for a specified period.

(3) These options vested after three years. The exercise price increases each year by approximately 4%. The exercise price stated is the current exercise price.

11. OTHER INCOME (EXPENSE)

                                                12 MONTHS ENDED            6 MONTHS ENDED
                                       ---------------------------------   ---------------
                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                         1998        1999        2000           2000
                                       ---------   ---------   ---------   ---------------
Abandoned acquisition costs..........   $   --      $   --      $(13.0)         $  --
Restructuring costs..................       --       (36.0)         --             --
B.C. corporation capital tax.........       --          --          --             --
Other income (expense)...............     (8.3)       69.1         5.9           (2.1)
                                        ------      ------      ------          -----
                                        $ (8.3)     $ 33.1      $ (7.1)         $(2.1)
                                        ======      ======      ======          =====

    The Company incurred costs of $13.0 in respect of the proposed acquisition of the operations and assets of the Paper Division of Fletcher Challenge Limited. Shareholder approval, which was a prerequisite for the transaction, was not obtained at the Extraordinary General Meeting held on November 2, 1999. Accordingly, the costs were included in other expense of the year.

    During September, 1998 the Company committed to a restructuring program to improve productivity and lower costs at its mills. The Company reduced its hourly workforce by approximately 340 positions. Restructuring costs of $36.0, consisting of severance, pension bridging and other related costs, were recorded in other expenses for the year ended June 30, 1999. At June 30, 1999, accrued liabilities included $13.3 of remaining cash payments for severance and pension bridging. At June 30, 2000, accrued liabilities included $1.8 of remaining cash payments for previous bridging.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

11. OTHER INCOME (EXPENSE) (CONTINUED)
    Other includes compensation of $nil (Years ended: June 30, 2000--$3.9, June 30, 1999--$68.9, June 30, 1998--$nil) received in respect of production losses which occurred during the nine months ended April 1998.

12. EARNINGS FROM DISCONTINUED OPERATIONS

    In October 1997, the Company sold its wholly owned subsidiary Blandin Paper Company. Earnings from discontinued operations are as follows:

                                                                12 MONTHS ENDED
                                                              -------------------
                                                              JUNE 30,   JUNE 30,
                                                                1998       1999
                                                              --------   --------
Net sales...................................................   $120.9     $   --
                                                               ======     ======
Earnings (loss) of operations, net of income taxes of $nil
  (1998--$1.1)..............................................   $  0.4     $   --
Gain on sale, net of income taxes (recovery) of $(9.9)
  (1998--$75.6).............................................    390.3        9.1
                                                               ------     ------
                                                               $390.7     $  9.1
                                                               ======     ======

13. CHANGE IN NON-CASH WORKING CAPITAL

                                                12 MONTHS ENDED            6 MONTHS ENDED
                                       ---------------------------------   ---------------
                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                         1998        1999        2000           2000
                                       ---------   ---------   ---------   ---------------
Cash provided by (used for):
  Accounts receivable................   $(39.5)     $(52.1)     $(63.4)        $ (3.9)
  Inventories........................     60.6       (33.5)       14.7          (23.5)
  Prepaid expenses...................     (7.9)        8.2         2.0           (1.2)
  Accounts payable and accrued
    liabilities......................     14.9        17.5       (15.6)           4.4
                                        ------      ------      ------         ------
                                          28.1       (59.9)      (62.3)         (24.2)
Add: Working capital change from
  discontinued operations............    (13.5)       16.7          --             --
                                        ------      ------      ------         ------
                                        $ 14.6      $(43.2)     $(62.3)        $(24.2)
                                        ======      ======      ======         ======

14. FINANCIAL INSTRUMENTS

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company sells its products internationally and is exposed to fluctuations in foreign currency exchange rates. The Company manages a portion of this exposure by the use of options and forward contracts to hedge anticipated future sales denominated in foreign currency.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

14. FINANCIAL INSTRUMENTS (CONTINUED)
    Foreign currency options and forward contracts outstanding as at December 31, 2000 are as follows:

                                            OPTIONS
                           -----------------------------------------
                                  FLOOR                CEILING          FORWARD CONTRACTS
                           -------------------   -------------------   -------------------
                             US$      MINIMUM      US$      MAXIMUM      US$
YEAR OF MATURITY            AMOUNT    C$ RATE     AMOUNT    C$ RATE     AMOUNT    C$ RATE
----------------           --------   --------   --------   --------   --------   --------
2001.....................    $48       1.5200      $48       1.5419      $192      1.4835
2002.....................     15       1.4850       15       1.5150       159      1.4870
2003.....................     30       1.5150       30       1.5400        66      1.5020

CREDIT RISK

    The Company is exposed to credit risk on accounts receivable from customers. Its customers are mainly in the newspaper publishing, commercial printing and paper manufacturing businesses. To manage its credit risk, the Company has credit policies which include the analysis of the financial position of its customers and the regular review of their credit limits. In certain offshore markets, the Company requires bank letters of credit or utilizes credit insurance.

    The Company is exposed to credit risk on its short term investments. The Company manages this credit risk by investing in short term obligations of, or guaranteed by, the Canadian or certain provincial governments, major Canadian chartered banks, high-grade corporate issuers and related companies.

    The Company is exposed to credit risk with counterparties to the Company's options and forward exchange contracts. The Company limits the possibility of non-performance by dealing with Canadian chartered banks or related companies.

FAIR VALUE

    Estimated fair values of financial instruments, which differ from carrying values, are:

                                                JUNE 30, 2000        DECEMBER 31, 2000
                                             --------------------   --------------------
                                             CARRYING      FAIR     CARRYING      FAIR
                                              VALUE       VALUE      VALUE       VALUE
                                             --------    --------   --------    --------
Forward currency options and forward
  contracts................................    $ --        $9.9       $ --        $0.8
                                               ====        ====       ====        ====

    Fair value of options and forward contracts is based on the quoted or estimated market rates from financial institutions.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

15. RELATED PARTY TRANSACTIONS

    Related parties include Norske Skogindustrier ASA, the majority shareholder effective July 29, 2000 and Fletcher Challenge Limited, the majority shareholder up to and including July 28, 2000, together with their subsidiaries and affiliates.

    Transactions or balances with related parties, not otherwise disclosed in these financial statements, are as follows:

                                                12 MONTHS ENDED            6 MONTHS ENDED
                                       ---------------------------------   ---------------
                                       JUNE 30,    JUNE 30,    JUNE 30,     DECEMBER 31,
                                         1998        1999        2000           2000
                                       ---------   ---------   ---------   ---------------
Norske Skogindustrier ASA
  Accounts payable...................    $ --        $  --       $ --           $ 0.2
Fletcher Challenge Limited ("FCL")
  Net sales..........................     2.0          3.9        1.5              --
  Accounts receivable................     9.4         11.2        0.6              --
  Accounts payable...................     8.1           --         --              --
                                         ====        =====       ====           =====

    Product sales to related parties are in accordance with normal trade practices.

    In October 1997, the Company sold its investment in Blandin Paper Company to a related company with unutilized net capital losses. Pursuant to the terms of the agreement, the related company received $47.8 in respect of the utilization of $284.9 of its net capital losses. The amount is subject to adjustment under certain conditions and was increased by $2.1 during 1999 and decreased by $9.3 during 1998.

    In prior years, the Company acquired, from wholly owned subsidiaries of FCL, companies with tax losses carried forward. The purchase price of these companies is subject to adjustment under certain conditions and $20.8 is included in accounts receivable at December 31, 2000 and was received subsequent to the period-end ($12.6 was received in the year ended June 30, 2000 in respect of such adjustments).

16. COMMITMENTS AND CONTINGENCY

OPERATING LEASES

    The Company is committed to make the following future minimum payments under various operating leases in each of the years ended December 31:

2001........................................................   $ 3.5
2002........................................................     3.2
2003........................................................     3.1
2004........................................................     3.0
2005........................................................     3.0
Subsequent years............................................    14.4
                                                               -----
                                                               $30.2

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

ENVIRONMENTAL REGULATIONS

    Current environmental regulations in British Columbia require all pulp mills to eliminate the discharge of chlorinated organic compounds ("AOX") by December 31, 2002. The Company estimates that the cost of technology to eliminate AOX at its two kraft pulp mills would be prohibitive and, if legislation is not amended, would likely result in the closure of its two mills. If its kraft pulp mills were closed, the Company would be required to purchase pulp for its paper making facilities from producers outside of British Columbia who would not be subject to the regulations.

    The Company believes that the environmental regulations for AOX will be amended before December 31, 2002. If the legislation is not amended, the impact of the regulations on the Company's financial condition, results of operations and cash flows is not determinable.

17. SEGMENTED INFORMATION

    The Company operates in two business segments:

    Newsprint & Specialties--manufacture and sale of newsprint and groundwood specialty printing papers. Pulp & Containerboard--manufacture and sale of softwood pulps and containerboard.

    The segments are managed separately and all manufacturing facilities are located in Canada.

    The accounting policies of the segments are the same as described in the Summary of Significant Accounting Policies in note 1. Segment performance is evaluated based on operating earnings (loss) before other income (expense), interest income and income taxes. Inter-segment sales consist of slush pulp transfers at market prices.

                                                             12 MONTHS ENDED JUNE 30, 1998
                                              -----------------------------------------------------------
                                              NEWSPRINT &        PULP &       CORPORATE &
                                              SPECIALTIES    CONTAINERBOARD   ELIMINATIONS   CONSOLIDATED
                                              ------------   --------------   ------------   ------------
Net sales to external customers.............     $149.1          $131.8          $   --        $  280.9
Inter-segment sales.........................         --            12.7           (12.7)             --
Operating earnings (loss)...................      (98.7)          (82.0)             --          (180.7)
Depreciation................................       18.9            21.5              --            40.4
Assets......................................      827.8           872.5           844.3         2,544.6
Current liabilities.........................      106.2            81.3              --           187.5
Additions to fixed assets...................       34.5             9.6              --            44.1
                                                 ------          ------          ------        --------

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

17. SEGMENTED INFORMATION (CONTINUED)

                                                             12 MONTHS ENDED JUNE 30, 1999
                                              -----------------------------------------------------------
                                              NEWSPRINT &        PULP &       CORPORATE &
                                              SPECIALTIES    CONTAINERBOARD   ELIMINATIONS   CONSOLIDATED
                                              ------------   --------------   ------------   ------------
Net sales to external customers.............     $629.4          $407.1          $   --        $1,036.5
Inter-segment sales.........................         --            68.5           (68.5)             --
Operating earnings (loss)...................        5.3           (46.4)             --           (41.1)
Depreciation................................       59.0            52.4              --           111.4
Assets......................................      892.3           869.6           789.2         2,551.1
Current liabilities.........................       96.2           111.3              --           207.5
Additions to fixed assets...................       70.9            19.9              --            90.8
                                                 ------          ------          ------        --------

                                                             12 MONTHS ENDED JUNE 30, 2000
                                              -----------------------------------------------------------
                                              NEWSPRINT &        PULP &       CORPORATE &
                                              SPECIALTIES    CONTAINERBOARD   ELIMINATIONS   CONSOLIDATED
                                              ------------   --------------   ------------   ------------
Net sales to external customers.............     $640.7          $612.6          $   --        $1,253.3
Inter-segment sales.........................         --            69.6           (69.6)             --
Operating earnings (loss)...................      (18.1)          122.0              --           103.9
Depreciation................................       61.6            52.7              --           114.3
Assets......................................      841.0           903.4           854.9         2,599.3
Current liabilities.........................       70.7           121.2              --           191.9
Additions to fixed assets...................       19.6            37.6              --            57.2
                                                 ------          ------          ------        --------

                                                           6 MONTHS ENDED DECEMBER 31, 2000
                                              -----------------------------------------------------------
                                              NEWSPRINT &        PULP &       CORPORATE &
                                              SPECIALTIES    CONTAINERBOARD   ELIMINATIONS   CONSOLIDATED
                                              ------------   --------------   ------------   ------------
Net sales to external customers.............     $400.8          $328.2          $   --        $  729.0
Inter-segment sales.........................         --            37.5           (37.5)             --
Operating earnings..........................       43.8            64.2              --           108.0
Depreciation................................       32.3            27.5              --            59.8
Assets......................................      877.0           913.9           929.7         2,720.6
Current liabilities.........................       70.3           126.0              --           196.3
Additions to fixed assets...................       17.4            41.0              --            58.4
                                                 ------          ------          ------        --------

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

17. SEGMENTED INFORMATION (CONTINUED)

                                                      12 MONTHS ENDED JUNE 30, 1998
                                                     --------------------------------
                                                      NEWSPRINT &         PULP &
                                                      SPECIALTIES     CONTAINERBOARD
                                                     -------------   ----------------
Net sales by shipment destination
  Canada...........................................      $ 29.7           $ 13.3
  United States....................................        64.6             46.5
  Pacific Rim......................................        39.9             38.9
  Europe and other.................................        19.9             33.1
                                                         ------           ------
                                                         $149.1           $131.8
                                                         ======           ======

                                                      12 MONTHS ENDED JUNE 30, 1999
                                                     --------------------------------
                                                      NEWSPRINT &         PULP &
                                                      SPECIALTIES     CONTAINERBOARD
                                                     -------------   ----------------
Net sales by shipment destination
  Canada...........................................      $ 80.2           $ 56.6
  United States....................................       362.9             75.3
  Pacific Rim......................................       101.5            155.6
  Europe and other.................................        84.8            119.6
                                                         ------           ------
                                                         $629.4           $407.1
                                                         ======           ======

                                                      12 MONTHS ENDED JUNE 30, 2000
                                                     --------------------------------
                                                      NEWSPRINT &         PULP &
                                                      SPECIALTIES     CONTAINERBOARD
                                                     -------------   ----------------
Net sales by shipment destination
  Canada...........................................      $ 95.9           $ 70.2
  United States....................................       330.6            115.1
  Pacific Rim......................................       124.1            236.7
  Europe and other.................................        90.1            190.6
                                                         ------           ------
                                                         $640.7           $612.6
                                                         ======           ======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

17. SEGMENTED INFORMATION (CONTINUED)

                                                            6 MONTHS ENDED
                                                           DECEMBER 31, 2000
                                                     -----------------------------
                                                     NEWSPRINT &        PULP &
                                                     SPECIALTIES    CONTAINERBOARD
                                                     ------------   --------------
Net sales by shipment destination
  Canada...........................................     $ 68.3          $ 31.8
  United States....................................      213.7            77.1
  Pacific Rim......................................       68.6           102.8
  Europe and other.................................       50.2           116.5
                                                        ------          ------
                                                        $400.8          $328.2
                                                        ======          ======

18. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). Significant differences to accounting principles generally accepted in the United States ("U.S. GAAP") are set forth below:

                                                                12 MONTHS ENDED             6 MONTHS
                                                         ------------------------------      ENDED
                                                         JUNE 30,   JUNE 30,   JUNE 30,   DECEMBER 31,
EARNINGS                                                   1998       1999       2000         2000
--------                                                 --------   --------   --------   ------------
Earnings (loss) from continuing operations in
  accordance with Canadian GAAP........................   $(95.1)    $26.4      $99.4         $82.5
Foreign currency options and forward contracts(a)......       --      18.8       (8.9)         (9.1)
Income tax impact of above item........................       --      (7.4)       3.5           3.5
                                                          ------     -----      -----         -----
Earnings (loss) from continuing operations in
  accordance with U.S. GAAP............................    (95.1)     37.8       94.0          76.9
Earnings from discontinued operations, net of income
  taxes (recovery) of $(9.9) (June 30, 1998--$76.7)....    390.7       9.1         --            --
                                                          ------     -----      -----         -----
Net earnings in accordance with U.S. GAAP..............    295.6      46.9       94.0          76.9
Minimum pension liability adjustment, net of deferred
  income taxes of $nil (Years ended: June 30,
  2000--$(0.4); June 30, 1999--$1.7; June 30,
  1998--$0.4)(f).......................................     (0.7)     (2.7)       0.6          (0.1)
                                                          ------     -----      -----         -----
Comprehensive income in accordance with U.S. GAAP......   $294.9     $44.2      $94.6         $76.8
                                                          ======     =====      =====         =====
Basic and diluted earnings (loss) from continuing
  operations per share in accordance with U.S. GAAP....   $(0.77)    $0.30      $0.76         $0.62
Basic and diluted net earnings per share in accordance
  with
  U.S. GAAP............................................   $ 2.38     $0.38      $0.76         $0.62
Basic and diluted weighted average number of shares in

  accordance with U.S. GAAP (millions).................    124.2     124.2      124.2         124.2

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

18. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                           JUNE 30, 2000       DECEMBER 31, 2000
                                                        -------------------   -------------------
                                                        CANADIAN     U.S.     CANADIAN     U.S.
BALANCE SHEET COMPONENTS                                  GAAP       GAAP       GAAP       GAAP
------------------------                                --------   --------   --------   --------
Current assets........................................  $1,285.6   $1,295.5   $1,409.8   $1,410.6
Employee future benefits..............................      87.2       92.2       90.1       95.2
Future income taxes...................................     182.8      184.8      233.4      231.9
Shareholders' equity..................................   2,120.0    2,122.9    2,165.2    2,162.4

    (a) DERIVATIVE FINANCIAL INSTRUMENTS:

       Under Canadian GAAP, exchange gains and losses on foreign exchange options and forward contracts designated as hedges are recognized on maturity. Under U.S. GAAP, unrealized foreign exchange gains and losses are recognized on a "marked to market" basis at each reporting period.

    (b) FREIGHT COSTS:

       Under Canadian GAAP, the Company includes freight costs as a component of net sales in the statement of earnings. Under U.S GAAP, freight costs are included as operating expenses. As a result, net sales, cost of products sold and operating expenses under U.S. GAAP would increase by $78.7 for the six months ended December 31, 2000 (Years ended: June 30, 2000-- $172.7; June 30, 1999--$165.1; June 30, 1998--$54.5).

    (c) RESTRUCTURING COSTS AND GAINS (LOSSES) ON THE DISPOSAL OF ASSETS:

       Under Canadian GAAP, the Company includes restructuring costs and gains (losses) on the disposal of assets in other income (expense) after operating earnings (loss) in the statement of earnings. Under U.S. GAAP, restructuring costs and gains (losses) on the disposal of assets would be classified before operating earnings (loss). As a result, operating earnings (loss) for the six months ended December 31, 2000 would decrease by $1.0 (Years ended: June 30, 2000--$0.3; June 30, 1999--$35.8;
       June 30, 1998--$nil).

    (d) ACCOUNTS RECEIVABLE:

       At December 31, 2001, accounts receivable recorded on the balance sheet is net of an allowance for doubtful accounts of $2.2 (June 30, 2000--$1.8).

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

18. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (e) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES ARE COMPRISED OF THE FOLLOWING:

                                                          JUNE 30,    DECEMBER 31,
                                                            2000          2000
                                                          ---------   -------------
Trade accounts payable..................................   $127.4        $138.8
Accrued vacation pay and other payroll liabilities......     30.2          29.6
Other...................................................     34.3          27.9
                                                           ------        ------
                                                           $191.9        $196.3
                                                           ======        ======

    (f) COMPREHENSIVE INCOME:

       Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME," requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

    (g) STOCK-BASED COMPENSATION:

       In accordance with Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," the Company has opted to continue to apply the intrinsic value method of valuing share options granted to employees for U.S. GAAP purposes. If the fair value method had been used to determine compensation cost for share options granted to directors, officers and employees, the Company's net earnings and earnings per share under U.S. GAAP would have been as follows:

                                                                  12 MONTHS ENDED              6 MONTHS
                                                         ---------------------------------       ENDED
                                                         JUNE 30,    JUNE 30,    JUNE 30,    DECEMBER 31,
                                                           1998        1999        2000          2000
                                                         ---------   ---------   ---------   -------------
        Net earnings in accordance with U.S. GAAP
          --as reported................................   $295.6       $46.9       $94.0         $76.9
          --pro forma..................................    295.4        46.8        93.9          76.8
        Basic and diluted earnings per share in
          accordance with U.S. GAAP
          --as reported................................     2.38        0.38        0.76          0.62
          --pro forma..................................     2.38        0.38        0.76          0.62

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

18. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       The fair value of share options were estimated using the Black-Scholes option pricing model with the following assumptions:

                                                                 12 MONTHS ENDED                    6 MONTHS
                                                     ---------------------------------------          ENDED
                                                     JUNE 30,       JUNE 30,       JUNE 30,       DECEMBER 31,
                                                       1998           1999           2000             2000
                                                     ---------      ---------      ---------      -------------
        Risk-free interest rate....................      5.6%           5.6%           5.6%             6.2%
        Annual dividends per share.................    $0.60          $0.60          $0.60            $0.60
        Expected stock price volatility............       25%            25%            31%              30%

       The expected lives of the options used in the option pricing model were determined as one-half of the option lives.

    (h) DIVIDENDS PER SHARE:

       Under U.S. GAAP, dividends per share disclosure is required. The Company paid dividends per share for the six months ended December 31, 2000 of $0.30 (Years ended: June 30, 2000--$0.60; June 30, 1999--$0.60; June 30,
       1998--$0.60).

    (i) OPERATING LEASE RENTAL EXPENSE:

       Under U.S. GAAP, the Company is required to disclose operating lease rental expense. For the six months ended December 31, 2000, the Company recorded $1.7 in operating lease rental expense (Years ended: June 30, 2000--$5.0; June 30, 1999--$3.2; June 30, 1998--$5.4).

    (j) POST RETIREMENT DISCLOSURES:

       Under U.S. GAAP, the Company is required to disclose health care trend rates and the effect of a 1% change in health care trend rates on the post retirement obligation. The health care trend rates for the six months ended December 31, 2000 was estimated to be 5% (June 30, 2000--5%). The future rate was assumed to increase/decrease in 5% increments until 2004 where it remained thereafter. Assumed health care trend rates have a significant effect on the amounts reported for the post retirement medical plans. A one percentage point change in the assumed health care cost trend rates would have the following effects:

                                      12 MONTHS ENDED             6 MONTHS ENDED
                                       JUNE 30, 2000             DECEMBER 30, 2000
                                 -------------------------   -------------------------
                                 1% INCREASE   1% DECREASE   1% INCREASE   1% DECREASE
                                 -----------   -----------   -----------   -----------
Effect on service and interest
  costs........................     $ 1.3         $ (1.1)       $ (0.7)       $ (0.6)
Effect on post retirement
  benefit obligation...........      11.3          (10.2)         11.6         (10.5)

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION

    Pursuant to an Offering Memorandum dated August 8, 2001, the Company issued US$250 principal amount of senior unsecured notes due 2011 (see note 21). All of the Company's material wholly owned subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes; however, the following consolidating financial information is being provided for each of the years in the three year period ended June 30, 2000 and for the six months ended December 31, 2000. Investments in subsidiaries are accounted for on the equity basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances.

SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AS AT JUNE 30, 1998

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term investments...    $  845.3      $ (0.9)      $ (0.1)      $    --        $  844.3
  Accounts receivable...............        12.3       124.5          6.3            --           143.1
  Inventories.......................        64.5        84.9           --            --           149.4
  Prepaid expenses..................         5.0         9.1           --            --            14.1
                                        --------      ------       ------       -------        --------
                                           927.1       217.6          6.2            --         1,150.9

Fixed assets........................       656.9       724.7           --            --         1,381.6
Advances to related companies.......       111.4          --          0.4        (111.8)             --
Investments in related companies....       680.4         1.0           --        (681.4)             --
Other assets........................         7.5         4.6           --            --            12.1
                                        --------      ------       ------       -------        --------
                                        $2,383.3      $947.9       $  6.6       $(793.2)       $2,544.6
                                        ========      ======       ======       =======        ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.....................    $  103.1      $ 84.5       $ (0.1)      $    --        $  187.5
Advances from related companies.....          --       106.6          5.3        (111.9)             --
Employee future benefits............        56.6        17.4           --            --            74.0
Future income taxes.................        43.8        59.5           --            --           103.3
Deferred credits....................        45.7          --           --            --            45.7
                                        --------      ------       ------       -------        --------
                                           249.2       268.0          5.2        (111.9)          410.5
                                        --------      ------       ------       -------        --------
Shareholders' equity:
  Share capital.....................     1,262.6       583.0          0.3        (583.3)        1,262.6
  Contributed surplus...............          --       180.8          4.4        (185.2)             --
  Retained earnings (deficit).......       871.5       (83.9)        (3.3)         87.2           871.5
                                        --------      ------       ------       -------        --------
                                         2,134.1       679.9          1.4        (681.3)        2,134.1
                                        --------      ------       ------       -------        --------
                                        $2,383.3      $947.9       $  6.6       $(793.2)       $2,544.6
                                        ========      ======       ======       =======        ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
YEAR ENDED JUNE 30, 1998

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Net sales...........................    $ 118.0       $ 294.1       $ --        $(131.2)        $ 280.9
Operating expenses:
  Cost of products sold.............      160.1         345.1         --         (133.2)          372.0
  Selling and administrative........       26.4          22.8         --             --            49.2
  Depreciation......................       18.8          21.6         --             --            40.4
                                        -------       -------       ----        -------         -------
                                          205.3         389.5         --         (133.2)          461.6
                                        -------       -------       ----        -------         -------
Operating earnings (loss)...........      (87.3)        (95.4)        --            2.0          (180.7)
Other income (expense)..............        7.6         (15.8)       0.1           (0.2)           (8.3)
Interest income.....................       34.2            --        8.8             --            43.0
                                        -------       -------       ----        -------         -------
Earnings (loss) from continuing
  operations before income taxes....      (45.5)       (111.2)       8.9            1.8          (146.0)
Income tax expense (recovery).......      (17.2)        (34.4)        --            0.7           (50.9)
Equity in earnings (losses) of
  subsidiaries......................      (66.8)           --         --           66.8              --
                                        -------       -------       ----        -------         -------
Earnings (loss) from continuing
  operations........................      (95.1)        (76.8)       8.9           67.9           (95.1)
Earnings from discontinued
  operations, net of income taxes...      390.7            --         --             --           390.7
                                        -------       -------       ----        -------         -------
Net earnings (loss).................    $ 295.6       $ (76.8)      $8.9        $  67.9         $ 295.6
                                        =======       =======       ====        =======         =======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 1998

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Cash provided by (used for):
Operations:
  Earnings (loss) from continuing
    operations......................    $ (95.1)      $(76.8)      $  8.9       $  67.9         $ (95.1)
  Items not requiring (providing)
    cash:
    Depreciation....................       18.8         21.6           --            --            40.4
    Income taxes....................      (17.7)       (39.9)          --            --           (57.6)
    Employee future benefits........        4.2         (2.4)          --            --             1.8
    Other...........................        4.0         (1.7)          --            --             2.3
                                        -------       ------       ------       -------         -------
                                          (85.8)       (99.2)         8.9          67.9          (108.2)
Change in non-cash working
  capital...........................       14.4          6.6         (6.4)           --            14.6
                                        -------       ------       ------       -------         -------
Cash provided by (used for)
  operations........................      (71.4)       (92.6)         2.5          67.9           (93.6)
                                        -------       ------       ------       -------         -------
Investment:
  Additions to fixed assets.........      (34.2)        (9.9)          --            --           (44.1)
  Proceeds from sale of fixed
    assets..........................        0.7           --           --            --             0.7
  Decrease (increase) in other
    assets..........................      (55.1)         0.6           --            --           (54.5)
  Net proceeds from sale of
    discontinued operations.........      825.0           --           --            --           825.0
                                        -------       ------       ------       -------         -------
                                          736.4         (9.3)          --            --           727.1
                                        -------       ------       ------       -------         -------
Financing:
  Increase (decrease) in long-term
    debt and advances...............     (101.1)        99.9         (5.9)        (67.9)          (75.0)
  Dividends paid....................      (74.5)          --           --            --           (74.5)
                                        -------       ------       ------       -------         -------
                                         (175.6)        99.9         (5.9)        (67.9)         (149.5)
                                        -------       ------       ------       -------         -------
Cash provided by (used for)
  continuing operations.............      489.4         (2.0)        (3.4)           --           484.0
Cash provided by discontinued
  operations........................        2.5           --           --            --             2.5
                                        -------       ------       ------       -------         -------
Cash increase (decrease) during
  year..............................      491.9         (2.0)        (3.4)           --           486.5
                                        -------       ------       ------       -------         -------
Cash, beginning of year.............      353.4          1.1          3.3            --           357.8
                                        -------       ------       ------       -------         -------
Cash, end of year...................    $ 845.3       $ (0.9)      $ (0.1)      $    --         $ 844.3
                                        =======       ======       ======       =======         =======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AS AT JUNE 30, 1999

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term investments...    $  790.2     $   (1.0)      $  --      $      --       $  789.2
  Accounts receivable...............        23.4        170.3         1.5             --          195.2
  Inventories.......................        79.8        103.1          --             --          182.9
  Prepaid expenses..................         3.7          2.2          --             --            5.9
                                        --------     --------       -----      ---------       --------
                                           897.1        274.6         1.5             --        1,173.2
Fixed assets........................       667.1        693.3          --             --        1,360.4
Advances to related companies.......       130.6        218.3         2.8         (351.7)            --
Investments in related companies....       655.5          1.0          --         (656.5)            --
Other assets........................         5.8          5.5         6.2             --           17.5
                                        --------     --------       -----      ---------       --------
                                        $2,356.1     $1,192.7       $10.5      $(1,008.2)      $2,551.1
                                        ========     ========       =====      =========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.....................    $   82.5     $  125.0       $  --      $      --       $  207.5
Advances from related companies.....         1.5        347.9         9.0         (358.4)            --
Employee future benefits............        58.6         24.5          --             --           83.1
Future income taxes.................        84.0         46.9         0.1             --          131.0
Deferred credits....................        34.4           --          --             --           34.4
                                        --------     --------       -----      ---------       --------
                                           261.0        544.3         9.1         (358.4)         456.0
                                        --------     --------       -----      ---------       --------
Shareholders' equity:
  Share capital.....................     1,262.6        583.0         0.3         (583.3)       1,262.6
  Contributed surplus...............          --        174.3         4.4         (178.7)            --
  Retained earnings (deficit).......       832.5       (108.9)       (3.3)         112.2          832.5
                                        --------     --------       -----      ---------       --------
                                         2,095.1        648.4         1.4         (649.8)       2,095.1
                                        --------     --------       -----      ---------       --------
                                        $2,356.1     $1,192.7       $10.5      $(1,008.2)      $2,551.1
                                        ========     ========       =====      =========       ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
YEAR ENDED JUNE 30, 1999

                                              NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                                CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                                LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                              -----------   ----------   ----------   -----------   --------------
Net sales...................................    $615.3       $1,109.9      $   --       $(688.7)       $1,036.5
Operating expenses:
  Cost of products sold.....................     525.1        1,070.3          --        (688.7)          906.7
  Selling and administrative................      27.5           32.0          --            --            59.5
  Depreciation..............................      59.4           52.0          --            --           111.4
                                                ------       --------      ------       -------        --------
                                                 612.0        1,154.3          --        (688.7)        1,077.6
                                                ------       --------      ------       -------        --------
Operating earnings (loss)...................       3.3          (44.4)         --            --           (41.1)
Other income................................      26.3            6.8          --            --            33.1
Interest income.............................      36.7             --          --            --            36.7
                                                ------       --------      ------       -------        --------
Earnings (loss) from continuing operations
  before income taxes.......................      66.3          (37.6)         --            --            28.7
Income tax expense (recovery)...............      15.0          (12.6)       (0.1)           --             2.3
Equity in earnings (losses) of
  subsidiaries..............................     (24.9)            --          --          24.9              --
                                                ------       --------      ------       -------        --------
Earnings (loss) from continuing
  operations................................      26.4          (25.0)        0.1          24.9            26.4
Earnings from discontinued operations, net
  of income taxes...........................       9.1             --          --            --             9.1
                                                ------       --------      ------       -------        --------
Net earnings (loss).........................    $ 35.5       $  (25.0)     $  0.1       $  24.9        $   35.5
                                                ======       ========      ======       =======        ========
Differences between United States and
  Canadian generally accepted accounting
  principles:
Net earnings in accordance with
  Canadian GAAP.............................    $ 35.5       $  (25.0)     $  0.1       $  24.9        $   35.5
Foreign currency options and forward
  contracts.................................      18.8             --          --            --            18.8
Income tax impact of above item.............      (7.4)            --          --            --            (7.4)
                                                ------       --------      ------       -------        --------
Net earnings (loss) in accordance with
  U.S. GAAP.................................    $ 46.9       $  (25.0)     $  0.1       $  24.9        $   46.9
                                                ======       ========      ======       =======        ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 1999

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Cash provided by (used for):
Operations:
  Earnings (loss) from continuing
    operations......................     $ 26.4       $(25.0)       $ 0.1        $ 24.9         $ 26.4
  Items not requiring (providing)
    cash:
    Depreciation....................       59.4         52.0           --            --          111.4
    Income taxes....................       13.4        (14.4)          --            --           (1.0)
    Employee future benefits........        2.0          9.5           --            --           11.5
    Other...........................        2.3         (2.2)          --            --            0.1
                                         ------       ------        -----        ------         ------
                                          103.5         19.9          0.1          24.9          148.4
Change in non-cash working
  capital...........................      (31.5)       (16.6)         4.9            --          (43.2)
                                         ------       ------        -----        ------         ------
Cash provided by operations.........       72.0          3.3          5.0          24.9          105.2
                                         ------       ------        -----        ------         ------
Investment:
  Additions to fixed assets.........      (70.9)       (19.9)          --            --          (90.8)
  Proceeds from sale of fixed
    assets..........................        0.5          0.2           --            --            0.7
  Decrease (increase) in other
    assets..........................       11.9         (1.4)        (6.2)           --            4.3
                                         ------       ------        -----        ------         ------
                                          (58.5)       (21.1)        (6.2)           --          (85.8)
                                         ------       ------        -----        ------         ------
Financing:
  Increase (decrease) in long term
    debt and advances...............        5.9         17.7          1.3         (24.9)            --
  Dividends paid....................      (74.5)          --           --            --          (74.5)
                                         ------       ------        -----        ------         ------
                                          (68.6)        17.7          1.3         (24.9)         (74.5)
                                         ------       ------        -----        ------         ------
Cash increase (decrease)
  during year.......................      (55.1)        (0.1)         0.1            --          (55.1)
Cash, beginning of year.............      845.3         (0.9)        (0.1)           --          844.3
                                         ------       ------        -----        ------         ------
Cash, end of year...................     $790.2       $ (1.0)       $  --        $   --         $789.2
                                         ======       ======        =====        ======         ======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)

SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AS AT JUNE 30, 2000

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term investments...    $  865.0     $  (10.1)     $   --      $      --       $  854.9
  Accounts receivable...............        12.9        244.3         1.5             --          258.7
  Inventories.......................        70.7         97.5          --             --          168.2
  Prepaid expenses..................         0.5          3.3          --             --            3.8
                                        --------     --------      ------      ---------       --------
                                           949.1        335.0         1.5             --        1,285.6
Fixed assets........................       624.8        676.1          --             --        1,300.9
Advances to related companies.......        64.9        199.2         3.3         (267.4)            --
Investments in related companies....       733.0          1.0          --         (734.0)            --
Other assets........................         2.3          4.2         6.3             --           12.8
                                        --------     --------      ------      ---------       --------
                                        $2,374.1     $1,215.5      $ 11.1      $(1,001.4)      $2,599.3
                                        ========     ========      ======      =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.....................    $   52.9     $  139.0      $   --      $      --       $  191.9
Advances from related companies.....        40.3        219.1         9.6         (269.0)            --
Employee future benefits............        59.2         28.0          --             --           87.2
Future income taxes.................        84.3         98.4         0.1             --          182.8
Deferred credits....................        17.4           --          --             --           17.4
                                        --------     --------      ------      ---------       --------
                                           254.1        484.5         9.7         (269.0)         479.3
                                        --------     --------      ------      ---------       --------
Shareholders' equity:
  Share capital.....................     1,262.6        583.0         0.3         (583.3)       1,262.6
  Contributed surplus...............          --        179.4         4.4         (183.8)            --
  Retained earnings (deficit).......       857.4        (31.4)       (3.3)          34.7          857.4
                                        --------     --------      ------      ---------       --------
                                         2,120.0        731.0         1.4         (732.4)       2,120.0
                                        --------     --------      ------      ---------       --------
                                        $2,374.1     $1,215.5      $ 11.1      $(1,001.4)      $2,599.3
                                        ========     ========      ======      =========       ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
YEAR ENDED JUNE 30, 2000

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Net sales...........................     $618.9      $1,322.2      $   --       $(687.8)       $1,253.3
Operating expenses:
  Cost of products sold.............      549.3       1,112.7          --        (687.8)          974.2
  Selling and administrative........       32.1          28.8          --            --            60.9
  Depreciation......................       61.6          52.7          --            --           114.3
                                         ------      --------      ------       -------        --------
                                          643.0       1,194.2          --        (687.8)        1,149.4
                                         ------      --------      ------       -------        --------
Operating earnings (loss)...........      (24.1)        128.0          --            --           103.9
Other income (expense)..............      (10.4)          3.3          --            --            (7.1)
Interest income (expense)...........       39.4          (1.2)         --            --            38.2
                                         ------      --------      ------       -------        --------
Earnings before income taxes........        4.9         130.1          --            --           135.0
Income tax expense (recovery).......      (17.0)         52.6          --            --            35.6
Equity in earnings of
  subsidiaries......................       77.5            --          --         (77.5)             --
                                         ------      --------      ------       -------        --------
Net earnings (loss).................     $ 99.4      $   77.5      $   --       $ (77.5)       $   99.4
                                         ======      ========      ======       =======        ========
Differences between United States
  and Canadian generally accepted
  accounting principles:
Net earnings (loss) in accordance
  with Canadian GAAP................     $ 99.4      $   77.5      $   --       $ (77.5)       $   99.4
Foreign currency options and forward
  contracts.........................       (8.9)           --          --            --            (8.9)
Income tax impact of above item.....        3.5            --          --            --             3.5
                                         ------      --------      ------       -------        --------
Net earnings (loss) in accordance
  with U.S. GAAP....................     $ 94.0      $   77.5      $   --       $ (77.5)       $   94.0
                                         ======      ========      ======       =======        ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2000

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...............     $ 99.4       $ 77.5        $  --        $(77.5)        $ 99.4
  Items not requiring cash:
    Depreciation....................       61.6         52.7           --            --          114.3
    Income taxes....................      (16.0)        50.8           --            --           34.8
    Employee future benefits........        0.6          3.6           --            --            4.2
    Other...........................       (0.2)         0.9           --            --            0.7
                                         ------       ------        -----        ------         ------
                                          145.4        185.5           --         (77.5)         253.4
Change in non-cash working
  capital...........................       (6.8)       (55.5)          --            --          (62.3)
                                         ------       ------        -----        ------         ------
Cash provided by operations.........      138.6        130.0           --         (77.5)         191.1
                                         ------       ------        -----        ------         ------
Investment:
  Additions to fixed assets.........      (19.6)       (37.6)          --            --          (57.2)
  Proceeds from sale of fixed
    assets..........................        0.2          1.9           --            --            2.1
  Decrease (increase) in other
    assets..........................        3.5          0.8         (0.1)           --            4.2
                                         ------       ------        -----        ------         ------
                                          (15.9)       (34.9)        (0.1)           --          (50.9)
                                         ------       ------        -----        ------         ------
Financing:
  Increase (decrease) in long term
    debt and advances                      26.6       (104.2)         0.1          77.5             --
  Dividends paid....................      (74.5)          --           --            --          (74.5)
                                         ------       ------        -----        ------         ------
                                          (47.9)      (104.2)         0.1          77.5          (74.5)
                                         ------       ------        -----        ------         ------
Cash increase (decrease)
  during year.......................       74.8         (9.1)          --            --           65.7
Cash, beginning of year.............      790.2         (1.0)          --            --          789.2
                                         ------       ------        -----        ------         ------
Cash, end of year...................     $865.0       $(10.1)       $  --        $   --         $854.9
                                         ======       ======        =====        ======         ======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AS AT DECEMBER 31, 2000

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term investments...    $  933.3     $   (3.6)     $   --      $      --       $  929.7
  Accounts receivable...............        31.9        251.5          --             --          283.4
  Inventories.......................        72.4        119.3          --             --          191.7
  Prepaid expenses..................         2.3          2.7          --             --            5.0
                                        --------     --------      ------      ---------       --------
                                         1,039.9        369.9          --             --        1,409.8
Fixed assets........................       609.7        688.8          --             --        1,298.5
Advances to related companies.......        41.5        160.0         7.2         (208.7)            --
Investments in related companies....       769.7          1.0          --         (770.7)            --
Other assets........................         2.6          4.7         5.0             --           12.3
                                        --------     --------      ------      ---------       --------
                                        $2,463.4     $1,224.4      $ 12.2      $  (979.4)      $2,720.6
                                        ========     ========      ======      =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and
    accrued liabilities.............    $   53.1     $  143.2      $   --      $      --       $  196.3
Advances from related companies.....        40.6        159.0        10.7         (210.3)            --
Employee future benefits............        60.4         29.7          --             --           90.1
Future income taxes.................       108.5        124.8         0.1             --          233.4
Deferred credits....................        35.6           --          --             --           35.6
                                        --------     --------      ------      ---------       --------
                                           298.2        456.7        10.8         (210.3)         555.4
                                        --------     --------      ------      ---------       --------
Shareholders' equity:
  Share capital.....................     1,262.6        583.0         0.3         (583.3)       1,262.6
  Contributed surplus...............          --        176.4         4.4         (180.8)            --
  Retained earnings (deficit).......       902.6          8.3        (3.3)          (5.0)         902.6
                                        --------     --------      ------      ---------       --------
                                         2,165.2        767.7         1.4         (769.1)       2,165.2
                                        --------     --------      ------      ---------       --------
                                        $2,463.4     $1,224.4      $ 12.2      $  (979.4)      $2,720.6
                                        ========     ========      ======      =========       ========

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
SIX MONTHS ENDED DECEMBER 31, 2000

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Net sales...........................     $388.2       $766.8        $  --       $(426.0)        $729.0
Operating expenses:
  Cost of products sold.............      296.3        656.4           --        (426.0)         526.7
  Selling and administrative........       18.0         16.5           --            --           34.5
  Depreciation......................       32.2         27.6           --            --           59.8
                                         ------       ------        -----       -------         ------
                                          346.5        700.5           --        (426.0)         621.0
                                         ------       ------        -----       -------         ------
Operating earnings..................       41.7         66.3           --            --          108.0
Other expense.......................       (0.3)        (0.8)        (1.0)           --           (2.1)
Interest income.....................       26.4           --           --            --           26.4
                                         ------       ------        -----       -------         ------
Earnings (loss) before income
  taxes.............................       67.8         65.5         (1.0)           --          132.3
Income tax expense..................       24.0         25.8           --            --           49.8
Equity in earnings of
  subsidiaries......................       38.7           --           --         (38.7)            --
                                         ------       ------        -----       -------         ------
Net earnings (loss).................     $ 82.5       $ 39.7        $(1.0)      $ (38.7)        $ 82.5
                                         ======       ======        =====       =======         ======

Differences between United States and Canadian generally accepted accounting principles:

Net earnings (loss) in accordance
  with Canadian GAAP................     $ 82.5       $ 39.7        $(1.0)      $ (38.7)        $ 82.5
Foreign currency options and forward
  contracts.........................       (9.1)          --           --            --           (9.1)
Income tax impact of above item.....        3.5           --           --            --            3.5
                                         ------       ------        -----       -------         ------
Net earnings (loss), in accordance
  with U.S. GAAP....................     $ 76.9       $ 39.7        $(1.0)      $ (38.7)        $ 76.9
                                         ======       ======        =====       =======         ======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

19. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 31, 2000

                                      NORSKE SKOG                SUBSIDIARY                  CONSOLIDATED
                                        CANADA      SUBSIDIARY      NON-      ELIMINATING    NORSKE SKOG
                                        LIMITED     GUARANTORS   GUARANTORS     ENTRIES     CANADA LIMITED
                                      -----------   ----------   ----------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...............     $ 82.5       $ 39.7        $(1.0)       $(38.7)        $ 82.5
  Items not requiring cash:
    Depreciation....................       32.2         27.6           --            --           59.8
    Income taxes....................       24.8         23.3         (0.1)           --           48.0
    Employee future benefits........        1.2          1.7           --            --            2.9
    Other...........................        0.3          1.0           --            --            1.3
                                         ------       ------        -----        ------         ------
                                          141.0         93.3         (1.1)        (38.7)         194.5
Change in non-cash working
  capital...........................       (1.5)       (24.2)         1.5            --          (24.2)
                                         ------       ------        -----        ------         ------
Cash provided by operations.........      139.5         69.1          0.4         (38.7)         170.3
                                         ------       ------        -----        ------         ------
Investment:
  Additions to fixed assets.........      (17.4)       (41.0)          --            --          (58.4)
  Decrease (increase) in other
    assets..........................       (0.3)        (0.8)         1.3            --            0.2
                                         ------       ------        -----        ------         ------
                                          (17.7)       (41.8)         1.3            --          (58.2)
                                         ------       ------        -----        ------         ------
Financing:
  Increase (decrease) in long term
    debt and advances...............      (16.2)       (20.8)        (1.7)         38.7             --
  Dividends paid....................      (37.3)          --           --            --          (37.3)
                                         ------       ------        -----        ------         ------
                                          (53.5)       (20.8)        (1.7)         38.7          (37.3)
                                         ------       ------        -----        ------         ------
Cash increase (decrease) during
  period............................       68.3          6.5           --            --           74.8
Cash, beginning of period...........      865.0        (10.1)          --            --          854.9
                                         ------       ------        -----        ------         ------
Cash, end of period.................     $933.3       $ (3.6)       $  --        $   --         $929.7
                                         ======       ======        =====        ======         ======

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

20. COMPARATIVE FINANCIAL INFORMATION

    Comparative unaudited statement of earnings information for the six months ended December 31, 1999 is as follows:

Net sales...................................................   $574.2
Operating expenses:
  Cost of products sold.....................................    463.4
  Selling and administrative................................     29.2
  Depreciation..............................................     56.8
                                                               ------
                                                                549.4
                                                               ------
Operating earnings..........................................     24.8
Other expense...............................................     (9.5)
Interest income.............................................     17.2
                                                               ------
Earnings before income taxes................................     32.5
Income taxes................................................     13.7
                                                               ------
Net earnings................................................   $ 18.8
                                                               ======

21. SUBSEQUENT EVENTS

SALE OF MACKENZIE PULP OPERATIONS

    On June 15, 2001 the Company completed the sale of its Mackenzie pulp operations for net proceeds of $138.4 and an estimated loss of $19.0, net of an estimated tax recovery of $12.4. The net proceeds included 1,750,000 shares of Pope & Talbot, Inc. which had a market value of $34.6 on the closing date.

OFFERING MEMORANDUM

    Pursuant to an offering memorandum dated August 8, 2001, the Company issued US$250 principal amount of 8 5/8% senior unsecured notes due June 15, 2011.

NEW CREDIT FACILITY

    On August 14, 2001 the Company entered into a new credit facility with certain financial institutions. The facility consists of three tranches:

    - Tranche 1: a $250 operating loan with a three-year term;

    - Tranche 2: a $75 term loan with a five year-term; and

    - Tranche 3: a $US200 term loan with a six-year term.

    The credit facility contains covenants that, among other things, require the Company to meet ongoing financial tests and restrict its ability to incur additional indebtedness, incur liens, pay dividends, repurchase its capital stock and make significant acquisitions.

                           NORSKE SKOG CANADA LIMITED

                    FOR THE THREE YEARS ENDED JUNE 30, 2000
                   AND THE SIX MONTHS ENDED DECEMBER 31, 2000
          (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

21. SUBSEQUENT EVENTS (CONTINUED)
    The credit facility is secured by a first priority security interest, subject to specified permitted liens, over all of the Company's assets and revenues, together with a pledge in relation to all shares of its material subsidiaries and a guarantee by the Company and all of its material subsidiaries.

SPECIAL DISTRIBUTION

    On August 24, 2001 the Company paid a special distribution to shareholders of $12 per Class A Common Share. The special distribution was previously approved by the Company's shareholders and the British Columbia Supreme Court.

ACQUISITION OF PACIFICA

    On August 27, 2001 the Company completed its acquisition of Pacifica
Papers Inc. ("Pacifica") for consideration of 50,620,870 Norske Skog Canada Limited Common Shares and cash of $48.1. The acquisition was previously approved by Pacifica's shareholders and the British Columbia Supreme Court. Effective September 1, 2001, the Company amalgamated with Pacifica.

                           NORSKE SKOG CANADA LIMITED

                          CONSOLIDATED BALANCE SHEETS

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                                          AS AT
                                                              -----------------------------
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  2000            2001
                                                              -------------   -------------
ASSETS
  Current assets
    Cash and short term investments.........................    $  929.7        $   88.5
    Marketable securities...................................          --            34.4
    Accounts receivable.....................................       283.4           339.1
    Inventories.............................................       191.7           249.4
    Prepaid expenses........................................         5.0            11.6
                                                                --------        --------
                                                                 1,409.8           723.0
  Fixed assets..............................................     1,298.5         2,392.3
  Other assets..............................................        12.3            67.5
                                                                --------        --------
                                                                $2,720.6        $3,182.8
                                                                ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
    Accounts payable and accrued liabilities................    $  196.3        $  289.6
    Current portion of long-term debt.......................          --            10.7
                                                                --------        --------
                                                                   196.3           300.3
  Long-term debt............................................          --         1,158.2
  Other long-term obligations...............................        90.1           149.9
  Future income taxes.......................................       233.4           502.8
  Deferred credits..........................................        35.6            14.1
                                                                --------        --------
                                                                   555.4         2,125.3
                                                                --------        --------
  Shareholders' equity
    Share capital...........................................     1,262.6           673.1
    Retained earnings.......................................       902.6           384.4
                                                                --------        --------
                                                                 2,165.2         1,057.5
                                                                --------        --------
                                                                $2,720.6        $3,182.8
                                                                ========        ========

                             ON BEHALF OF THE BOARD

         (Signed) RUSSELL J. HORNER                    (Signed) WILLIAM P. ROSENFELD
                  Director                                       Director

                           NORSKE SKOG CANADA LIMITED

                      CONSOLIDATED STATEMENTS OF EARNINGS

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Net sales...................................................  $1,029.7    $975.9
                                                              --------    ------
Operating expenses
  Cost of products sold.....................................     766.0     771.7
  Selling and administrative................................      47.2      47.4
  Depreciation..............................................      86.6      88.4
                                                              --------    ------
                                                                 899.8     907.5
                                                              --------    ------
Operating earnings..........................................     129.9      68.4
  Other income (expense)....................................       2.3     (33.7)
  Interest expense..........................................        --     (10.4)
  Interest income...........................................      33.6      34.3
                                                              --------    ------
Earnings before income taxes................................     165.8      58.6
Income tax expense (recovery) (note 3)
  Current...................................................       2.8       3.2
  Future....................................................      43.4     (10.1)
                                                              --------    ------
                                                                  46.2      (6.9)
                                                              --------    ------
Net earnings................................................  $  119.6    $ 65.5
                                                              ========    ======
Basic and diluted earnings per share (in dollars)...........  $   0.96    $ 0.50
Weighted average common shares outstanding (millions).......     124.2     129.8

                           NORSKE SKOG CANADA LIMITED

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Balance, beginning of period................................   $814.0    $ 902.6
  Net earnings..............................................    119.6       65.5
  Special distribution (note 4).............................       --     (546.5)
  Dividends.................................................    (55.9)     (37.2)
                                                               ------    -------
Balance, end of period......................................   $877.7    $ 384.4
                                                               ======    =======

                           NORSKE SKOG CANADA LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                               NINE MONTHS ENDED
                                                                  SEPTEMBER 30
                                                              --------------------
                                                                2000       2001
                                                              --------   ---------
Cash provided by (used for)
Operations
  Net earnings..............................................   $119.6    $    65.5
  Items not requiring (providing) cash
    Depreciation............................................     86.6         88.4
    Income taxes............................................     45.1          9.0
    Increase in long-term obligations.......................       --          9.7
    Other...................................................      0.4         35.5
                                                               ------    ---------
                                                                251.7        208.1
                                                               ------    ---------
  Change in non-cash working capital
    Accounts receivable.....................................      3.4         24.0
    Inventories.............................................      9.4         40.5
    Prepaid expenses........................................     (9.1)        (0.1)
    Accounts payable and accrued liabilities................      6.4        (57.2)
                                                               ------    ---------
                                                                 10.1          7.2
                                                               ------    ---------
  Cash provided by operations...............................    261.8        215.3
                                                               ------    ---------

Investment
  Acquisition of business (note 5(a)).......................       --        (74.1)
  Additions to fixed assets.................................    (44.9)       (62.1)
  Proceeds from sale of fixed assets (note 5(b))............      0.3        104.5
  Decrease in other assets..................................      3.3          1.0
                                                               ------    ---------
                                                                (41.3)       (30.7)
                                                               ------    ---------
Financing
  Special distribution (note 4).............................       --     (1,490.3)
  Issuance of long-term debt (note 6).......................       --        768.2
  Repayment of debt (note 6)................................       --       (238.1)
  Dividends paid............................................    (55.9)       (37.2)
  Financing costs...........................................       --        (28.4)
                                                               ------    ---------
                                                                (55.9)    (1,025.8)
                                                               ------    ---------
Increase (decrease) in cash.................................    164.6       (841.2)
Cash at beginning of period.................................    744.6        929.7
                                                               ------    ---------
Cash at end of period.......................................   $909.2    $    88.5
                                                               ======    =========
Supplemental information
  Income taxes paid.........................................   $  1.8    $     2.2
  Non-cash proceeds from sale of operations (marketable
    securities).............................................       --         34.6
  Interest paid (received)..................................    (33.1)       (23.5)

                           NORSKE SKOG CANADA LIMITED

                             SEGMENTED INFORMATION

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Net sales
  Paper.....................................................  $  517.8    $630.2
                                                              --------    ------
  Pulp and containerboard...................................     562.4     407.2
  Less: Inter-segment sales of pulp.........................     (50.5)    (61.5)
                                                              --------    ------
                                                                 511.9     345.7
                                                              --------    ------
                                                              $1,029.7    $975.9
                                                              ========    ======
Operating earnings (loss)
  Paper.....................................................  $   10.5    $ 81.2
  Pulp and containerboard...................................     119.4     (12.8)
                                                              --------    ------
                                                              $  129.9    $ 68.4
                                                              ========    ======
Depreciation
  Paper.....................................................  $   46.6    $ 51.0
  Pulp and containerboard...................................      40.0      37.4
                                                              --------    ------
                                                              $   86.6    $ 88.4
                                                              ========    ======
Capital expenditures
  Paper.....................................................  $   12.4    $ 34.0
  Pulp and containerboard...................................      32.5      28.1
                                                              --------    ------
                                                              $   44.9    $ 62.1
                                                              ========    ======

                           NORSKE SKOG CANADA LIMITED

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

1.  BASIS OF PRESENTATION

    These consolidated financial statements include the accounts of Norske Skog Canada Limited (hereafter the Company or Norske Canada), its wholly-owned subsidiaries and partnership, and its 50.1% proportionate share of the assets and liabilities of Powell River Energy Inc. (PREI), a joint venture between Great Lakes Power Inc. and the Company as at September 30, 2001, as well as its 50.1% proportionate share of the revenue and expenditures of PREI. All intercompany transactions and amounts have been eliminated on consolidation. The acquisitions and disposals disclosed in note 5 have been accounted for from their effective acquisition, or to their disposal, dates.

    The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles on a basis consistent with those followed in the most recent audited annual consolidated financial statements, except as described in note 2 below. These unaudited interim consolidated financial statements do not include all information and note disclosures required by Canadian generally accepted accounting principles for annual financial statements, and therefore should be read in conjunction with the December 31, 2000 audited consolidated financial statements and the notes below.

2.  SIGNIFICANT ACCOUNTING POLICIES

EARNINGS PER SHARE

    In accordance with new accounting recommendations of the Canadian Institute of Chartered Accountants on January 1, 2001, the Company adopted the new standard for computing earnings per share. The recommendations have been applied retroactively, with no impact to the comparative period earnings per share amount.

FOREIGN CURRENCY AND DERIVATIVES

    In conjunction with the special distribution (note 4) and the acquisition (Acquisition) of Pacifica Papers Inc. (Pacifica) (note 5 (a)), the Company acquired new long-term debt facilities (note 6). Long-term debt denominated in foreign currencies is translated to Canadian dollars using period-end foreign exchange rates. Gains or losses on translation are deferred and amortized on a straight-line basis over the term of the long-term debt unless the long-term debt is hedged by forward foreign currency contracts.

    The Company hedges a portion of its long-term debt denominated in foreign currencies using forward foreign currency contracts. Gains or losses on long-term debt hedged by forward foreign currency contracts are included in earnings but are generally offset by the gain or loss on the mark-to-market of the forward foreign currency contracts. The difference between the spot foreign exchange rate and the forward foreign exchange rate at the date of acquiring a forward foreign currency contract is amortized to earnings on a straight-line basis over the term of the contract.

MARKETABLE SECURITIES

    Marketable securities are carried at the lower of cost and market value.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

3.  INCOME TAXES

    Income tax recovery for the three months ended September 30, 2001 includes a release of future income taxes of $22.8, related to a reduction of 3% in provincial corporate income tax rates enacted during the period.

4.  SPECIAL DISTRIBUTION

    On August 28, 2001, the Company paid a special distribution (Special Distribution) of $1,490.3 ($12.00 per common share), which consisted of a return of capital of $943.8 ($7.60 per common share) and a special dividend of $546.5 ($4.40 per common share).

5.  ACQUISITIONS AND DISPOSALS

    (a) ACQUISITION OF PACIFICA

       On August 27, 2001, the Company completed the Acquisition of Pacifica. Under the terms of an arrangement agreement (Arrangement) between both companies, the Pacifica shareholders were entitled, for each of their shares, to elect to receive either:

        (i) 2.1 NorskeCanada common shares (Shares Option); or

        (ii) 1.0 NorskeCanada common shares and $7.50 in cash (Partial Cash Option).

       The Company based its valuation on $7.00 per common share, which represented the weighted average trading price of its common shares over the twenty-day period prior to the Arrangement on March 25, 2001, as adjusted for the Special Distribution.

       Upon closing, shareholders owning 21,050,273 of Pacifica's shares elected to receive the Shares Option and shareholders owning 6,415,307 of Pacifica's shares elected to receive the Partial Cash Option.

       The Acquisition has been accounted for by using the purchase method of accounting. The following amounts have been assigned to the assets and liabilities acquired, based on a

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

5.  ACQUISITIONS AND DISPOSALS (CONTINUED)
       preliminary estimate of their fair values as at August 31, 2001 (the effective date of the acquisition of Pacifica for accounting purposes), and are subject to revision:

        ASSETS ACQUIRED:
          Current assets..........................................  $  245.6
          Fixed assets............................................   1,265.8
          Other assets............................................       9.7
                                                                    --------
                                                                    $1,521.1
                                                                    --------
        LIABILITIES ASSUMED:
          Current liabilities.....................................  $  164.8
          Operating loan..........................................      23.3
          Long-term debt..........................................     591.5
          Other long-term liabilities.............................      53.0
          Future income taxes.....................................     260.1
                                                                    --------
                                                                    $1,092.7
                                                                    --------
        Fair value of net assets acquired.........................  $  428.4
                                                                    --------
        CONSIDERATION PAID:
          Cash, including transaction costs.......................  $   74.1
          Common shares...........................................     354.3
                                                                    --------
                                                                    $  428.4
                                                                    --------

       On Acquisition, the Company accrued severance and restructuring costs of $41.0 related to the permanent closure of its kraft pulp mill operation at Powell River. The closure, which includes the mill's groundwood and woodroom operations, will result in the elimination of approximately 280 positions. The restructuring program is expected to be substantially completed by December 2001.

       Liabilities assumed on Acquisition include an increase of $23.2 related to the fair value of Pacifica's US$200.0 senior notes.

    (b) DISPOSAL OF MACKENZIE PULP OPERATIONS

       On June 15, 2001, the Company sold its Mackenzie pulp operations for net proceeds of $138.4, resulting in a loss of $19.0, net of tax recovery of $12.4. The net proceeds of disposal (Disposal) included 1,750,000 shares of Pope & Talbot, Inc. which had a market value of $34.6 on the closing date. The assets and liabilities disposed of were $185.9 and $28.5, respectively.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

5.  ACQUISITIONS AND DISPOSALS (CONTINUED)
    (c) PRO FORMA FINANCIAL INFORMATION

       The following selected pro forma consolidated financial information gives effect to the Acquisition, Disposal and Special Distribution (see note 4) as if these events had occurred at January 1, 2001. Appropriate adjustments have been made to the accounting basis used in the Acquisition. This pro forma information does not purport to be indicative of the results of operations that would have occurred had those events been in effect for the entire periods presented. It is also not intended to be a projection of future results or trends.

                                               3 MONTHS ENDED        9 MONTHS ENDED
                                             SEPTEMBER 30, 2001    SEPTEMBER 30, 2001
                                             -------------------   -------------------
        Sales..............................         $440.3               $1,456.1
        Operating earnings.................           22.4                  109.2
        Net earnings.......................           25.6                   60.9
        Basic earnings per share (in
          dollars).........................           0.15                   0.35

       The pro forma basic earnings per share amounts for the three-month and nine-month periods ended September 30, 2001, have been negatively impacted by costs of $22.1 and $24.6, respectively, incurred by Pacifica in connection with the Acquisition.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

6.  LONG-TERM DEBT

    In connection with the Acquisition and the Special Distribution, the Company issued US$250 in senior notes and secured new term loan facilities totalling US$200 and $75, and a net operating credit facility totalling $250. The Company used part of its new facilities to repay a term loan of $214.1 and an operating loan of $23.3 assumed on Acquisition.

    At September 30, 2001, the Company's long-term debt is as follows:

        RECOURSE
        US$250 million senior notes, 8.625% due June 2011.........  $  394.8
        US$200 million senior notes, 10% due March 2009...........     338.8
                                                                    --------
                                                                       733.6
        Term loan, due June 2006,
          with interest at the CDN prime rate/US base rate plus
            1.25%, or LIBOR/BA rate plus 2.25%, at the Company's
            option................................................      74.2
        US dollar term, loan due August 2007,
          with interest at the US prime rate plus 1.75%, or LIBOR
            plus 2.75%, at the Company's option (US$199.5)........     315.0
                                                                    --------
                                                                    $1,122.8
                                                                    --------
        NON-RECOURSE (PREI)
        Term loan, due January 2002,
          with interest at CDN prime rate/US base rate plus 0.25%,
            or LIBOR/BA rate plus 1.25%, at the Company's
            option................................................  $   35.1
        Term loan, due January 2002,
          with interest at BA rate plus 3.5%......................      11.0
                                                                    --------
                                                                        46.1
                                                                    --------
        Total long-term debt......................................   1,168.9
        Less: Current portion.....................................     (10.7)
                                                                    --------
                                                                    $1,158.2
                                                                    ========

    The operating credit facility due June 2004 is available at the same rates as the Canadian dollar term loans. At September 30, 2001, the unused operating credit facility available to the Company was $217.4.

    PREI's credit facility, totalling $105.0, matures at the end of January 2002. PREI's management intends to convert this to long-term debt prior to that date.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

7.  FINANCIAL INSTRUMENTS

    The Company uses financial instruments to reduce its exposure to foreign currency risk associated with its US dollar revenues and US dollar long-term debt and to reduce its exposure to commodity price risk associated with revenues generated by its paper sales. The Company also uses interest rate swap derivatives to reduce its exposure to changes in long-term fixed interest rates.

REVENUE HEDGING INSTRUMENTS

    At September 30, 2001, the Company's forward foreign currency contracts and options hedging future revenues totalled US$720 at quarterly rates averaging from CDN$1.5060 to CDN$1.5455 and maturing over the next 24 months. The Company also has commodity swaps to sell 110,750 tonnes of newsprint over the next
23 months at prices ranging from US$560 to US$599 per tonne and 30,000 short tons of LWC paper over the next 15 months at US$852 per short ton. At period-end exchange rates, the net amount that the Company would pay to settle the unrecognized amount for these contracts and options is $30.3.

LONG-TERM DEBT HEDGING INSTRUMENTS

    The Company has forward foreign currency contracts to acquire U.S. dollars over a six-year period totaling US$296 at rates from CDN$1.5481 to CDN$1.5803. At period-end exchange rates, the net amount the Company would receive to settle these contracts is $3.9. The Company also sold an outstanding interest rate swap option on US$50 of long-term debt where it can be put into a floating rate based on LIBOR or Bankers Acceptances. The swap arrangement option expiry date is March 15, 2002 and the termination date is June 15, 2011. The estimated fair value of the swap option at period end is $nil.

8.  COMPARATIVE FIGURES

    Certain figures for prior periods have been reclassified to conform with the current period's presentation.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

9. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The interim consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). Significant differences to accounting principles generally accepted in the United States ("U.S. GAAP") are set forth below:

                                                     SEPTEMBER 30,    SEPTEMBER 30,
EARNINGS                                                  2000             2001
--------                                             --------------   --------------
Net earnings in accordance with Canadian GAAP......      $119.6           $ 65.5
Foreign currency options and forward
  contracts(a).....................................       (23.6)           (31.1)
Foreign currency translation of long-term
  debt(b)..........................................          --            (10.9)
Income tax impact of above items...................         9.2             14.9
                                                         ------           ------
Net earnings in accordance with U.S. GAAP..........       105.2             38.4
Unrealized gain on securities held as
  available-for-sale, net of future income taxes
  of $0.2(c).......................................          --              0.8
Minimum pension liability adjustment, net of
  deferred income taxes of $nil (September 30,
  2000--$(0.2))(h).................................         0.3               --
                                                         ------           ------
Comprehensive income in accordance with
  U.S. GAAP........................................      $105.5           $ 39.2
                                                         ======           ======
Basic and diluted net earnings per share in
  accordance with U.S. GAAP........................      $ 0.85           $ 0.30
Basic and diluted weighted average number of shares
  in accordance with U.S. GAAP (millions)..........       124.2            129.8

                                                           SEPTEMBER 30, 2001
                                                           -------------------
                                                           CANADIAN     U.S.
BALANCE SHEET COMPONENTS                                     GAAP       GAAP
------------------------                                   --------   --------
Marketable securities....................................  $   34.4   $   35.4
Other assets.............................................      67.5       56.6
Current liabilities......................................     300.3      330.6
Other long-term obligations..............................     149.9      155.0
Future income taxes......................................     502.8      486.6
Shareholders' equity.....................................   1,057.5    1,028.4

    (a) DERIVATIVE FINANCIAL INSTRUMENTS:

       Under Canadian GAAP, exchange gains and losses on foreign exchange options and forward contracts and unrealized gains and losses on commodity swaps designated as hedges are recognized on maturity. Under U.S. GAAP, unrealized foreign exchange gains and losses and unrealized gains and losses on commodity swaps are recognized on a "marked to market" basis at each reporting period.

       The Company adopted Statement 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" during the period. However, the Company's hedging programs and derivative financial instruments do not qualify as hedges under the requirements of Statement 133 and

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

9. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       thus are accounted for as speculative financial instruments. The purpose of the hedging programs and derivative financial instruments is to hedge future anticipated cash flows from sales transactions and long-term debt repayments.

    (b) FOREIGN CURRENCY TRANSLATION OF LONG-TERM DEBT:

       Under Canadian GAAP, unrealized gains and losses on translation of foreign currency denominated long-term debt monetary items are deferred and amortized over the term of the item. Under U.S. GAAP, these unrealized gains and losses are included in earnings.

    (c) MARKETABLE SECURITIES:

       Under Canadian GAAP, marketable securities are valued at the lower of cost and quoted market value. Under U.S. GAAP, these securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses, net of tax, are reported as comprehensive income.

    (d) FREIGHT COSTS:

       Under Canadian GAAP, the Company includes freight costs as a component of net sales in the statement of earnings. Under U.S. GAAP, freight costs are included as operating expenses. As a result, net sales, cost of products sold, and operating expenses under U.S. GAAP would increase by $119.3 for the nine months ended September 30, 2001 (September 30, 2000-- $122.4).

    (e) GAINS (LOSSES) ON THE DISPOSAL OF ASSETS:

       Under Canadian GAAP, the Company includes gains (losses) on the disposal of assets in other income (expense) after operating earnings (loss) in the statement of earnings. Under U.S. GAAP, gains (losses) on the disposal of assets would be classified before operating earnings in the statement of earnings. As a result, operating earnings for the nine months ended September 30, 2001 would decrease by $0.7 (September 30, 2000--$0.3).

    (f) ACCOUNTS RECEIVABLE:

       At September 30, 2001, accounts receivable recorded on the balance sheet is net of an allowance for doubtful accounts of $2.2 (December 31, 2000--$2.2).

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

9. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (g) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES ARE COMPRISED OF THE FOLLOWING:

                                                      DECEMBER 31,    SEPTEMBER 30,
                                                          2000             2001
                                                      -------------   --------------
Trade accounts payable..............................     $138.8           $236.3
Accrued vacation pay and other payroll
  liabilities.......................................       29.6             45.4
Other...............................................       27.9             18.6
                                                         ------           ------
                                                         $196.3           $300.3
                                                         ======           ======

    (h) COMPREHENSIVE INCOME:

       Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME," requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

    (i) DIVIDENDS PER SHARE:

       Under U.S. GAAP, dividends per share disclosure is required. The Company paid dividends per share for the nine months ended September 30, 2001 of $0.45 (September 30, 2000--$0.45).

    (j) INVESTMENT IN JOINT VENTURE:

       The investment in joint venture is accounted for under the proportionate consolidation method for the purposes of Canadian GAAP. Under U.S. GAAP, investments in joint ventures are accounted for under the equity method. However, rules prescribed by the SEC permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. Accordingly, for purposes of U.S. GAAP, the Company has used the proportionate consolidation method and no GAAP difference arises.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

9. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       Condensed joint venture financial information, with respect to the Company's 50.1% interest in the Powell River Energy Inc. Joint Venture which is proportionately consolidated is as follows:

                             BALANCE SHEET
Current assets..............................................    $ 0.4
Fixed assets................................................     46.7
Other assets................................................      0.2
                                                                -----
                                                                $47.3
                                                                =====
Current liabilities.........................................    $ 3.7
Long-term liabilities.......................................     43.9
Equity......................................................     (0.3)
                                                                -----
                                                                $47.3
                                                                =====

                                                               MONTH
                                                               ENDED
                                                              SEPTEMBER 30,
                          STATEMENT OF OPERATIONS              2001
                                                                -----
Net sales...................................................    $ 0.0
Cost of products sold.......................................      0.2
Depreciation and amortization...............................     (0.2)
                                                                -----
Operating earnings..........................................      0.0
Interest expense............................................      0.4
Income tax expense (recovery)...............................     (0.1)
                                                                =====
Net earnings (loss).........................................    $(0.3)
                                                                =====
                        STATEMENT OF CASH FLOWS
Cash Provided By (Used for)
  Operations................................................    $ 0.6
  Financing.................................................      0.0
  Investing.................................................      0.0

    (k) RECENT UNITED STATES ACCOUNTING STANDARDS

       During 2001, the Financial Accounting Standards Board has issued four new pronouncements:

       - Statement 141, BUSINESS COMBINATIONS, requires the purchase method of accounting for all business combinations and applies to all business combinations initiated after June 30, 2001 and to all business combinations accounted for by the purchase method that are completed after June 30, 2001.

       - Statement 142, GOODWILL AND OTHER INTANGIBLE ASSETS, requires that goodwill as well as other intangible assets be tested annually for impairment and is effective for fiscal years beginning after December 15, 2001.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

9. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       - Statement 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset and is effective for fiscal years beginning after June 15, 2002.

       - Statement 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, provides that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations, and broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. Statement 144 is effective for fiscal years beginning after December 15, 2001.

       The adoption of Statement 141 and 142 applies to the acquisition of Pacifica (Note 5(a)) and is not expected to have a significant effect on the current consolidated financial statements. The Company is currently assessing the impact of Statements 143 and 144 on its financial condition and results of operations.

10. SUPPLEMENTAL GUARANTOR INFORMATION

    Pursuant to an Offering Memorandum dated August 8, 2001 the Company issued US$250 principal amount of senior unsecured notes due 2011. All of the Company's material wholly owned subsidiaries will fully and unconditionally guarantee the notes on a senior basis.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes; however, the following consolidating financial information is being provided as of September 30, 2001 and for the nine months ended September 30, 2000 and 2001. Investments in subsidiaries are accounted for on the equity basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

10. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                                                   CONSOLIDATED
                                             NORSKE SKOG                SUBSIDIARY                 NORSKE SKOG
                                               CANADA      SUBSIDIARY      NON-      ELIMINATING      CANADA
                                               LIMITED     GUARANTORS   GUARANTORS     ENTRIES       LIMITED
                                             -----------   ----------   ----------   -----------   ------------
Net sales..................................     $502.6      $1,076.5        $--        $(549.4)      $1,029.7
Operating expenses:
  Cost of products sold....................      425.1         890.3         --         (549.4)         766.0
  Selling and administrative...............       28.5          18.7         --             --           47.2
  Depreciation.............................       46.7          39.9         --             --           86.6
                                                ------      --------        ---        -------       --------
                                                 500.3         948.9         --         (549.4)         899.8
                                                ------      --------        ---        -------       --------
Operating earnings.........................        2.3         127.6         --             --          129.9
Other income...............................        0.6           1.7         --             --            2.3
Interest income (expense)..................       33.9          (0.3)        --             --           33.6
                                                ------      --------        ---        -------       --------
Earnings before income taxes...............       36.8         129.0         --             --          165.8
Income tax expense (recovery)..............       (6.0)         52.2         --             --           46.2
Equity in earnings of subsidiaries.........       76.8            --         --          (76.8)            --
                                                ------      --------        ---        -------       --------
Net earnings...............................     $119.6      $   76.8        $--        $ (76.8)      $  119.6
                                                ======      ========        ===        =======       ========
Differences between United States and
  Canadian generally accepted accounting
  principles:
Net earnings in accordance with
  Canadian GAAP............................     $119.6      $     --        $--        $    --       $  119.6
Foreign currency options and
  forward contracts........................      (23.6)           --         --             --          (23.6)
Income tax impact of above item............        9.2            --         --             --            9.2
                                                ------      --------        ---        -------       --------
Net earnings in accordance with
  U.S. GAAP................................     $105.2      $     --        $--        $    --       $  105.2
                                                ======      ========        ===        =======       ========

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

10. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                                                   CONSOLIDATED
                                             NORSKE SKOG                SUBSIDIARY                 NORSKE SKOG
                                               CANADA      SUBSIDIARY      NON-      ELIMINATING      CANADA
                                               LIMITED     GUARANTORS   GUARANTORS     ENTRIES       LIMITED
                                             -----------   ----------   ----------   -----------   ------------
Cash provided by (used for):
Operations:
  Net earnings.............................     $119.6       $ 76.8        $  --        $(76.8)       $119.6
  Items not requiring cash:
    Depreciation...........................       46.7         39.9           --            --          86.6
    Income taxes...........................       (6.0)        51.1           --            --          45.1
    Other..................................        0.5         (0.1)          --            --           0.4
                                                ------       ------        -----        ------        ------
                                                 160.8        167.7           --         (76.8)        251.7
Change in non-cash working capital.........        8.8          1.6         (0.3)           --          10.1
                                                ------       ------        -----        ------        ------
Cash provided by operations................      169.6        169.3         (0.3)        (76.8)        261.8
                                                ------       ------        -----        ------        ------
Investment:
  Additions to fixed assets................      (12.5)       (32.4)          --            --         (44.9)
  Proceeds from sale of fixed assets.......        0.3           --           --            --           0.3
  Decrease in other assets.................        3.1          0.2           --            --           3.3
                                                ------       ------        -----        ------        ------
                                                  (9.1)       (32.2)          --            --         (41.3)
                                                ------       ------        -----        ------        ------
Financing:
  Increase (decrease) in long term debt and
    advances...............................       63.9       (141.0)         0.3          76.8            --
  Dividends paid...........................      (55.9)          --           --            --         (55.9)
                                                ------       ------        -----        ------        ------
                                                   8.0       (141.0)         0.3          76.8         (55.9)
                                                ------       ------        -----        ------        ------
Cash increase (decrease) during period.....      168.5         (3.9)          --            --         164.6
Cash, beginning of period..................      751.5         (6.9)          --            --         744.6
                                                ------       ------        -----        ------        ------
Cash, end of period........................     $920.0       $(10.8)       $  --        $   --        $909.2
                                                ======       ======        =====        ======        ======

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

10. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AS AT SEPTEMBER 30, 2001:

                                                                                                   CONSOLIDATED
                                             NORSKE SKOG                SUBSIDIARY                 NORSKE SKOG
                                               CANADA      SUBSIDIARY      NON-      ELIMINATING      CANADA
                                               LIMITED     GUARANTORS   GUARANTORS     ENTRIES       LIMITED
                                             -----------   ----------   ----------   -----------   ------------
ASSETS
Current assets:
  Cash and short-term investments..........    $   83.5     $    2.9      $  2.1      $      --      $   88.5
  Marketable securities....................        34.4           --          --             --          34.4
  Accounts receivable......................         9.0        330.3        (0.2)            --         339.1
  Inventories..............................        61.2        188.2          --             --         249.4
  Prepaid expenses.........................         6.3          5.3          --             --          11.6
                                               --------     --------      ------      ---------      --------
                                                  194.4        526.7         1.9             --         723.0
Fixed assets...............................     1,608.6        708.5        75.2             --       2,392.3
Advances to related companies..............       271.9        192.0         1.1         (465.0)           --
Investments in related companies...........       705.1          1.0          --         (706.1)           --
Other assets...............................        42.5         21.3         3.7             --          67.5
                                               --------     --------      ------      ---------      --------
                                               $2,822.5     $1,449.5      $ 81.9      $(1,171.1)     $3,182.8
                                               ========     ========      ======      =========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities............................    $  115.3     $  173.5      $  0.8      $      --      $  289.6
  Current portion of long-term debt........          --         10.7          --             --          10.7
                                               --------     --------      ------      ---------      --------
                                                  115.3        184.2         0.8             --         300.3
Long-term debt.............................       733.6        378.5        46.1             --       1,158.2
Advances from related companies............       487.0         52.3        18.4         (557.7)           --
Other long-term obligations................        73.2         76.7          --             --         149.9
Future income taxes........................       341.8        138.9        22.1             --         502.8
Deferred credits...........................        14.1           --          --             --          14.1
                                               --------     --------      ------      ---------      --------
                                                1,765.0        830.6        87.4         (557.7)      2,125.3
                                               --------     --------      ------      ---------      --------
Shareholders' equity:
  Share capital............................       673.1        340.7         0.3         (341.0)        673.1
  Contributed surplus......................          --         80.6         4.4          (85.0)           --
  Retained earnings (deficit)..............       384.4        197.6       (10.2)        (187.4)        384.4
                                               --------     --------      ------      ---------      --------
                                                1,057.5        618.9        (5.5)        (613.4)      1,057.5
                                               --------     --------      ------      ---------      --------
                                               $2,822.5     $1,449.5      $ 81.9      $(1,171.1)     $3,182.8
                                               ========     ========      ======      =========      ========

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

10. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                                   CONSOLIDATED
                                             NORSKE SKOG                SUBSIDIARY                 NORSKE SKOG
                                               CANADA      SUBSIDIARY      NON-      ELIMINATING      CANADA
                                               LIMITED     GUARANTORS   GUARANTORS     ENTRIES       LIMITED
                                             -----------   ----------   ----------   -----------   ------------
Net sales..................................     $561.4      $1,036.6      $   --       $(622.1)       $975.9
                                                ------      --------      ------       -------        ------
Operating expenses:
  Cost of products sold....................      422.1         971.5         0.2        (622.1)        771.7
  Selling and administrative...............       23.6          23.8          --            --          47.4
  Depreciation.............................       49.6          38.6         0.2            --          88.4
                                                ------      --------      ------       -------        ------
                                                 495.3       1,033.9         0.4        (622.1)        907.5
                                                ------      --------      ------       -------        ------
Operating earnings (loss)..................       66.1           2.7        (0.4)           --          68.4
Other income (expense).....................       (2.5)        (31.3)        0.1            --         (33.7)
Interest expense...........................       (7.7)         (3.7)       (0.4)          1.4         (10.4)
Interest income............................       34.3           1.4          --          (1.4)         34.3
                                                ------      --------      ------       -------        ------
Earnings (loss) before income taxes........       90.2         (30.9)       (0.7)           --          58.6
Income tax expense (recovery)..............       29.5         (42.6)        6.2            --          (6.9)
Equity in earnings (losses) of
  subsidiaries.............................        4.8            --          --          (4.8)           --
                                                ------      --------      ------       -------        ------
Net earnings (loss)........................     $ 65.5      $   11.7      $ (6.9)      $  (4.8)       $ 65.5
                                                ======      ========      ======       =======        ======
Differences between United States and
  Canadian generally accepted accounting
  principles:
Net earnings (loss) in accordance with
  Canadian GAAP............................     $ 65.5      $     --      $   --       $    --        $ 65.5
Foreign currency options and
  forward contracts........................      (31.1)           --          --            --         (31.1)
Foreign currency translation of long-term
  debt.....................................      (10.9)           --          --            --         (10.9)
Income tax impact of above items...........       14.9            --          --            --          14.9
                                                ------      --------      ------       -------        ------
Net earnings (loss) in accordance with
  U.S. GAAP................................     $ 38.4      $     --      $   --       $    --        $ 38.4
                                                ======      ========      ======       =======        ======

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

10. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                                   CONSOLIDATED
                                             NORSKE SKOG                SUBSIDIARY                 NORSKE SKOG
                                               CANADA      SUBSIDIARY      NON-      ELIMINATING      CANADA
                                               LIMITED     GUARANTORS   GUARANTORS     ENTRIES       LIMITED
                                             -----------   ----------   ----------   -----------   ------------
Cash provided by (used for):
Operations:
  Net earnings (loss)......................    $   65.5      $  11.7      $ (6.9)       $ (4.8)      $    65.5
  Items not requiring cash:
    Depreciation...........................        49.6         38.6         0.2            --            88.4
    Income taxes...........................        45.7        (42.9)        6.2            --             9.0
    Increase in long-term obligations......         6.9          2.8          --            --             9.7
    Other..................................         3.4         32.1          --            --            35.5
                                               --------      -------      ------        ------       ---------
                                                  171.1         42.3        (0.5)         (4.8)          208.1
Change in non-cash working capital.........         4.8          2.9        (0.5)           --             7.2
                                               --------      -------      ------        ------       ---------
Cash provided by (used for) operations.....       175.9         45.2        (1.0)         (4.8)          215.3
                                               --------      -------      ------        ------       ---------
Investment:
  Acquisition of business..................       (74.1)          --          --            --           (74.1)
  Additions to fixed assets................       (33.7)       (28.5)        0.1            --           (62.1)
  Proceeds from sale of fixed assets.......         0.3        104.2          --            --           104.5
  Decrease in other assets.................         0.2          0.8          --            --             1.0
                                               --------      -------      ------        ------       ---------
                                                 (107.3)        76.5         0.1            --           (30.7)
                                               --------      -------      ------        ------       ---------
Financing:
  Increase (decrease) in advances..........       455.9       (462.6)        1.9           4.8              --
  Special distribution.....................    (1,490.3)          --          --            --        (1,490.3)
  Issuance of long-term debt...............       385.6        382.6          --            --           768.2
  Repayment of debt........................      (214.1)       (24.0)         --            --          (238.1)
  Dividends paid...........................       (37.2)          --          --            --           (37.2)
  Financing costs..........................       (18.3)       (10.1)         --            --           (28.4)
                                               --------      -------      ------        ------       ---------
                                                 (918.4)      (114.1)        1.9           4.8        (1,025.8)
                                               --------      -------      ------        ------       ---------
Cash increase (decrease) during period.....      (849.8)         7.6         1.0            --          (841.2)
Cash, beginning of period..................       933.3         (4.7)        1.1            --           929.7
                                               --------      -------      ------        ------       ---------
Cash, end of period........................    $   83.5      $   2.9      $  2.1        $   --       $    88.5
                                               ========      =======      ======        ======       =========

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS) UNAUDITED

11. CONTINGENCY

ENVIRONMENTAL REGULATIONS

    Current environmental regulations in British Columbia require all pulp mills to eliminate the discharge of chlorinated organic compounds ("AOX") by December 31, 2002. The Company estimates that the cost of technology to eliminate AOX at its two kraft pulp mills would be prohibitive and, if legislation is not amended, would likely result in the closure of its two mills. If its kraft pulp mills were closed, the Company would be required to purchase pulp for its paper making facilities from producers outside of British Columbia who would not be subject to the regulations.

    The Company believes that the environmental regulations for AOX will be amended before December 31, 2002. If the legislation is not amended, the impact of the regulations on the Company's financial condition, results of operations and cash flows is not determinable.

                           NORSKE SKOG CANADA LIMITED

           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

                                                             3 MONTHS ENDED          YEAR ENDED
                                                              DECEMBER 31,          DECEMBER 31,
                                                           -------------------   -------------------
                                                             2000       2001       2000       2001
                                                           --------   --------   --------   --------
Net Sales................................................   $378.4     $412.8    $1,408.1   $1,388.7
                                                            ------     ------    --------   --------
Operating expenses
  Cost of sales..........................................    271.4      342.5     1,037.4    1,114.2
  Selling, general and administrative....................     19.1       16.2        66.3       63.6
  Depreciation and amortization..........................     30.7       42.8       117.3      131.2
                                                            ------     ------    --------   --------
                                                             321.2      401.5     1,221.0    1,309.0
                                                            ------     ------    --------   --------
Operating earnings.......................................     57.2       11.3       187.1       79.7
Other income (expense) (note 3)..........................     (2.1)      (6.5)        0.2      (40.2)
Interest expense.........................................       --      (23.7)         --      (34.1)
Interest income..........................................     13.9        0.7        47.5       35.0
                                                            ------     ------    --------   --------
Earnings (loss) before income taxes......................     69.0      (18.2)      234.8       40.4
                                                            ------     ------    --------   --------
Income tax expense (recovery) (note 4)
  Current................................................      0.7        2.4         3.5        5.6
  Future.................................................     24.8      (13.7)       68.2      (23.8)
                                                            ------     ------    --------   --------
                                                              25.5      (11.3)       71.7      (18.2)
                                                            ------     ------    --------   --------
Net earnings (loss)......................................   $ 43.5     $ (6.9)   $  163.1   $   58.6
Retained earnings, beginning of period...................    877.7      384.4       814.0      902.6
Special distribution (note 5)............................       --         --          --     (546.5)
Dividends................................................    (18.6)        --       (74.5)     (37.2)
                                                            ------     ------    --------   --------
Retained earnings, end of period.........................   $902.6     $377.5    $  902.6   $  377.5
                                                            ======     ======    ========   ========
Basic and diluted earnings (loss) per share (in
  dollars)...............................................   $ 0.35     $(0.04)   $   1.31   $   0.42
Weighted average common shares outstanding (in
  millions)..............................................    124.2      174.8       124.2      141.1

                           NORSKE SKOG CANADA LIMITED

                          CONSOLIDATED BALANCE SHEETS

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                              AS AT DECEMBER 31,
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
ASSETS
  Current assets
    Cash and short-term investments.........................  $  929.7   $  104.8
    Marketable securities...................................        --       34.4
    Accounts receivable.....................................     283.4      303.1
    Inventories.............................................     191.7      230.5
    Prepaid expenses........................................       5.0        4.1
                                                              --------   --------
                                                               1,409.8      676.9
  Fixed assets..............................................   1,298.5    2,416.4
  Other assets..............................................      12.3       73.6
                                                              --------   --------
                                                              $2,720.6   $3,166.9
                                                              ========   ========
LIABILITIES
  Current liabilities
    Accounts payable and accrued liabilities................  $  196.3   $  285.6
    Current portion of long-term debt (note 7)..............        --       10.7
                                                              --------   --------
                                                                 196.3      296.3
  Long-term debt (note 7)...................................        --    1,163.9
  Other long-term obligations...............................      90.1      152.6
  Future income taxes.......................................     233.4      495.0
  Deferred credits..........................................      35.6        8.5
                                                              --------   --------
                                                                 555.4    2,116.3
                                                              --------   --------
Shareholders' Equity
  Share capital.............................................   1,262.6      673.1
  Retained earnings.........................................     902.6      377.5
                                                              --------   --------
                                                               2,165.2    1,050.6
                                                              --------   --------
                                                              $2,720.6   $3,166.9
                                                              ========   ========

                             ON BEHALF OF THE BOARD

          (Signed) RUSSELL J. HORNER                   (Signed) WILLIAM P. ROSENFELD
                   Director                                       Director

                           NORSKE SKOG CANADA LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                            3 MONTHS ENDED           YEAR ENDED
                                                             DECEMBER 31,           DECEMBER 31,
                                                          -------------------   ---------------------
                                                            2000       2001       2000        2001
                                                          --------   --------   ---------   ---------
Cash provided by (used for)
Operations
  Net earnings (loss)...................................   $ 43.5     $ (6.9)   $   163.1   $    58.6
  Items not requiring (providing) cash
    Depreciation and amortization.......................     30.7       42.8        117.3       131.2
    Income taxes........................................     24.8      (13.7)        69.9        (4.7)
    Increase (decrease) in long-term obligations........      1.5       (4.8)         1.5         4.9
    Loss on disposal of Mackenzie pulp operations.......       --         --           --        31.4
    Other...............................................      1.2        3.4          1.6         7.5
                                                           ------     ------    ---------   ---------
                                                            101.7       20.8        353.4       228.9
                                                           ------     ------    ---------   ---------
  Change in non-cash working capital
    Accounts receivable.................................    (19.0)      35.2        (15.6)       59.2
    Inventories.........................................    (13.8)      11.8         (4.4)       52.3
    Prepaid expenses....................................      6.8        6.4         (2.3)        6.3
    Accounts payable and accrued liabilities............      8.1      (23.3)        14.5       (80.5)
                                                           ------     ------    ---------   ---------
                                                            (17.9)      30.1         (7.8)       37.3
                                                           ------     ------    ---------   ---------
  Cash provided by operations...........................     83.8       50.9        345.6       266.2
                                                           ------     ------    ---------   ---------
Investing
  Acquisition of Pacifica (note 6 (a))..................       --         --           --       (74.1)
  Additions to fixed assets.............................    (45.9)     (30.6)       (90.8)      (92.7)
  Proceeds from disposal of Mackenzie pulp operations
    (note 6 (b))........................................       --         --          0.3       103.8
  Proceeds from sale of fixed assets....................       --         --           --         0.7
  Decrease in other assets..............................      1.2        0.6          4.5         1.6
                                                           ------     ------    ---------   ---------
                                                            (44.7)     (30.0)       (86.0)      (60.7)
                                                           ------     ------    ---------   ---------
Financing
  Special distribution (note 5).........................       --         --           --    (1,490.3)
  Issuance of long-term debt (note 6)...................       --        0.5           --       768.7
  Repayment of debt (note 6)............................       --       (2.8)          --      (240.9)
  Financing costs.......................................       --       (2.3)          --       (30.7)
  Dividends paid........................................    (18.6)        --        (74.5)      (37.2)
                                                           ------     ------    ---------   ---------
                                                            (18.6)      (4.6)       (74.5)   (1,030.4)
                                                           ------     ------    ---------   ---------
Cash, increase (decrease) during period(1)..............     20.5       16.3        185.1      (824.9)
Cash, at beginning of period(1).........................    909.2       88.5        744.6       929.7
                                                           ------     ------    ---------   ---------
Cash, at end of period(1)...............................   $929.7     $104.8    $   929.7   $   104.8
                                                           ======     ======    =========   =========

                           NORSKE SKOG CANADA LIMITED

                       (IN MILLIONS OF DOLLARS) UNAUDITED

                                                            3 MONTHS ENDED           YEAR ENDED
                                                             DECEMBER 31,           DECEMBER 31,
                                                          -------------------   ---------------------
                                                            2000       2001       2000        2001
                                                          --------   --------   ---------   ---------
Supplemental information
  Income taxes paid.....................................   $  1.9     $  2.2    $     3.7   $     4.4
  Non-cash consideration for acquisition of
    Pacifica (note 6 (a))...............................   $   --     $   --    $      --   $   354.3
  Non-cash proceeds from disposal of Mackenzie pulp
    operations (note 6 (b)).............................   $   --     $   --    $      --   $    34.6
  Net interest paid (received)..........................   $(10.8)    $  3.6    $   (43.9)  $   (19.9)

------------------------

(1) Cash includes cash and short-term investments.

                           NORSKE SKOG CANADA LIMITED

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

1.  BASIS OF PRESENTATION

    These consolidated financial statements include the accounts of Norske Skog Canada Limited ("the Company" or "NorskeCanada") and from their respective dates of acquisition of control or formation, its wholly-owned subsidiaries and partnership. The Company's 50.1% proportionate share of Powell River
Energy Inc. ("PREI"), a joint venture between Great Lakes Power Inc. and the Company, is accounted for using the proportionate consolidation method. All intercompany transactions and amounts have been eliminated on consolidation.

    The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles on a basis consistent with those followed in the most recent audited annual consolidated financial statements, except as described in note 2 below. These unaudited interim consolidated financial statements do not include all information and note disclosures required by Canadian generally accepted accounting principles for annual financial statements, and therefore should be read in conjunction with the December 31, 2000 audited consolidated financial statements and the notes below.

2.  SIGNIFICANT ACCOUNTING POLICIES

EARNINGS PER SHARE

    In accordance with new accounting recommendations of the Canadian Institute of Chartered Accountants, on January 1, 2001, the Company adopted the new standard for computing earnings per share. The recommendations have been applied retroactively, with no impact to the comparative period earnings per share amount.

FOREIGN CURRENCY AND DERIVATIVES

    In conjunction with the special distribution ("Special Distribution") (note 5) and the acquisition ("Acquisition") of Pacifica Papers Inc. ("Pacifica") (note 6 (a)), the Company acquired new long-term debt facilities (note 7). Long-term debt denominated in foreign currencies is translated to Canadian dollars using period-end foreign exchange spot rates. Gains or losses on translation of long-term debt are deferred and amortized on a straight-line basis over the term of the long-term debt unless the debt is hedged by forward foreign currency contracts. Gains and losses on translation of other monetary items are reflected in net earnings for the period.

    The Company hedges a portion of its long-term debt denominated in foreign currencies using forward foreign currency contracts. Gains or losses on translation of long-term debt hedged by forward foreign currency contracts are offset by the gain or loss on the translation of the forward foreign currency contracts to period-end foreign exchange spot rates. The difference between the spot foreign exchange rate and the forward foreign exchange rate at the date of acquiring a forward foreign currency contract is amortized to earnings on a straight-line basis over the term of the contract.

3.  OTHER EXPENSE

    Other expense for the three months ended December 31, 2001 includes a provision against a receivable from Enron Corp. of $6.5 million with respect to commodity swaps. For the year ended December 31, 2001, other expense also includes the loss on sale of Mackenzie of $31.4 million (note 6 (b)).

                           NORSKE SKOG CANADA LIMITED

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

4.  INCOME TAXES

    Income tax recovery for the three months ended December 31, 2001 includes a release of future income taxes of $5.6 million, related to utilization of acquired tax losses. For the year ended December 31, 2001, income tax recovery includes a release of future income taxes of $22.8 million related to a reduction of 3% in provincial corporate income taxes, and $16.1 million in connection with the utilization of acquired tax losses.

5.  SPECIAL DISTRIBUTION

    On August 28, 2001, the Company paid a Special Distribution of
$1,490.3 million ($12.00 per common share), which consisted of a return of capital of $943.8 million ($7.60 per common share) and a special dividend of $546.5 million ($4.40 per common share).

6.  ACQUISITION AND DISPOSAL

    (a) ACQUISITION OF PACIFICA

       On August 27, 2001, the Company completed the Acquisition of Pacifica. Under the terms of an arrangement agreement ("Arrangement") between both companies, the Pacifica shareholders were entitled, for each of their shares, to elect to receive either:

        (i) 2.1 NorskeCanada common shares ("Shares Option"); or

        (ii) 1.0 NorskeCanada common share and $7.50 in cash ("Partial Cash Option").

       The Company based its valuation on $7.00 per common share, which represented the weighted average trading price of its common shares over the twenty-day period prior to the signing and announcement of the Arrangement on March 25, 2001, as adjusted for the Special Distribution.

       Upon closing, shareholders owning 21,050,273 of Pacifica's shares elected to receive the Shares Option and shareholders owning 6,415,307 of Pacifica's shares elected to receive the Partial Cash Option.

       The Acquisition has been accounted for by using the purchase method of accounting. The following amounts have been assigned to the assets and liabilities acquired, based on a

                           NORSKE SKOG CANADA LIMITED

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

6.  ACQUISITION AND DISPOSAL (CONTINUED)
       preliminary estimate of their fair values as at August 31, 2001 (the effective date of the Acquisition of Pacifica for accounting purposes), and are subject to revision:

        ASSETS ACQUIRED:
          Current assets..........................................  $  237.9
          Fixed assets............................................   1,302.4
          Other assets............................................       9.3
                                                                    --------
                                                                    $1,549.6
                                                                    --------
        LIABILITIES ASSUMED:
          Current liabilities.....................................  $  185.3
          Operating loan..........................................      23.3
          Long-term debt..........................................     591.5
          Other long-term obligations.............................      60.5
          Future income taxes.....................................     260.6
                                                                    --------
                                                                    $1,121.2
                                                                    --------
        Fair value of net assets acquired.........................  $  428.4
                                                                    --------
        CONSIDERATION PAID:
          Cash, including transaction costs.......................  $   74.1
          Common shares...........................................     354.3
                                                                    --------
                                                                    $  428.4
                                                                    --------

       Liabilities assumed at Acquisition include severance and restructuring costs of $41.0 million related to the permanent closure of its kraft pulp mill operation at Powell River in November 2001. The closure, which includes the mill's groundwood and woodroom operations, will result in the elimination of approximately 280 positions. Liabilities assumed on Acquisition also include an increase of $23.2 million related to the fair value of Pacifica's US$200.0 million senior notes (note 7).

    (b) DISPOSAL OF MACKENZIE PULP OPERATIONS

       On June 15, 2001, the Company sold its Mackenzie pulp operations for net proceeds of $138.4 million, resulting in a loss of $19 million, net of tax recovery of $12.4 million. The net proceeds of disposal ("Disposal") included 1,750,000 shares of Pope & Talbot Inc. which had a market value of $34.6 million on the closing date. The assets and liabilities disposed of were $185.9 million and $28.5 million, respectively.

7.  LONG-TERM DEBT

    In connection with the Acquisition and the Special Distribution, the Company issued US$250.0 million in senior notes, secured new term loan facilities for up to US$200.0 million and $75.0 million, and secured a net operating credit facility for up to $250.0 million. The Company also assumed US$200.0 million in senior notes, a term loan of $214.1 million, non-recourse debt of

                           NORSKE SKOG CANADA LIMITED

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

7.  LONG-TERM DEBT (CONTINUED)
$46.1 million and an operating loan of $23.3 million on Acquisition. Immediately following the Acquisition, the Company used part of its new facilities to repay the assumed term loan of $214.1 million and operating loan of $23.3 million.

    At December 31, 2001, the Company's long-term debt is as follows:

        RECOURSE
        Senior Notes, 8.625% due June 2011 (US$250.0 million).....  $  398.2
        Senior Notes, 10% due March 2009 (US$200.0 million).......     340.7
                                                                    --------
                                                                       738.9
        Term loan, due June 2006, with interest at CDN prime
          rate/US base rate plus 1.25%, or LIBOR/BA rate plus
          2.25%, at the Company's option..........................      72.2
        Term loan, due August 2007, with interest at US prime rate plus 1.75%, or LIBOR plus 2.75%, at the Company's option
          (US$199.0 million)......................................     316.9
                                                                    --------
                                                                    $1,128.0
                                                                    --------
        NON-RECOURSE (PREI)
        Term loan, due April 2002, with interest at CDN prime
          rate/US base rate plus 0.25%, or LIBOR/BA rate plus
          1.25%, at the Company's option..........................  $   35.1
        Term loan, due April 2002, with interest at BA rate plus
          3.5%....................................................      11.5
                                                                    --------
                                                                        46.6
                                                                    --------
        Total long-term debt......................................   1,174.6
        Less: Current portion.....................................     (10.7)
                                                                    --------
                                                                    $1,163.9
                                                                    ========

    The operating credit facility due June 2004 is available at the same rates as the Canadian dollar recourse term loans. At December 31, 2001, the unused operating credit facility available to the Company was $219.6 million. The recourse term loan and the operating loan are secured by charges on all assets and property of the Company.

    PREI's credit facility, totalling $105.0 million, matures at the end of April 2002. PREI's management is currently in negotiations to refinance this facility in the form of long-term debt.

8.  FINANCIAL INSTRUMENTS

    The Company uses financial instruments to reduce its exposure to foreign currency and price risk associated with its US dollar revenues and US dollar long-term debt. The Company also uses interest rate swap derivatives to reduce its exposure to long-term fixed interest rates associated with its senior notes.

                           NORSKE SKOG CANADA LIMITED

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

8.  FINANCIAL INSTRUMENTS (CONTINUED)
REVENUE HEDGING INSTRUMENTS

    At December 31, 2001, the Company's forward foreign currency contracts and options hedging future revenues totalled US$617.0 million at quarterly rates averaging from CDN$1.5060 to CDN$1.6443 and maturing over the next 24 months. At period-end exchange rates, the net amount that the Company would pay to settle the unrecognized amount for these contracts and options is $33.3 million. The Company also has commodity swaps to sell 95,000 tonnes of newsprint over the next 20 months at prices ranging from US$560 to US$599 per tonne and 24,000 short tons of LWC paper over the next 12 months at US$852 per short ton with Enron Corp., which filed for bankruptcy in December 2001. As a result, no value has been assigned to the amount that the Company would be entitled to receive in settlement of these contracts. The Company recorded a loss of $6.5 million for these contracts during the year to reflect the credit risk of Enron. Two contracts had been marked-to-market on Acquisition of Pacifica.

LONG-TERM DEBT HEDGING INSTRUMENTS

    The Company has forward foreign currency contracts to acquire US dollars over a six-year period totalling US$280.0 million at rates from CDN$1.5481 to CDN$1.5803. In addition, the company has sold outstanding interest rate swap options on US$75.0 million of long-term debt where it can be put into a floating rate based on LIBOR. The swap arrangement option expiry date is March 13, 2002 and the termination dates are June 15, 2009 and June 15, 2011. The Company also entered into an interest rate swap on US$20.0 million under which it will exchange a fixed rate payment at 8.625% for a floating rate payment based on LIBOR. The termination date is June 15, 2009 with a cancellation date of March 13, 2006. At year-end rates, the net amount the Company would receive to settle these contracts if $2.7 million.

9.  COMPARATIVE FIGURES

    Certain comparative figures have been reclassified to conform with the current period's presentation.

10. PRO FORMA FINANCIAL INFORMATION

    The following selected pro forma consolidated financial information gives effect to the Acquisition, Disposal and Special Distribution (see notes 5 and 6) as if these events had occurred at January 1, 2001. Appropriate adjustments have been made to the accounting basis used in the Acquisition. This pro forma information does not purport to be indicative of the results of operations that would have

                           NORSKE SKOG CANADA LIMITED

       (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED) UNAUDITED

10. PRO FORMA FINANCIAL INFORMATION (CONTINUED) occurred had these events been in effect for the entire periods presented. It is also not intended to be a projection of future results or trends.

                                       3 MONTHS    3 MONTHS       3 MONTHS        3 MONTHS
                                        ENDED        ENDED         ENDED            ENDED        YEAR ENDED
                                      MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                         2001        2001           2001            2001            2001
                                      ----------   ---------   --------------   -------------   -------------
                                      PRO FORMA    PRO FORMA     PRO FORMA         ACTUAL         PRO FORMA
                                                                                                   /ACTUAL
Sales
  Newsprint and specialties.........    $434.4      $383.0         $353.9          $340.9         $1,512.2
  Pulp and containerboard...........     116.7        81.7           86.4            71.9            356.7
                                        ------      ------         ------          ------         --------
                                        $551.1       464.7         $440.3          $412.8         $1,868.9
                                        ======      ======         ======          ======         ========
Operating earnings
  Newsprint and specialties.........    $ 61.9      $ 29.0         $ 30.5          $ 24.3         $  145.7
  Pulp and containerboard...........      15.0       (19.1)          (8.1)          (13.0)           (25.2)
                                        ------      ------         ------          ------         --------
                                        $ 76.9      $  9.9         $ 22.4          $ 11.3         $  120.5
                                        ======      ======         ======          ======         ========
Net earnings (loss).................    $ 44.0      $ (8.7)        $ 25.6          $ (6.9)        $   54.0
Basic earnings (loss) per share
  (in dollars)......................    $ 0.25      $(0.05)        $ 0.15          $(0.04)        $   0.31
EBITDA
  Newsprint and specialties.........    $ 98.4      $ 64.7         $ 65.6          $ 56.7         $  285.4
  Pulp and containerboard...........      26.5        (8.2)           3.0            (2.6)            18.7
                                        ------      ------         ------          ------         --------
                                        $124.9      $ 56.5         $ 68.6          $ 54.1         $  304.1
                                        ======      ======         ======          ======         ========
Sales (in thousands of tonnes)
  Newsprint and specialties
    Lightweight coated (LWC)
      paper.........................      52.6        42.7           39.9            39.4            174.6
    Telephone directory paper.......      86.4        87.8           82.2           101.3            357.7
    Other specialty groundwood
      papers........................      88.3        89.0           78.2            81.4            336.9
    Newsprint.......................     217.5       183.6          185.0           166.8            752.9
                                        ------      ------         ------          ------         --------
                                         444.8       403.1          385.3           388.9          1,622.1
                                        ------      ------         ------          ------         --------
  Pulp..............................     132.1       114.5          129.7            99.9            476.2
  Containerboard....................      23.5        21.5           27.2            28.9            101.1
                                        ------      ------         ------          ------         --------
                                         155.6       136.0          156.9           128.8            577.3
                                        ------      ------         ------          ------         --------
  Total.............................     600.4       539.1          542.2           517.7          2,199.4
                                        ======      ======         ======          ======         ========

    The pro forma net earnings and basic earnings per share amounts for the year ended December 31, 2001 have been negatively impacted by costs of $24.6 million incurred by Pacifica in connection with the Acquisition.

                                AUDITORS' REPORT

To the Shareholders of Pacifica Papers Inc.

    We have audited the consolidated balance sheet of Pacifica Papers Inc. as at December 31, 2000 and the consolidated statements of earnings and retained earnings and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

    The December 31, 1999 consolidated financial statements, which have been presented for comparative purposes, were audited in accordance with Canadian generally accepted accounting standards by other Chartered Accountants who issued an unqualified opinion dated February 8, 2000.

    Certain accounting practices of the Company used in preparing the accompanying consolidated financial statements conform with accounting principles generally accepted in Canada, but do not conform with accounting principles generally accepted in the United States. A description of these differences and the adjustments required to conform the consolidated financial statements to accounting principles generally accepted in the United States are set forth in Note 15.

Vancouver, Canada                                   (Signed) ARTHUR ANDERSEN LLP
February 2, 2001                                           Chartered Accountants
except as to Note 17(c)
which is as of September 1, 2001.

                              PACIFICA PAPERS INC.
                          CONSOLIDATED BALANCE SHEETS
                        AS AT DECEMBER 31, 2000 AND 1999
            (IN MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           2000
                                                                   $              $
                                                              ------------   ------------
ASSETS
CURRENT ASSETS
Accounts receivable (note 2)................................       111.5          131.0
Inventories (note 3)........................................       110.1          117.0
Prepaid expenses............................................         2.9            0.8
                                                                 -------        -------
                                                                   224.5          248.8
CAPITAL ASSETS--NET (note 4)................................     1,045.5        1,052.4
DEFERRED CHARGES............................................        18.2           16.6
                                                                 -------        -------
                                                                 1,288.2        1,317.8
                                                                 =======        =======
LIABILITIES
CURRENT LIABILITIES
Operating loan (note 6).....................................        11.2           15.0
Accounts payable and accrued liabilities (note 5)...........       120.1          123.6
Current portion of long-term debt (note 6)..................        11.8           28.5
                                                                 -------        -------
                                                                   143.1          167.1
LONG-TERM DEBT (note 6).....................................       585.0          575.9
OTHER LONG-TERM OBLIGATIONS (note 7)........................        38.0           38.5
DEFERRED FOREIGN EXCHANGE GAIN..............................        26.0            4.8
FUTURE INCOME TAXES (note 8)................................       210.0          223.9
                                                                 -------        -------
                                                                 1,002.1        1,010.2
                                                                 -------        -------
SHAREHOLDERS' EQUITY
SHARE CAPITAL (note 9)......................................       251.6          252.2
RETAINED EARNINGS...........................................        34.5           55.4
                                                                 -------        -------
                                                                   286.1          307.6
                                                                 -------        -------
                                                                 1,288.2        1,317.8
                                                                 =======        =======

COMMITMENTS (note 14)

SUBSEQUENT EVENTS (note 17)

APPROVED BY THE BOARD OF DIRECTORS

       (Signed) J. TREVOR JOHNSTONE                         (Signed) WAYNE NYSTROM
                 Director                                          Director

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                              PACIFICA PAPERS INC.
           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
SALES.......................................................    759.5      857.7
                                                               ------     ------
EXPENSES
Materials, labor and other..................................    606.5      659.6
Depreciation and amortization...............................     59.5       65.6
Selling, general and administrative.........................     26.0       33.3
                                                               ------     ------
                                                                692.0      758.5
                                                               ------     ------
OPERATING EARNINGS..........................................     67.5       99.2
INTEREST EXPENSE, net of capitalized interest of $3.1
  (1999--Nil)...............................................     59.2       59.5
OTHER EXPENSES--NET.........................................      3.2        1.4
                                                               ------     ------
EARNINGS BEFORE INCOME TAXES................................      5.1       38.3
                                                               ------     ------
INCOME TAXES
Current.....................................................      2.8        3.5
Future......................................................     (1.0)      13.9
                                                               ------     ------
                                                                  1.8       17.4
                                                               ------     ------
NET EARNINGS FOR THE YEAR...................................      3.3       20.9
RETAINED EARNINGS--BEGINNING OF YEAR........................     49.2       34.5
DISTRIBUTION PAID...........................................    (18.0)        --
                                                               ------     ------
RETAINED EARNINGS--END OF YEAR..............................     34.5       55.4
                                                               ======     ======
BASIC EARNINGS PER COMMON SHARE (in dollars)................     0.13       0.79
                                                               ======     ======
FULLY DILUTED EARNINGS PER COMMON SHARE (in dollars)........     0.13       0.77
                                                               ======     ======
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
  (millions)................................................     26.3       26.4
                                                               ======     ======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                              PACIFICA PAPERS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings for the year...................................      3.3       20.9
  Items not affecting cash
    Depreciation and amortization...........................     59.5       65.6
    Other (income) expenses--net............................      3.2       (0.8)
    Future income taxes.....................................     (1.0)      13.9
    Increase in other long-term obligations.................      2.3        0.5
                                                               ------     ------
                                                                 67.3      100.1
                                                               ------     ------
Changes in non-cash working capital items
  Accounts receivable.......................................     13.6      (19.5)
  Inventories...............................................      6.9       (6.9)
  Prepaid expenses..........................................      0.9        2.1
  Accounts payable and accrued liabilities..................    (44.4)       3.5
                                                               ------     ------
                                                                (23.0)     (20.8)
                                                               ------     ------
                                                                 44.3       79.3
                                                               ------     ------
CASH FLOWS FROM INVESTING ACTIVITY
Additions to capital assets.................................    (37.0)     (70.6)
                                                               ------     ------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in deferred charges................................    (14.6)      (1.3)
Increase in operating loan..................................      5.9        3.8
Issuance of long-term debt..................................    629.0         --
Repayment of long-term debt.................................   (610.1)     (11.8)
Issuance of share capital...................................      0.5        0.6
Distribution paid...........................................    (18.0)        --
                                                               ------     ------
                                                                 (7.3)      (8.7)
                                                               ------     ------
INCREASE IN CASH AND CASH--END OF YEAR......................       --         --
                                                               ======     ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................     56.8       60.8
                                                               ======     ======
Income taxes paid...........................................      4.4        2.3
                                                               ======     ======

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                              PACIFICA PAPERS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

    Pacifica Papers Inc. ("Pacifica") is a manufacturer and marketer of paper products primarily to large publishers of advertising materials, magazines, directories and newspapers. Pacifica is the successor to Pacifica Paper Limited Partnership (the "Partnership") following a reorganization of the Partnership on March 12, 1999, at which time the Partnership paid a distribution of $18.0 million to its partners.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    These consolidated financial statements are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain material respects from those in the United States, as explained in note 15.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Pacifica and its wholly owned subsidiaries and partnership (the "Company"). Significant Canadian subsidiaries include Pacifica Papers Co. Limited Partnership, Pacifica Papers Sales Ltd. and Pacifica Power Co. Ltd. The Company has two sales offices, in the United States through Pacifica Papers US Inc. and in Japan through Pacifica Papers K.K. All significant intercompany transactions and balances are eliminated upon consolidation.

INVENTORIES

    Inventories of operating and maintenance supplies are valued at average cost. Inventories of wood chips and pulp logs are valued at the lower of average cost and replacement cost. Inventories of manufactured products include materials, labor and an allocation of overhead and are valued at the lower of average cost and net realizable value.

CAPITAL ASSETS

    Capital assets are recorded at cost. Interest costs incurred during the construction period of significant capital expenditures are included as part of the cost of capital assets.

    Depreciation is provided on a straight-line basis at rates that amortize the capital asset cost over the productive life of the asset. The rates of depreciation being applied reflect the following estimated service lives:

                                                                     5 to
Property, plant and equipment.............................      20 years
Hydroelectric facilities..................................      30 years

DEFERRED CHARGES

    Recapitalization and refinancing costs are deferred and amortized using the straight-line method over the period of future benefit. Certain other assets are deferred and amortized over the economic useful lives of those assets.

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Sales and related costs of goods sold are included in earnings when goods are dispatched to the customer in accordance with the terms and conditions of sale.

INCOME TAXES

    The Company accounts for income taxes using the liability method. Under this method, future income taxes are provided for all significant differences between the tax basis of an asset or liability and its carrying amount in the consolidated balance sheets.

TRANSLATION OF FOREIGN CURRENCIES

    Assets and liabilities denominated in foreign currencies are translated at rates in effect at the balance sheet date and revenues and expenses are translated at prevailing market rates at the date the transaction occurs. The Company enters into forward exchange contracts to hedge a portion of its foreign currency denominated transactions. Where transactions are hedged, they are recorded at the hedge rate. Unrealized gains and losses on translation of long-term monetary items are deferred and amortized over the remaining lives of these items. Unrealized gains and losses on translation of other monetary items are reflected in earnings.

DERIVATIVES

    The Company manages its foreign exchange exposure on foreign currency transactions, which are predominately in US dollars, primarily through forward currency sales. Derivatives are not used for trading purposes. Gains and losses are recognized in revenue in the same period that the related sales revenue is recorded.

ENVIRONMENTAL COSTS

    Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures that prevent future environmental contamination are capitalized as capital assets. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded on an undiscounted basis when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

EMPLOYEE BENEFIT PLANS

    The Company maintains defined benefit and defined contribution pension plans that provide retirement benefits for salaried employees. The Company also provides certain health care and other benefits to eligible retired employees. The defined benefit plan provides for benefits based upon the length of service and, in certain cases, the final average earnings of the employee. The cost of pensions and other post-retirement benefits earned by employees is actuarially determined using the projected benefit method pro-rated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees, and expected health care costs.

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Adjustments arising from plan amendments, experience gains and losses, and the initial pension surpluses and deficiencies are amortized over the estimated average remaining service lives of the employee groups. Pension expense for the defined contribution plan is based on a percentage of employees' salaries.

STOCK OPTION PLANS

    The Company has a stock option plan, which is described in note 9. The Company applies the intrinsic value method whereby no compensation expense is recognized for these plans when stock or stock options are issued to employees with exercise prices at equal to or greater than current market value at that date. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital.

USE OF ESTIMATES

    The preparation of the consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Management believes its estimates to be appropriate; however, actual results could differ from the amounts estimated.

2.  ACCOUNTS RECEIVABLE

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
Trade accounts receivable...................................   103.5      125.8
Allowance for doubtful accounts.............................    (0.4)      (0.1)
Other receivables...........................................     8.4        5.3
                                                               -----      -----
                                                               111.5      131.0
                                                               =====      =====

3.  INVENTORIES

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
Logs and wood chips.........................................    26.6       29.7
Pulp and paper products.....................................    40.3       41.5
Operating and maintenance supplies..........................    43.2       45.8
                                                               -----      -----
                                                               110.1      117.0
                                                               =====      =====

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

4.  CAPITAL ASSETS

                                                               2000
                                             ----------------------------------------
                                                        ACCUMULATED
                                               COST     DEPRECIATION   NET BOOK VALUE
                                                $            $               $
                                             --------   ------------   --------------
Property, plant and equipment..............  1,119.0       161.7            957.3
Hydroelectric facilities (note 17).........    104.2         9.1             95.1
                                             -------       -----          -------
                                             1,223.2       170.8          1,052.4
                                             =======       =====          =======

                                                               1999
                                             ----------------------------------------
                                                        ACCUMULATED
                                               COST     DEPRECIATION   NET BOOK VALUE
                                                $            $               $
                                             --------   ------------   --------------
Property, plant and equipment..............  1,037.3        88.4            948.9
Hydroelectric facilities (note 17).........    102.2         5.6             96.6
                                             -------       -----          -------
                                             1,139.5        94.0          1,045.5
                                             =======       =====          =======

    Interest capitalized in 2000 was $3.1 million (1999--$Nil).

5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
Trade accounts payable......................................    51.5       62.1
Accrued payroll and related liabilities.....................    34.4       39.8
Other.......................................................    34.2       21.7
                                                               -----      -----
                                                               120.1      123.6
                                                               =====      =====

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

6.  LONG-TERM DEBT

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
US$ term loan due March 12, 2006 with interest at the US
  dollar base rate plus 2.5% or LIBOR plus 3.5% or the
  Canadian prime rate plus 2% at the Company's option.......   236.9      243.2

Cdn$ term loan due March 12, 2004 with interest at the US
  dollar base rate plus 2% or LIBOR plus 3% or the Canadian
  prime rate plus 2% at the Company's option................    71.3       61.9
                                                               -----      -----
                                                               308.2      305.1
US$200.0 million senior notes due March 12, 2009 with
  interest at 10%...........................................   288.6      299.3
                                                               -----      -----
                                                               596.8      604.4
Less: Current portion.......................................    11.8       28.5
                                                               -----      -----
                                                               585.0      575.9
                                                               =====      =====

    In addition to long-term debt, the Company has an operating loan facility of up to $100 million available at the same rates as the Canadian dollar term loans outstanding at each respective year end. At December 31, 2000, the weighted average interest rate on the outstanding balance was 9.25% (1999--7.99%) and the unused operating loan facility available to the Company was $85.0 million (1999--$88.8 million).

    The term loans and the operating loan are secured by charges on all assets and property of the Company.

    Scheduled long-term debt repayments are as follows:

                                                  $
                                               --------
2001.........................................    28.5
2002.........................................    18.5
2003.........................................    22.1
2004.........................................    56.7
2005.........................................   112.0
Thereafter...................................   366.6
                                                -----
                                                604.4
                                                =====

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

7.  OTHER LONG-TERM OBLIGATIONS

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
Post-retirement benefits....................................    24.3       26.2
Accrued payroll and related liabilities.....................     5.5        5.5
Supplemental pension plan (note 10).........................     3.3        3.7
Other.......................................................     4.9        3.1
                                                               -----      -----
                                                                38.0       38.5
                                                               =====      =====

8.  FUTURE INCOME TAXES

    Future tax assets and liabilities of the Company at December 31, 2000 and 1999 are as follows:

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
Future tax assets
  Post-retirement obligations...............................    10.8       11.7
  Losses carried forward....................................    98.1      106.4
                                                               -----      -----
                                                               108.9      118.1
                                                               -----      -----
Future tax liabilities
  Depreciation..............................................   293.2      299.7
  Other (net)...............................................    25.7       42.3
                                                               -----      -----
                                                               318.9      342.0
                                                               -----      -----
Net future income tax liability.............................   210.0      223.9
                                                               =====      =====

                                                                1999       2000
                                                                 %          %
                                                              --------   --------
Income tax rate reconciliation
  Federal income tax rate...................................    38.0       38.0
  Provincial and foreign taxes and federal surtax...........     3.3        7.3
  Large corporations tax....................................    50.4        6.3
  Canadian manufacturing and processing allowance...........     3.6       (6.3)
  Non-taxable interest income to Partnership from
    subsidiary..............................................   (31.4)        --
  Other items...............................................   (28.6)       0.1
                                                               -----      -----
Effective income tax rate...................................    35.3       45.4
                                                               =====      =====

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

9.  SHARE CAPITAL

    Authorized:

    Unlimited number of common shares

    Issued:

                                                           1999         1999        2000        2000
                                                          SHARES         $         SHARES        $
                                                        -----------   --------   ----------   --------
Beginning of year.....................................   25,758,000    251.1     26,403,000    251.6
Conversion of partnership units into common shares on
  reorganization......................................  (25,758,000)      --             --       --
Common shares issued on reorganization................   26,358,000       --             --       --
Issued on exercise of options.........................       45,000      0.5         60,400      0.6
                                                        -----------    -----     ----------    -----
End of year...........................................   26,403,000    251.6     26,463,400    252.2
                                                        ===========    =====     ==========    =====

STOCK OPTION PLANS

    The Company adopted two fixed stock option plans in 1998, an Incentive Ownership Plan and a Stock Appreciation Rights Plan. Under both plans, the Company may grant up to a total of 1,670,000 stock options and an unlimited number of stock appreciation rights in respect of common shares of the Company to directors, officers, and key employees. These options and rights vest at varying rates over a five-year period and have a term of 10 years.

    Fixed options:

                                             1999               1999               2000               2000
                                          NUMBER OF        EXERCISE PRICE       NUMBER OF        EXERCISE PRICE
                                        OPTIONS/RIGHTS   $ PER OPTION/RIGHT   OPTIONS/RIGHTS   $ PER OPTION/RIGHT
                                        --------------   ------------------   --------------   ------------------
Beginning of year.....................       930,000            10.00            1,115,000            10.00
Granted...............................       240,000            10.00              408,000            13.09
Exercised.............................       (45,000)           10.00              (60,400)           10.00
Expired...............................       (10,000)           10.00              (75,000)           10.00
                                           ---------            -----            ---------            -----
End of year...........................     1,115,000            10.00            1,387,600            10.91
                                           =========            =====            =========            =====

    At December 31, 2000, the 1.39 million options and rights outstanding have a weighted average remaining contractual life of 8.3 years and 362,100 were exercisable.

EMPLOYEE SHARE PURCHASE PLAN

    The Company approved an Employee Share Purchase Plan on September 1, 1999. Under the plan, the Company is authorized to issue up to 1.5 million common shares at market value to permanent full-time employees, nearly all of whom are eligible to participate. Employees are entitled to contribute between 2% and 15% of their annual base earnings, to a maximum of $15,000, and the Company contributes $0.15 for each $1.00 contributed by participants. In addition, the Company, on a one-time basis only, for each participant, contributes 50 common shares to the plan when the participant has accumulated 500 shares in the plan, up to a maximum of 102,500 common shares. Common shares required by the plan may be purchased from various sources. No common shares were issued in either 2000 or 1999.

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

10. EMPLOYEE BENEFIT PLANS

    The Company maintains defined benefit and defined contribution pension plans for substantially all salaried employees. Hourly employees are generally members of negotiated plans that require contributions specified by collective agreements.

    Under the defined benefit plan, pension benefits are based on employees' earnings and years of service and funded by the Company based on periodic actuarial estimates and statutory requirements. The defined contribution plan covers certain salaried employees. The plan provides for Company contributions equal to 5% of earnings. These contributions are accumulated and used to provide benefits on retirement.

    The Company has unfunded supplemental pension agreements with certain employees. The present value of accumulated pension benefits based on projected service and compensation levels is provided for in the financial statements.

    The Company provides for post-retirement benefits that include two extended health care plans (one for salaried retirees and one for hourly retirees) and the ongoing payment of Medical Service Plan premiums. These benefits are provided to retirees and their eligible dependants for their lifetimes. In the event that retirees predecease their spouses, the surviving spouses are provided with coverage for the remainder of their lifetimes.

    The Company has adopted a measurement date of October 31, 2000 for the purposes of disclosing pension information for 2000.

    The estimated status of the pension plans as of December 31, 2000 and 1999 are as follows:

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
DEFINED BENEFIT PLAN
  Projected benefit obligation..............................   (35.8)     (37.7)
  Market value of plan's assets (primarily invested in a
    balanced fund)..........................................    40.1       45.8
                                                               -----      -----
Surplus of plan's assets....................................     4.3        8.1
                                                               =====      =====
Supplemental pension plan obligation (note 7)...............     3.3        3.7
                                                               =====      =====

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

10. EMPLOYEE BENEFIT PLANS (CONTINUED)

                                                      1999          1999           2000          2000
                                                    PENSION    POST RETIREMENT   PENSION    POST RETIREMENT
                                                      PLAN          PLAN           PLAN          PLAN
                                                       $              $             $              $
                                                    --------   ---------------   --------   ---------------
Change in projected benefit obligation:
  Beginning of year...............................    36.3           22.1          35.8           20.7
  Service cost....................................     2.1            0.8           2.1            0.7
  Interest cost...................................     2.4            1.5           2.6            1.5
  Benefits paid...................................    (0.5)          (0.1)         (0.7)          (0.2)
                                                     -----          -----         -----          -----
                                                      40.3           24.3          39.8           22.7
  Change in assumptions...........................    (4.5)          (3.6)         (2.1)          (2.3)
                                                     -----          -----         -----          -----
  End of year.....................................    35.8           20.7          37.7           20.4
                                                     =====          =====         =====          =====
Change in fair value of plan assets:
  Beginning of year...............................    35.2             --          40.1             --
  Actual return on plan assets....................     3.5             --           4.6             --
  Contributions...................................     1.9            0.1           1.8            0.2
  Benefits paid...................................    (0.5)          (0.1)         (0.7)          (0.2)
                                                     -----          -----         -----          -----
  End of year.....................................    40.1             --          45.8             --
                                                     =====          =====         =====          =====

Reconciliation of funded status:
  Funded status--end of year......................     4.3          (20.7)          8.1          (20.4)
  Employer contributions after measurement date...      --             --           0.3             --
  Unamortized net actuarial gain..................    (4.5)          (3.6)         (8.4)          (5.8)
                                                     -----          -----         -----          -----
  Accrued benefit liability.......................    (0.2)         (24.3)           --          (26.2)
                                                     =====          =====         =====          =====

Pension and post-retirement expenses comprise:
  Service cost....................................     1.8            0.8           1.8            0.7
  Interest cost...................................     2.4            1.5           2.6            1.5
  Expected return on plan assets..................    (2.3)            --          (2.7)            --
  Amortization of net actuarial gain..............      --             --          (0.1)          (0.1)
                                                     -----          -----         -----          -----
                                                       1.9            2.3           1.6            2.1
  Defined contribution plan.......................     0.6             --           0.6             --
  Supplemental pension plan.......................     0.3             --           0.4             --
                                                     -----          -----         -----          -----
  Net pension and post retirement expense.........     2.8            2.3           2.6            2.1
                                                     =====          =====         =====          =====

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The significant actuarial assumptions used in determining the plans' obligations are as follows:

                                                                1999       2000
                                                                 %          %
                                                              --------   --------
Inflation rate..............................................     2.0       2.0
Average rate of increase of future compensation.............     3.0       3.0
Expected long-term rate of return on plan assets............     6.5       6.5
Assumed discount rate.......................................    7.25       7.5
Rate of increase in medical inflation.......................     4.5       4.5

11. SEGMENTED INFORMATION

    The Company operates primarily in one business segment, the manufacturing and marketing of paper products. Substantially all of the Company's assets and operations are located in British Columbia, Canada.

    Sales by location of customer are as follows:

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
Paper Sales
  Canada....................................................    72.0       62.2
                                                               -----      -----
  Foreign
    United States...........................................   599.3      666.2
    Asia....................................................    60.7       75.1
    Other...................................................    27.5       43.3
                                                               -----      -----
    Total foreign sales.....................................   687.5      784.6
                                                               -----      -----
  Total.....................................................   759.5      846.8
Pulp Sales..................................................      --       10.9
                                                               -----      -----
Total Sales.................................................   759.5      857.7
                                                               =====      =====

12. RELATED PARTY TRANSACTIONS

    The Company undertakes transactions with companies affiliated with directors of the Company. These transactions are in the normal course of business and are on the same terms as those accorded to non-related parties.

    During 2000, the Company paid aggregate fees of $21.3 million
(1999--$18.3 million) primarily for consulting and engineering services to companies affiliated with directors of the Company. Of this amount, $4.5 million (1999--$7.6 million) has been charged to materials, labor and other operating expenses, $1.1 million (1999--$2.2 million) to selling, general and administrative expenses, $0.5 million to other expenses (1999--$Nil) and $15.2 million (1999--$8.5 million) has been capitalized as capital

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

12. RELATED PARTY TRANSACTIONS (CONTINUED) assets. The aggregate fees include those related to a consulting agreement, which is for an initial term ending July 31, 2001.

    The Company received repayment in 2000 of interest-free loans totalling $0.7 million advanced to an officer of the Company in 1998.

13. FINANCIAL INSTRUMENTS

    The Company is subject to foreign exchange exposures that primarily arise from foreign currency sales, which are predominantly in US dollars. This foreign exchange exposure is partially managed by a program of foreign exchange forward contracts.

    The Company's exposure to credit risk in the event of non-performance by counter parties in connection with its foreign exchange forward contracts is limited to unrealized gains on outstanding contracts, based on current market prices. The Company believes it has minimized credit risk by dealing with large credit-worthy Canadian financial institutions.

    The Company has the following US dollar foreign exchange forward contracts outstanding at December 31, 2000 for the purchase and sale of foreign currencies:

                                              AVERAGE US
                                            DOLLAR CONTRACT   AMOUNTS OF   UNREALIZED
                                             RATE TO SELL     CONTRACTS    GAIN (LOSS)
                                                 US$1            US$            $
                                            ---------------   ----------   -----------
Year of expiry
  2001....................................      $1.4654         408.0          (12.6)
  2002....................................      $1.5082         107.5            2.1

                                               AVERAGE YEN
                                              CONTRACT RATE   AMOUNTS OF   UNREALIZED
                                               TO PURCHASE    CONTRACTS       GAIN
                                                  US$1           US$           $
                                              -------------   ----------   ----------
Year of expiry
  2001......................................     Y 97.23         14.7          2.8
  2002......................................     Y 93.77          3.2          0.5

    The fair value of the Company's accounts receivable, accounts payable and accrued liabilities and operating loan are estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

    The carrying amounts and fair values of long-term debt at December 31, 2000 and 1999 are as follows:

                                             1999       1999       2000       2000
                                           CARRYING     FAIR     CARRYING     FAIR
                                            AMOUNT     VALUE      AMOUNT     VALUE
                                              $          $          $          $
                                           --------   --------   --------   --------
Long-term debt...........................   596.8      605.3      604.4      602.5

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

14. COMMITMENTS

    (a) WEYERHAEUSER COMPANY LIMITED

       The Company entered into a Chip and Log Supply Agreement, a Hog Fuel Supply Agreement and a Services Agreement with Weyerhaeuser Company Limited ("Weyerhaeuser"). Pursuant to the terms of the Chip and Log Supply Agreement, Weyerhaeuser provides the Company with a perpetual supply of wood chips and pulp logs at market prices based upon a volume formula that provides fiber comparable in volume to the previous fiber supply arrangements between the parties.

    (b) OTHER

       At December 31, 2000, the Company has outstanding fiber purchase commitments as follows:

                                                           $
                                                        --------
2001..................................................    53.8
2002..................................................    48.2
2003..................................................    48.2
2004..................................................    48.2
2005..................................................     3.8

15. UNITED STATES ACCOUNTING PRINCIPLES

    The consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from accounting principles generally accepted in the United States ("US GAAP").

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

15. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED)
NET EARNINGS, ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

    The following summary sets out the material adjustments to the Company's reported net earnings, assets, liabilities and shareholders' equity which would be made in order to conform to US GAAP:

                                                                1999       2000
                                                                 $          $
                                                              --------   --------
ADJUSTMENT TO NET EARNINGS
Net earnings for year under Canadian GAAP...................      3.3       20.9
Deferred foreign exchange gain (loss) (a)...................     30.9      (21.2)
Unrealized gains (losses) on foreign exchange contracts
  (b).......................................................     35.4      (39.7)
Income tax adjustments (a) (b)..............................    (27.2)      23.1
                                                              -------    -------
Net earnings (loss) for year in accordance with US GAAP
  (d).......................................................     42.4      (16.9)
                                                              =======    =======
BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE, US GAAP
  (f).......................................................     1.61      (0.64)
                                                              =======    =======
ADJUSTMENT TO ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
Total assets under Canadian GAAP............................  1,288.2    1,317.8
Capital assets (c)..........................................     (4.5)      (4.5)
Accounts receivable (e).....................................     (0.7)        --
                                                              -------    -------
Total assets in accordance with US GAAP.....................  1,283.0    1,313.3
                                                              =======    =======
Total liabilities under Canadian GAAP.......................  1,002.1    1,010.2
Deferred foreign exchange gain (a)..........................    (26.0)      (4.8)
Unrealized (gains) losses on foreign exchange contracts
  (b).......................................................    (32.5)       7.2
Income tax adjustments (a) (b)..............................     22.1       (1.0)
                                                              -------    -------
Total liabilities in accordance with US GAAP................    965.7    1,011.6
                                                              =======    =======
Total shareholders' equity under Canadian GAAP..............    286.1      307.6
Effect of above adjustments.................................     31.2       (5.9)
                                                              -------    -------
Total shareholders' equity in accordance with US GAAP.......    317.3      301.7
                                                              =======    =======

------------------------

(a) Under Canadian GAAP, unrealized gains and losses on translation of foreign currency denominated long-term monetary items can be deferred and amortized over the term of the item. Under US GAAP, these unrealized gains and losses are included in earnings for the year.

(b) Under Canadian GAAP, gains and losses on foreign exchange forward contracts used to hedge anticipated transactions are not recorded until the transactions occur. Under US GAAP, unrealized gains and losses on foreign exchange forward contracts are determined at the date of each balance sheet and included in earnings for the year.

(c) Under US GAAP, interest is imputed from the effective date of acquisition to the date consideration is given at the acquiror's incremental borrowing rate. Under Canadian GAAP, a different basis of computation is permitted.

                              PACIFICA PAPERS INC.

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE STATED)

15. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED)
(d) Under US GAAP, comprehensive income consists of net income only.

(e) Under US GAAP, amounts receivable from officers or directors are deducted from shareholders' equity until repaid.

(f) Under US GAAP, diluted earnings per share are calculated using the treasury stock method.

16. COMPARATIVE FIGURES

    Certain figures have been reclassified to conform with the current year's presentation.

17. SUBSEQUENT EVENTS

    (a) Effective January 31, 2001, the Company completed the sale of its hydroelectric subsidiary, Pacifica Power Co. Ltd., to Powell River Energy Inc. ("PREI"), for proceeds of $113 million, which consisted of cash of $100.0 million, a subordinated debenture of $11.0 million, a promissory note of $2.0 million, and a 50.1% interest in the share capital of PREI. The cash proceeds were applied against the Company's term and operating credit facilities.

    (b) In January 2001, the Company entered into the following swap sale agreements:

        PRODUCT                      TERM           ANNUAL COMMITMENT          PRICE PER UNIT
        -------                 --------------   -----------------------   -----------------------
        Newsprint                32 months        48,000 metric tonnes     US$599 per metric tonne
        LWC Paper                24 months          24,000 short tons      US$852 per short ton

    (c) Pursuant to the terms of an arrangement agreement with Norske Skog Canada Limited ("Norske Skog Canada") dated March 25, 2001, all of the issued and outstanding common shares of the Company were acquired by Norske Skog Canada on August 27, 2001 for consideration payable to the shareholders of the Company consisting of, in aggregate, 50,620,870 Norske Skog Canada Common Shares and cash of $48.1 million, with the effect that the Company became a wholly-owned subsidiary of Norske Skog Canada. Effective September 1, 2001, the Company amalgamated with Norske Skog Canada.

                                AUDITORS' REPORT

To the Shareholders of
Pacifica Papers Inc.

    We have audited the consolidated balance sheets of Pacifica Papers Inc. (formerly Pacifica Paper Limited Partnership) as at December 31, 1999 and 1998 and the consolidated statements of earnings and retained earnings and cash flows for the year ended December 31, 1999 and the eight months ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999 and the eight months ended December 31, 1998 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada                            (Signed) PRICEWATERHOUSECOOPERS LLP
February 8, 2000                                           Chartered Accountants

                              PACIFICA PAPERS INC.

                          CONSOLIDATED BALANCE SHEETS

                        AS AT DECEMBER 31, 1999 AND 1998

                            (IN MILLIONS OF DOLLARS)

                                                                1998        1999
                                                                  $          $
                                                              ---------   --------
                                                              (NOTE 2)
ASSETS
CURRENT ASSETS
Accounts receivable (note 4)................................     125.1      111.5
Inventories (note 5)........................................     117.0      110.1
Prepaid expenses............................................       3.8        2.9
                                                               -------    -------
                                                                 245.9      224.5
PROPERTY, PLANT AND EQUIPMENT--NET (note 6).................   1,066.4    1,045.5
DEFERRED CHARGES............................................       4.7       18.2
                                                               -------    -------
                                                               1,317.0    1,288.2
                                                               =======    =======

LIABILITIES
CURRENT LIABILITIES
Operating loan (note 8).....................................       5.3       11.2
Accounts payable and accrued liabilities (note 7)...........     164.5      120.1
Current portion of long-term debt (note 8)..................        --       11.8
                                                               -------    -------
                                                                 169.8      143.1
LONG-TERM DEBT (note 8).....................................     605.1      585.0
OTHER LONG-TERM OBLIGATIONS (note 9)........................      35.7       38.0
DEFERRED FOREIGN EXCHANGE GAIN (LOSS).......................      (4.9)      26.0
FUTURE INCOME TAXES (note 10)...............................     211.0      210.0
                                                               -------    -------
                                                               1,016.7    1,002.1
                                                               -------    -------
SHAREHOLDERS' EQUITY
SHARE CAPITAL (note 11).....................................     251.1      251.6
RETAINED EARNINGS...........................................      49.2       34.5
                                                               -------    -------
                                                                 300.3      286.1
                                                               -------    -------
                                                               1,317.0    1,288.2
                                                               =======    =======
COMMITMENTS AND CONTINGENCIES (note 16)

Approved by the Board of Directors

          (Signed) TREVOR JOHNSTONE                        (Signed) WAYNE NYSTROM
                   Director                                       Director

                              PACIFICA PAPERS INC.

           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

               (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              EIGHT MONTHS
                                                                  ENDED        YEAR ENDED
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999
                                                                    $               $
                                                              -------------   -------------
                                                                (NOTE 2)
SALES.......................................................       580.8          759.5
                                                                   -----          -----
EXPENSES
Materials, labor and other operating expenses...............       418.5          606.5
Depreciation and amortization...............................        36.8           59.5
Selling, general and administrative.........................        16.0           26.0
                                                                   -----          -----
                                                                   471.3          692.0
                                                                   -----          -----
OPERATING EARNINGS..........................................       109.5           67.5
                                                                   -----          -----
INTEREST EXPENSE............................................        34.9           59.2
OTHER EXPENSES--net.........................................          --            3.2
                                                                   -----          -----
                                                                    34.9           62.4
                                                                   -----          -----
EARNINGS BEFORE INCOME TAXES................................        74.6            5.1
                                                                   -----          -----
INCOME TAXES
Current.....................................................         2.8            2.8
Future......................................................        22.6           (1.0)
                                                                   -----          -----
                                                                    25.4            1.8
                                                                   -----          -----
NET EARNINGS FOR THE PERIOD.................................        49.2            3.3
RETAINED EARNINGS--BEGINNING OF PERIOD......................          --           49.2
DISTRIBUTION PAID (note 2)..................................          --          (18.0)
                                                                   -----          -----
RETAINED EARNINGS--END OF PERIOD............................        49.2           34.5
                                                                   =====          =====
BASIC EARNINGS PER COMMON SHARE (in dollars)................        1.91           0.13
                                                                   =====          =====
FULLY DILUTED EARNINGS PER COMMON SHARE (in dollars)........        1.85           0.13
                                                                   =====          =====
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
  (millions)................................................        25.8           26.3
                                                                   =====          =====

                              PACIFICA PAPERS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (IN MILLIONS OF DOLLARS)

                                                              EIGHT MONTHS
                                                                  ENDED        YEAR ENDED
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999
                                                                    $               $
                                                              -------------   -------------
                                                                (NOTE 2)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings for the period.................................       49.2             3.3
  Items not affecting cash
    Depreciation and amortization...........................       36.8            59.5
    Future income taxes.....................................       22.6            (1.0)
    Increase in other long-term obligations.................        0.6             2.3
    Other expenses--net.....................................         --             3.2
                                                                 ------          ------
                                                                  109.2            67.3
                                                                 ------          ------
Changes in non-cash working capital items
  Accounts receivable.......................................        1.4            13.6
  Inventories...............................................      (15.6)            6.9
  Prepaid expenses..........................................       (2.5)            0.9
  Accounts payable and accrued liabilities..................      (64.6)          (44.4)
                                                                 ------          ------
                                                                  (81.3)          (23.0)
                                                                 ------          ------
                                                                   27.9            44.3
                                                                 ------          ------
CASH FLOWS FROM INVESTING ACTIVITIES
Fair value of net assets acquired...........................     (850.0)             --
Additions to property, plant and equipment..................      (28.9)          (37.0)
                                                                 ------          ------
                                                                 (878.9)          (37.0)
                                                                 ------          ------
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital.........................................      251.1             0.5
Distribution paid...........................................         --           (18.0)
Increase in deferred charges................................       (5.1)          (14.6)
Issuance of long-term debt..................................      599.9           629.0
Repayment of long-term debt.................................         --          (610.1)
Increase in operating loan..................................        5.3             5.9
Repayment of other long-term obligations....................       (0.2)             --
                                                                 ------          ------
                                                                  851.0            (7.3)
                                                                 ------          ------
INCREASE IN CASH AND CASH--END OF PERIOD....................         --              --
                                                                 ======          ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................       29.3            56.8
                                                                 ======          ======
Income taxes paid...........................................        3.6             4.4
                                                                 ======          ======

                              PACIFICA PAPERS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

1.  FORMATION OF PACIFICA PAPERS INC.

    Pacifica Papers Inc. ("Pacifica") is a manufacturer and marketer of paper products primarily to large publishers of advertising materials, magazines, directories and newspapers. Pacifica is the successor to Pacifica Paper Limited Partnership (the "Partnership") (see Reorganization (note 2)). Effective May 1, 1998, the Partnership acquired MB Paper Limited from MacMillan Bloedel Limited ("MB Limited") for an aggregate consideration of $850.0 million.

    The acquisition was accounted for using the purchase method. The amounts assigned to the assets and liabilities acquired were based on their estimated fair values as at May 1, 1998, as follows:

                                                                 $
                                                              --------
Current assets..............................................    229.2
Property, plant and equipment...............................  1,073.6
                                                              -------
                                                              1,302.8
Current liabilities.........................................   (229.1)
Other long-term obligations.................................    (35.3)
Future income tax liability.................................   (188.4)
                                                              -------
                                                                850.0
                                                              =======

2.  REORGANIZATION

    On March 12, 1999, the unitholders of the Partnership approved a reorganization of the Partnership and Pacifica, the Partnership's wholly owned subsidiary. Through a series of steps, 25,758,000 common shares of Pacifica were distributed to the Partnership's limited partners in exchange for their partnership units on a one-for-one basis and 600,000 common shares were issued to the general partner, Pacifica Paper Services Ltd., in consideration of its interest in the Partnership. In addition, the Partnership distributed $18.0 million to the partners in respect of their taxable income for the period as to 0.1% to the general partner and 99.9% to the unitholders.

    The reorganization did not result in any change in beneficial ownership of the Partnership. Accordingly, the December 31, 1998 comparative amounts presented in these financial statements are those of the Partnership.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    These consolidated financial statements are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain material respects from those in the United States, as explained in note 17.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Pacifica and its wholly owned subsidiaries and partnerships (the "company"). Significant Canadian subsidiaries include Pacifica

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Papers Co. Limited Partnership and Pacifica Power Co. Ltd. The company conducts operations in the United States through Pacifica Papers US Inc. and in Japan through Pacifica Papers K.K.

    INVENTORIES

    Inventories of operating and maintenance supplies are valued at average cost. Inventories of wood chips and pulp logs are valued at the lower of average cost and replacement cost. Inventories of manufactured products include materials, labor and an allocation of overhead and are valued at the lower of average cost and net realizable value.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost. Investment tax credits and government capital grants received reduce the cost of the related fixed assets.

    Depreciation is provided on a straight-line basis at rates that amortize the fixed asset cost over the productive life of the asset. The rates of depreciation being applied are intended to fully depreciate over the following periods:

                                                                       5 to
Mill plant and equipment....................................      20 years
Hydroelectric facilities....................................      30 years

    REVENUE RECOGNITION

    Sales and related costs of goods sold are included in earnings when goods are dispatched to the customer in accordance with the terms and conditions of sale.

    INCOME TAXES

    The company accounts for income taxes using the liability method. Under this method, future income taxes are provided for all significant differences between the tax basis of an asset or liability and its carrying amount in the balance sheets.

    TRANSLATION OF FOREIGN CURRENCIES

    The company enters into forward exchange contracts to hedge a portion of its foreign currency denominated transactions, which are predominantly in US dollars. Where transactions are hedged, they are recorded at the hedge rate. Otherwise, assets and liabilities denominated in foreign currencies are translated at rates in effect at the balance sheet date and revenues and expenses are translated at prevailing market rates. Unrealized gains and losses on translation of long-term monetary items are deferred and amortized over the remaining lives of these items. Unrealized gains and losses on translation of other monetary items are reflected in earnings.

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DERIVATIVES

    The company manages its foreign exchange exposure on foreign currency transactions, which are predominately in US dollars, through forward currency sales. Derivatives are not used for trading purposes. Gains and losses are recognized in the same period that the related sales revenue is recorded.

    ENVIRONMENTAL COSTS

    Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures that prevent future environmental contamination are capitalized as fixed assets. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded on an undiscounted basis when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

    EMPLOYEE BENEFIT PLANS

    The company maintains defined benefit and defined contribution pension plans that provide retirement benefits for salaried employees. The company also provides certain health care and other benefits to eligible retired employees. The defined benefit plan provides for benefits based upon the length of service and, in certain cases, the final average earnings of the employee. The cost of pensions and other post-retirement benefits earned by employees is actuarially determined using the projected benefit method pro-rated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees, and expected health care costs. Adjustments arising from plan amendments, experience gains and losses, and the initial pension surpluses and deficiencies are amortized over the estimated average remaining service lives of the employee groups. Pension expense for the defined contribution plan is based on a percentage of employees' salaries.

    STOCK OPTION PLANS

    The company has a stock option plan, which is described in note 11. The company applies the intrinsic value method whereby no compensation expense is recognized for these plans when stock or stock options are issued to employees at fair market value. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital.

    USE OF ESTIMATES

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Management believes its estimates to be appropriate; however, actual results could differ from the amounts estimated.

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

4.  ACCOUNTS RECEIVABLE

                                                                1998       1999
                                                                 $          $
                                                              --------   --------
Trade accounts receivable...................................   115.3      103.5
Less: Allowance for doubtful accounts.......................    (0.4)      (0.4)
Other receivables...........................................    10.2        8.4
                                                               -----      -----
                                                               125.1      111.5
                                                               =====      =====

5.  INVENTORIES

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    Logs and wood chips.........................................    33.1       26.6
    Pulp and paper products.....................................    40.5       40.3
    Operating and maintenance supplies..........................    43.4       43.2
                                                                   -----      -----
                                                                   117.0      110.1
                                                                   =====      =====

6.  PROPERTY, PLANT AND EQUIPMENT

                                                                                 1999
                                                                  ----------------------------------
                                                                             ACCUMULATED
                                                                             DEPRECIATION
                                                                                 AND
                                                                    COST     AMORTIZATION     NET
                                                                     $            $            $
                                                                  --------   ------------   --------
    Mill plant and equipment....................................    990.7         83.5        907.2
    Hydroelectric facilities....................................    102.2          5.6         96.6
    Other.......................................................     46.6          4.9         41.7
                                                                  -------         ----      -------
                                                                  1,139.5         94.0      1,045.5
                                                                  =======         ====      =======

                                                                                 1998
                                                                  ----------------------------------
                                                                             ACCUMULATED
                                                                             DEPRECIATION
                                                                                 AND
                                                                    COST     AMORTIZATION     NET
                                                                     $            $            $
                                                                  --------   ------------   --------
    Mill plant and equipment....................................    956.2         32.0        924.2
    Hydroelectric facilities....................................    100.0          2.2         97.8
    Other.......................................................     46.3          1.9         44.4
                                                                  -------         ----      -------
                                                                  1,102.5         36.1      1,066.4
                                                                  =======         ====      =======

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    Trade accounts payable......................................    65.2       51.5
    Accrued payroll and related liabilities.....................    45.0       34.4
    Other.......................................................    54.3       34.2
                                                                   -----      -----
                                                                   164.5      120.1
                                                                   =====      =====

8.  LONG-TERM DEBT

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    US$165.0 term loan due March 12, 2006 with interest at the
      US dollar base rate plus 2.5% or LIBOR plus 3.5% or the
      Canadian prime rate plus 2% at the company's option.......      --      236.9
    Term loan due March 12, 2004 with interest at the US dollar base rate plus 2% or LIBOR plus 3% or the Canadian prime
      rate plus 2% at the company's option......................      --       71.3
                                                                   -----      -----
                                                                      --      308.2
                                                                   -----      -----
    US$200.0 senior notes due March 12, 2009 with interest at
      10%.......................................................      --      288.6
                                                                   -----      -----
    US$68.6 term loan due June 8, 2001 with interest at the US dollar base rate plus 2 1/4% or LIBOR plus 3 1/4% at the
      company's option..........................................   105.2         --
    Term loan due June 8, 2001 with interest at prime plus
      2 1/4% or the amount charged for bankers' acceptance plus
      3 1/4% at the company's option............................   265.0         --
                                                                   -----      -----
                                                                   370.2         --
                                                                   -----      -----
    Bridge loan due on earlier of January 8, 2000 or on the
      distribution of additional units with interest at the
      amount charged for bankers' acceptances plus 6%...........   234.9         --
                                                                   -----      -----
                                                                   605.1      596.8
    Less: Current portion.......................................      --       11.8
                                                                   -----      -----
                                                                   605.1      585.0
                                                                   =====      =====

    In addition to long-term debt, the company has an operating loan facility of up to $100.0 million available at the same rates as the Canadian dollar term loans outstanding at each respective year end. At December 31, 1999, the weighted average interest rate on the outstanding balance was 7.99% (1998--8.35%) and the unused effective operating loan facility available to the company was $88.8 million (1998--$94.7 million).

    The term loans and the operating loan are secured by charges on all assets and property of the company.

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

9.  OTHER LONG-TERM OBLIGATIONS

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    Post-retirement benefits obligation.........................    22.1       24.3
    Supplemental pension plan obligation........................     3.0        3.3
    Other.......................................................    10.6       10.4
                                                                    ----       ----
                                                                    35.7       38.0
                                                                    ====       ====

10. FUTURE INCOME TAXES

    Future tax assets and liabilities of the company at December 31, 1999 and 1998 were as follows:

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    Future tax assets
      Post-retirement obligations...............................      9.8       10.8
                                                                   ------     ------
    Future tax liabilities
      Depreciation..............................................   (214.8)    (220.8)
      Other.....................................................     (6.0)        --
                                                                   ------     ------
                                                                   (220.8)    (220.8)
                                                                   ------     ------
    Net future income tax liability.............................   (211.0)    (210.0)
                                                                   ======     ======

                                                                    1998       1999
                                                                     %          %
                                                                  --------   --------
    Income tax rate reconciliation
      Federal income tax rate...................................    38.0       38.0
      Provincial and foreign taxes and federal surtax...........     7.5        3.3
      Large corporations tax....................................     2.1       50.4
      Canadian manufacturing and processing allowance...........    (6.7)       3.6
      Non-taxable interest income to Partnership from
        subsidiary..............................................    (7.1)     (31.4)
      Other items...............................................     0.2      (28.6)
                                                                   -----      -----
    Effective income tax rate...................................    34.0       35.3
                                                                   =====      =====

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

11. SHARE CAPITAL

    Authorized

    Unlimited number of common shares (1998--unlimited number of partnership units)

    Issued

                                                                   NUMBER OF     AMOUNT
                                                                    SHARES         $
                                                                  -----------   --------
    Partnership units issued at $10.00 per unit--net of issuance
      cost of $6.5..............................................   25,758,000     251.1
                                                                  -----------    ------
    Balance--December 31, 1998..................................   25,758,000     251.1
    Conversion of partnership units into common shares on
      reorganization (note 2)...................................  (25,758,000)   (251.1)
    Common shares issued on reorganization (note 2).............   26,358,000     251.1
    Issued on exercise of options...............................       45,000       0.5
                                                                  -----------    ------
    Balance--December 31, 1999..................................   26,403,000     251.6
                                                                  ===========    ======

    STOCK OPTION PLANS

    The company adopted two fixed stock option plans in 1998, an Incentive Ownership Plan and a Stock Appreciation Rights Plan. Under the plans, the company may grant up to a total of 1,270,000 stock options (330,000 of which are subject to shareholder approval) and an unlimited number of stock appreciation rights in respect of common shares of Pacifica to directors, officers, and key employees. These options and rights vest at varying rates over a five-year period and have a term of 10 years.

    Fixed options

                                                                    NUMBER OF      EXERCISE PRICE $
                                                                  OPTIONS/RIGHTS   PER OPTION/RIGHT
                                                                  --------------   ----------------
    Balance--May 1, 1998........................................            --             --
    Granted.....................................................       930,000          10.00
                                                                     ---------          -----
    Balance--December 31, 1998..................................       930,000          10.00
    Granted.....................................................       240,000          10.00
    Exercised...................................................       (45,000)         10.00
    Expired.....................................................       (10,000)            --
                                                                     ---------          -----
    Balance--December 31, 1999..................................     1,115,000          10.00
                                                                     =========          =====

    At December 31, 1999, the 1.1 million options and rights outstanding had a weighted average remaining contractual life of 8.4 years and 203,500 were exercisable.

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

11. SHARE CAPITAL (CONTINUED)
    EMPLOYEE SHARE PURCHASE PLAN

    The company approved an Employee Share Purchase Plan on September 1, 1999. Under the plan, the company is authorized to issue up to 1.5 million common shares at market value to permanent full-time employees, nearly all of whom are eligible to participate. Employees are entitled to contribute between 2% and 15% of their annual base earnings, to a maximum of $15,000, and the company contributes $0.15 for each $1.00 contributed by participants. In addition, the company also, on a one-time basis only, for each participant, contributes 50 common shares to the plan when the participant has accumulated 500 shares in the plan, up to a maximum of 102,500 common shares. Common shares required by the plan may be purchased from various sources. No common shares were issued in 1999.

12. EMPLOYEE BENEFIT PLANS

    The company maintains defined benefit and defined contribution pension plans for substantially all salaried employees. Hourly employees are generally members of negotiated plans that require contributions specified by collective agreements. The salaried defined benefit pension plan was fully funded based on an actuarial valuation at the acquisition closing on June 8, 1998.

    Under the defined benefit plan, pension benefits are based on employees' earnings and years of service and funded by the company based on periodic actuarial estimates and statutory requirements. The defined contribution plan covers certain salaried employees. The plan provides for company contributions equal to 5% of earnings. These contributions are accumulated and used to provide benefits on retirement.

    The company has unfunded supplemental pension agreements for certain employees. The present value of accumulated pension benefits based on projected service and compensation levels is provided for in the financial statements.

    The company provides for post-retirement benefits that include two extended health care plans (one for salaried retirees and one for hourly retirees) and the ongoing payment of Medical Service Plan premiums. These benefits are provided to retirees and their eligible dependants for their lifetimes. In the event that retirees predecease their spouses, the surviving spouses are provided with coverage for the remainder of their lifetimes.

    The estimated status of the pension plans as of December 31, 1999 and 1998 was as follows:

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    Defined benefit plan
      Projected benefit obligation..............................   (36.3)     (35.8)
      Market value of plan's assets (primarily invested in a
        balanced fund)..........................................    35.2       40.1
                                                                   -----      -----
    Surplus (deficiency) of plan's assets.......................    (1.1)       4.3
                                                                   =====      =====
    Supplemental pension plan obligation (note 9)...............     3.0        3.3
                                                                   =====      =====

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

12. EMPLOYEE BENEFIT PLANS (CONTINUED)
    Change in projected benefit obligation:

                                                               1998                         1999
                                                    --------------------------   --------------------------
                                                    PENSION    POST-RETIREMENT   PENSION    POST-RETIREMENT
                                                     PLANS          PLAN          PLANS          PLAN
                                                       $              $             $              $
                                                    --------   ---------------   --------   ---------------
    Projected benefit obligation--Beginning of
      period......................................    33.5           20.5          36.3           22.1
    Service cost..................................     1.3            0.5           2.1            0.8
    Interest cost.................................     1.5            1.1           2.4            1.5
    Benefits paid.................................      --             --          (0.5)          (0.1)
                                                      ----           ----          ----           ----
                                                      36.3           22.1          40.3           24.3
    Change in assumptions.........................      --             --          (4.5)          (3.6)
                                                      ----           ----          ----           ----
    Projected benefit obligation--End of period...    36.3           22.1          35.8           20.7
                                                      ====           ====          ====           ====

    Change in plan assets:

                                                               1998                         1999
                                                    --------------------------   --------------------------
                                                    PENSION    POST-RETIREMENT   PENSION    POST-RETIREMENT
                                                     PLANS          PLAN          PLANS          PLAN
                                                       $              $             $              $
                                                    --------   ---------------   --------   ---------------
    Fair value of assets--Beginning of period.....    32.1             --          35.2             --
    Actual return on plan assets..................     1.6             --           3.5             --
    Contributions.................................     1.5             --           1.9             --
    Benefits paid.................................      --             --          (0.5)            --
                                                      ----           ----          ----           ----
    Fair value of assets--End of period...........    35.2             --          40.1             --
                                                      ====           ====          ====           ====

    Pension and post-retirement expenses comprise:

                                                               1998                         1999
                                                    --------------------------   --------------------------
                                                    PENSION    POST-RETIREMENT   PENSION    POST-RETIREMENT
                                                     PLANS          PLAN          PLANS          PLAN
                                                       $              $             $              $
                                                    --------   ---------------   --------   ---------------
    Service cost..................................     1.3            0.5           1.8            0.8
    Interest cost.................................     1.5            1.1           2.4            1.5
    Expected return on plan assets................    (1.6)            --          (2.3)            --
                                                      ----           ----          ----           ----
                                                       1.2            1.6           1.9            2.3
    Defined contribution plan.....................     0.3             --           0.6             --
    Supplemental pension plan.....................     0.3             --           0.3             --
                                                      ----           ----          ----           ----
    Net pension and post-retirement expense.......     1.8            1.6           2.8            2.3
                                                      ====           ====          ====           ====

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

12. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The significant actuarial assumptions used in determining the plans' obligations were as follows:

                                                                1998       1999
                                                                 %          %
                                                              --------   --------
Inflation rate..............................................    2.0         2.0
Average rate of increase of future compensation.............    3.0         3.0
Expected long-term rate of return on plan assets............    6.5         6.5
Assumed discount rate.......................................    6.5        7.25
Rate of increase in medical inflation.......................    4.5         4.5

13. SEGMENTED INFORMATION

    The company operates in one business segment, the manufacturing and marketing of paper products. Substantially all of the company's assets and operations are located in British Columbia, Canada.

    Sales by location of customer were as follows:

                                                                1998       1999
                                                                 $          $
                                                              --------   --------
Canada......................................................    63.2       72.0
                                                               -----      -----
Foreign
  United States.............................................   443.6      599.3
  Asia......................................................    47.3       60.7
  Other.....................................................    26.7       27.5
                                                               -----      -----
  Total foreign sales.......................................   517.6      687.5
                                                               -----      -----
Total.......................................................   580.8      759.5
                                                               =====      =====

14. RELATED PARTY TRANSACTIONS

    The company undertakes transactions with companies affiliated with directors of Pacifica. These transactions are in the normal course of business and are on the same terms as those accorded to non-related parties.

    During 1999, the company paid aggregate fees of $18.3 million (eight months ended December 31, 1998--$8.0 million) primarily for consulting and engineering services to companies affiliated with directors of the company. Of this amount, $7.6 million (eight months ended December 31, 1998--$nil) has been charged to materials, labor and other operating expenses, $2.2 million (eight months ended December 31, 1998--$0.8 million) to selling, general and administrative expenses and $8.5 million (eight months ended December 31, 1998 --$7.2 million) has been capitalized as fixed assets. The aggregate fees include those related to a consulting agreement, which is for an initial term ending July 31, 2001.

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

14. RELATED PARTY TRANSACTIONS (CONTINUED)
    In connection with a refinancing in March 1999, the company repaid indirect loans of $60.0 million and $124.9 million to a company and a Canadian chartered bank (the "Bank"), respectively, both of which are affiliated with directors of the company. In addition, the company paid aggregate fees of $9.5 million to the Bank in connection with senior notes and new term and operating loan facilities, which were issued as part of the refinancing. The Bank is the agent and lender for the operating and term loan facilities.

    The company advanced loans in 1998 totalling $0.7 million to an officer of the company in connection with the purchase of a house on an interest-free basis.

15. FINANCIAL INSTRUMENTS

    The company is subject to foreign exchange exposures that primarily arise from foreign currency sales, which are predominantly in US dollars. This foreign exchange exposure is partially managed by a program of foreign exchange forward contracts.

    The company's exposure to credit risk in the event of non-performance by counter parties in connection with its foreign exchange forward contracts is limited to unrealized gains on outstanding contracts, based on current market prices. The company believes it has minimized credit risk by dealing with large credit-worthy Canadian financial institutions.

    The company had the following US dollar foreign exchange forward contracts outstanding at December 31, 1999 for the purchase and sale of foreign currencies:

                                                  AVERAGE
                                                 US DOLLAR
                                               CONTRACT RATE   AMOUNT OF   UNREALIZED
                                                  TO SELL      CONTRACTS   GAIN (LOSS)
                                                   $1 US          $US           $
                                               -------------   ---------   -----------
Year of expiry
  2000.......................................     $1.5362        325.0        31.3
  2001.......................................     $1.4781         75.0         3.4

                                                AVERAGE YEN
                                               CONTRACT RATE   AMOUNT OF   UNREALIZED
                                                TO PURCHASE    CONTRACTS   GAIN (LOSS)
                                                   $1 US          $US           $
                                               -------------   ---------   -----------
Year of expiry
  2000.......................................     Y112.48        13.3         (1.8)
  2001.......................................     Y 96.71        10.3         (0.4)

    The fair value of the company's accounts receivable, accounts payable and accrued liabilities and operating loan are estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

15. FINANCIAL INSTRUMENTS (CONTINUED)
    The carrying amounts and fair values of long-term debt at December 31, 1999 and 1998 were as follows:

                                                  1998                    1999
                                          ---------------------   ---------------------
                                          CARRYING                CARRYING
                                           AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                             $           $           $           $
                                          --------   ----------   --------   ----------
Long-term debt..........................   (605.1)     (605.1)     (596.8)     (605.3)

16. COMMITMENTS AND CONTINGENCIES

    COMMITMENTS

    (a) WEYERHAEUSER COMPANY LIMITED (FORMERLY MACMILLAN BLOEDEL LIMITED)

       The company entered into a Chip and Log Supply Agreement, a Hog Fuel Supply Agreement and a Services Agreement with MB Limited. Pursuant to the terms of the Chip and Log Supply Agreement, MB Limited provides Pacifica with a perpetual supply of wood chips and pulp logs at market prices based upon a volume formula that provides fiber comparable in volume to the previous fiber supply arrangements between the parties.

    (b) OTHER

       At December 31, 1999, the company had outstanding fiber purchase commitments of approximately $46.0 million per year until December 2004.

    (c) SCHEDULED LONG-TERM DEBT REPAYMENTS ARE AS FOLLOWS:

                                                                 $
                                                              --------
2000........................................................    11.8
2001........................................................    15.5
2002........................................................    19.2
2003........................................................    23.0
2004........................................................    57.7
Thereafter..................................................   469.6
                                                               -----
                                                               596.8
                                                               =====

    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

16. COMMITMENTS AND CONTINGENCIES (CONTINUED) aspects of the Year 2000 Issue that may affect the company, including those related to customers, suppliers, or other third parties, have been fully resolved.

17. UNITED STATES ACCOUNTING PRINCIPLES

    The consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from accounting principles generally accepted in the United States ("US GAAP").

    NET EARNINGS, ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

    The following summary sets out the material adjustments to the company's reported net earnings, assets, liabilities and shareholders' equity which would be made in order to conform to US GAAP:

                                                                    1998       1999
                                                                     $          $
                                                                  --------   --------
    ADJUSTMENT TO NET EARNINGS
    Earnings for period under Canadian GAAP.....................     49.2        3.3
    Deferred foreign exchange gain (loss) (a)...................     (4.9)      30.9
    Unrealized gains (losses) on foreign exchange contracts
      (b).......................................................     (2.9)      35.4
    Imputed interest on acquisition (c).........................     (4.5)        --
    Income tax adjustments on the above.........................      5.1      (27.2)
                                                                  -------    -------
    Net earnings in accordance with US GAAP (d).................     42.0       42.4
                                                                  =======    =======
    BASIC/DILUTED EARNINGS PER SHARE, US GAAP...................     1.63       1.61
                                                                  =======    =======
    ADJUSTMENT TO ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
    Total assets under Canadian GAAP............................  1,317.0    1,288.2
    Property, plant and equipment (c)...........................     (4.5)      (4.5)
    Accounts receivable (e).....................................     (0.7)      (0.7)
                                                                  -------    -------
    Total assets in accordance with US GAAP.....................  1,311.8    1,283.0
                                                                  =======    =======
    Total liabilities under Canadian GAAP.......................  1,016.7    1,002.1
    Deferred foreign exchange (gain) loss (a)...................      4.9      (26.0)
    Unrealized (gains) losses on foreign exchange contracts
      (b).......................................................      2.9      (32.5)
    Income tax adjustments (a)(b)(c)............................     (5.1)      22.1
                                                                  -------    -------
    Total liabilities in accordance with US GAAP................  1,019.4      965.7
                                                                  =======    =======
    Total shareholders' equity under Canadian GAAP..............    300.3      286.1
    Effect of above adjustments (a)(b)(c)(e)....................     (7.9)      31.2
                                                                  -------    -------
    Total shareholders' equity in accordance with US GAAP.......    292.4      317.3
                                                                  =======    =======

    (a) Under Canadian GAAP, unrealized gains and losses on translation of foreign currency denominated long-term monetary items can be deferred and amortized over the term of the

                              PACIFICA PAPERS INC.

                           DECEMBER 31, 1999 AND 1998
  (AMOUNTS IN TABLES ARE EXPRESSED IN MILLIONS OF DOLLARS, EXCEPT WHERE STATED
                                   OTHERWISE)

17. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED) item. Under US GAAP, these unrealized gains and losses are included in earnings for the period.

    (b) Under Canadian GAAP, gains and losses on foreign exchange forward contracts used to hedge anticipated transactions are not recorded until the transactions occur. Under US GAAP, unrealized gains and losses on foreign exchange forward contracts are determined at the date of each balance sheet and included in earnings for the period.

    (c) Under US GAAP, interest is imputed from the effective date of acquisition to the date consideration is given at the acquiror's incremental borrowing rate. Under Canadian GAAP, a different basis of computation is permitted.

    (d) Under US GAAP, comprehensive income consists of net income only.

    (e) Under US GAAP, amounts receivable from officers or directors are deducted from shareholders' equity until repaid.

    (f) Under US GAAP, diluted earnings per share are calculated using the treasury stock method.

18. COMPARATIVE FIGURES

    Certain figures have been reclassified to conform with the current year's presentation.

                                AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF MB PAPER LIMITED

    We have audited the consolidated balance sheet of MB Paper Limited as at April 30, 1998 and the consolidated statements of earnings, deficit and cash flows for the four months ended April 30, 1998. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, the consolidated financial statements of MB Paper Limited present fairly, in all material respects, the financial position of the company as at April 30, 1998 and the results of its operations and cash flows for the four months ended April 30, 1998 in accordance with generally accepted accounting principles in Canada.

Vancouver, Canada                                               PRICE WATERHOUSE

May 15, 1998                                               CHARTERED ACCOUNTANTS

                                MB PAPER LIMITED

                           CONSOLIDATED BALANCE SHEET

                              AS AT APRIL 30, 1998

                             (MILLIONS OF DOLLARS)

                                ASSETS
CURRENT ASSETS
  Accounts receivable (NOTE 3)..............................  $  126.5
  Inventories (NOTE 4)......................................     101.4
  Other.....................................................       1.3
                                                              --------
                                                                 229.2
PROPERTY, PLANT AND EQUIPMENT, NET (NOTE 5).................     916.7
OTHER ASSETS................................................       2.6
                                                              --------
                                                              $1,148.5
                                                              ========

                             LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities (NOTE 6).........  $  134.7
AMOUNTS OWING TO MACMILLAN BLOEDEL LIMITED (NOTE 7)
  Advances, net.............................................      87.4
  Promissory note...........................................     350.0
                                                              --------
                                                                 437.4
OTHER LONG-TERM OBLIGATIONS.................................      14.8
DEFERRED INCOME TAXES.......................................     193.7
                                                              --------
                                                                 780.6
                                                              --------

                         SHAREHOLDER'S EQUITY

SHARE CAPITAL (NOTE 9)......................................     420.7
DEFICIT.....................................................     (52.8)
                                                              --------
                                                                 367.9
                                                              --------
                                                              $1,148.5
                                                              ========
COMMITMENTS (NOTE 15)

                                MB PAPER LIMITED

                       CONSOLIDATED STATEMENT OF EARNINGS

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                             (MILLIONS OF DOLLARS)

SALES.......................................................   $271.8
COSTS AND EXPENSES
  Materials, labour and other operating expenses............    203.8
  Depreciation, depletion and amortization..................     27.2
  Selling, general and administrative.......................      9.8
                                                               ------
                                                                240.8
                                                               ------
OPERATING EARNINGS..........................................     31.0
INTEREST EXPENSE............................................      9.2
                                                               ------
EARNINGS BEFORE INCOME TAXES................................     21.8
INCOME TAX EXPENSE (NOTE 8).................................     (8.3)
                                                               ------
NET EARNINGS FOR THE PERIOD.................................   $ 13.5
                                                               ======

                                MB PAPER LIMITED

                       CONSOLIDATED STATEMENT OF DEFICIT

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                             (MILLIONS OF DOLLARS)

DEFICIT AT BEGINNING OF THE PERIOD..........................    $(66.3)
NET EARNINGS FOR THE PERIOD.................................      13.5
                                                                ------
DEFICIT AT END OF THE PERIOD................................    $(52.8)
                                                                ======

                                MB PAPER LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    FOR THE FOUR MONTHS ENDED APRIL 30, 1998

                             (MILLIONS OF DOLLARS)

CASH PROVIDED BY (USED FOR):
OPERATING ACTIVITIES
  Net operating earnings for the period.....................    $13.5
  Items not affecting cash
    Depreciation, depletion and amortization................     27.2
    Deferred income taxes...................................      6.4
  Changes in non-cash working capital
    Accounts receivable.....................................     (5.3)
    Inventories.............................................      0.8
    Other...................................................     (0.5)
    Accounts payable and accrued liabilities................      9.7
                                                                -----
                                                                 51.8
INVESTING ACTIVITY
  Additions to property, plant and equipment................     (5.6)

FINANCING ACTIVITY
  Change in amounts owing to parent company.................    (46.2)
                                                                -----
CASH, END OF THE PERIOD.....................................    $--
                                                                =====

                                MB PAPER LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

1.  FORMATION OF MB PAPER LIMITED AND BASIS OF PRESENTATION

    MB Paper Limited ("the Company") was incorporated on May 21, 1996 (and continued under the Canada Business Corporations Act on March 24, 1998) as a wholly owned subsidiary of MacMillan Bloedel Limited for the purpose of acquiring MacMillan Bloedel Limited's paper business (the "Paper Business"). The Company commenced operations on January 1, 1997 upon acquiring all of MacMillan Bloedel Limited's Canadian Paper Business assets. The assets purchased include two integrated groundwood paper manufacturing facilities located in Powell River and Port Alberni, British Columbia, certain hydroelectric generation distribution facilities located in or near Powell River, British Columbia, certain timberlands located near Parksville, British Columbia, as well as sales and marketing operations. The assets and liabilities acquired were recorded at MacMillan Bloedel Limited's carrying amounts. On November 1, 1997, the Company acquired certain assets of MacMillan Bloedel Limited's U.S. paper operations. The assets purchased included sales and marketing operations as well as certain timberlands. The assets and liabilities acquired were recorded at MacMillan Bloedel Limited's carrying amounts.

    The consolidated financial statements include all costs related to carrying on the Paper Business. Certain corporate overhead costs have been allocated to the Paper Business based on sales and other financial measures which management has determined to be a reasonable basis of allocation.

2.  ACCOUNTING POLICIES

    The consolidated historical financial statements are expressed in Canadian dollars and have been prepared in accordance with accounting principles generally accepted in Canada, which differ in certain respects from those in the United States as explained in Note 14. The consolidated historical financial statements reflect the following significant accounting policies:

REVENUE RECOGNITION

    Sales and related costs of goods sold are included in earnings when goods are dispatched to the customer in accordance with the delivery terms.

FOREIGN CURRENCY TRANSLATION

    Foreign operations are considered integrated and translated at current rates for items measured at current prices, and at historical rates for non-monetary items measured at past prices. Other assets and liabilities denominated in foreign currencies are translated at the year-end rate of exchange.

VALUATION OF INVENTORIES

    Inventories of operating and maintenance supplies and raw materials are valued at the lower of average cost and replacement cost or net realizable value using the first-in, first-out method. Inventories of manufactured products include materials, labour and an allocation of overhead and are valued at the lower of average cost and net realizable value.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost.

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

2.  ACCOUNTING POLICIES (CONTINUED)
    Depreciation is taken on a units-of-production basis for manufacturing assets. Non-manufacturing assets are depreciated on a straight-line basis.

    The rates of depreciation being applied are intended to fully depreciate manufacturing assets (at normal production levels) and non-manufacturing assets over the following periods:

Buildings...................................................  20 or 40 years
Pulp and paper mill machinery and equipment.................        20 years

    Interest is capitalized during construction of major capital projects.

    For capitalized timber, amortization is provided on the unit of production method.

    Write downs of property, plant and equipment are recognized in the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future cash flows on an undiscounted basis is less than the carrying amount of the asset. Write downs are based on an estimate of future undiscounted cash flows.

FINANCIAL INSTRUMENTS

    The fair value of the Company's accounts receivable, accounts payable, and accrued liabilities are estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

    The carrying value of amounts owing to MacMillan Bloedel Limited under the promissory note approximates fair value as it bears interest at market rates.

ENVIRONMENTAL EXPENDITURES

    Generally, environmental expenditures resulting in additions to property, plant and equipment are capitalized, while other environmental expenditures are expensed.

PENSION COSTS

    MacMillan Bloedel Limited maintains defined benefit and defined contribution pension plans which provide retirement benefits for salaried employees. The defined benefit plan provides for benefits based upon the length of services and, in certain cases, the final average earnings of the employee. Related pension expense for the deferred benefit plan is determined by the projected benefit method using management's best estimate assumptions for future investment return, interest rates and salary changes. Adjustments arising from plan amendments, experience gains and losses and the initial pension surpluses and deficiencies are amortized over the estimated average remaining service lives of the employee groups. Pension expense for the defined contribution plan is based on a percentage of employees' salaries.

USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Restructuring costs represent the more subjective

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

2.  ACCOUNTING POLICIES (CONTINUED)
of these estimates. Management believes its estimates to be appropriate; however, actual results could differ from the amounts estimated.

3.  ACCOUNTS RECEIVABLE

Trade accounts receivable...................................   $109.8
Other receivables...........................................     16.7
                                                               ------
                                                               $126.5
                                                               ======

4.  INVENTORIES

Logs and wood chips.........................................   $ 15.5
Pulp and paper products.....................................     47.7
Operating and maintenance supplies..........................     38.2
                                                               ------
                                                               $101.4
                                                               ======

5.  PROPERTY, PLANT AND EQUIPMENT

                                                            ACCUMULATED
                                                   COST     DEPRECIATION     NET
                                                 --------   ------------   --------
Buildings and equipment........................  $1,940.3    $(1,042.2)     $898.1
Timber.........................................       0.9         (0.4)        0.5
Land...........................................      18.1       --            18.1
                                                 --------    ---------      ------
                                                 $1,959.3    $(1,042.6)     $916.7
                                                 ========    =========      ======

6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade accounts payable......................................   $ 64.7
Accrued payroll and related liabilities.....................     20.2
Restructuring liabilities...................................     33.2
Other.......................................................     16.6
                                                               ------
                                                               $134.7
                                                               ======

    In 1996 and 1997, the Company announced a rationalization program, which included the curtailment of operations which were not economically viable and the elimination of a number of hourly and salaried positions throughout the Company.

    At April 30, 1998 approximately 297 employees were terminated and $5.4 million of benefits were paid and charged against the severance provision during the period. The restructuring program is expected to be completed by mid-1999. No environmental and remedial costs have been paid as at April 30, 1998.

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

7.  AMOUNTS OWING TO MACMILLAN BLOEDEL LIMITED

    The Company signed a promissory note with MacMillan Bloedel Limited on January 1, 1997. The promissory note is payable on demand and carries an interest rate of 8%. Interest on the promissory note for the four month period to April 30, 1998 was $4.2 million. After January 1, 1997, MacMillan Bloedel Limited continued to finance and provide liquidity to the Company as necessary through advances. In the years prior to 1997, the Company operated as a division of MacMillan Bloedel Limited, which provided all financing and liquidity.

    In the four month period to April 30, 1998, the average balance owing to MacMillan Bloedel Limited was $110.5 million of which $2.0 million represented an allocation of corporate costs and the remainder represented the balance arising from the cash management function provided by MacMillan Bloedel Limited.

8.  INCOME TAXES

Current                                                         $1.9
Deferred....................................................     6.4
                                                                ----
Total income tax expense....................................    $8.3
                                                                ====

INCOME TAX RATE RECONCILIATION
Canadian federal income tax rate............................    38.0%
Provincial and state taxes and federal surtax...............     7.5
Large corporations tax......................................     3.3
Canadian manufacturing and processing allowance.............    (6.1)
Foreign tax rates...........................................    (0.5)
Other items.................................................    (4.2)
                                                                ----
Effective income tax rate...................................    38.0%
                                                                ====

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

9.  SHARE CAPITAL

                                                              NUMBER
                                                             OF SHARES    AMOUNT
                                                             ---------   --------
AUTHORIZED
  Unlimited common shares without par value................     --        $--

ISSUED
  Upon incorporation.......................................         1     $--
  Acquisition of the Canadian Paper Business assets........   400,000      403.8
  Acquisition of certain assets of the U.S. Paper
    operations.............................................    18,900       16.9
                                                              -------     ------
Balance at December 31, 1997 and April 30, 1998............   418,901     $420.7
                                                              =======     ======

10. PENSION PLANS

    MacMillan Bloedel Limited maintains defined benefit and defined contribution pension plans for all salaried employees. A defined benefit plan covering salaried employees in the Paper Business is to be fully funded by MacMillan Bloedel Limited and transferred to MB Paper Limited after closing of the sale once the actuarial calculations have been performed. The hourly employees are generally members of negotiated plans that require contributions specified by collective agreements.

11. SEGMENTED INFORMATION

    Substantially all of the Company's assets and operations are located in British Columbia, Canada. Sales by major destinations were as follows:


Canada......................................................   $ 30.9
United States...............................................    205.6
Asia........................................................     22.2
Other.......................................................     13.1
                                                               ------
                                                               $271.8
                                                               ======

12. RELATED PARTY TRANSACTIONS

    The paper business purchased services, materials and fiber totaling $29.6 million from MacMillan Bloedel Limited during the four months ended April 30, 1998 which were made at fair market value.

13. SUBSIDIARY COMPANIES AND JURISDICTION OF INCORPORATION

    DELAWARE
    MB Paper Inc.
    MB Paper Sales Inc.
    MB Poplar Inc.
    Export Sales Company Limited

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

14. UNITED STATES ACCOUNTING PRINCIPLES

    The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). In certain respects, Canadian GAAP differs from accounting principles generally accepted in the United States ("U.S. GAAP").

NET EARNINGS, LIABILITIES AND SHAREHOLDER'S EQUITY

    The following summary sets out the material adjustments to the Company's reported net earnings for the four months ended April 30, 1998 and to liabilities and shareholder's equity as at April 30, 1998 which would be made in order to conform to U.S. GAAP:


ADJUSTMENTS TO EARNINGS
Net earnings for the period under Canadian GAAP.............   $13.5
  Post-retirement benefits other than pensions(e)...........    (0.7)
  Income taxes(a)...........................................     0.2
                                                               -----
Net earnings in accordance with U.S. GAAP...................   $13.0
                                                               =====


ADJUSTMENTS TO LIABILITIES AND SHAREHOLDER'S EQUITY
Total liabilities under Canadian GAAP.......................   $780.6
  Deferred income taxes(c)..................................    (31.4)
  Post-retirement benefits other than pensions(b)...........     20.5
                                                               ------
Total liabilities in accordance with U.S. GAAP..............   $769.7
                                                               ======


Total shareholder's equity under Canadian GAAP..............   $367.9
  Income taxes(a)...........................................     31.4
  Post-retirement benefits other than pensions(e)...........    (20.5)
                                                               ------
Total shareholder's equity in accordance with U.S. GAAP.....   $378.8
                                                               ======

(a) Under Canadian GAAP, the Company follows the deferral method in providing for income taxes while under U.S. GAAP, the liability method would be used. Under the method, deferred income taxes are calculated based on the difference between accounting and tax values of assets and liabilities. The current tax rate is used to calculate deferred income taxes at the balance date. Deferred tax assets arising from losses and temporary differences are subject to a valuation allowance whenever it is more likely that the assets will not be realized.

(b) Under Canadian GAAP, costs of providing life insurance and health care benefits to employees after retirement are recognized as incurred while under U.S. GAAP, these costs are accrued during the employees' years of active service.

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

14. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED)
(c) Deferred tax assets and liabilities of the Company at April 30, 1998 were as follows:


DEFERRED TAX ASSETS
  Net operating loss carryforwards..........................  $   3.5
  Accrued liabilities.......................................     23.4
                                                              -------
                                                                 26.9
VALUATION ALLOWANCE.........................................    --
                                                              -------
                                                                 26.9
DEFERRED TAX LIABILITIES
  Depreciation..............................................   (185.6)
  Other.....................................................     (3.6)
                                                              -------
                                                               (189.2)
                                                              -------
NET DEFERRED INCOME TAXES UNDER U.S. GAAP...................  $(162.3)
                                                              =======

(d) The Company has both defined benefit and defined contribution pension plans covering substantially all of its salaried employees. The defined benefit pension plan is non-contributory, covering certain salaried employees of the Company. Pension benefits are based on employees' earnings and years of service and funded by MacMillan Bloedel based on periodic actuarial estimates and statutory requirements.

    The defined contribution plan covers salaried employees who elected to transfer from the defined benefit registered pension plan on and after July 1, 1996, and also all salaried employees hired on or after July 1, 1996. The plan provides for Company contributions equal to 5% of earnings. These contributions are accumulated and used to provide benefits on retirement.

    Change in projected benefit obligation:


        Projected benefit obligation, January 1, 1998...............   $35.3
        Service cost................................................     0.7
        Interest cost...............................................     0.8
        Benefits paid...............................................    --
                                                                       -----
        Projected benefit obligation, April 30, 1998................   $36.8
                                                                       =====

        Change in plan assets:

        Fair value of assets, January 1, 1998.......................   $32.6
        Actual return on plan assets................................     0.7
        Contributions...............................................     0.7
        Benefits paid...............................................    --
                                                                       -----
        Fair value of assets, April 30, 1998........................   $34.0
                                                                       =====

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

14. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED)
    Net pension cost under U.S. GAAP, which is not materially different under Canadian GAAP, includes the following components:


DEFINED BENEFIT PLAN
  Service cost..............................................        $ 0.7
  Interest cost.............................................          0.8
  Actual return on plan assets..............................         (0.7)
                                                                    -----
                                                                      0.8
DEFINED CONTRIBUTION PLAN...................................          0.1
                                                                    -----
NET PENSION COST............................................        $ 0.9
                                                                    =====

    The significant actuarial assumptions used in determining the plan obligations were as follows:

Rate of increase in future compensation.....................  3.0  %
Expected long-term rate of return on plan assets............  6.5  %

    The initial actuarial valuation is currently being prepared as of June 8, 1998. The estimated status of the plan as of April 30, 1998 was as follows:

Market value of plan's assets (primarily invested in a
  balanced fund)............................................   $ 34.0
Projected benefit obligation................................    (36.8)
                                                               ------
Projected benefit obligations in excess of plan's assets,
  unamortized...............................................   $ (2.8)
                                                               ======

(e) Post-retirement benefits other than pensions

    The Company provides for post-retirement benefits which include two extended health care plans (one for salaried retirees, and one for hourly retirees), and the ongoing payment of MSP premiums. These benefits are provided to retirees and their eligible dependants for their lifetimes. In the event that the retiree pre-decreases their spouse, the surviving spouse is provided with coverage for the remainder of their lifetime.

    Change in projected benefit obligation:


Projected benefit obligation, January 1, 1998...............   $19.8
Service cost................................................     0.3
Interest cost...............................................     0.4
Benefits paid...............................................    --
                                                               -----
Projected benefit obligation, April 30, 1998................   $20.5
                                                               =====

    Post-retirement benefit plans other than pensions are unfunded. If the rate of medical inflation was increased by 1%, the accumulated post-retirement obligation would have increased by 23% as of April 30, 1998. The aggregate service and interest cost would have increased by 14% in 1998.

                                MB PAPER LIMITED

              (MILLIONS OF DOLLARS, EXCEPT WHERE STATED OTHERWISE)

14. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED)
    The net post-retirement benefit cost for the 4 months ended April 30, 1998 is as follows:


Service cost................................................   $ 0.3
Interest cost...............................................     0.4
                                                               -----
Net post-retirement benefit cost............................   $ 0.7
                                                               =====

    The accrued post-retirement obligation as of April 30, 1998 was as follows:


Active employees eligible to retire.........................   $ 7.0
Other active employees......................................    13.5
                                                               -----
Accrued post-retirement benefit obligation..................   $20.5
                                                               =====

    The post-retirement obligation for benefits other than pensions is unfunded.

    The significant actuarial assumptions used in determining the obligations were as follows:

Assumed discount rate.....................  6.5%
                                            10.0% for 1996 to 1998; 4.5%
Rate of increase in medical inflation.....  thereafter

15. COMMITMENTS

    The Company has entered into fiber supply, hog fuel and continuing services agreements with MacMillan Bloedel Limited. These agreements are cancellable at the Company's option with written notice. Other fiber supply agreements with third parties that MacMillan Bloedel Limited entered into on behalf of MB Paper Limited have been transferred to the Company, including a commitment to purchase logs at a cost of approximately $23.0 million over a two-year period.

                              PACIFICA PAPERS INC.

                          CONSOLIDATED BALANCE SHEETS

                             (MILLIONS OF DOLLARS)

                                                                    AS AT              AS AT
                                                              DECEMBER 31, 2000    JUNE 30, 2001
                                                              ------------------   --------------
                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash......................................................       $     --           $     --
  Accounts receivable.......................................          131.0              141.5
  Inventories...............................................          117.0              105.9
  Prepaid expenses..........................................            0.8                1.8
                                                                   --------           --------
                                                                      248.8              249.2
CAPITAL ASSETS--NET.........................................        1,052.4            1,012.5
DEFERRED CHARGES............................................           16.6               13.3
                                                                   --------           --------
                                                                   $1,317.8           $1,275.0
                                                                   ========           ========

LIABILITIES
CURRENT LIABILITIES
  Operating loan............................................       $   15.0           $   15.0
  Accounts payable and accrued liabilities..................          123.6              109.2
  Current portion of long-term debt.........................           28.5                2.1
                                                                   --------           --------
                                                                      167.1              126.3
LONG-TERM DEBT..............................................          575.9              556.6
OTHER LONG-TERM OBLIGATIONS.................................           38.5               40.8
DEFERRED FOREIGN EXCHANGE GAIN (LOSS).......................            4.8               (2.3)
FUTURE INCOME TAXES.........................................          223.9              226.2
                                                                   --------           --------
                                                                    1,010.2              947.6

SHAREHOLDERS' EQUITY
SHARE CAPITAL...............................................          252.2              261.0
RETAINED EARNINGS...........................................           55.4               66.4
                                                                   --------           --------
                                                                      307.6              327.4
                                                                   --------           --------
                                                                   $1,317.8           $1,275.0
                                                                   ========           ========

                              PACIFICA PAPERS INC.

           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

              (MILLIONS OF DOLLARS, EXCEPT WHERE OTHERWISE NOTED)

                                                              SIX MONTHS ENDED   SIX MONTHS ENDED
                                                               JUNE 30, 2000      JUNE 30, 2001
                                                              ----------------   ----------------
                                                                (UNAUDITED)        (UNAUDITED)
SALES.......................................................       $401.5             $428.3
                                                                   ------             ------
EXPENSES
  Materials, labor, and other operating.....................        319.3              342.8
  Depreciation and amortization.............................         31.9               35.8
  Selling, general and administrative.......................         15.5               14.0
                                                                   ------             ------
                                                                    366.7              392.6
                                                                   ------             ------
OPERATING EARNINGS..........................................         34.8               35.7
INTEREST EXPENSE, net of capitalized interest of $1.4
  (2000--Nil)...............................................         30.6               25.0
OTHER EXPENSES--NET.........................................           --                4.8
GAIN ON SALE OF SUBSIDIARY (note 4).........................           --               (7.8)
                                                                   ------             ------
EARNINGS BEFORE INCOME TAXES................................          4.2               13.7
                                                                   ------             ------
INCOME TAXES
  Current...................................................          1.1                0.4
  Future....................................................          0.5                2.3
                                                                   ------             ------
                                                                      1.6                2.7
                                                                   ------             ------
NET EARNINGS FOR THE PERIOD.................................          2.6               11.0
RETAINED EARNINGS, BEGINNING OF PERIOD......................         34.5               55.4
                                                                   ------             ------
RETAINED EARNINGS, END OF PERIOD............................       $ 37.1             $ 66.4
                                                                   ======             ======
BASIC EARNINGS PER COMMON SHARE (dollars)...................       $ 0.10             $ 0.41
                                                                   ======             ======
DILUTED EARNINGS PER COMMON SHARE (dollars).................       $ 0.10             $ 0.41
                                                                   ======             ======
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
  (millions)................................................         26.4               26.8
                                                                   ======             ======

                              PACIFICA PAPERS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (MILLIONS OF DOLLARS)

                                                             SIX MONTHS ENDED   SIX MONTHS ENDED
                                                              JUNE 30, 2000      JUNE 30, 2001
                                                             ----------------   ----------------
                                                               (UNAUDITED)        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings for the period.............................      $  2.6             $ 11.0
    Items not affecting cash:
      Depreciation and amortization.........................        31.9               35.8
      Future income taxes...................................         0.5                2.3
      Other income--net.....................................        (1.0)              (0.4)
      Gain on sale of subsidiary............................          --               (7.8)
      Increase in other long-term obligations...............        (0.6)               2.3
                                                                  ------             ------
                                                                    33.4               43.2
                                                                  ------             ------
    Changes in non-cash working capital:
      Accounts receivable...................................       (15.2)              (8.6)
      Inventories...........................................         8.3               11.1
      Prepaid expenses......................................         0.2               (1.0)
      Accounts payable and accrued liabilities..............        24.2              (14.4)
                                                                  ------             ------
                                                                    17.5              (12.9)
                                                                  ------             ------
                                                                    50.9               30.3
                                                                  ------             ------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to capital assets...............................      $(23.3)            $(43.6)
  Proceeds from sale of subsidiary..........................          --              100.0
  Proceeds from sale of capital assets......................          --                2.4
                                                                  ------             ------
                                                                   (23.3)              58.8
                                                                  ======             ======
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase to deferred charges..............................      $   --             $ (0.9)
  Increase (decrease) in operating loan.....................       (11.2)                --
  Net repayment of long-term debt...........................        (4.9)             (97.0)
  Issuance of share capital.................................         0.6                8.8
                                                                  ------             ------
                                                                   (15.5)             (89.1)
                                                                  ------             ------
INCREASE IN CASH............................................      $ 12.1             $   --
Cash, beginning of period...................................          --                 --
                                                                  ------             ------
Cash, end of period.........................................      $ 12.1             $   --
                                                                  ======             ======
SUPPLEMENTAL CASH FLOW INFORMATION
Long-term debt assumed on acquisition of Joint Venture
  (note 4)..................................................      $   --             $ 44.4
                                                                  ======             ======

                              PACIFICA PAPERS INC.

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    These unaudited consolidated financial statements include the accounts of Pacifica Papers Inc. (the Company), its wholly owned subsidiaries and partnership, its proportionate share of the assets and liabilities as at June 30, 2001, and its proportionate share of the revenues and expenditures for the period from February 2, 2001 to June 30, 2001, of Powell River Energy Inc. (PREI), a joint venture (note 4). All intercompany transactions and amounts have been eliminated on consolidation.

    The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles on a basis consistent with those followed in the most recent audited annual consolidated financial statements, except as described in
    Note 2 below. These unaudited interim consolidated financial statements do not include all information and note disclosures required by Canadian generally accepted accounting principles for annual financial statements, and therefore, should be read in conjunction with the December 31, 2000 audited consolidated financial statements and note below.

2.  SIGNIFICANT ACCOUNTING POLICY

    EARNINGS PER SHARE

    In accordance with new accounting recommendations of the Canadian Institute of Chartered Accountants, on January 1, 2001, the Company adopted the new standard for computing earnings per share. The recommendations have been applied retroactively, with no impact to the comparative period earnings per share amount.

3.  SEGMENTED INFORMATION

                                                               SIX MONTHS ENDED   SIX MONTHS ENDED
                                                                JUNE 30, 2000      JUNE 30, 2001
                                                               ----------------   ----------------
                                                                 (UNAUDITED)        (UNAUDITED)
    Paper sales (millions of dollars)
      Canada.................................................       $ 47.6             $ 33.2
                                                                    ------             ------
      Foreign
        United States........................................        301.0              312.4
        Asia.................................................         33.9               52.1
        Other................................................         14.6               26.1
                                                                    ------             ------
      Total foreign sales                                            349.5              390.6
                                                                    ------             ------
    Total....................................................        397.1              423.8
    Pulp sales...............................................          4.4                4.5
                                                                    ------             ------
    Total sales..............................................       $401.5             $428.3
                                                                    ======             ======

4.  GAIN ON SALE OF SUBSIDIARY

    On February 2, 2001, the Company completed the sale of its hydroelectric subsidiary, Pacifica Power Co. Ltd., to PREI. In return, the Company received cash proceeds of $100.0 million, a subordinated debenture of $11.0 million, a promissory note of $2.0 million and a 50.1% interest in the share capital of PREI. The cash proceeds were used substantially to pay down debt.

                              PACIFICA PAPERS INC.

4.  GAIN ON SALE OF SUBSIDIARY (CONTINUED)
    PREI partly financed the acquisition using $88.6 million of a non-recourse credit facility totalling $105.0 million which matures at the end of January 2002. PREI's management intends to convert this to long-term debt prior to that date. Accordingly, the Company's proportionate share PREI's debt of $44.6 million as at June 30, 2001 has been classified as long-term debt in the financial statements.

5.  BUSINESS COMBINATION WITH NORSKE SKOG CANADA LIMITED

    Pursuant to the terms of an arrangement agreement with Norske Skog Canada Limited dated March 25, 2001, all of the issued and outstanding common shares of the Company were acquired by Norske Skog Canada on August 27, 2001 for consideration payable to the shareholders of the Company consisting of, in aggregate, 50,620,870 Norske Skog Canada Common Shares and cash of
    $48.1 million, with the effect that the Company became a wholly-owned subsidiary of Norske Skog Canada. Effective September 1, 2001, the Company amalgamated with Norske Skog Canada.

PROSPECTUS

                           NORSKE SKOG CANADA LIMITED

                   OFFER TO EXCHANGE ANY AND ALL OUTSTANDING

                          8 5/8% SENIOR NOTES DUE 2011
         (U.S. $250,000,000 AGGREGATE FOR PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                          8 5/8% SENIOR NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                             ---------------------

    THE EXCHANGE OFFER

    - Expires 5:00 p.m., New York City time,             , 2002, unless
      extended.

    - Not conditional upon any minimum principal amount of outstanding notes being tendered for exchange.

    - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of outstanding notes may be withdrawn by you any time prior to 5:00 p.m., New York City time on the date of the expiration of the exchange offer.

    - The exchange of notes will generally not be a taxable exchange for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - The terms of the exchange notes to be issued are substantially similar to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

    THE EXCHANGE NOTES

    - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes. The exchange notes will also be fully and unconditionally guaranteed by all of our material wholly owned subsidiaries.

    RESALE OF EXCHANGE NOTES

    - There is currently no public market for the exchange notes and we do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market.
                            ------------------------

    Our common shares are quoted on The Toronto Stock Exchange under the symbol "NS."

    INVESTING IN THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS.
                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                  The date of this prospectus is       , 2002

                  [ALTERNATE FRONT COVER PAGE FOR PROSPECTUS]

                           NORSKE SKOG CANADA LIMITED

                       TERMS OF THE 8 5/8% NOTES DUE 2011

INTEREST

    We will pay cash interest on the notes from June 15, 2001 at the rate of 8 5/8% per year, payable semi-annually in arrears on each June 15 and December 15, commencing on
December 15, 2001.

MATURITY

    The notes will mature on June 15, 2011.

GUARANTEES

    All of our material wholly owned
subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis.
Future subsidiaries may also be required to guarantee the notes.

RANKING

    The notes will rank equally with our other senior, unsecured indebtedness.

CHANGE OF CONTROL

    If we experience specific kinds of change of control, we must offer to repurchase the notes at the prices specified herein.

OPTIONAL REDEMPTION

    On or after June 15, 2006, we may redeem the notes, in whole or in part, at any time, at the redemption prices specified on page 97 of this prospectus.

    In addition, before June 15, 2004, we may redeem up to 35% of the principal amount of the notes at the prices specified herein with the net proceeds of a public equity offering.

RESALE OF EXCHANGE NOTES

    There is currently no public market for the exchange notes and we do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market.

                            ------------------------

    Our common shares are quoted on the Toronto Stock Exchange under the symbol "NS."

    INVESTING IN THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    UNTIL     (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS THAT
EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER OF THESE SECURITIES, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ---------------------

                      Prospectus dated             , 2002.

                                    PART II

                     INFORMATION NOT REQUIRD IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), a corporation may indemnify a present or former director or officer to such corporation or a person who acts or acted as a director or officer of another corporation at the corporation's request and where the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation, provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

    In accordance with the CBCA, NSCL may indemnify a director or officer of NSCL, a former director or officer of NSCL, a former director or officer of a body corporate of which NSCL is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of NSCL or such body corporate if (1) he acted honestly and in good faith with a view to the best interests of NSCL, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

    NSCL will also indemnify such directors or officers who have been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of NSCL or body corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

    A policy of directors' and officers' liability insurance is maintained by NSCL which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), and also reimburses NSCL for payments made pursuant to the indemnity provisions under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NSCL pursuant to the foregoing provisions, NSCL has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS

    The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (1) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (e) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, PROVIDED, HOWEVER, subparagraphs (d)(i) and (d)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (f) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (g) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (h) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, THAT the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (h) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by this paragraph (h) if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant issuer has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA LIMITED

                                                       By:  /s/ RALPH LEVERTON
                                                            -----------------------------------------
                                                            Name: Ralph Leverton
                                                            Title: VICE PRESIDENT, FINANCE, CHIEF
                                                            FINANCIAL OFFICER AND SECRETARY

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ JAN A. REINAS
     -------------------------------------------                   Director and Chairman
                    Jan A. Reinas

                /s/ RUSSELL J. HORNER                     Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

               /s/ J. TREVOR JOHNSTONE
     -------------------------------------------                          Director
                 J. Trevor Johnstone

             /s/ MITCHELL H. GROPPER, QC
     -------------------------------------------                          Director
               Mitchell H. Gropper, QC

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ HAROLD N. KVISLE
     -------------------------------------------                          Director
                  Harold N. Kvisle

                  /s/ JAN A. OKSUM
     -------------------------------------------                          Director
                    Jan A. Oksum

                /s/ R. KEITH PURCHASE
     -------------------------------------------                          Director
                  R. Keith Purchase

              /s/ WILLIAM P. ROSENFELD
     -------------------------------------------                          Director
                William P. Rosenfeld

               /s/ W. THOMAS STEPHENS
     -------------------------------------------                Director and Deputy Chairman
                 W. Thomas Stephens

                                                          Vice President, Finance, Chief Financial
                 /s/ RALPH LEVERTON                                Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

          NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       ELK FALLS PULP AND PAPER LIMITED

                                                       By:  /s/ RALPH LEVERTON
                                                            -----------------------------------------
                                                            Name: Ralph Leverton
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER
     -------------------------------------------                          Director
                  Russell J. Horner

                 /s/ RALPH LEVERTON
     -------------------------------------------                   Director and President
                   Ralph Leverton                              (principal executive officer)

                /s/ PETER M. STAIGER                         Director, Treasurer and Secretary
     -------------------------------------------         (principal financial officer and principal
                  Peter M. Staiger                                  accounting officer)

          NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA PULP OPERATIONS LIMITED

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title: PRESIDENT AND CHIEF EXECUTIVE
                                                                   OFFICER

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER                     Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                                                          Director, Vice-President Finance, Chief
                 /s/ RALPH LEVERTON                           Financial Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

          NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA FINANCE LIMITED

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER
     -------------------------------------------                   Director and President
                  Russell J. Horner                            (principal executive officer)

                 /s/ RALPH LEVERTON                                Director and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger

          NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant issuer has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA (JAPAN) LIMITED

                                                       By:  /s/ JAMES M. BAYLES
                                                            -----------------------------------------
                                                            Name: James M. Bayles
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ JAMES M. BAYLES
     -------------------------------------------                   Director and President
                   James M. Bayles                             (principal executive officer)

                /s/ JAMES E. ARMITAGE
     -------------------------------------------                          Director
                  James E. Armitage

                 /s/ RYOJI MIYAKITA                             Director and Vice-President
     -------------------------------------------         (principal financial officer and principal
                   Ryoji Miyakita                                   accounting officer)

           NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA PULP SALES INC.

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER
     -------------------------------------------                   Director and President
                  Russell J. Horner                            (principal executive officer)

                                                          Director, Vice-President Finance, Chief
                 /s/ RALPH LEVERTON                           Financial Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

           NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA SALES INC.

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER                     Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                                                          Director, Vice-President Finance, Chief
                 /s/ RALPH LEVERTON                           Financial Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

           NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKE SKOG CANADA (USA) INC.

                                                       By:  /s/ TOM CROWLEY
                                                            -----------------------------------------
                                                            Name: Tom Crowley
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   /s/ TOM CROWLEY
     -------------------------------------------                   Director and President
                     Tom Crowley                               (principal executive officer)

                                                          Director, Vice-President Finance, Chief
                 /s/ RALPH LEVERTON                           Financial Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

                   /s/ PAUL GORDON
     -------------------------------------------                          Director
                     Paul Gordon

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NSCL HOLDINGS INC.

                                                       By:  /s/ TOM CROWLEY
                                                            -----------------------------------------
                                                            Name: Tom Crowley
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   /s/ TOM CROWLEY
     -------------------------------------------                   Director and President
                     Tom Crowley                               (principal executive officer)

                                                          Vice-President Finance, Chief Financial
                 /s/ RALPH LEVERTON                                       Officer
     -------------------------------------------                       and Secretary
                   Ralph Leverton                        (principal financial officer and principal
                                                                    accounting officer)

                   /s/ PAUL GORDON
     -------------------------------------------                          Director
                     Paul Gordon

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       NORSKECANADA

                                                       By:  Norske Skog Canada Limited, as partner for
                                                                   NorskeCanada, a partnership
                                                            -----------------------------------------

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title: PRESIDENT AND CHIEF EXECUTIVE
                                                                   OFFICER

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ JAN A. REINAS
     -------------------------------------------                   Director and Chairman
                    Jan A. Reinas

                /s/ RUSSELL J. HORNER                     Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

               /s/ J. TREVOR JOHNSTONE
     -------------------------------------------                          Director
                 J. Trevor Johnstone

                      SIGNATURE                                            TITLE
                      ---------                                            -----
             /s/ MITCHELL H. GROPPER, QC
     -------------------------------------------                          Director
               Mitchell H. Gropper, QC

                /s/ HAROLD N. KVISLE
     -------------------------------------------                          Director
                  Harold N. Kvisle

                  /s/ JAN A. OKSUM
     -------------------------------------------                          Director
                    Jan A. Oksum

                /s/ R. KEITH PURCHASE
     -------------------------------------------                          Director
                  R. Keith Purchase

              /s/ WILLIAM P. ROSENFELD
     -------------------------------------------                          Director
                William P. Rosenfeld

               /s/ W. THOMAS STEPHENS
     -------------------------------------------                Director and Deputy Chairman
                 W. Thomas Stephens

                                                          Vice President, Finance, Chief Financial
                 /s/ RALPH LEVERTON                                Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

           NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada, on February 8, 2002.

                                                       PACIFICA PAPER SALES LTD.

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title: PRESIDENT AND CHIEF EXECUTIVE
                                                                   OFFICER

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER                     Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                                                          Vice-President Finance, Chief Financial
                 /s/ RALPH LEVERTON                                       Officer
     -------------------------------------------                       and Secretary
                   Ralph Leverton                        (principal financial officer and principal
                                                                    accounting officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

           NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       PACIFICA PAPERS SALES INC.

                                                       By:  /s/ TOM CROWLEY
                                                            -----------------------------------------
                                                            Name: Tom Crowley
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   /s/ TOM CROWLEY
     -------------------------------------------                   Director and President
                     Tom Crowley                               (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger                             (principal financial officer)

                    /s/ DAVID URE
     -------------------------------------------                         Controller
                      David Ure                                (principal accounting officer)

                   /s/ PAUL GORDON
     -------------------------------------------                Director and Vice-President
                     Paul Gordon

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       PACIFICA PAPERS KABUSHIKI KAISHA

                                                       By:  /s/ JAMES A. ARMITAGE
                                                            -----------------------------------------
                                                            Name: James E. Armitage
                                                            Title: DIRECTOR

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ RYOJI MIYAKITA
     -------------------------------------------                   Director and President
                   Ryoji Miyakita                              (principal executive officer)

                /s/ JAMES E. ARMITAGE
     -------------------------------------------                          Director
                  James E. Armitage

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

                 /s/ JAMES M. BAYLES
     -------------------------------------------         (principal financial officer and principal
                   James M. Bayles                                  accounting officer)

          NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       PACIFICA POPLARS LTD.

                                                       By:  /s/ RUSSELL J. HORNER
                                                            -----------------------------------------
                                                            Name: Russell J. Horner
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ RUSSELL J. HORNER                     Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                                                          Director, Vice-President Finance, Chief
                 /s/ RALPH LEVERTON                           Financial Officer and Secretary
     -------------------------------------------         (principal financial officer and principal
                   Ralph Leverton                                   accounting officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                          Director
                  Peter M. Staiger

          NORSKE SKOG CANADA (USA) INC.

By:               /s/ TOM CROWLEY
      --------------------------------------
                    Tom Crowley                        Authorized Representative in the United States
                     PRESIDENT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       PACIFICA POPLARS INC.

                                                       By:  /s/ TOM CROWLEY
                                                            -----------------------------------------
                                                            Name: Tom Crowley
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ SCOTT MCLEAN
     -------------------------------------------                   Director and President
                    Scott McLean                               (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                         Treasurer
                  Peter M. Staiger                             (principal financial officer)

                    /s/ DAVID URE
     -------------------------------------------                  Director and Controller
                      David Ure                                (principal accounting officer)

                  /s/ BRIAN NORDMAN
     -------------------------------------------                       Vice-President
                    Brian Nordman

                 /s/ RALPH LEVERTON
     -------------------------------------------                   Director and Secretary
                   Ralph Leverton

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on February 8, 2002.

                                                       PACIFICA PAPERS US INC.

                                                       By:  /s/ TOM CROWLEY
                                                            -----------------------------------------
                                                            Name: Tom Crowley
                                                            Title:  PRESIDENT

                               POWER OF ATTORNEY

    Each individual whose signature appears below constitutes and appoints Russell J. Horner and Ralph Leverton, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   /s/ TOM CROWLEY
     -------------------------------------------                   Director and President
                     Tom Crowley                               (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger                             (principal financial officer)

                    /s/ DAVID URE
     -------------------------------------------                         Controller
                      David Ure                                (principal accounting officer)

                   /s/ PAUL GORDON
     -------------------------------------------                Director and Vice-President
                     Paul Gordon

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
        2.1             Arrangement Agreement dated as of March 25, 2001 between
                        Norske Skog Canada Limited ("NCSL") and Pacifica
                        Papers Inc. ("Pacifica") relating to the acquisition of
                        Pacifica by NSCL.

        3.1             Articles of Amalgamation of NSCL.

        3.2             By-laws of NSCL.

        4.1 Registration Rights Agreement dated as of August 14, 2001 among NSCL, the subsidiary guarantors and the initial purchasers named therein.

        4.2             Indenture dated as of August 14, 2001 governing NSCL's
                        8 5/8% Senior Notes due 2011, among NSCL, the subsidiary guarantors and Wells Fargo Bank Minnesota, National
                        Association, as trustee (the "8 5/8% Notes Indenture").

        4.3             First Supplemental Indenture amending the 8 5/8% Notes
                        Indenture, dated as of August 28, 2001, among NSCL, the subsidiary guarantors named therein and Wells Fargo Bank
                        Minnesota, National Association, as trustee.

        4.4             Second Supplemental Indenture amending 8 5/8% Notes
                        Indenture, dated as of September 1, 2001, among NSCL, the subsidiary guarantors named therein and Wells Fargo Bank
                        Minnesota, National Association, as trustee.

        4.5             Credit Agreement dated as of August 14, 2001 among NSCL,
                        TD Securities, Merrill Lynch & Co. and RBC Dominion
                        Securities as arrangers, The Toronto Dominion Bank, as administrative agent and the lender parties named therein
                        (the "Credit Agreement").

        4.6             Trust Deed dated as of August 9, 2001 and Supplemental Trust
                        Deed dated as of September 1, 2001, both entered into by
                        certain wholly owned subsidiaries of NSCL and The Canada
                        Trust Company pursuant to the Credit Agreement.

        4.7             Omnibus Pledge Agreement dated as of August 14, 2001 and
                        Omnibus Pledge Agreement dated as of September 1, 2001 entered into by certain wholly owned subsidiaries of NSCL and The Toronto-Dominion Bank pursuant to the Credit
                        Agreement.

        5.1 Opinion of Lawson Lundell, Canadian counsel to NSCL, as to the legality of the securities being registered.

        5.2             Opinion of Shearman & Sterling, United States counsel to
                        NSCL, as to the legality of the securities being registered.

        5.3             Opinion of Haruki, Sawai & Inoue, Japanese counsel to NSCL, as to the legality of the securities being registered.

       10.1             Indenture dated March 12, 1999 governing NSCL's 10% Senior
                        Notes due 2009 among Pacifica (now NSCL), the subsidiary guarantors named therein and Norwest Bank Minnesota, National Association (now Wells Fargo Bank Minnesota,
                        National Association) (the "10% Notes Indenture").

       10.2 First Supplemental Indenture dated March 12, 1999 amending the 10% Notes Indenture, among Pacifica (now NSCL), the subsidiary guarantors named therein and Norwest Bank
                        Minnesota, National Association (now Wells Fargo Bank
                        Minnesota, National Association).

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
       10.3             Second Supplemental Indenture amending the 10% Notes
                        Indenture, dated for reference December 30, 1999 among
                        Pacifica (now NSCL), the subsidiary guarantors named therein and Norwest Bank Minnesota, National Association (now Wells
                        Fargo Bank Minnesota, National Association).

       10.4             Third Supplemental Indenture amending the 10% Notes
                        Indenture, dated for reference January 31, 2001 among
                        Pacifica (now NSCL), the subsidiary guarantors named therein and Wells Fargo Bank Minnesota, National Association.

       10.5             Fourth Supplemental Indenture amending the 10% Notes
                        Indenture, dated September 1, 2001 among NSCL, the subsidiary guarantors named therein and Wells Fargo Bank
                        Minnesota, National Association.

       10.6             Credit Agreement dated as of August 14, 2001 among NSCL,
                        TD Securities, Merrill Lynch & Co. and RBC Dominion
                        Securities as arrangers, The Toronto Dominion Bank, as administrative agent and the lender parties named therein.
                        (See Exhibit 4.5)

       10.7             Trust Deed dated as of August 14, 2001 and Supplemental
                        Trust Deed dated as of September 1, 2001, both entered into among certain wholly owned subsidiaries of NSCL and The
                        Canada Trust Company pursuant to the Credit Agreement. (See
                        Exhibit 4.6)

       10.8             Omnibus Pledge Agreement dated as of August 14, 2001 and
                        Omnibus Pledge Agreement dated as of September 1, 2001
                        entered into among certain wholly owned subsidiaries of NSCL and The Toronto-Dominion Bank pursuant to the Credit
                        Agreement. (See Exhibit 4.7)

       10.9*            Chip Supply Agreement dated November 19, 1992 between Crown
                        Forest Industries Limited and Riverside Forest Products
                        Limited, as assigned July 6, 2000 and assigned January 1,
                        2001 (Current parties NCSL and Riverside Forest Products
                        Limited).

       10.10*           Amended and Restated Chip and Pulplog Supply Agreement dated as of June 23, 1997 between 3264891 Canada Limited, 3264912
                        Canada Limited and TimberWest Forest Limited, as amended
                        January 1, 1999 (Current parties Norske Skog Canada Pulp
                        Operations Limited and TFL Forest Ltd. and TimberWest Forest
                        Company Partnership).

       10.11*           Amended and Restated Timber Harvesting Management Agreement
                        dated as of January 1, 1999 between FCCL, TimberWest Forest
                        Corp. and TimberWest Forest Company (Current parties NSCL,
                        TimberWest Forest Corp. and TimberWest Forest Company
                        Partnership).

       10.12** Chip and Log Supply Agreement dated as of June 8, 1998 between MacMillan Bloedel Limited and MB Paper Limited
                        (Current Parties Weyerhaeuser Company Limited and NSCL).

       10.13            Fletcher Challenge Canada Limited (now NSCL) 1995 Stock
                        Option Plan.

       10.14            Sample Stock Option Grant Agreement under 10.13 above.

       10.15            Fletcher Challenge Canada Limited (now NSCL) Supplemental
                        Retirement Plan for Senior Employees.

       10.16            Severance agreement between FCCL (now NSCL) and Russell J.
                        Horner dated June 30, 2000.

       10.17            Severance agreement between FCCL (now NSCL) and James E.
                        Armitage dated June 30, 2000.

       10.18            Severance agreement between FCCL (now NSCL) and Ralph
                        Leverton dated June 30, 2000.

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
       10.19            Change of control contract between NSCL and Russell J.
                        Horner dated August 29, 2001.

       10.20 Change of control contract between NSCL and Ralph Leverton dated August 29, 2001.

       10.21            Special Synergy Incentive Plan

       10.22 Form of Special Synergy Incentive Plan participant's memorandum

       10.23*           Distribution Agreement between Norske Skog Canada Sales Inc.
                        and Pan Asia Paper Co. Pte Ltd. dated 23 November, 2001

       10.24            Strategic Alliance Agreement between Norske Skog Canada
                        Limited and Norske Skogindustrier ASA dated October 1, 2001.

       12.1             Computation of Ratio of Earnings to Fixed Charges.

       21.1             Subsidiaries of Norske Skog Canada Limited.

       23.1             Consent of KPMG LLP.

       23.2             Consent of Arthur Anderson LLP.

       23.3             Consent of PricewaterhouseCoopers LLP.

       23.4             Consent of PricewaterhouseCoopers LLP.

       23.5             Consent of Lawson Lundell (included in Exhibit 5.1).

       23.6             Consent of Shearman & Sterling (included in Exhibit 5.2).

       23.7             Consent of Haruki, Sawai & Inoue (included in Exhibit 5.3).

       24.0 Powers of Attorney (included on signature pages of Registration Statement).

       25.1             Statement of Eligibility of trustee on Form T-1 relating to the 8 5/8% Senior Notes due 2001.

       99.1             Form of Letter of Transmittal.

       99.2             Form of Notice of Guaranteed Delivery.

* Confidential information has been omitted and will be filed separately with the Securities and Exchange Commission.

** Previously filed with the registration statement (No. 333-10328) on Form F-4 of Pacifica Papers Inc. on May 6, 1999. Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.